Exhibit 4.2

FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”), dated as of June 15, 2010, is entered into by and among Crown Americas LLC, a Pennsylvania limited liability company (the “U.S. Borrower”), the other undersigned Credit Parties, each financial institution party hereto pursuant to its executed Lender Authorization and Consent (as defined below), including Deutsche Bank AG New York Branch, in their capacities as lenders hereunder (collectively, the “Lenders,” and each individually, a “Lender”), The Bank of Nova Scotia, as Canadian Administrative Agent for the Canadian Revolving Lenders (“Canadian Administrative Agent”) and Deutsche Bank AG New York Branch, as Administrative Agent and as U.K. Administrative Agent (“Administrative Agent”), European Swing Line Lender, U.S. Swing Line Lender, Facing Agent and Collateral Agent (“Collateral Agent”) for the Lenders. Terms used herein and not otherwise defined herein shall have the same meanings as specified in the Credit Agreement (as defined below).

RECITALS

A. The U.S. Borrower, the other Credit Parties party thereto, the Lenders, the Agents named therein and Administrative Agent have heretofore entered into that certain Credit Agreement dated as of November 18, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”).

B. The Credit Parties have requested that the Agents and the Required Lenders agree to certain amendments to the Credit Agreement to permit, among other things and subject to the terms and conditions herein, (a) certain of the Revolving Lenders (each an “Extending Lender”) to extend the Revolver Termination Date of each of their respective Revolving Commitments and convert such extended Revolving Commitments from Dollar Revolving Commitments and/or Euro Revolving Commitments into Extended Dollar Revolving Commitments and/or Multicurrency Revolving Commitments, (b) that the Canadian Lenders agree to extend their respective Canadian Revolving Commitments and participate in a Canadian letter of credit facility and (c) the amendment of the Existing Credit Agreement in the manner set forth herein.

C. This Amendment constitutes a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, in consideration of the recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. As used in this Amendment, (a) “Required Lenders” means (i) the “Required Lenders” as defined in the Existing Credit Agreement, (ii) each Extending Lender, (iii) each New Multicurrency Revolving Lender (if any), (iv) each New Extended Dollar Revolving Lender (if any) and (v) each Canadian Revolving Lender and (b)

“Credit Agreement” means the Existing Credit Agreement as amended by this Amendment.

2.	Amendment of Credit Agreement; Certain Exhibits to Credit Agreement and Certain Schedules to Credit Agreement. Subject, in each case, to the terms and conditions hereof, and the occurrence of the Fourth Amendment Effective Date (as defined below):

a.	Credit Agreement. The Credit Agreement is hereby amended as reflected in Exhibit A attached hereto.

b.	Exhibits. Each of Exhibit 2.1(c) (Form of Swing Line Loan Participation Certificate), Exhibit 2.2(a)(2) (Form of Revolving Note), Exhibit 2.5 (Form of Notice of Borrowing), Exhibit 2.6 (Form of Notice of Conversion or Continuation), Exhibit 2.6A (Form of Notice of Canadian Conversion or Continuation), Exhibit 2.10(c) (Form of Notice of Issuance), Exhibit 7.2(a) (Form of Compliance Certificate) and Exhibit 12.8(c) (Form of Assignment and Assumption Agreement) to the Credit Agreement is hereby deleted and replaced with the revised Forms thereof attached hereto as Exhibit B.

c.	Schedules. Each of Schedules 1.1(a), 1.1(b), 1.1(d), 5.1(a)(iv)(A), 6.5(c)(i), 6.5(c)(ii), 8.2(c) and 8.4 to the Credit Agreement are hereby amended and restated in its entirety as reflected in Exhibit C attached hereto.

d.	Further Assurances by Credit Parties; Further Consent by Lenders. Each Credit Party agrees to execute and deliver any and all further documents, amendments, agreements, modifications and instruments and to take all such further action which Administrative Agent may reasonably request (including, without limitation, the delivery of appropriate legal opinions, certificates, and other information) to effectuate the transactions contemplated by this Amendment and/or the other Loan Documents or to grant, preserve, protect or perfect the Liens and other credit support created by the Security Documents or the validity or priority of any such Lien or other credit support, or to affirm, amend, reaffirm and preserve the guarantees provided in the respective Guarantee Agreements or guarantee provisions, as applicable. In furtherance of the foregoing, the Required Lenders hereby authorize and direct the Administrative Agent to execute any and all such items referenced in this subsection (d) on their behalf (including, without limitation, amendments to the Intercreditor Agreements) and without the need of any further consent.

3.	Conversion/Increase of Revolving Commitments; Reallocations. Subject to the terms and conditions hereof, and the occurrence of the Fourth Amendment Effective Date (as defined below):

a.

Conversion of Revolving Credit Commitments by Existing Lenders. (i) Each Extending Lender, by its signature to its respective Lender Authorization and Consent (as defined below), consents and agrees to extend its Revolver

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Commitment Termination Date and convert its existing Dollar Revolving Commitment (as defined in the Existing Credit Agreement prior to giving effect to this Amendment) into Multicurrency Revolving Commitments and/or Extended Dollar Revolving Commitments, as applicable, in the amounts set forth on Schedule 1.1(a) attached hereto, (ii) each Extending Lender, by its signature to its respective Lender Authorization and Consent, consents and agrees to extend its Revolver Commitment Termination Date and convert its existing Euro Revolving Commitment (as defined in the Existing Credit Agreement prior to giving effect to this Amendment) into Multicurrency Revolving Commitments, as applicable, in the amounts set forth on Schedule 1.1(a) attached hereto and (iii) the Dollar Revolving Commitment and/or Euro Revolving Commitment of each Lender not consenting to extend and convert to either a Multicurrency Revolving Commitment or an Extended Dollar Revolving Commitment (each such Lender, a “Declining Lender”) shall continue in effect as a Dollar Revolving Commitment (which shall be renamed “Original Dollar Revolving Commitment” for clarification purposes) and/or Euro Revolving Commitment (which shall be renamed “Original Euro Revolving Commitment” for clarification purposes), as applicable.

b.	Increasing Lenders/New Multicurrency Revolving Lenders and New Extended Dollar Revolving Lenders.

i.	Each existing Lender that has elected to convert and extend its applicable Commitment pursuant to Section 3(a) above and that (A) desires to increase its Multicurrency Revolving Commitment (each such Lender, an “Increasing Multicurrency Lender” and, each such increase, a “Multicurrency Revolving Commitment Increase”) and/or (B) desires to increase its Extended Dollar Revolving Commitment (each such Lender, an “Increasing Extended Dollar Revolving Lender” and, each such increase, an “Extended Dollar Revolving Commitment Increase”), in each case as evidenced by its executed Lender Authorization and Consent, acknowledges, confirms and agrees to its Multicurrency Revolving Commitment and/or Extended Dollar Revolving Commitment, as applicable, as of the Fourth Amendment Effective Date as set forth on Schedule 1.1(a) attached hereto, and

ii.

with respect to each financial institution not already a Lender and that desires to join the Credit Agreement and issue (A) a Multicurrency Revolving Commitment (each such financial institution, a “New Multicurrency Lender” and, each such new commitment, a “New Multicurrency Revolving Commitment”) and/or (B) an Extended Dollar Revolving Commitment (each such financial institution a “New Extended Dollar Revolving Lender” and, each such new commitment, a “New Extended Dollar Revolving Commitment”), such financial institution shall be approved by the Agents and shall execute a Lender Authorization and Consent. By executing such Lender Authorization and Consent, each such

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New Multicurrency Revolving Lender and New Extended Dollar Revolving Lender agrees to become a Lender under the Credit Agreement with a Multicurrency Revolving Commitment and/or Extended Dollar Revolving Commitment, as applicable, in the amount set forth on Schedule 1.1(a) attached hereto;

iii.	(A) Each Multicurrency Revolving Commitment Increase and each New Multicurrency Revolving Commitment (and all Credit Events made thereunder) and (B) each Extended Dollar Revolving Commitment Increase and each New Extended Dollar Revolving Commitment (and all Credit Events made thereunder) shall constitute Obligations of the Borrowers under the Credit Agreement and shall be guaranteed and secured (as applicable) with the other Obligations on a pari passu basis.

c.	Repayment of Outstanding Revolving Loans. On the Fourth Amendment Effective Date, (i) the Borrowers shall repay all Revolving Loans (together with all accrued interest and fees) outstanding on such date and (ii) at the discretion of the Borrowers, the Borrowers may borrow new Revolving Loans under the Credit Agreement (as amended). The Borrowers agree to reimburse the Lenders for any amounts owing pursuant to Section 3.5 of the Credit Agreement in connection with such repayment; provided that is understood and agreed that the parties hereto and the Lenders shall make every effort to eliminate or mitigate, to the greatest extent possible, any funding losses. Each Lender shall participate in any new Revolving Loans made on or after the Fourth Amendment Effective Date pursuant to the terms of the Credit Agreement and in accordance with their respective Revolver Pro Rata Share under the applicable Revolving Facility.

d.

Reallocation of Risk Participation for Letters of Credit and Swing Line Loans. Each Extending Lender acknowledges and agrees that, as of the Fourth Amendment Effective Date, each of the Swing Line Facility and the Letter of Credit subfacility under the existing Revolving Facilities shall be allocated as subfacilities under the Multicurrency Revolving Facility as set forth in the Credit Agreement and shall no longer be subfacilities under either the Original Dollar Revolving Facility or the Original Euro Revolving Facility. All Letters of Credit and Swing Line Loans outstanding on the Fourth Amendment Effective Date shall, concurrently with the Fourth Amendment Effective Date, be deemed to be Letters of Credit and Swing Line Loans under the Multicurrency Revolving Facility. Risk participations in each Letter of Credit and Swing Line Loan shall be automatically adjusted such that (i) each Multicurrency Revolving Lender shall have a risk participation in each such Letter of Credit and Swing Line Loan equal to its Multicurrency Revolver Pro Rata Share and (ii) no Declining Lender shall have any risk participation in any Letter of Credit or Swing Line Loan. The U.S. Borrower agrees to pay the Administrative Agent on the Fourth Amendment Effective Date in immediately available funds all (x) accrued Letter of Credit fees and any other amounts owing in respect of the Letters of Credit outstanding as of

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such date and (y) all accrued interest, fees and any other amounts owing in respect of Swing Line Loans as of such date.

4.	Canadian Revolving Facility.

a.	Extended Canadian Revolver Termination Date; Addition of Canadian Letter of Credit Facility. Each Canadian Revolving Lender, by their execution of a Lender Authorization and Consent agrees that, as of the Fourth Amendment Effective Date, their existing Canadian Revolving Commitments (and outstanding Canadian Revolving Loans) will have the Canadian Revolver Termination Date as set forth in Exhibit A hereto and they will risk participate in the Canadian Letter of Credit Facility pursuant to the terms of the amended Credit Agreement attached hereto as Exhibit A.

b.	Increasing Canadian Revolving Lenders. Each existing Canadian Revolving Lender that has extended its applicable Canadian Revolving Commitment pursuant to Section 4(a) above and that desires to increase its Canadian Revolving Commitment (each such Lender, an “Increasing Canadian Lender” and, each such increase, a “Canadian Revolving Commitment Increase”) as evidenced by its executed Lender Authorization and Consent, acknowledges, confirms and agrees to its Canadian Revolving Commitment, as of the Fourth Amendment Effective Date as set forth on Schedule 1.1(a) attached hereto.

5.	Waiver. The Lenders, party hereto pursuant to their executed Lender Consent and Authorizations, hereby waive any Unmatured Event of Default or Event of Default arising solely as a result of the Credit Parties’ failure to promptly notify the Collateral Agent of the change in corporate name from CROWN Risdon USA, Inc. to CR USA, Inc., including, without limitation, the breach of Section 4.01(a) of the U.S. Security Agreement. The foregoing waiver is specifically limited in time and scope to the events expressly described herein and shall not be deemed to extend or apply to any other event or occurrence in existence as of the date hereof or arising hereafter. In addition, the foregoing waiver shall not be deemed to constitute a custom or a practice on the part of Administrative Agent, Collateral Agent or the Lenders and shall not establish or be deemed to have established a course of dealing between Administrative Agent, Collateral Agent and the Lenders, on the one hand, and the Borrowers and their Subsidiaries, on the other hand, under the Credit Agreement or any of the other Loan Documents. Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

6.	Fees.

a.

Consent Fee. In consideration of the execution of this Amendment by the Lenders, the U.S. Borrower hereby agrees to pay, on the Fourth Amendment Effective Date, to the Administrative Agent, for the account of each Lender (including the Administrative Agent) that executes and delivers a Lender

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Authorization and Consent on or prior to 2:00 p.m. New York time, June 11, 2010 (or such later time as may be agreed upon by the Administrative Agent and the U.S. Borrower) (each, a “Consenting Lender”), a consent fee in an amount equal to the following with respect to each Consenting Lender: 0.10% multiplied by the sum of (i) the Revolving Commitment of such Consenting Lender plus the Canadian Revolving Commitment of such Consenting Lender (in each case as in effect on the Fourth Amendment Effective Date but prior to giving effect to this Amendment) plus (ii) the aggregate outstanding principal amount of Term Loans of such Consenting Lender as of the Fourth Amendment Effective Date. For avoidance of doubt, it is acknowledged and agreed that a Declining Lender who otherwise consents to this Amendment is a Consenting Lender.

b.	Extension/Upfront Fee. In consideration of the agreement by each Lender who issues a Multicurrency Revolving Commitment, an Extended Dollar Revolving Commitment, or a Canadian Revolving Commitment, the U.S. Borrower hereby agrees to pay, on the Fourth Amendment Effective Date, to the Administrative Agent, for the account of each such Lender (including the Administrative Agent) who executes and delivers a Lender Authorization and Consent (on or prior to 2:00 p.m. New York time, June 11, 2010 (or such later time as may be agreed upon by the Administrative Agent and the U.S. Borrower)), an extension fee in an amount equal to the percentage agreed between the Administrative Agent, in consultation with the U.S. Borrower, and each Lender based upon its Multicurrency Revolving Commitment, Extended Dollar Revolving Commitment and/or Canadian Revolving Commitment, as applicable, multiplied by the final allocated Multicurrency Revolving Commitment, Extended Dollar Revolving Commitment and/or Canadian Revolving Commitment, as applicable, of such Lender on the Fourth Amendment Effective Date.

7.	Conditions Precedent. The provisions of this Amendment shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 7 (the “Fourth Amendment Effective Date”), with any documents delivered to the Administrative Agent dated the Fourth Amendment Effective Date unless otherwise noted:

a.	Amendment. The Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers, the other Credit Parties party to the Credit Agreement, the Facing Agents, the Canadian Administrative Agent and the Administrative Agent (on behalf of itself, the Required Lenders, each Canadian Revolving Lender, each Extending Lender, each New Multicurrency Lender and each New Extended Dollar Revolving Lender) (including the Reaffirmation (as defined below) attached hereto as Exhibit E).

b.	Lender Authorization and Consent. Each Required Lender shall have duly executed and delivered to the Administrative Agent lender authorizations and consents (substantially in the form attached hereto as Exhibit D each a “Lender Authorization and Consent”).

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c.	Reaffirmation. Each of the Credit Parties shall have duly executed and delivered a reaffirmation of its respective obligations under the existing Guarantees and Security Documents substantially in the form attached hereto as Exhibit E (the “Reaffirmation”).

d.	Representations and Warranties; Default; Officer’s Certificate. After giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement shall be true and correct in all material respects, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct in all material respects as of such specified date, and no Event of Default or Unmatured Event of Default shall have occurred and be continuing and the Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of each of the U.S. Borrower, European Borrower and Canadian Borrower, dated the Fourth Amendment Effective Date, stating that, after giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date of the certificate, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct in all material respects as of such specified date, that no Event of Default or Unmatured Event of Default has occurred and is continuing, and that the conditions of this Section 7 hereof have been fully satisfied or waived.

e.	Security Documents and Guarantee Agreements. The Credit Parties shall have duly executed and delivered to the Administrative Agent such collateral acknowledgments, consents and amendments with regard to guarantees and Collateral as the Administrative Agent shall have reasonably required, other than as set forth in Section 8 hereto.

f.	Perfection on Personal Property Collateral. The Administrative Agent shall have received: (i) executed and delivered Perfection Certificates dated the Fourth Amendment Effective Date from U.S. Borrower, Crown Holdings and all of the U.S. Subsidiaries (other than any Receivables Subsidiary and the Insurance Subsidiary) of Crown Holdings; (ii) proper financing statements (Form UCC-1, UCC-3 or such other financing statements or similar notices as shall be required by local law, if any) for filing under the UCC or other appropriate filing offices of each foreign and domestic jurisdiction as may be necessary or, in the opinion of U.S. Collateral Agent, desirable to perfect or continue to perfect the security interests purported to be created by the U.S. Security Documents; and (iii) evidence that all other actions necessary, or in the reasonable opinion of U.S. Collateral Agent, desirable to continue to perfect the security interests purposed to be taken by the U.S. Security Documents have been taken.

g.	Evidence of Corporate Authorization. The Credit Parties shall have duly executed and delivered to the Administrative Agent such certificates, signed by

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the secretary or any assistant secretary (or, if no secretary or assistant secretary exists, a Responsible Officer or if customary in the applicable jurisdiction, any director), of such Credit Parties as the Administrative Agent may reasonably require, in the form of Exhibit 5.1(e)(ii) of the Credit Agreement with appropriate insertions, as to the incumbency and signature of the officers of each such Credit Party executing this Amendment (in form and substance reasonably satisfactory to Administrative Agent) and any certificate or other document or instrument to be delivered pursuant hereto by or on behalf of such Credit Party, together with evidence of the incumbency of such secretary or assistant secretary (or, if no secretary or assistant secretary exists, such Responsible Officer), and certifying as true and correct, attached copies of the Certificate of Incorporation, Certificate of Amalgamation or other equivalent document (certified as of recent date by the Secretary of State or other comparable authority where customary in such jurisdiction) and By-Laws (or other Organic Documents of such Credit Party) and the resolutions of such Credit Party and, to the extent required, the equity holders of such Credit Party, referred to in such certificate, and all of the foregoing (including each such Certificate of Incorporation, Certificate of Amalgamation or other equivalent document and By-Laws (or other Organic Documents)) shall be reasonably satisfactory to Administrative Agent.

h.	Good Standing. The Administrative Agent shall have received a good standing certificate or certificate of status or comparable certificate of each Credit Party as Administrative Agent may reasonably require from the Secretary of State (or other governmental authority) of its state or province of organization or such equivalent document issued by any foreign Governmental Authority if applicable in such foreign jurisdiction.

i.	Opinions of Counsel. The Administrative Agent shall have received from (i) Dechert LLP, special counsel to the Credit Parties, an opinion addressed to Administrative Agent and each of the Lenders and dated the Fourth Amendment Effective Date, which shall be in form and substance reasonably satisfactory to the Administrative Agent and (ii) such opinions of local counsel to the Credit Parties as may be reasonably required by the Administrative Agent, each of which shall be in form and substance satisfactory to the Administrative Agent.

j.	Fees. U.S. Borrower shall have paid to the Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses of Winston & Strawn LLP and any one local counsel retained by the Administrative Agent in each relevant jurisdiction) payable to the Administrative Agent and the Lenders to the extent due and payable, including, without limitation, pursuant to Sections 6 and 10 of this Amendment and any fee letter executed by the U.S. Borrower or any other Credit Party in favor of the Administrative Agent or any of its Affiliates in connection with this Amendment.

k.	Multicurrency and Extended Dollar Revolving Commitments. The Administrative Agent shall have received Multicurrency Revolving Commitments

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and Extended Dollar Revolving Commitments in an aggregate principal amount of not less than $800,000,000.

l.	Approvals. All necessary governmental (domestic and foreign) and third party approvals in connection with this Amendment and the transactions contemplated hereby and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of this Amendment or the transactions contemplated hereby and otherwise referred to herein except for those approvals of non-Governmental Authorities under contracts which are not material and which are not required to be delivered at the closing thereof. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of this Amendment or the transactions contemplated hereby, or the making of the Loans or the issuance of Letters of Credit.

m.	Litigation. No litigation by any entity (private or governmental) shall be pending or, to the best knowledge of Crown Holdings, threatened with respect to this Amendment, any other Loan Document or any documentation executed in connection herewith or the transactions contemplated hereby, or which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

n.	Solvency. The Administrative Agent shall have received a solvency certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Responsible Officer on behalf of Crown Holdings with respect to the solvency of (i) Crown Holdings and its Subsidiaries, (ii) European Borrower and its Subsidiaries, (iii) Canadian Borrower and its Subsidiaries and (iv) U.S. Borrower and its Subsidiaries, in each case, on a consolidated basis after giving effect to this Amendment and the transactions contemplated hereby.

o.	Application of Revolving Facility Proceeds. Concurrently with the Fourth Amendment Effective Date, the Borrower shall prepay the Term Facilities, on a pro rata basis, with the proceeds of Revolving Loans in an amount equal to the aggregate Multicurrency Revolving Commitment Increases and Extended Dollar Revolving Commitment Increases of all Lenders.

p.	Other Documents. The Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the extension of this Amendment.

Each Lender and the Administrative Agent hereby agrees that by its execution and delivery of its Lender Authorization and Consent, such Person approves of and consents to each of the matters set forth herein which must be approved by, or

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which must be satisfactory to, the Required Lenders or such Person, as the case may be; provided that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, the Required Lenders, Administrative Agent or Borrowers shall have delivered a copy of such agreement or document to such Person if so requested on or prior to the Fourth Amendment Effective Date.

8.	Post-Closing Covenant. (a) Promptly, and in any event no later than 120 days following the Fourth Amendment Effective Date (which such deadline may be extended by the Administrative Agent in its reasonable discretion), each Credit Party hereto hereby agrees to, and agrees to cause each of its respective Subsidiaries to, deliver the following to the applicable Collateral Agent:

i.	Each of the documents with respect to Real Property located in the United States as set forth on Exhibit F hereto; and

ii.	With respect to each Euro Credit Party, evidence sufficient to the Euro Collateral Agent that all actions reasonably necessary or desirable to (i) perfect or continue to perfect the security interests created by the Euro Security Documents and (ii) affirm the effectiveness of any guarantee agreements provided by or to be provided by any Euro Credit Party as required by the Credit Agreement, have been taken, including, without limitation, the delivery of such guarantees, security agreements, amendments (such amendments to include, without limitation, amendments to each of the Euro Intercreditor Agreement and the Non-U.S. Guarantee Agreements), mortgages, legal opinions or other instruments or documents as may be requested by the Euro Collateral Agent.

b.	Each Credit Party party hereto hereby agrees to, and agrees to cause each of its respective Subsidiaries to, execute any and all further documents, amendments, agreements and instruments, and to take all such further actions that the Administrative Agent may reasonably request to effectuate the transactions contemplated by this Amendment and to grant, preserve, protect or perfect the Liens created by the Security Documents or contemplated by the Credit Agreement (including, without limitation, Section 7.14 thereto) or the validity or priority of any such Lien, or to affirm, reaffirm, amend and preserve the guarantees set forth in the Guarantee Agreements or guarantee provisions, as applicable.

c.	In furtherance of the foregoing, each of the Required Lenders hereby authorizes and directs the appropriate Agent and/or Collateral Agent to execute any and all such items described in this Section 8 on its behalf and without the need of any further consent or approval.

9.	References to and Effect on the Credit Agreement. On and after the date hereof each reference in the Credit Agreement to “this Agreement,” “hereunder,”

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“hereof,” “herein,” or words of like import, and each reference to the Credit Agreement, as the case may be, in the Loan Documents and all other documents (the “Ancillary Documents”) delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

Except as specifically amended herein, the Credit Agreement, the other Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects, including, without limitation, the guarantees set forth in Article XIV of the Credit Agreement.

The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or Administrative Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

10.	Costs and Expenses. Without duplication of any costs and expenses reimbursed by U.S. Borrower pursuant to any fee letter executed by U.S. Borrower in favor of Administrative Agent, the U.S. Borrower agrees to pay promptly upon the request of the Administrative Agent all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution delivery and syndication of this Amendment and all other documents and instruments referred to herein and therein or in connection herewith or therewith, including without limitation, the reasonable fees and out-of-pocket expenses of independent public accountants and other outside experts retained by Administrative Agent and of Winston & Strawn LLP, special counsel to Administrative Agent, and any one local counsel retained by Administrative Agent in each relevant jurisdiction and other Attorney Costs, in connection with the administration of this Amendment (which costs and expenses shall be reasonably documented and individually itemized in an invoice to be delivered to the U.S. Borrower).

11.	Miscellaneous.

a.	Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart. Delivery of an executed signature page to this Amendment by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

b.	Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE.

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c.	Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

d.	Integration. This Amendment, the other agreements and documents executed and delivered pursuant to this Amendment and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

e.	Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrowers, the other Credit Parties party hereto, the Agents and the Lenders and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Borrowers, the other Credit Parties party hereto, the Agents and the Lenders and their respective successors and permitted assigns.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

CROWN AMERICAS LLC

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN EUROPEAN HOLDINGS S.A.

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN HOLDINGS, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN METAL PACKAGING CANADA LP
by its general partner, CROWN METAL
PACKAGING CANADA INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

Signature Page to Crown Fourth Amendment to Credit Agreement

CROWN UK HOLDINGS LIMITED

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CROWN VERPACKUNGEN DEUTSCHLAND GMBH

By:	/s/ Martin Bouchon
Name:	Martin Bouchon
Title:	Attorney-in-Fact

CROWN AMERICAS CAPITAL CORP.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN VERPAKKING NEDERLAND BV

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, U.S. Swing Line Lender, Facing Agent and U.S. Collateral Agent, and on behalf of itself, the Required Lenders and each Extending Lender

By:	/s/ Enrique Landaeta
Name:	Enrique Landaeta
Title:	Vice President

By:	/s/ Erin Morrissey
Name:	Erin Morrissey
Title:	Vice President

Signature Page to Crown Fourth Amendment to Credit Agreement and Waiver

DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. Administrative Agent and Euro Collateral Agent and on behalf of itself, the European Swing Line Lender, the Required Lenders and each Extending Lender

By:	/s/ Enrique Landaeta
Name:	Enrique Landaeta
Title:	Vice President

By:	/s/ Erin Morrissey
Name:	Erin Morrissey
Title:	Vice President

THE BANK OF NOVA SCOTIA, as Canadian Administrative Agent

By:	/s/ Robert Boomhour
Name:	Robert Boomhour
Title:	Director

Signature Page to Crown Fourth Amendment to Credit Agreement and Waiver

Execution Version

EXHIBIT A

(See Attached)

$130,000,000 Original Dollar Revolving Facility

$450,000,000 Extended Dollar Revolving Facility

$63,625,000 Original Euro Revolving Facility

$700,000,000 Multicurrency Revolving Facility

$50,000,000 Canadian Revolving Facility

$165,000,000 Dollar Term Facility

€286,500,000 Euro Term Facility

CREDIT AGREEMENT

(Dated as of November 18, 2005 and as amended by First Amendment to Credit Agreement dated as of August 4, 2006; Second Amendment to Credit Agreement dated as of November 12, 2009; Third Amendment to Credit Agreement dated as of May 14, 2010; and Fourth Amendment to Credit Agreement dated as of June 15, 2010)

among

CROWN AMERICAS LLC

as U.S. Borrower,

CROWN EUROPEAN HOLDINGS S.A.,

as European Borrower,

CROWN METAL PACKAGING CANADA LP,

as Canadian Borrower,

THE SUBSIDIARY BORROWERS NAMED HEREIN,

CROWN HOLDINGS, INC.,

CROWN INTERNATIONAL HOLDINGS, INC. and

CROWN CORK & SEAL COMPANY, INC.,

as Parent Guarantors,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and U.K. Administrative Agent,

THE BANK OF NOVA SCOTIA,

as Canadian Administrative Agent

and

VARIOUS LENDING INSTITUTIONS

Arranged by

DEUTSCHE BANK SECURITIES INC.,

and BANC OF AMERICA SECURITIES LLC

as Joint Lead Arrangers,

with

DEUTSCHE BANK SECURITIES, INC.,

BANC OF AMERICA SECURITIES LLC,

BNP PARIBAS, and

THE ROYAL BANK OF SCOTLAND PLC

as Joint Bookrunners,

BANK OF AMERICA, N.A. and

THE ROYAL BANK OF SCOTLAND PLC

as Co-Syndication Agents

and

BARCLAYS BANK PLC as Documentation Agent

for the Original Dollar and Extended Dollar Revolving Facilities and

CITIBANK, N.A. and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Co-Documentation Agents

for the Original Euro and Multicurrency Revolving Credit Facilities

Winston & Strawn LLP

35 West Wacker Drive

Chicago, IL 60601

i

(continued)

(continued)

(continued)

(continued)

v

INDEX OF SCHEDULES AND EXHIBITS

Exhibits

Exhibit 2.1(c)	Form of Swing Line Loan Participation Certificate
Exhibit 2.2(a)(1)	Form of Term Note
Exhibit 2.2(a)(2)	Form of Revolving Note
Exhibit 2.5	Form of Notice of Borrowing
Exhibit 2.6	Form of Notice of Conversion or Continuation
Exhibit 2.10(c)	Form of Notice of Issuance
Exhibit 2A.2(a)	Form of Canadian Revolving Note
Exhibit 2A.5	Form of Notice of Canadian Borrowing
Exhibit 2A.6	Form of Notice of Canadian Conversion or Continuation
Exhibit 4.7(d)	Form of Section 4.7(d)(i) Certificate
Exhibit 5.1(a)(ii)	Form of U.S. Guarantee Agreement
Exhibit 5.1(a)(iii)(A)	Form of U.S. Security Agreement
Exhibit 5.1(a)(iii)(B)(I)	Form of U.S. Shared Pledge Agreement
Exhibit 5.1(a)(iii)(B)(II)	Form of U.S. Bank Pledge Agreement
Exhibit 5.1(a)(iv)(A)	Form of Non-U.S. Guarantee Agreement
Exhibit 5.1(a)(iv)(B)	Form of Crown Développement Parent Guarantee
Exhibit 5.1(a)(v)	Form of Euro Bank Pledge Agreement
Exhibit 5.1(a)(vii)(A)	Form of U.S. Indemnity, Subrogation and Contribution Agreement
Exhibit 5.1(a)(viii)(A)	Form of Euro Intercreditor Agreement
Exhibit 5.1(a)(viii)(B)	Form of Sharing Agreement
Exhibit 5.1(a)(viii)(C)	Form of Receivables Intercreditor Agreement
Exhibit 5.1(a)(viii)(D)	Form of U.S. Intercreditor Agreement
Exhibit 5.1(d)(i)	Form of Opinion of Counsel
Exhibit 5.1(d)(ii)	Form of Opinion of Non-U.S. Counsel
Exhibit 5.1(e)(i)	Form of Officer’s Certificate
Exhibit 5.1(e)(ii)	Form of Secretary’s Certificate
Exhibit 5.1(e)(iv)	Form of Solvency Certificate
Exhibit 7.2(a)	Form of Compliance Certificate
Exhibit 12.1(c)	Form of Joinder Agreement
Exhibit 12.8(c)	Form of Assignment and Assumption Agreement

i

Schedules

Schedule 1.1(a)	Revolving Commitments and Canadian Revolving Commitments
Schedule 1.1(b)	Revolver Sublimits
Schedule 1.1(d)	Subsidiary Borrowers/Subsidiary Guarantors
Schedule 1.1(e)	Calculation of Mandatory Costs
Schedule 2.10(j)	Letters of Credit Outstanding
Schedule 5.1(a)(iv)(A)	Non-U.S. Guarantee Subsidiaries
Schedule 5.1(a)(v)	Euro Security Documents
Schedule 5.1(a)(vi)(B)	French Intercompany Loan Agreements
Schedule 5.1(c)	Mortgaged Property
Schedule 5.1(d)	Opinions of Counsel
Schedule 6.3	Immaterial Subsidiaries
Schedule 6.5(c)(i)	Indebtedness
Schedule 6.5(c)(ii)	Existing Non-U.S. Facilities
Schedule 6.5(c)(iii)	Existing Factoring Facilities
Schedule 6.5(d)	Projections
Schedule 6.11(e)	Mortgage Filing Offices
Schedule 6.11(f)	Non-U.S. Required Security Actions
Schedule 6.14	Subsidiaries
Schedule 8.2(c)	Existing Liens
Schedule 8.4	Existing Investments
Schedule 8.5(b)(i)	Permitted Transfers
Schedule 8.5(h)	Permitted Divestitures
Schedule 8.8	Specified Subsidiary
Schedule 8.9(f)	Transactions with Affiliates
Schedule 8.10	Restrictive Agreements

ii

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is dated as of November 18, 2005 and is made by and among CROWN AMERICAS LLC, a Pennsylvania limited liability company, (“U.S. Borrower”), CROWN EUROPEAN HOLDINGS S.A., a corporation organized under the laws of France (“European Borrower”), each of the Subsidiary Borrowers from time to time party hereto, CROWN METAL PACKAGING CANADA LP, a limited partnership organized under the laws of the Province of Ontario, Canada (“Canadian Borrower” and together with U.S. Borrower, European Borrower and the Subsidiary Borrowers, “Borrowers”), CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation (“CCSC”), CROWN HOLDINGS, INC. a Pennsylvania corporation (“Crown Holdings”) and CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Crown International”) as Parent Guarantors, the undersigned financial institutions, including DEUTSCHE BANK AG NEW YORK BRANCH, in their capacities as lenders hereunder (collectively, the “Lenders,” and each individually, a “Lender”), THE BANK OF NOVA SCOTIA, as Canadian administrative agent, (“Canadian Administrative Agent”) for the Canadian Revolving Lenders, DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. Administrative Agent (“U.K. Administrative Agent”) for the Original Euro Revolving Lenders and Multicurrency Revolving Lenders, the Term B Euro Lenders and the New Non-Domestic Lenders, and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (“Administrative Agent”) for the Original Dollar Revolving Lenders, the Extended Dollar Revolving Lenders, the Term B Dollar Lenders and the New Domestic Lenders.

W I T N E S S E T H:

WHEREAS, Borrowers have requested that the Lenders extend term loans and commitments to make revolving loans to Borrowers;

WHEREAS, the Lenders are willing to extend commitments to make term loans and revolving loans to Borrowers on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and, among other things, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.1 Definitions. As used herein, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Acceptance Fee” means a fee payable in Canadian Dollars by Canadian Borrower to a Canadian Revolving Lender with respect to the acceptance of a B/A or the making of a B/A Equivalent Loan on the date of such acceptance or loan, equal to the Applicable B/A Margin of the face amount of such B/A or B/A Equivalent Loan calculated on the basis of the number of days in the applicable Contract Period (including the date of acceptance and excluding the date of maturity) and a year of 365 days (it being agreed that the rate per annum applicable to the B/A Equivalent Loan is equivalent to the rate per annum otherwise applicable to the Bankers’ Acceptance which has been replaced by the making of such B/A Equivalent Loan pursuant to Section 2A.9).

“Acquisition” means (i) the purchase by a Person of all or a significant part of a business or business unit conducted by another Person (whether through the acquisition of Capital Stock or assets) or (ii) the merger, consolidation or amalgamation of any Person with any other Person.

“Acquisition Consideration” shall mean the purchase consideration for any Permitted Acquisition and all other payments by Crown Holdings or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of properties (excluding any exchange of Capital Stock of Crown Holdings) and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by Crown Holdings or any of its Subsidiaries.

“Additional Collateral” has the meaning assigned to that term in Section 7.14.

“Additional Euro Collateral” has the meaning assigned to that term in Section 7.14.

“Additional Facilities” has the meaning assigned to that term in Section 2.9(a).

“Additional Security Documents” means all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 7.14 with respect to Additional Collateral, in each case, as amended, supplemented or otherwise modified from time to time.

“Additional Term B Dollar Borrowing Date” has the meaning assigned to that term in Section 2.1(a).

“Additional Term B Dollar Commitment” means, with respect to any Lender, the principal amount set forth opposite such Lender’s name on Schedule 1.1 to the First Amendment, as such commitment may be adjusted from time to time pursuant to this Agreement, and “Additional Term B Dollar Commitments” means such commitments collectively, which commitments equal $200,000,000 in the aggregate as of the First Amendment Effective Date.

“Additional Term B Dollar Loan” and “Additional Term B Dollar Loans” have the meanings assigned to those terms in Section 2.1(a).

“Additional Term Loans” has the meaning assigned to that term in Section 2.9(a).

“Additional U.S. Collateral” has the meaning assigned to that term in Section 7.14.

“Administrative Agent” has the meaning assigned to that term in the introduction to this Agreement and any successor Administrative Agent in such capacity, provided that, unless the context otherwise requires, (i) when used in respect of payments and notices pertaining to Canadian Revolving Loans, the term “Administrative Agent” shall mean Canadian Administrative Agent and (ii) when used in respect of payments and notices pertaining to Original Euro Revolving Loans, to Multicurrency Revolving Loans, to Term B Euro Loans, or to any other Term Loans denominated in an Alternative Currency, the term “Administrative Agent” shall mean U.K. Administrative Agent.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power

(a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

(b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise;

provided, however, that notwithstanding the foregoing, for purposes of Section 12.8, an “Affiliate” shall be a Person engaged in the business of banking or buying or investing in loans who is controlled by, or under common control with, a Lender.

“Agent” or “Agents” means Administrative Agent, Canadian Administrative Agent and/or U.K. Administrative Agent, as the context may require.

“Agreed Alternative Currency” has the meaning assigned to that term in Section 2.8(b).

“Agreement” means this Credit Agreement, as the same may at any time be amended, supplemented or otherwise modified in accordance with the terms hereof and in effect.

“Alternative Currency” means, at any time, Euro, Sterling and any Agreed Alternative Currency.

“Alternative Currency Loan” means any Loan denominated in a currency other than Dollars or Canadian Dollars.

“Applicable B/A Margin” means at any date, the applicable percentage rate per annum set forth in the following table under column Applicable B/A Margin opposite the Most Recent Total Leverage Ratio as of such date:

Most Recent Total Leverage Ratio	Applicable B/A Margin
Less than 2.0 to 1	1.75%
Equal to or greater than 2.0 to 1 but less than 2.5 to 1	2.00%
Equal to or greater than 2.5 to 1	2.25%

“Applicable Base Rate Margin” means at any date, (i) with respect to Revolving Loans in Dollars, the applicable percentage rate per annum set forth in the following applicable tables under the column Applicable Base Rate Margin for (a) Original Dollar Revolving Loans and Original Euro Revolving Loans opposite the Most Recent Total Leverage Ratio as of such date or (b) Extended Dollar Revolving Loans and Multicurrency Revolving Loans opposite the Most Recent Total Leverage Ratio as of such date and (ii) with respect to Term B Dollar Loans, the applicable percentage set forth under the column Applicable Base Rate Margin for Term B Dollar Loans opposite the Most Recent Total Leverage Ratio as of such date:

Most Recent Total Leverage Ratio	Applicable Base Rate Margin For Original Dollar Revolving Loans and Original Euro Revolving Loans	Applicable Base Rate Margin For Term B Dollar Loans
Less than 2.5 to 1	0%	0%
Equal to or greater than 2.5 to 1 but less than 3.0 to 1	0%	0%
Equal to or greater than 3.0 to 1 but less than 3.5 to 1	0.25%	0.25%
Equal to or greater than 3.5 to 1 but less than 4.0 to 1	0.50%	0.50%
Equal to or greater than 4.0 to 1 but less than 4.75 to 1	0.75%	0.75%
Equal to or greater than 4.75 to 1	1.00%	0.75%

Most Recent Total Leverage Ratio	Applicable Base Rate Margin For Extended Dollar Revolving Loans and Multicurrency Revolving Loans
Less than 2.0 to 1	0.75%
Equal to or greater than 2.0 to 1 but less than 2.5 to 1	1.00%
Equal to or greater than 2.5 to 1	1.25%

“Applicable Canadian Prime Rate Margin” means at any date, the applicable percentage rate per annum set forth in the following table under the column Applicable Canadian Prime Rate Margin opposite the Most Recent Total Leverage Ratio as of such date:

Most Recent Total Leverage Ratio	Applicable Canadian Prime Rate Margin
Less than 2.0 to 1	0.75%
Equal to or greater than 2.0 to 1 but less than 2.5 to 1	1.00%
Equal to or greater than 2.5 to 1	1.25%

“Applicable Commitment Fee Percentage” means at any date (a) for each of the Extended Dollar Revolving Facility, the Multicurrency Revolving Facility and the Canadian Revolving Facility, 0.50% and (b) for each of the Original Dollar Revolving Facility and the Original Euro Revolving Facility, the applicable percentage rate per annum set forth in the following applicable table under the applicable column opposite the Most Recent Total Leverage Ratio as of such date:

Most Recent Total Leverage Ratio	Applicable Commitment Fee Percentage
Original Dollar Revolving Facility and Original Euro Revolving Facility
Less than 2.5 to 1	0.250%
Equal to or greater than 2.5 to 1 but less than 3.0 to 1	0.300%
Equal to or greater than 3.0 to 1 but less than 3.5 to 1	0.375%
Equal to or greater than 3.5 to 1 but less than 4.0 to 1	0.375%
Equal to or greater than 4.0 to 1	0.500%

“Applicable Currency” means as to any particular payment or Loan, the currency in which it is denominated or is payable (i.e. Dollars, Canadian Dollars or the applicable Alternative Currency).

“Applicable Eurocurrency Margin” means at any date, (i) with respect to Revolving Loans, the applicable percentage set forth in the following applicable table under the columns (a) Applicable Eurocurrency Margin for Original Dollar Revolving Loans and Original Euro Revolving Loans opposite the Most Recent Total Leverage Ratio on such date and (b) Applicable Eurocurrency Margin for Extended Dollar Revolving Loans and Multicurrency Revolving Loans opposite the Most Recent Total Leverage Ratio on such date, (ii) with respect to Term B Dollar Loans, the applicable percentage set forth in the following table under the column Applicable Eurocurrency Margin for Term B Dollar Loans opposite the Most Recent Total Leverage Ratio on such date and (iii) with respect to Term B Euro Loans, the applicable percentage set forth in the following table under the column Applicable Eurocurrency Margin for Term B Euro Loans opposite the Most Recent Total Leverage Ratio on such date:

Most Recent Total Leverage Ratio	Applicable Eurocurrency Margin For Original Dollar Revolving Loans and Original Euro Revolving Loans)	Applicable Eurocurrency Margin For Term B Dollar Loans	Applicable Eurocurrency Margin For Term B Euro Loans
Less than 2.5 to 1	0.875%	1.75%	1.75%
Equal to or greater than 2.5 to 1 but less than 3.0 to 1	1.00%	1.75%	1.75%
Equal to or greater than 3.0 to 1 but less than 3.5 to 1	1.25%	1.75%	1.75%
Equal to or greater than 3.5 to 1 but less than 4.0 to 1	1.50%	1.75%	1.75%
Equal to or greater than 4.0 to 1 but less than 4.75 to 1	1.75%	1.75%	1.75%
Equal to or greater than 4.75 to 1	2.00%	1.75%	1.75%

Most Recent Total Leverage Ratio	Applicable Eurocurrency Margin For Extended Dollar Revolving Loans and Multicurrency Revolving Loans
Less than 2.0 to 1	1.75%
Equal to or greater than 2.0 to 1 but less than 2.5 to 1	2.00%
Equal to or greater than 2.5 to 1	2.25%

“Asbestos Payment” means any payment in cash actually made by or on behalf of Crown Holdings or any Subsidiary in respect of any liability related to asbestos or any actual or threatened claim, action or proceeding related to asbestos (including any settlement of any thereof). For avoidance of doubt, deferred payments shall only constitute Asbestos Payments when made.

“Asset Disposition” means any direct or indirect sale, transfer, lease, conveyance or other disposition (or series of related sales, leases, transfers or dispositions) of all or any part of (i) an interest in shares of Capital Stock of a Subsidiary of Crown Holdings (other than directors’ qualifying shares) or (ii) property or other assets (each of (i) and (ii) referred to for the purposes of this definition as a “disposition”) by Crown Holdings or any of its Subsidiaries; provided, however any asset disposition or series of related asset dispositions having a fair market value not in excess of $25,000,000 in any twelve-month period shall not be deemed an “Asset Disposition” for purposes of this Agreement.

“Assignee” has the meaning assigned to that term in Section 12.8(c).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit 12.8(c) annexed hereto and made a part hereof made by any applicable Lender, as assignor, and such Lender’s assignee in accordance with Section 12.8.

“Attorney Costs” means all reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services, including all reasonable disbursements of internal counsel.

“Attributable Debt” means as of the date of determination thereof, without duplication, (i) in connection with a sale and leaseback transaction, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for net rental payments during the then remaining term of any applicable lease, (ii) the aggregate Receivables Net Investment of all Permitted Receivables or Factoring Financings outstanding and (iii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP and (iv) the liquidation or preference value of outstanding Disqualified Preferred Stock.

“Available Canadian Revolving Commitment” means, as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Canadian Revolving Commitment over (b) the sum of (i) the Effective Amount of then outstanding Canadian Revolving Loans made by such Lender and (ii) such Lender’s Canadian Revolver Pro Rata Share of the Effective Amount of Canadian LC Obligations.

“Available Euro Revolving Sublimit” means, as to European Borrower or any Subsidiary Borrower at any time an amount equal to (i) such Borrower’s Euro Revolving Sublimit at such time minus (ii) the sum of (a) the aggregate Effective Amount of then outstanding Original Euro Revolving Loans made to such Borrower plus (b) the aggregate Effective Amount of then outstanding Multicurrency Revolving Loans made to such Borrower plus (c) the Effective Amount of such Borrower’s LC Obligations plus (d) the aggregate Effective Amount of then outstanding Swing Line Loans made to such Borrower.

“Available Extended Dollar Revolving Commitment” means, as to any Lender at any time an amount equal to the excess, if any, of (a) such Lender’s Extended Dollar Revolving Commitment over (b) the aggregate Effective Amount of then outstanding Extended Dollar Revolving Loans made by such Lender.

“Available Liquidity” means, at any date, the sum of (x) the Total Available Revolving Commitment plus (y) unused availability under the Permitted Receivables or Factoring Financings; provided that in the case of clauses (x) and (y), the applicable Credit Party shall actually be permitted to borrow thereunder, plus (z) cash and Cash Equivalents of Crown Holdings and its Subsidiaries, as certified in writing by a Responsible Financial Officer of Crown Holdings as of a date no earlier than seven days prior to the date of determination.

“Available Multicurrency Revolving Commitment” means, as to any Lender at any time an amount equal to the excess, if any, of (a) such Lender’s Multicurrency Revolving Commitment over (b) the sum of (i) the aggregate Effective Amount of then outstanding Multicurrency Revolving Loans made by such Lender and (ii) such Lender’s Multicurrency Revolver Pro Rata Share of the Effective Amount of LC Obligations and Swing Line Loans then outstanding.

“Available Original Dollar Revolving Commitment” means, as to any Lender at any time an amount equal to the excess, if any, of (a) such Lender’s Original Dollar Revolving Commitment over (b) the aggregate Effective Amount of then outstanding Original Dollar Revolving Loans made by such Lender.

“Available Original Euro Revolving Commitment” means, as to any Lender at any time an amount equal to the excess, if any, of (a) such Lender’s Original Euro Revolving Commitment over (b) the aggregate Effective Amount of then outstanding Original Euro Revolving Loans made by such Lender.

“B/A Equivalent Loan” has the meaning assigned to that term in Section 2A.9(h).

“B/A Loan” means a Borrowing comprised of one or more Bankers’ Acceptances or, as applicable, B/A Equivalent Loans. For greater certainty, all provisions of this Agreement which are applicable to Bankers’ Acceptances are also applicable, mutatis mutandis, to B/A Equivalent Loans.

“Bank Related Cash Management Agreement” means agreements of Crown Holdings or any of its Subsidiaries arising from treasury, depository and cash management services provided by one or more counterparties that are Administrative Agent, U.K. Administrative Agent, Canadian Administrative Agent or a Lender or an Affiliate thereof at the time that such Bank Related Cash Management Agreement was entered into.

“Bank Related Debt” means obligations under Hedging Agreements and Bank Related Cash Management Agreements owed to counterparties that are Administrative Agent, U.K. Administrative Agent, Canadian Administrative Agent or a Lender or any Affiliate thereof at the time such Hedging Agreement or Bank Related Cash Management Agreement was entered into to the extent permitted hereunder.

“Bankers’ Acceptance” and “B/A” mean a depository bill within the meaning of the Depository Bills and Notes Act (Canada) or a bill of exchange within the meaning of the Bills of Exchange Act (Canada), in each case, denominated in Canadian Dollars, drawn by Canadian Borrower, and accepted by a Canadian Revolving Lender in accordance with this Agreement.

“Bankruptcy Code” means Title I of the Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States Code, as hereafter amended.

“Base Rate” means the greater of (i) the rate most recently announced by DB at its principal office as its “prime rate”, which is not necessarily the lowest rate made available by

DB, (ii) the Federal Funds Rate plus 1/2 of 1% per annum or (iii) the Eurocurrency Rate plus 1.00%. The “prime rate” announced by DB is evidenced by the recording thereof after its announcement in such internal publication or publications as DB may designate. Any change in the interest rate resulting from a change in such “prime rate” announced by DB shall become effective without prior notice to Borrower as of 12:01 a.m. (New York City time) on the Business Day on which each change in such “prime rate” is announced by DB. DB may make commercial or other loans to others at rates of interest at, above or below its “prime rate.”

“Base Rate Loan” means any Loan which bears interest at a rate determined with reference to the Base Rate.

“Benefited Lender” has the meaning assigned to that term in Section 12.6(a).

“Board” means the Board of Governors of the Federal Reserve System.

“Borrower” has the meaning assigned to that term in the introduction to this Agreement.

“Borrowers” has the meaning assigned to that term in the introduction to this Agreement.

“Borrowing” means a group of Loans of a single Type made by the Lenders or the Swing Line Lender, as appropriate, on a single date (or resulting from a conversion on such date) and in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, provided that Base Rate Loans or Eurocurrency Loans incurred pursuant to Section 3.7 shall be considered part of any related Borrowing of Eurocurrency Loans.

“Business Day” means (i) as it relates to any payment, determination, funding or notice to be made or given in connection with any Dollar-denominated Loan, or otherwise to be made or given to or from Administrative Agent, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market; provided, further, that when used in connection with any Letter of Credit, the term “Business Day” shall also exclude any day on which commercial banks in the city in which the respective Facing Agent for such Letter of Credit is domiciled are required by law to close; (ii) as it relates to any payment, determination, funding or notice to be made or given in connection with any Alternative Currency Loan, any day (A) on which dealings in deposits in the Alternative Currency are carried out in the London interbank market, (B) on which commercial banks and foreign exchange markets are open for business in London, New York City, and the principal financial center for such Alternative Currency, (C) with respect to any such payment, determination or funding to be made in connection with any Alternative Currency Loan denominated in Euros, on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System or any successor settlement system is open and (D) with respect to any payment, determination, funding or notice to be made or given in connection with a Borrowing by a Canadian Borrower, or otherwise to be made or given to or from Canadian Administrative Agent, a day other than a Saturday, Sunday or other day on which commercial banks in Toronto are authorized or required by law to close.

“CAM” means the mechanism for the allocation and exchange of interests in the Facilities and collections thereunder established under Article XIII.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 13.1.

“CAM Exchange Date” means the first date after the Initial Borrowing Date on which there shall occur any event described in paragraph (i) of Section 10.1 with respect to any Borrower.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal to 12 decimal places, of which (a) the numerator shall be the sum of (i) the aggregate Designated Obligations owed to such Lender and (ii) such Lender’s Revolver Pro Rata Share or Canadian Revolver Pro Rata Share, as applicable, of the aggregate outstanding LC Obligations, if any, of such Lender, in each case immediately prior to the CAM Exchange Date, and (b) the denominator shall be the sum of (i) the aggregate Designated Obligations owed to all the Lenders and (ii) the aggregate outstanding LC Obligations, in each case immediately prior to such CAM Exchange Date. For purposes of computing each Lender’s CAM Percentage, all Designated Obligations which shall be denominated in an Alternative Currency shall be translated into U.S. Dollars at the Exchange Rate in effect on the CAM Exchange Date.

“Canadian Administrative Agent” has the meaning assigned to that term in the introduction to this Agreement and any successor Canadian Administrative Agent in such capacity, provided that at all times the Canadian Administrative Agent must be either (i) a resident in Canada for the purpose of the ITA, or (ii) deemed to be resident in Canada for the purpose of Part XIII of the ITA.

“Canadian Borrower” has the meaning assigned to that term in the introduction to this Agreement.

“Canadian Commitment Fee” has the meaning assigned to that term in Section 3.2(b)(iii).

“Canadian Commitment Period” means, the period from and including the date hereof to but not including the Canadian Revolver Termination Date.

“Canadian Dollars” and “Cdn.$” shall mean lawful currency of Canada.

“Canadian Facing Agent” means The Bank of Nova Scotia or any of its affiliates in its capacity as issuer of Canadian Letters of Credit and any other Canadian Revolving Lender which at the request of the Canadian Borrower and with the consent of Canadian Administrative Agent and Administrative Agent (not to be unreasonably withheld) agrees to issue Canadian Letters of Credit, in its capacity as an issuer of Canadian Letters of Credit.

“Canadian LC Commission” has the meaning assigned to that term in Section 2.10(g)(ii).

“Canadian LC Obligations” means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount of the then outstanding Canadian Letters of Credit and (b) the aggregate amount of Unpaid Drawings under the Canadian Letters of Credit which have not then been reimbursed pursuant to Section 2.10(f). The Canadian LC Obligation of any Canadian Lender at any time shall mean its Canadian Revolver Pro Rata Share of the aggregate Canadian LC Obligations outstanding at such time.

“Canadian Letters of Credit” means, collectively, the irrevocable standby letters of credit and letters of guarantee issued pursuant to Section 2.10(a)(ii) in form acceptable to the Canadian Facing Agent, together with any increases or decreases in the Stated Amount thereof and any renewals, amendments and/or extensions thereof, and “Canadian Letter of Credit” means any one of such Canadian Letters of Credit.

“Canadian Obligations” means, with respect to the Canadian Borrower, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to the Canadian Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Canadian Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to or Unpaid Drawings pursuant to Canadian Letters of Credit issued for the account of Canadian Borrower and all other obligations and liabilities of the Canadian Borrower to any Agent, any Facing Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all fees, charges and disbursements of counsel (including the allocated costs of internal counsel) that are to be paid by the Canadian Borrower to any Agent, any Facing Agent or to any Lender pursuant to any Loan Document) or otherwise. For the avoidance of doubt, this definition of “Canadian Obligations” shall not include any obligations in respect of Bank Related Debt.

“Canadian Prime Rate” means, for each day in any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times for such day be equal to the higher of (a) the annual rate of interest announced publicly by Canadian Administrative Agent and in effect as its prime rate at its principal office in Toronto, Ontario on such day for determining interest rates on Canadian Dollar-denominated commercial loans made in Canada and (b) 0.75% per annum above the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of 30 days that appears on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as of 10:00 a.m. (Toronto time) on the date of determination, as reported by Canadian Administrative Agent (and if such screen is not available, any successor or similar service as may be selected by Canadian Administrative Agent).

“Canadian Prime Rate Loan” means any Loan which bears interest at a rate determined with reference to the Canadian Prime Rate.

“Canadian Revolver Pro Rata Share” means, when used with reference to any Canadian Revolving Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Lender’s Canadian Revolving Commitment or if the Canadian Revolver Termination Date has occurred, the Effective Amount of such Canadian Revolving Lender’s then outstanding Canadian Revolving Loans and the denominator of which shall be the Canadian Revolving Commitments or, if the Canadian Revolver Termination Date has occurred, the Effective Amount of all then outstanding Canadian Revolving Loans.

“Canadian Revolver Termination Date” means the earliest to occur of (i) June 15, 2015 or (ii) such earlier date as the Canadian Revolving Commitments shall have been terminated or otherwise reduced to $0 pursuant to this Agreement.

“Canadian Revolving Commitment” means, with respect to any Canadian Revolving Lender, the obligation of such Canadian Revolving Lender to make Canadian Revolving Loans and to participate in Canadian Letters of Credit, as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the date hereof is the amount set forth opposite such lender’s name on Schedule 1.1(a) hereto under the caption “Amount of Canadian Revolving Commitment” as the same may be adjusted from time to time pursuant to the terms hereof and “Canadian Revolving Commitments” means such commitments collectively, which commitments equal $50,000,000 in the aggregate as of the Fourth Amendment Effective Date.

“Canadian Revolving Facility” means the credit facility under this Agreement evidenced by the Canadian Revolving Commitments and the Canadian Revolving Loans.

“Canadian Revolving Lender” means any Lender which has a Canadian Revolving Commitment, which prior to any CAM Exchange shall be resident in Canada for purposes of the ITA, or deemed to be resident in Canada for purposes of Part XIII of the ITA in respect of any amounts paid or credited to such Lender under the Canadian Revolving Facility.

“Canadian Revolving Loan” and “Canadian Revolving Loans” as defined have the meanings given in Section 2A.1, including by way of Bankers’ Acceptances and B/A Equivalent Loans, pursuant to Section 2A.1 or Section 2A.9.

“Canadian Taxable Lender” has the meaning assigned to that term in Section 4.8.

“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

“Capitalized Lease” means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with GAAP.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease which would at such time be so required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

“Cash” means money, currency or the available credit balance in Dollars, Canadian Dollars, an Alternative Currency or another currency that, in the reasonable opinion of Administrative Agent, is at such time freely transferable and freely convertible into Dollars in a Deposit Account.

“Cash Equivalents” means (i) any evidence of indebtedness, maturing not more than 180 days after the date of issue, issued by the United States of America or any instrumentality or agency thereof, the principal, interest and premium, if any, of which is guaranteed fully by, or backed by the full faith and credit of, the United States of America, (ii) Dollar, Canadian Dollar or Alternative Currency denominated (or other foreign currency fully hedged) time deposits, certificates of deposit and bankers acceptances maturing not more than 180 days after the date of purchase, issued by (x) any Lender or (y) a commercial banking institution having, or which is the principal banking subsidiary of a bank holding company having, combined capital and surplus and undivided profits of not less than $200,000,000 and a commercial paper rating of “P-1” (or higher) according to Moody’s, “A-1” (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency in the United States (any such bank, an “Approved Bank”), or (z) a non-United States commercial banking institution which is either currently ranked among the 100 largest banks in the world (by assets, according to the American Banker), has combined capital and surplus and undivided profits of not less than $500,000,000 or whose commercial paper (or the commercial paper of such bank’s holding company) has a rating of “P-1” (or higher) according to Moody’s, “A-1” (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency, (iii) commercial paper, maturing not more than 180 days after the date of purchase, issued or guaranteed by a corporation (other than Crown Holdings or any of its Subsidiaries or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating, at the time as of which any determination thereof is to be made, of “P-1” (or higher) according to Moody’s, or “A-1” (or higher) according to S&P, (iv) demand deposits with any bank or trust company maintained in the ordinary course of business, (v) repurchase or reverse repurchase agreements covering obligations of the type specified in clause (i) with a term of not more than seven days with any Approved Bank and (vi) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s, including, without limitation, any such mutual fund managed or advised by any Lender or Administrative Agent.

“CCSC” has the meaning assigned to such term in the preamble hereto.

“CCSC 2023 Debentures” means the $200,000,000 8% Debentures due 2023 of CCSC issued under the 1993 Indenture.

“CCSC 2026 Debentures” means the $350,000,000 7 3/8% Debentures due 2026 of CCSC issued under the 1996 Indenture.

“CCSC 2096 Debentures” means the $150,000,000 7 1/2% Debentures due 2096 of CCSC issued under the 1996 Indenture.

“CCSFPLC 2006 Notes” means the $300,000,000 original principal amount of 7% Notes due 2006 of Crown Cork & Seal Finance PLC issued under the 1996 Indenture, of which approximately $107,000,000 remain outstanding as of the Effective Date.

“CDOR Rate” means, on any day, the per annum rate of interest which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances having identical issue and comparable maturity dates as the Bankers’ Acceptances proposed to be issued, displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Canadian Administrative Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate of interest or in the posted average annual rate); provided, however, if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, shall be the discount rate quoted by Canadian Administrative Agent (determined as of 10:00 a.m. (Toronto time)) on such day at which Canadian Administrative Agent would purchase its own bankers acceptances in a comparable face amount and with comparable maturity dates to the Bankers’ Acceptances proposed to be issued on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System List.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly (including, without limitation, through the issuance, sale or exchange of Capital Stock, a merger or consolidation or otherwise), beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) of Capital Stock representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Crown Holdings, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Crown Holdings by Persons who were neither (i) nominated by the board of directors of Crown Holdings nor (ii) appointed by directors so nominated, (c) Crown Holdings shall fail to own, directly or indirectly, beneficially or of record all of the outstanding Capital Stock of either U.S. Borrower or European Borrower (other than director’s qualifying shares), (d) the occurrence of a “Change of Control” as defined under the First Lien

Notes Indenture or (e) the occurrence of a “Change of Control” as defined in any Public Debt Document.

“Code” means the Internal Revenue Code of 1986, as from time to time amended, including the regulations proposed or promulgated thereunder, or any successor statute and the regulations proposed or promulgated thereunder.

“Collateral” means all “Collateral”, “Mortgaged Property” or “Trust Property” as defined in any applicable Security Document and all other assets pledged pursuant to the Security Documents.

“Collateral Account” has the meaning assigned to that term in Section 4.4(a).

“Collateral Agent” or “Collateral Agents” means U.S. Collateral Agent and/or Euro Collateral Agent, as the context may require.

“Commercial Letter of Credit” means any letter of credit or similar instrument issued for the account of U.S. Borrower pursuant to this Agreement for the purpose of supporting trade obligations of U.S. Borrower or any of its Subsidiaries in the ordinary course of business.

“Commitment” means, with respect to each Lender, the aggregate of the Original Dollar Revolving Commitment, Extended Dollar Revolving Commitment, Original Euro Revolving Commitment, Multicurrency Revolving Commitment, Canadian Revolving Commitment and the Term Commitments of such Lender and “Commitments” means such commitments of all of the Lenders collectively.

“Commitment Fee” means collectively, Original Dollar Commitment Fees, Extended Dollar Commitment Fees, Original Euro Commitment Fees, Multicurrency Commitment Fees and Canadian Commitment Fees.

“Commitment Period” means, the period from and including the date hereof to but not including the applicable Revolver Termination Date or, in the case of the Swing Line Commitment, five (5) Business Days prior to the Revolver Termination Date for the Multicurrency Revolving Facility.

“Compliance Certificate” has the meaning assigned to that term in Section 7.2(a).

“Computation Date” has the meaning assigned to that term in Section 2.8(a).

“Conduit Financing Arrangement” has the meaning assigned to that term in Section 4.7(f).

“Consolidated Capital Expenditures” means, for any Person, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all Capitalized Lease Obligations but excluding any capitalized interest with respect thereto) by such Person and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of such Person.

“Consolidated Current Assets” means, with respect to any Person as at any date of determination, the total assets of such Person and its consolidated Subsidiaries which should properly be classified as current assets on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

“Consolidated Current Liabilities” means, with respect to any Person as at any date of determination, the total liabilities of such Person and its consolidated Subsidiaries which should properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

“Consolidated EBITDA” means, for any period and with respect to any Person, Consolidated Net Income of such Person and its Subsidiaries for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense of such Person and its Subsidiaries for such period, (ii) consolidated income tax expense of such Person and its Subsidiaries for such period, (iii) all amounts attributable to depreciation and amortization of such Person and its Subsidiaries for such period, (iv) any non-cash deductions made in determining Consolidated Net Income of such Person and its Subsidiaries for such period (including, without limitation, non-cash deductions relating to translation and foreign exchange adjustments) (other than any deductions which (or should) represent the accrual of a reserve for the payment of cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) (it being understood that (x) reserves for pension or health care benefits shall not be so “added back” to Consolidated Net Income and (y) reserves for Asbestos Payments shall be “added back”), and (v) actual cash realized relating to the sale of Real Property or equipment in connection with restructuring activities, minus (b) any non-cash additions to Consolidated Net Income of such Person and its Subsidiaries for such period (including, without limitation, non-cash additions relating to translation and foreign exchange adjustments), minus (c) without duplication and to the extent included in determining such Consolidated Net Income of such Person and its Subsidiaries, any extraordinary gains (or plus extraordinary losses) for such period and any gains (or plus losses) realized in connection with any Asset Disposition of such Person and its Subsidiaries during such period, all determined on a consolidated basis in accordance with GAAP provided that for Test Periods that include any Fiscal Quarter in 2005, Consolidated EBITDA shall be adjusted in a manner reasonably satisfactory to Administrative Agent to give pro forma effect to up to $285,000,000 of pension contributions made during the third and fourth Fiscal Quarters of 2005, as if such contributions were made on the last day of the previous Fiscal Year.

“Consolidated Interest Expense” means, for any Person, for any period, the sum of (a) gross interest expense for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and (iv) the interest component of any lease payments under Attributable Debt transactions of such Person and its Subsidiaries plus any yield, discount, interest expense or fees associated with any Permitted Receivables or Factoring Financing (other than amounts payable to any Credit Party), (b) capitalized interest for such period and (c) dividends paid in cash during such period on Disqualified Preferred Stock, in each case on a consolidated basis for such Person and its Subsidiaries. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made by such Person and its Subsidiaries with respect to Hedging Agreements. Breakage costs in connection with repaying and terminating the Existing Credit Agreement and premiums in connection with the Debt Tender Offer on the Effective Date shall not be considered Consolidated Interest Expense.

“Consolidated Net Income” and “Consolidated Net Loss” mean, respectively, for any period and for any Person, the net income (loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded for any such Person therefrom (i) the income or loss of any Person (other than consolidated Subsidiaries of such Person) in which any other Person (other than such Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such Person during such period, (ii) the cumulative effect of a change in accounting principles during such period, (iii) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations, in each case after the date of disposal, (iv) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with such Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries and (v) gains and losses from the early extinguishment of Indebtedness.

“Consolidated Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, all as set forth in the most recent consolidated balance sheet of Crown Holdings and its Subsidiaries for which financial statements have been delivered pursuant to Section 7.1(a) or (b) and computed in accordance with GAAP. Consolidated Tangible Assets shall be calculated after giving effect to the transaction giving rise to the need to calculate Consolidated Tangible Assets.

“Contested Collateral Lien Conditions” means with respect to a Lien (a) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien; and (b) in the event the liabilities secured by such Lien shall exceed $5,000,000, at the option and upon request of the applicable Collateral Agent, Crown Holdings or the applicable Subsidiary shall either obtain a bond or maintain cash reserves, in either case, in an amount sufficient to pay and discharge such Lien and the applicable Collateral Agent’s reasonable estimate of all interest and penalties related thereto.

“Contract Period” means the term of a B/A Loan selected by Canadian Borrower in accordance with Section 2A.5 or Section 2A.6 commencing on the date of such B/A Loan and expiring on a Business Day which shall be either 30 days, 60 days, 90 days or 180 days (subject to availability) thereafter, provided that, (i) if any Contract Period would otherwise expire on a day which is not a Business Day, such Contract Period shall expire on the next succeeding Business Day (or if such next succeeding Business Day is in a different month, on the next preceding Business Day) and (ii) no Contract Period for a Canadian Revolving Loan shall extend beyond the Canadian Revolver Termination Date.

“Contractual Obligation” means, as to any Person, any provision of any Securities issued by such Person or of any indenture or credit agreement or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or to which it may be subject.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” have meanings correlative thereto.

“Credit Event” means the making of any Loan or the issuance of any Letter of Credit.

“Credit Party” means U.S. Borrower, European Borrower, Canadian Borrower, each Parent Guarantor, Crown Développement, each Subsidiary Credit Party and any other guarantor which may hereafter enter into a guarantee agreement or a pledge agreement with respect to all or any portion of the Obligations.

“Crown Développement” means Crown Développement SAS, a simplified joint stock corporation (société par actions simplifiée) organized under the laws of France.

“Crown Développement Parent Guarantee” means the amended and restated guarantee agreement, dated as of the date hereof, in the form of Exhibit 5.1(a)(iv)(B), pursuant to which Crown Développement shall guarantee all the Obligations of European Borrower and pledge all of the Capital Stock it owns in European Borrower.

“Crown Finance” means Crown Americas Capital Corp., a Delaware corporation.

“Crown Finance II” means Crown Americas Capital Corp. II, a Delaware corporation.

“Crown Holdings” has the meaning assigned to such term in the preamble hereto.

“Crown International” has the meaning assigned to such term in the preamble hereto.

“DB” means Deutsche Bank AG New York Branch, and its successors.

“Debentures” means each of the following: (i) the CCSC 2023 Debentures; (ii) the CCSC 2026 Debentures; and (iii) the CCSC 2096 Debentures.

“Debt Basket Amount” means 10% of Consolidated Tangible Assets as set forth in the financial statements last delivered by Crown Holdings pursuant to Section 7.1(a) or (b).

“Debt Tender Offer” means Crown Holdings’ offers to purchase in cash all of the Second Lien Notes and all of the Third Lien Notes pursuant to the Debt Tender Offer Documents.

“Debt Tender Offer Documents” means that certain Offer to Purchase and Consent Solicitation dated October 18, 2005, as the same may be amended from time to time with the consent of Administrative Agent, and all other agreements, investments and documents executed in connection therewith.

“Default Rate” means a variable rate per annum which shall be two percent (2%) per annum plus either (i) the then applicable interest rate hereunder in respect of the amount on which the Default Rate is being assessed or (ii) if there is no such applicable interest rate, the Base Rate plus the Applicable Base Rate Margin, and with respect to the obligations denominated in Canadian Dollars the Canadian Prime Rate plus the Applicable Canadian Prime Rate Margin, but in no event in excess of that permitted by applicable law.

“Defaulting Lender” means any Lender with respect to which a Lender Default is in effect.

“Defaulting Lender Termination” has the meaning assigned to that term in Section 4.1(b).

“Defaulting Lender Termination Date” has the meaning assigned to that term in Section 4.1(b).

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Obligations” means all Obligations of the Credit Parties in respect of accrued and unpaid (a) principal of and interest on the Loans (including B/As, B/A Equivalent Loans and Acceptance Fees with respect thereto), (b) Multicurrency LC Commissions and Canadian LC Commissions and (c) Commitment Fees, whether or not the same shall at the time of any determination be due and payable under the terms of the Loan Documents.

“Discount Proceeds” means in respect of any Bankers’ Acceptance (or, as applicable, any B/A Equivalent Loan) required to be accepted and purchased by a Canadian Revolving Lender an amount (rounded to the nearest whole cent with one-half one cent being rounded-up) determined as of the applicable date of the Canadian Revolving Loan or rollover date for such Canadian Revolving Loan which is equal to:

Face Amount x Price

where “Face Amount” is the face amount of such Bankers’ Acceptance (or, as applicable, the B/A Equivalent Loan) and “Price” is equal to:

            1

1 + (Rate x Term)

                     365

where the “Rate” is the Discount Rate expressed as a decimal on the date of the Canadian Revolving Loan or rollover date for such Canadian Revolving Loan, as the case may be; the “Term” is the Contract Period of such Bankers’ Acceptance expressed as a number of days; and the Price as so determined is rounded up or down to the fifth decimal place with .000005 being rounded-up.

“Discount Rate” means:

(a) with respect to an issue of Bankers’ Acceptances accepted and purchased by a Canadian Revolving Lender that is a Schedule I Bank, the CDOR Rate; and

(b) with respect to an issue of Bankers’ Acceptances accepted and purchased by a Canadian Revolving Lender that is not a Schedule I Bank, including without limitation, a Schedule II Bank and a Schedule III Bank, the CDOR Rate plus ten (10) basis points (0.10%).

“Disqualified Preferred Stock” means any preferred stock of Crown Holdings (or any equity security of Crown Holdings that is convertible or exchangeable into any such preferred stock of Crown Holdings) that is not Permitted Preferred Stock.

“Documents” means the Loan Documents and the Transaction Documents.

“Dollar” and “$” means lawful money of the United States of America.

“Dollar Equivalent” means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Alternative Currency or Canadian Dollars, the equivalent amount in Dollars as determined by Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Alternative Currency or Canadian Dollars on the most recent Computation Date provided for in Section 2.8(a) and (c) as to any amount denominated in any other currency, the equivalent in Dollars of such amount determined by Administrative Agent using the Exchange Rate then in effect.

“Drawing” has the meaning set forth in Section 2.10(d)(ii).

“Dutch Borrowers” means each Subsidiary of European Borrower organized under the laws of the Netherlands, and designated as such on Schedule 1.1(d), and each other Subsidiary of European Borrower organized under the laws of the Netherlands and requested by European Borrower to be a Dutch Borrower, subject to the approval of Administrative Agent.

“Effective Amount” means (a) with respect to any Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; (b) with respect to any outstanding Multicurrency LC Obligations on any date, the Dollar amount (or, if applicable, the Dollar Equivalent amount) of such Multicurrency LC Obligations on such date after giving effect to any issuances of Multicurrency Letters of Credit occurring on such date and any other changes in the aggregate amount of the Multicurrency LC Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Multicurrency

Letters of Credit or any reductions in the maximum amount available for drawing under Multicurrency Letters of Credit taking effect on such date and (c) with respect to any outstanding Canadian LC Obligations on any date, the Dollar Equivalent amount of such Canadian LC Obligations on such date after giving effect to any issuances of Canadian Letters of Credit occurring on such date and any other changes in the aggregate amount of the Canadian LC Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Canadian Letters of Credit or any reductions in the maximum amount available for drawing under Canadian Letters of Credit taking effect on such date.

“Effective Date” has the meaning assigned to that term in Section 12.7(b).

“Eligible Assignee” means a commercial bank, financial institution, financial company, Fund or insurance company in each case, together with its Affiliates or Related Funds, which extends credit or buys loans in the ordinary course of its business or any other Person approved by Administrative Agent and, so long as no Unmatured Event of Default or Event of Default exists, Crown Holdings, such approval not to be unreasonably withheld; provided, that, prior to any CAM Exchange, a Person shall only qualify as an Eligible Assignee (i) with respect to credit exposure under the Canadian Revolving Loans or Canadian Revolving Commitments if such Person is either a resident in Canada for the purpose of the ITA or is deemed to be resident in Canada for the purpose of Part XIII of the ITA and (ii) with respect to credit exposure under the Original Euro Revolving Loans, Multicurrency Revolving Loans or Euro Revolving Commitments if such Person is a credit institution authorized by the Autorité de contrôle prudentiel (“ACP”) to which institutions of the European Union or the European Economic Area which benefit from the European passport are assimilated or is otherwise permitted to carry on banking operations in an habitual manner in France without violation of any Requirement of Law and if payments in its favor are not and will not be made in a non-cooperative State or Territory (Etat ou Territoire Non Coopératif), within the meaning of Article 238. OA of the French tax code.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to, or operation of, the Euro in one or more member states.

“Environment” means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, or as otherwise defined in any Environmental Law.

“Environmental Claim” means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Laws” means any and all applicable treaties, laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including, but not limited to, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of Crown Holdings or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials into the Environment.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws, or licenses, authorizations, or directions of any Government Authority or court, or (ii) damages relating to, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Hazardous Material into the Environment.

“Environmental Permits” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code, or is a member of a “controlled group”, as defined in Section 414(b) of the Code, which includes such Person. Unless otherwise qualified, all references to an “ERISA Affiliate” in this Agreement shall refer to an ERISA Affiliate of Crown Holdings or any Subsidiary.

“Euro” means the lawful currency adopted by or which is adopted by participating member states of the European Community relating to Economic and Monetary Union.

“Euro Bank Pledge Agreement” means the Amended and Restated Euro Bank Pledge Agreement, substantially in the form of Exhibit 5.1(a)(v), dated as of the date hereof, among the U.S. Credit Parties and the Euro Collateral Agent for the benefit of the Secured Creditors named therein.

“Euro Collateral” means all Collateral securing only the Euro Obligations and/or the Canadian Obligations.

“Euro Collateral Agent” means DB in its capacity as collateral agent or security trustee, as the case may be, under the Euro Security Documents and the Euro Intercreditor Agreement and any of its successors or assigns.

“Euro Credit Parties” means (a) European Borrower, (b) Canadian Borrower, (c) each Subsidiary Borrower and (d) each Subsidiary of Crown Holdings from time to time party to a Non-U.S. Guarantee Agreement.

“Euro Equivalent” means at the time of determination thereof (a) with respect to Euros, the amount in Euros and (b) with respect to any amount in Dollars, the equivalent of such amount in Euros as determined by Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Euros with Dollars on the most recent Computation Date provided for in Section 2.8(a).

“Euro Intercreditor Agreement” means the Second Amended and Restated Euro Intercreditor and Collateral Agency Agreement, substantially in the form of Exhibit 5.1(a)(viii)(A), dated as of the date hereof, among Administrative Agent, Wells Fargo Bank, N.A., as trustee for holders of the First Lien Notes, and DB, as Euro Collateral Agent, and the other persons who may become party thereto from time to time.

“Euro Obligations” means, with respect to European Borrower and any Subsidiary Borrower, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to European Borrower and any Subsidiary Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganizations or like proceeding, relating to European Borrower and any Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to or Unpaid Drawings pursuant to Letters of Credit issued for the account of European Borrower and any Subsidiary Borrower and all other obligations and liabilities of European Borrower and any Subsidiary Borrower to any Agent, any Collateral Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all fees, charges and disbursements of counsel (including the allocated costs of internal counsel) that are to be paid by European Borrower and any Subsidiary Borrower to any Agent, any Collateral Agent or to any Lender pursuant to any Loan Document) or otherwise. For the avoidance of doubt, this definition of “Euro Obligations” shall not include any obligations in respect of Bank Related Debt.

“Euro Revolving Commitment” means, collectively, the Multicurrency Revolving Commitments and the Original Euro Revolving Credit Commitments.

“Euro Revolving Sublimit” means, when used in reference to U.S. Borrower or European Borrower, the Total Euro Revolving Commitment and when used in reference to a Subsidiary Borrower, the maximum aggregate Effective Amount of outstanding Original Euro Revolving Loans, Multicurrency Revolving Loans, Multicurrency LC Obligations and Swing

Line Loans permitted to be borrowed by such Borrower, which amount is set forth on Schedule 1.1(b) attached hereto.

“Euro Security Documents” means each security agreement, pledge agreement (including the Euro Bank Pledge Agreement), mortgage or other document or instrument identified on Schedule 5.1(a)(v) executed and delivered for the benefit of Euro Collateral Agent, or U.K. Administrative Agent on behalf of the Original Euro Revolving Lenders, Multicurrency Revolving Lenders, Canadian Revolving Lenders and/or Term B Euro Lenders, the Euro Intercreditor Agreement and each other security agreement, mortgage or other instrument or document executed and delivered pursuant to Section 7.14 to secure any of the Euro Obligations or the Canadian Obligations. The Euro Security Documents shall also include the French Delegations of Dividends.

“Euro Subsidiary Credit Parties” means each Non-U.S. Subsidiary of Crown Holdings designated on Schedule 1.1(d) as a subsidiary guarantor or Subsidiary Borrower or which becomes a subsidiary guarantor pursuant to the provisions of Section 7.14.

“Eurocurrency Loan” means any Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

“Eurocurrency Rate” shall mean the aggregate of (1) and (2) below:

(1)(a) in the case of Dollar denominated Loans, (i) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date and, in the event such rate is not available, (ii) the arithmetic average (rounded up to the nearest 1/100th of 1%) of the offered quotation in the interbank eurodollar market by the Reference Lenders to first class banks for Dollar deposits of amounts in immediately available funds with a term equivalent comparable to the interest period for which a Eurocurrency Rate is determined, as of 11:00 a.m. (London time) on the applicable Interest Rate Determination Date; or

(b) in the case of Euro denominated Loans, (i) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the appropriate page of the Telerate Screen that displays EURIBOR (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date and, in the event such rate is not available, (ii) the arithmetic average (rounded up to the nearest 1/100 th of 1%) of the offered quotation in the European interbank market by the Reference Lenders for Euro deposits of amounts in immediately available funds with a term equivalent comparable to the interest period for which a Eurocurrency Rate is determined, as of 11:00 a.m. (London time) on the applicable Interest Rate Determination Date; or

(c) in the case of Sterling denominated Loans, (i) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the appropriate page of the Telerate Screen that displays LIBOR (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date and, in the event such rate is not available, (ii) the arithmetic average (rounded up to the nearest 1/100 th of 1%) of the offered quotation in the London interbank market by the Reference Lenders for Sterling deposits of amounts in immediately available funds with a term equivalent comparable to the interest period for which a Eurocurrency Rate is determined, as of 11:00 a.m. (London time) on the applicable Interest Rate Determination Date;

(d) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, determined at approximately 11:00 a.m., (London Time) on the applicable Interest Rate Determination Date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in the same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by DB (or an affiliate thereof) to major banks in the London interbank Eurocurrency market at their request at the date and time of determination.

(2) the then current cost of the Lenders of complying with any Eurocurrency Reserve Requirements.

“Eurocurrency Reserve Requirements” means, for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve liquid asset or similar requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto), including without limitation, under regulations issued from time to time by (a) the Board, (b) any Governmental Authority of the jurisdiction of the relevant currency or (c) any Governmental Authority of any jurisdiction in which advances in such currency are made to which banks in any jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined, including Mandatory Costs.

“European Borrower” has the meaning assigned to that term in the Recitals to this Agreement.

“European Borrower Total Leverage Ratio” means, as of any date of determination, the ratio of (a) all Net Indebtedness of European Borrower and its Subsidiaries as of such date of determination to (b) Consolidated EBITDA of European Borrower and its Subsidiaries for the most recently ended four consecutive Fiscal Quarters for which financial statements have been delivered pursuant to Section 7.1.

“European Receivables Purchase Agreement” means that certain Master Receivables Transfer and Servicing Agreement, dated June 21, 2005, between France Titrisation, as Management Company, BNP Paribas, as Custodian, the Entities listed in Schedule 1 of

Appendix 1, as Sellers or Servicers, CROWN Emballage France SAS, as French Administrative Agent and CROWN Packaging UK PLC, as English Administrative Agent, as the same has been amended through and including the Effective Date and may thereafter be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Event of Default” has the meaning assigned to that term in Section 10.1.

“Excess Cash Flow” means, without duplication, for Crown Holdings and its Subsidiaries for any period for which such amount is being determined:

(a) Consolidated Net Income of Crown Holdings and its Subsidiaries adjusted to exclude any amount of gain that both (x) is included in Consolidated Net Income and (y) results in Net Proceeds actually applied to the prepayment of the Loans pursuant to Section 4.4(c), plus

(b) the amount of depreciation, amortization of intangibles, deferred taxes and other non-cash expenses (other than any deductions which (or should) represent the accrual of a reserve for the payment of cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) which, pursuant to GAAP, were deducted in determining such Consolidated Net Income of Crown Holdings and its Subsidiaries, plus

(c) the amount by which working capital for such period decreased (i.e., the decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of Crown Holdings and its Subsidiaries minus Consolidated Current Liabilities (excluding (A) changes in current liabilities for borrowed money and (B) cash or Cash Equivalents which are Net Proceeds required to be applied to the prepayment of the Loans pursuant to Section 4.4(c)) of Crown Holdings and its Subsidiaries from the beginning to the end of such period), minus

(d) the amount by which working capital for such period increased (i.e., the increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of Crown Holdings and its Subsidiaries minus Consolidated Current Liabilities (excluding (A) changes in current liabilities for borrowed money and (B) cash or Cash Equivalents which are Net Proceeds required to be applied to the prepayment of the Loans pursuant to Section 4.4(c)) of Crown Holdings and its Subsidiaries from the beginning to the end of such period), minus

(e) the amount of Consolidated Capital Expenditures of Crown Holdings and its Subsidiaries that are paid other than from the proceeds of Borrowings in such period, minus

(f) the amount of Asbestos Payments and cash payments in respect of pension or health care benefit obligations of Crown Holdings and its Subsidiaries that are actually paid in such period, minus

(g) Scheduled Term Repayments pursuant to Section 4.4(b) made during such period, minus

(h) optional prepayments of principal under the Term Loans made during such period, minus

(i) payments of principal or purchases in respect of First Lien Notes, Existing Unsecured Debt (other than the Debentures) and Senior Notes 2013, in each case, to the extent not refinanced with proceeds of Indebtedness (except to the extent that the amounts of such payments were utilized to decrease the mandatory prepayments under Section 4.4(d) in respect of Excess Cash Flow for the preceding Fiscal Year).

For purposes of the foregoing and without duplication, Consolidated Net Income will exclude (x) all losses on the sale of capital assets or losses which are out of the ordinary course of business and (y) all write-downs of capital assets.

“Excess Cash Flow Payment Date” means September 30th of each Fiscal Year (beginning with September 30, 2007).

“Excess Cash Flow Period” means, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding Fiscal Year of Crown Holdings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and as codified in 15 U.S.C. 78a et seq., and as hereafter amended.

“Exchange Rate” shall mean, on any day, (a) with respect to conversions between any Alternative Currency and Dollars, the Spot Rate and (b) with respect to conversions between Canadian Dollars and Dollars, the spot rate set forth on the Reuters World Currency Page for Canadian Dollars (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by Canadian Administrative Agent in Toronto, Ontario) at 12:00 noon (Toronto time), on such day, provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, Administrative Agent or Canadian Administrative Agent, as applicable, may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error. For purposes of determining the Exchange Rate in connection with an Alternative Currency Borrowing such Exchange Rate shall be determined as of the Exchange Rate Determination Date for such Borrowing. Administrative Agent shall provide Borrower with the then current Exchange Rate from time to time upon Borrower’s request therefor.

“Exchange Rate Determination Date” means for purposes of the determination of the Exchange Rate of any stated amount on any Business Day in relation to any Alternative Currency Borrowing, the date which is two Business Days prior to such Borrowing.

“Excluded Taxes” means

(i) taxes based upon, or measured by, any Lender’s or any Agent’s net income or net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by a Governmental Authority (A) in a jurisdiction in which such Lender or such Agent is organized or is a resident, (B) in a jurisdiction which any Lender’s or Administrative Agent’s principal office is located, or (C) in a jurisdiction in which such Lender’s or Administrative Agent’s lending office (or branch) in respect of which payments under this Agreement are made is located;

(ii) in the case of any Lender or Agent that is a Non-U.S. Participant, taxes imposed by the means of withholding at the source on the date the Lender became a party to this Agreement; provided, however, this clause (ii) shall not apply to any Lender that is an Assignee to the extent the Taxes were not Excluded with respect to the Lender that made such assignment to such Assignee, except to the extent such withholding is imposed on payments with respect to a Lender’s interest in the Loan Documents acquired under Section 3.7, Section 12.8, or any CAM Exchange;

(iii) taxes imposed on a Lender or any Agent by means of withholding at the source to the extent such taxes would have not been imposed under applicable law if such Lender or Agent had complied with the provisions of Section 4.7(d);

(iv) any branch profits tax imposed by the United States, Canada or France; and

(v) any taxes imposed on any “withholdable payment” payable to a Non-U.S. Participant Lender as a result of such Lender’s failure to comply with the applicable requirements as set forth in FATCA after December 31, 2012.

“Excluded U.K. Companies” means Metalbox Employees Funds Trustee Limited, Metalbox Life Funds Trustee Limited, Metalbox Pension Trustees Limited, Metalbox Limited, CMB Charities Limited, CMB Benevolent Fund Limited, Thomas Ashton Limited, Metgate Developments Limited, The Can Makers Limited, the John Crabtree Trust Fund and the Thomas Dowell Trust, each a company or trust organized under the laws of England and Wales.

“Existing Credit Agreement” means that certain credit agreement dated as of September 1, 2004 among Crown Americas, Inc., as the U.S. borrower, Crown European Holdings S.A., as the European borrower, the subsidiary borrowers named therein, Crown Holdings, Inc., Crown International Holdings, Inc., and Crown Cork & Seal Company, Inc., as parent guarantors, the lenders referred to therein, Citicorp North America, Inc., as administrative agent, Citibank International plc, as U.K. administrative agent, Citigroup Global Markets Inc., as sole arranger and sole bookrunner in respect of the Term B Facility, Citigroup Global Markets Inc. and Lehman Brothers Inc., as joint lead arrangers and bookrunners in respect of the revolving facilities, Lehman Commercial Paper Inc., as syndication agent, ABN Amro Bank N.V., BNP Paribas and Calyon New York Branch, as co-documentation agents and Bank of America, N.A., as senior managing agent.

“Existing Factoring Facilities” means the existing factoring or discounting programs of European Borrower and its subsidiaries in England, France, Belgium, Italy, South Africa and Spain and having the amount outstanding under such facilities, in each case as set forth on Schedule 6.5(c)(iii).

“Existing Letters of Credit” has the meaning assigned to that term in Section 2.10(j).

“Existing Non-U.S. Facilities” means the existing working capital facilities of the Non-U.S. Subsidiaries of European Borrower, Canadian Borrower or U.S. Borrower as of the Effective Date and having size and principal amount outstanding under such facilities, in each case as set forth on Schedule 6.5(c)(ii).

“Existing Unsecured Debt” means each of the following Indebtedness to the extent outstanding on the Effective Date after giving effect to the Transactions:

(i) the Debentures;

(ii) the CCSFPLC 2006 Notes;

(iii) the Second Lien Stub Notes; and

(iv) The Third Lien Stub Notes.

“Extended Dollar Commitment Fee” has the meaning assigned to that term in Section 3.2(b)(i)(B).

“Extended Dollar Revolver Pro Rata Share” means, when used with reference to any Extended Dollar Revolving Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Extended Dollar Revolving Lender’s Extended Dollar Revolving Commitment or, if the Revolver Termination Date for the Extended Dollar Revolving Facility has occurred, the Effective Amount of such Extended Dollar Revolving Lender’s then outstanding Extended Dollar Revolving Loans and the denominator of which shall be the Extended Dollar Revolving Commitments or, if the Revolver Termination Date for the Extended Dollar Revolving Facility has occurred, the Effective Amount of all then outstanding Extended Dollar Revolving Loans.

“Extended Dollar Revolving Commitment” means, with respect to any Extended Dollar Revolving Lender, the obligation of such Extended Dollar Revolving Lender to make Extended Dollar Revolving Loans as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the date hereof is the amount set forth opposite such lender’s name on Schedule 1.1(a) hereto under the caption “Amount of Extended Dollar Revolving Commitment” as the same may be adjusted from time to time pursuant to the terms hereof and “Extended Dollar Revolving Commitments” means such commitments collectively, which commitments equal $450,000,000 in the aggregate as of the Fourth Amendment Effective Date.

“Extended Dollar Revolving Facility” means the credit facility under this Agreement evidenced by the Extended Dollar Revolving Commitments and the Extended Dollar Revolving Loans.

“Extended Dollar Revolving Lender” means any Lender which has an Extended Dollar Revolving Commitment or is owed an Extended Dollar Revolving Loan (or a portion thereof).

“Extended Dollar Revolving Loan” and “Extended Dollar Revolving Loans” have the meanings given in Section 2.1(b)(i)(B).

“Facility” means any of the credit facilities established under this Agreement.

“Facing Agent” means (a) with respect to Canadian Letters of Credit, the Canadian Facing Agent, and (b) with respect to Multicurrency Letters of Credit, DB or any of its affiliates in its capacity as issuer of Multicurrency Letters of Credit and any other Revolving Lender which at the request of the applicable Borrower and with the consent of Administrative Agent (not to be unreasonably withheld) agrees to issue Multicurrency Letters of Credit, in its capacity as an issuer of Multicurrency Letters of Credit.

“Factoring Subsidiary” means any Subsidiary of U.S. Borrower or European Borrower that sells Receivables Assets or otherwise raises financing through a factoring program in connection with a Permitted Receivables or Factoring Financing.

“FATCA” means Sections 1471 through 1474 of the Code and any regulations promulgated thereunder or official interpretations thereof.

“Federal Funds Rate” means on any one day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rate on overnight federal funds transactions with members of the Federal Reserve System only arranged by federal funds brokers, as published as of such day by the Federal Reserve Bank of New York, or, if such rate is not so published, the average of the quotations for such day on such transactions received by DB from three federal funds brokers of recognized standing selected by DB.

“Fee Letter” means that certain letter agreement between DB and Deutsche Bank Securities Inc. and the Borrowers and providing for the payment of certain fees in connection with this Agreement.

“Financial Officer” of any corporation, partnership or other entity means the chief financial officer, the principal accounting officer, Treasurer or Controller of such corporation, partnership or other entity.

“First Amendment” means the First Amendment to Credit Agreement dated as of August 4, 2006 by and among the Borrowers, the other Credit Parties party thereto, the Lenders signatory thereto and the Administrative Agent.

“First Amendment Effective Date” has the meaning set forth in Section 3 of the First Amendment.

“First Lien Notes” means the €460,000,000 in aggregate principal amount of 6 1/4% First Priority Senior Secured Notes due 2011 of European Borrower issued under the First Lien Notes Indenture and outstanding on the Effective Date.

“First Lien Notes Documents” means the First Lien Notes Indenture, the First Lien Notes, and all other documents evidencing, guaranteeing or otherwise governing the terms of the First Lien Notes.

“First Lien Notes Indenture” means the Indenture dated as of September 1, 2004, by and among European Borrower, the guarantors named therein and Wells Fargo Bank, N.A. (f/k/a Wells Fargo Bank Minnesota, National Association), as trustee, governing the First Lien Notes.

“Fiscal Quarter” has the meaning assigned to that term in Section 7.15.

“Fiscal Year” has the meaning assigned to that term in Section 7.15.

“Foreign Plan” means any plan, fund (including, without limitation, any super-annuation fund) or other similar program, arrangement or agreement established or maintained outside of the United States of America by a Credit Party or one or more of its Subsidiaries or its Affiliates primarily for the benefit of employees of a Credit Party or such Subsidiaries or its Affiliates residing outside the United States of America.

“Foreign Requirements of Law” means any Requirement of Law of a Governmental Authority in a jurisdiction other than the United States of America or any state thereof or the District of Columbia (including any banking, exchange control, financial assistance, minimum capitalization, fraudulent conveyance, mandatory labor advice or similar rules or regulations).

“Foreign Subsidiaries” means all Non-U.S. Subsidiaries, and “Foreign Subsidiary” means any one of such Non-U.S. Subsidiaries.

“Fourth Amendment” means the Fourth Amendment to Credit Agreement and Waiver dated as of June 15, 2010 by and among the Borrowers, the other Credit Parties party thereto, each Lender party thereto pursuant to its executed Lender Authorization and Consent (as defined in the Fourth Amendment) and the Administrative Agent.

“Fourth Amendment Effective Date” has the meaning set forth in Section 6 of the Fourth Amendment.

“French Delegations of Dividends” shall mean, with respect to a Subsidiary Credit Party organized in France, the delegations of dividends (“délégations de dividendes”) pertaining to dividends to be received by such Subsidiary Credit Party from all its subsidiaries organized under the laws of France in which it holds Capital Stock, if any, in favor of the Euro Collateral Agent.

“French Intercompany Borrower” means each Subsidiary of European Borrower organized under the laws of France that executes and delivers a French Intercompany Loan Agreement.

“French Intercompany Loan Agreement” means a written agreement relating to an Intercompany Loan from European Borrower to a Subsidiary of European Borrower organized in France.

“Fund” means a Person that is a fund that makes, purchases, holds or otherwise invests in commercial loans or similar extensions of credit in the ordinary course of its existence.

“GAAP” means generally accepted accounting principles in the U.S. applied on a consistent basis.

“German Borrowers” means each Subsidiary of European Borrower organized under the laws of the Federal Republic of Germany, and designated as such on Schedule 1.1(d), and each other Subsidiary of European Borrower organized under the laws of the Federal Republic of Germany and requested by European Borrower to be a German Borrower, subject to the approval of Administrative Agent.

“Government Acts” has the meaning assigned to that term in Section 2.10(h).

“Governmental Authority” means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body, including any central bank.

“Guarantee Agreements” means the Non-U.S. Guarantee Agreements, the U.S. Borrower Non-U.S. Guarantee Agreement and the U.S. Guarantee Agreement.

“Guarantee Obligations” means, as to any Person, without duplication, any direct or indirect binding obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Operating Lease, dividend or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligations shall not include any endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation at any time shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is incurred and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of the obligation under such Guarantee Obligation shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith; irrespective, in any such case, of any amount thereof that would, in accordance with GAAP, be required to be reflected on a balance sheet of such Person.

“Guarantors” means, for purposes of Section 10.1(j) and Article XIV only, the Parent Guarantors, Crown Finance and the European Borrower.

“Hazardous Materials” means all pollutants, contaminants, wastes, substances, chemicals, materials and other constituents, including, without limitation, crude oil, petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls (“PCBs”) or PCB-containing materials or equipment of any nature which can give rise to Environmental Liability under, or are regulated pursuant to, any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rate, currency values or commodity prices.

“Immaterial Subsidiary” shall mean any Subsidiary of Crown Holdings designated as such in writing to Administrative Agent from time to time by Crown Holdings; provided that (i) no Credit Party or Intercompany Borrower hereunder may be an Immaterial Subsidiary, (ii) no subsidiary that is a Significant Subsidiary may be an Immaterial Subsidiary, (iii) the aggregate equity value of all Immaterial Subsidiaries shall not exceed $50,000,000 at any time and (iv) the aggregate Indebtedness of all Immaterial Subsidiaries shall not exceed $100,000,000 at any time. Schedule 6.3 lists the Immaterial Subsidiaries as of the Effective Date.

“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any financial statement of Crown Holdings, any qualification or exception to such opinion or certification

(a) which is of a “going concern” or similar nature;

(b) which relates to the limited scope of examination of matters relevant to such financial statement; or

(c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a default under any Section of Article IX.

“Indebtedness” means, as applied to any Person (without duplication):

all indebtedness of such Person for borrowed money; the deferred and unpaid balance of the purchase price of assets or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 90 days from the required payment date therefor unless being contested in good faith) which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or a similar written instrument; all Capitalized Lease Obligations;

all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person;

notes payable and drafts accepted representing extensions of credit to such Person whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services which does not constitute Indebtedness pursuant to clause (ii) above);

indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar written instruments;

the face amount of all letters of credit and bankers’ acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder other than, in each case, commercial or standby letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment obligations incurred in the ordinary course of business, including, without limitation, performance requirements under workers compensation or similar laws;

all obligations of such Person under Hedging Agreements;

Guarantee Obligations of such Person; and

Attributable Debt of such Person.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of any Person under clause (viii) above at any time shall equal the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“Indebtedness to Remain Outstanding” shall have the meaning assigned to that term in Section 6.5(c).

“Indemnified Person” has the meaning assigned to that term in Section 12.4(b).

“Initial Borrowing” means the first Borrowing under this Agreement.

“Initial Borrowing Date” means the date of the Initial Borrowing.

“Initial Loan” means the first Loan made by the Lenders under this Agreement.

“Insurance Subsidiary” means Crownway Insurance Company, a Vermont corporation.

“Intellectual Property” has the meaning assigned to that term in Section 6.20.

“Intercompany Borrower” means each Subsidiary of European Borrower that executes and delivers a French Intercompany Loan Agreement.

“Intercompany Indebtedness” means Indebtedness of Crown Holdings or any of its Subsidiaries which is owing to any member of such group.

“Intercompany Loan Documents” means the French Intercompany Loan Agreements and each other document executed and delivered by an Intercompany Borrower.

“Intercompany Loans” means the Intercompany Indebtedness represented by French Intercompany Loan Agreements as identified on Schedule 5.1(a)(vi).

“Intercreditor Agreements” means, collectively, the U.S. Intercreditor Agreement, the Euro Intercreditor Agreement and the Receivables Intercreditor Agreement.

“Interest Coverage Ratio” means, for any period, the ratio of Consolidated EBITDA of Crown Holdings and its Subsidiaries to Consolidated Interest Expense of Crown Holdings and its Subsidiaries for such period; provided, that solely in calculating the Interest Coverage Ratio for Test Periods ending on or before June 30, 2006, Consolidated Interest Expense for such Test Period shall be deemed to equal actual Consolidated Interest Expense from October 1, 2005 through the last day of such Test Period, multiplied by, (i) in the case of the Test Period ending on December 31, 2005, four (4), (ii) in the case of the Test Period ending on March 31, 2006, two (2), and (iii) in the case of the Test Period ending on June 30, 2006, four-thirds (4/3).

“Interest Payment Date” means (a) as to any Base Rate Loan or Canadian Prime Rate Loan, each Quarterly Payment Date to occur while such Loan is outstanding, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of the Interest Period applicable thereto and (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day which is a three (3) month anniversary of the first day of the Interest Period applicable thereto and the last day of the Interest Period applicable thereto; provided, however, that, in addition to the foregoing, each of (i) the date upon which both the Revolving Commitments have been terminated and the Revolving Loans have been paid in full (ii) the date upon which both the Canadian Revolving Commitments have been terminated and the Canadian Revolving Loans have been paid in full and (iii) the applicable Term Maturity Date shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued hereunder for such Loan.

“Interest Period” has the meaning assigned to that term in Section 3.4.

“Interest Rate Determination Date” means the date for calculating the Eurocurrency Rate for an Interest Period, which date shall be (i) in the case of any Eurocurrency Loan in Dollars, the second Business Day prior to first day of the related Interest Period for such Loan or (ii) in the case of any Eurocurrency Loan in an Alternative Currency, the date on which quotations would ordinarily be given by prime banks in the relevant interbank market for deposits in the Applicable Currency for value on the first day of the related Interest Period for such Eurocurrency Loan; provided, however, that if for any such Interest Period with respect to an Alternative Currency Loan, quotations would ordinarily be given on more than one date, the Interest Rate Determination Date shall be the last of those dates.

“Investment” means, as applied to any Person, (i) any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, Securities of any other Person, or a capital contribution by that Person to any other Person, (ii) any direct or indirect loan or advance to any other Person (other than prepaid expenses or any Receivable created or acquired in the ordinary course of business), including all Indebtedness to such Person arising from a sale of property by such person other than in the ordinary course of its business (iii) any Acquisition or (iv) any purchase by that Person of a futures contract or such person otherwise becoming liable for the purchase or sale of currency or other commodity at a future date in the nature of a futures contract. The amount of any Investment by any Person on any date of determination shall be the sum of the value of the gross assets transferred to or acquired by such Person (including the amount of any liability assumed in connection with such transfer or acquisition by such Person to the extent such liability would be reflected on a balance sheet prepared in accordance with GAAP) plus the cost of all additions, thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, minus the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than Crown Holdings or another Subsidiary of Crown Holdings) in connection with the sale of such Investment. Whenever the term “outstanding” is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.

“IRS” means the United States Internal Revenue Service, or any successor or analogous organization.

“ITA” means the Income Tax Act (Canada), as from time to time amended, including the regulations proposed or promulgated thereunder, or any successor statute and the regulations proposed or promulgated thereunder.

“Italian Assets” means assets of an Italian Subsidiary other than any Capital Stock in any Person that is not an Italian Subsidiary that do not otherwise constitute Collateral or a Principal Property.

“Italian Subsidiaries” means one or more Subsidiaries that are not Credit Parties incorporated or otherwise formed under the laws of the Republic of Italy with respect to which more than 80% of each of its (i) sales are generated from operations located in the Republic of Italy and (ii) assets are located in the Republic of Italy, in each case, determined on a consolidated basis in accordance with GAAP.

“LC Obligations” means, at any time, an amount equal to the sum of the aggregate Multicurrency LC Obligations and Canadian LC Obligations.

“LC Participant” has the meaning assigned to that term in Section 2.10(e).

“LC Supportable Indebtedness” means (i) obligations of Crown Holdings or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers’ compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of Crown Holdings or any of its Subsidiaries as are reasonably acceptable to Administrative Agent and the respective Facing Agent and otherwise not restricted pursuant to the terms of this Agreement.

“Lender” and “Lenders” have the respective meanings assigned to those terms in the introduction to this Agreement and shall include any Person that becomes a “Lender” (i) pursuant to Section 12.8, (ii) as contemplated by the First Amendment and the Fourth

Amendment and (iii) in connection with the incurrence of (A) Additional Term B Dollar Loans pursuant to Section 2.1(a) or (B) an Additional Facility pursuant to Section 2.9.

“Lender Default” means (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.10(f) or (ii) a Lender having notified in writing Crown Holdings and/or Administrative Agent that it does not intend to comply with its obligations under Section 2.10(e) or Section 2.10(f), as a result of any takeover of such Lender by any regulatory authority or agency.

“Letter of Credit Amendment Request” has the meaning assigned to that term in Section 2.10(c).

“Letters of Credit” means, Multicurrency Letters of Credit and Canadian Letters of Credit, collectively or separately as the context requires, and “Letter of Credit” means any one of such Letters of Credit.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, assignment, hypothecation or security interest in or on such asset or any filing of any financing statement under the UCC as in effect in the applicable state or jurisdiction or any other similar notice or lien under any similar notice or recording statute of any Governmental Authority, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) any other agreement intended to create any of the foregoing.

“Loan” means any Term Loan, Original Dollar Revolving Loan, Extended Dollar Revolving Loan, Original Euro Revolving Loan, Multicurrency Revolving Loans, Canadian Revolving Loan or Swing Line Loan, and “Loans” means all such Loans collectively.

“Loan Documents” means, collectively, this Agreement, the Notes, each Letter of Credit Request, each Letter of Credit Amendment Request, each Security Document, each Guarantee Agreement, the Intercompany Loan Documents, the Intercreditor Agreements, the Sharing Agreement and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

“Majority Lenders” of any Facility means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Mandatory Cost” means the cost imputed to the Lender(s) of compliance with the mandatory liquid assets requirements of the Bank of England and/or the banking supervision or other costs of the Financial Services Authority or European Central Bank or any successor body exercising their functions in this respect as determined in accordance with Schedule 1.1(e).

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, operations or condition (financial or otherwise), of Crown Holdings and its Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its material obligations under any Loan Document or (c) the rights of or benefits available to the Lenders taken as a whole under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Crown Holdings and its Subsidiaries (other than any Immaterial Subsidiary), individually or in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Crown Holdings or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time. The First Lien Notes shall always constitute Material Indebtedness, at any time the principal amount thereof exceeds $25,000,000.

“Maximum Commitment” means, when used with reference to any Lender, the aggregate of such Lender’s Term Commitments, Original Dollar Revolving Commitment, Extended Dollar Revolving Commitment, Multicurrency Revolving Commitment, Original Euro Revolving Commitment and Canadian Revolving Commitment in the amounts not to exceed those set forth opposite the name of such Lender on Schedule 1.1(a) hereto with respect to Revolving Commitments and Canadian Revolving Commitments and in the Register with respect to Term Commitments, subject to reduction from time to time in accordance with the terms of this Agreement.

“Minimum Borrowing Amount” means (i) with respect to Base Rate Loans, $5,000,000, (ii) with respect to Eurocurrency Loans, $5,000,000 in the case of a Borrowing in Dollars, £3,000,000 in the case of a Borrowing in Sterling and €5,000,000 in the case of a Borrowing in Euros, (iii) with respect to Swing Line Loans, (a) $500,000 in the case of a Borrowing in Dollars, (b) £500,000 in the case of a Borrowing in Sterling and (c) €500,000 in the case of a Borrowing in Euro, (iv) with respect to Canadian Prime Rate Loans, Cdn.$5,000,000, and (vi) with respect to B/A Loans Cdn.$5,000,000.

“Minimum Borrowing Multiple” means, (i) in the case of a Borrowing in Dollars, $1,000,000 ($500,000 for Swing Line Loans in Dollars), (ii) in the case of a Borrowing in Euros, €1,000,000 (€500,000 for Swing Line Loans in Euros), (iii) in the case of a Borrowing in Sterling £1,000,000 (£500,000 for Swing Line Loans in Sterling) and (iv) in the case of a Borrowing in Canadian Dollars, Cdn.$1,000,000.

“Minority Acquisition” means the acquisition by European Borrower through one or more of its Subsidiaries of the outstanding Capital Stock of the Specified Subsidiary for consideration of not more than as set forth on Schedule 8.8.

“Minority Interest” means any Capital Stock in any Person engaged in a line of business which is complementary, reasonably related, ancillary or useful to any business in which Crown Holdings or any of its Subsidiaries is then engaged, where such Capital Stock constitutes 50% or less of all Capital Stock issued and outstanding of such Person.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” has the meaning assigned to that term in Section 5.1(c) and shall also include any mortgages or similar documents executed pursuant to Section 7.14.

“Mortgage Policies” has the meaning assigned to that term in Section 5.1(c) and shall also include any mortgage policies or similar documents executed pursuant to Section 7.14.

“Mortgaged Property” has the meaning assigned to that term in Section 5.1(c) and shall also include any real property subject to a mortgage pursuant to Section 7.14.

“Most Recent Total Leverage Ratio” means, at any date, the Total Leverage Ratio for the Test Period ending as of the most recently ended Fiscal Quarter for which financial statements have been delivered to the Lenders pursuant to Section 7.1; provided, however, that if Crown Holdings fails to deliver such financial statements as required by Section 7.1 and further fails to remedy such default within five days of notice thereof from Administrative Agent, then, without prejudice to any other rights of any Lender hereunder, the Most Recent Total Leverage Ratio shall be deemed to be greater than 4.75 to 1 as of the date such financial statements were required to be delivered under Section 7.1. Notwithstanding the foregoing or the provisions of the last sentence of Section 3.3, but subject to the proviso in the immediately preceding sentence, from the date hereof to the date of delivery of Financial Statements for the period ending December 31, 2005, the Most Recent Total Leverage Ratio shall be deemed to be 3.99 to 1.0.

“Multicurrency Commitment Fee” has the meaning assigned to that term in Section 3.2(b)(ii)(B).

“Multicurrency LC Commission” has the meaning assigned to that term in Section 2.10(g)(ii).

“Multicurrency LC Obligations” means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount of the then outstanding Multicurrency Letters of Credit and (b) the aggregate amount of Unpaid Drawings under Multicurrency Letters of Credit which have not then been reimbursed pursuant to Section 2.10(f). The Multicurrency LC Obligation of any Lender at any time shall mean its Multicurrency Revolver Pro Rata Share of the aggregate Multicurrency LC Obligations outstanding at such time.

“Multicurrency Letters of Credit” means, collectively, all Commercial Letters of Credit and Multicurrency Standby Letters of Credit, in each case, issued pursuant to Section 2.10(a)(i) or listed on Schedule 2.10(j), and “Multicurrency Letter of Credit” means any one of such Letters of Credit.

“Multicurrency Revolver Pro Rata Share” means, when used with reference to any Multicurrency Revolving Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Multicurrency Revolving Lender’s Multicurrency Revolving Commitment or, if the Revolver Termination Date for the Multicurrency Revolving

Facility has occurred, the Effective Amount of such Multicurrency Revolving Lender’s then outstanding Multicurrency Revolving Loans and the denominator of which shall be the Multicurrency Revolving Commitments or, if the Revolver Termination Date for the Multicurrency Revolving Facility has occurred, the Effective Amount of all then outstanding Multicurrency Revolving Loans.

“Multicurrency Revolving Commitment” means, with respect to any Multicurrency Revolving Lender, the obligation of such Multicurrency Revolving Lender to make Multicurrency Revolving Loans and to participate in Multicurrency Letters of Credit and Swing Line Loans, as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the date hereof is the amount set forth opposite such lender’s name on Schedule 1.1(a) to the Fourth Amendment under the caption “Amount of Multicurrency Revolving Commitment” as the same may be adjusted from time to time pursuant to the terms hereof and “Multicurrency Revolving Commitments” means such commitments collectively, which commitments equal $700,000,000 in the aggregate as of the Fourth Amendment Effective Date.

“Multicurrency Revolving Facility” means the credit facility under this Agreement evidenced by the Multicurrency Revolving Commitments and the Multicurrency Revolving Loans.

“Multicurrency Revolving Lender” means any Lender which has a Multicurrency Revolving Commitment or is owed a Multicurrency Revolving Loan (or a portion thereof).

“Multicurrency Revolving Loan” and “Multicurrency Revolving Loans” have the meanings given in Section 2.1(b)(ii)(B).

“Multicurrency Standby Letters of Credit” means any of the irrevocable standby letters of credit issued pursuant to this Agreement, in form acceptable to the Facing Agent, together with any increases or decreases in the Stated Amount thereof and any renewals, amendments and/or extensions thereof.

“Multiemployer Plan” means any plan described in Section 4001(a)(3) of ERISA to which contributions are or have, within the preceding six years, been made, or are or were, within the preceding six years, required to be made, by a Credit Party or any of its Subsidiaries or any of their ERISA Affiliates.

“Multiple Employer Plan” means a Plan, other than a Multiemployer Plan, which a Credit Party or any of its Subsidiaries or of their ERISA Affiliates and at least one employer other than a Credit Party, any of its Subsidiaries or any of their ERISA Affiliates are contributing sponsors.

“Net Indebtedness” means, at any date and with respect to any Person, Indebtedness of such Person on such date less Cash and Cash Equivalents of such Person on such date determined in accordance with GAAP.

“Net Proceeds” means, with respect to the incurrence of any Indebtedness, any Asset Disposition, or any Recovery Event, (a) the cash proceeds actually received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a Recovery Event, insurance proceeds in excess of $1,000,000, and condemnation awards and similar payments in excess of $1,000,000, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Crown Holdings and its Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) the amount of all taxes paid (or reasonably estimated to be payable) by Crown Holdings and its Subsidiaries in connection with such event, and (iii) in the case of an Asset Disposition, the amount of all payments required to be made by Crown Holdings and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by a Prior Lien (as defined in the U.S. Security Agreement or applicable Mortgage) and refinancings thereof permitted hereunder or a Lien permitted by Section 8.2(d) and the amount of any reserves established by Crown Holdings and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding two years and that are directly attributable to such event (as determined reasonably and in good faith by Crown Holdings); provided that any amount by which such reserves are reduced for reasons other than payment of any such contingent liabilities shall be considered “Net Proceeds” upon such reduction.

“New Domestic Lender” means a Lender that makes an Additional Term Loan, or has a commitment under an Additional Facility to fund loans solely to one or more U.S. Credit Parties.

“New Non-Domestic Lender” means a Lender that makes an Additional Term Loan, or has a commitment under an Additional Facility to fund loans to one or more Non-U.S. Subsidiaries of Crown Holdings.

“1993 Indenture” means the Indenture dated as of April 1, 1993 between CCSC and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee.

“1996 Indenture” means the Indenture dated as of December 17, 1996 among CCSC, Crown Cork & Seal Finance PLC, Crown Cork & Seal Finance S.A. and The Bank of New York, as trustee.

“Non-Defaulting Lender” means each Lender which is not a Defaulting Lender.

“Non-U.S. Guarantee Agreement” has the meaning assigned to the term in Section 5.1(a)(iv)(A).

“Non-U.S. Guarantee Subsidiary” means (i) any Wholly-Owned Subsidiary organized in England, Belgium, Canada, France, Germany, Mexico, or Switzerland (other than a Receivables Subsidiary, an SLB Subsidiary, an Excluded U.K. Company, CROWN SAS, Butimove and Carnaud Cofem Terradou), (ii) any Wholly-Owned Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia or England, Belgium, Canada, France, Germany, Mexico or Switzerland that executes a Non-U.S. Guarantee Agreement and takes such other actions contemplated by Section 7.14(c) and (iii) all Dutch Borrowers.

“Non-U.S. Participant” means any Lender or Agent that is not a United States person within the meaning of Code section 7701(a)(30).

“Non-U.S. Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“Note” means a note substantially in the form of Exhibit 2.2(a)(1), Exhibit 2.2(a)(2) or Exhibit 2A.2(a), and “Notes” means all of such Notes collectively.

“Notice Address” shall mean the office of Administrative Agent or U.K. Administrative Agent located at 5022 Gate Parkway Suite 200 Jacksonville, FL 32256, or such other office as Administrative Agent may hereafter designate in writing as such to the other parties hereto, with respect to Swing Line Lender for Swing Line Loans issued in Alternative Currencies, the office located at Deutsche Bank AG London Branch, 1 Appold Street, Broadgate, London EC2AHE, or such other office as Swing Line Lender may designate to Borrowers from time to time (which shall be in Europe unless consented to by European Borrower), and with respect to Canadian Administrative Agent, 222 Bay Street, Suite 1100, P.O. Box 64, Toronto, Ontario, Canada M5K1H6, or such other office as Canadian Administrative Agent may designate to Borrowers and the Lenders from time to time.

“Notice of Borrowing” has the meaning assigned to that term in Section 2.5.

“Notice of Canadian Borrowing” has the meaning assigned to that term in Section 2A.5.

“Notice of Canadian Conversion or Continuation” has the meaning assigned to that term in Section 2A.6.

“Notice of Conversion or Continuation” has the meaning assigned to that term in Section 2.6.

“Obligations” means the U.S. Obligations, the Euro Obligations, the Canadian Obligations and the Subsidiary Borrower Obligations.

“Offering Memorandum” has the meaning assigned to that term in Section 5.1(f)(iii).

“Operating Lease” of any Person, means any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person, as lessee, which is not a Capitalized Lease.

“Original Dollar Commitment Fee” has the meaning assigned to that term in Section 3.2(b)(i)(A).

“Original Dollar Revolver Pro Rata Share” means, when used with reference to any Original Dollar Revolving Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Original Dollar Revolving Lender’s Original Dollar Revolving Commitment or, if the Revolver Termination Date for the Original Dollar Revolving Facility has occurred, the Effective Amount of such Original Dollar Revolving Lender’s then outstanding Original Dollar Revolving Loans and the denominator of which shall be the Original Dollar Revolving Commitments or, if the Revolver Termination Date for the Original Dollar Revolving Facility has occurred, the Effective Amount of all then outstanding Original Dollar Revolving Loans.

“Original Dollar Revolving Commitment” means, with respect to any Original Dollar Revolving Lender, the obligation of such Original Dollar Revolving Lender to make Original Dollar Revolving Loans as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the date hereof is the amount set forth opposite such lender’s name on Schedule 1.1(a) hereto under the caption “Amount of Original Dollar Revolving Commitment” as the same may be adjusted from time to time pursuant to the terms hereof and “Original Dollar Revolving Commitments” means such commitments collectively, which commitments equal $130,000,000 in the aggregate as of the Fourth Amendment Effective Date.

“Original Dollar Revolving Facility” means the credit facility under this Agreement evidenced by the Original Dollar Revolving Commitments and the Original Dollar Revolving Loans.

“Original Dollar Revolving Lender” means any Lender which has an Original Dollar Revolving Commitment or is owed an Original Dollar Revolving Loan (or a portion thereof).

“Original Dollar Revolving Loan” and “Original Dollar Revolving Loans” have the meanings given in Section 2.1(b)(i)(A).

“Original Euro Commitment Fee” has the meaning assigned to that term in Section 3.2(b)(ii)(A).

“Original Euro Revolver Pro Rata Share” means, when used with reference to any Original Euro Revolving Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Original Euro Revolving Lender’s Original Euro Revolving Commitment or, if the Revolver Termination Date for the Original Euro Revolving Facility has occurred, the Effective Amount of such Original Euro Revolving Lender’s then outstanding Original Euro Revolving Loans and the denominator of which shall be the Original Euro Revolving Commitments or, if the Revolver Termination Date for the Original Euro revolving Facility has occurred, the Effective Amount of all then outstanding Original Euro Revolving Loans.

“Original Euro Revolving Commitment” means, with respect to any Original Euro Revolving Lender, the obligation of such Original Euro Revolving Lender to make Original Euro Revolving Loans as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the date hereof is the amount set forth opposite such lender’s name on Schedule 1.1(a) hereto under the caption “Amount of Original Euro Revolving Commitment” as the same may be adjusted from time to time pursuant to the terms hereof and “Original Euro Revolving Commitments” means such commitments collectively, which commitments equal $63,625,000 in the aggregate as of the Fourth Amendment Effective Date.

“Original Euro Revolving Facility” means the credit facility under this Agreement evidenced by the Original Euro Revolving Commitments and the Original Euro Revolving Loans.

“Original Euro Revolving Lender” means any Lender which has an Original Euro Revolving Commitment or is owed an Original Euro Revolving Loan (or a portion thereof).

“Original Euro Revolving Loan” and “Original Euro Revolving Loans” have the meanings given in Section 2.1(b)(ii).

“Original Term B Dollar Lender” has the meaning assigned to that term in Section 2.1(a).

“Original Term B Dollar Loans” has the meaning assigned to that term in Section 2.1(a).

“Organic Documents” means (i) relative to each Person that is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, (ii) relative to each Person that is a partnership, its partnership agreement and any other similar arrangements applicable to any partnership or other equity interests in the Person and (iii) relative to any Person that is any other type of legal entity, such documents as shall be comparable to the foregoing.

“Overnight Euro Rate” on any date shall mean the offered quotation to first-class banks in the London interbank market by Swing Line Lender for Euro overnight deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Swing Line Loan of Swing Line Lender as of 11:00 a.m. (London time) on such date, provided that in the event Administrative Agent has made any determination pursuant to Section 3.6 in respect of Swing Line Loans denominated in Euros, or in the circumstances described in Section 3.6 in respect of Swing Line Loans denominated in Euros, the Overnight Euro Rate determined pursuant to this definition shall instead be the rate determined by Swing Line Lender as the all-in-cost of funds for Swing Line Lender to fund such Swing Line Loan in each case, plus the Applicable Eurocurrency Margin for Multicurrency Revolving Loans.

“Overnight LIBOR Rate” on any date shall mean the offered quotation to first-class banks in the London interbank market by Swing Line Lender for Sterling overnight deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Swing Line Loan denominated in Sterling of Swing Line Lender as of 11:00 a.m. (London time) on such date, provided, that in the event Administrative Agent has made any determination pursuant to Section 3.6 in respect of Swing Line Loans denominated in Sterling, or in the circumstances described in Section 3.6 in respect of Swing Line Loan, the Overnight LIBOR Rate determined pursuant to this definition shall instead be the rate determined by Swing

Line Lender as the all-in-cost of funds for Swing Line Lender to fund such Swing Line Loan, in each case, plus the Applicable Eurocurrency Margin for Multicurrency Revolving Loans.

“Overnight Rate Loan” shall mean each Swing Line Loan which bears interest at a rate determined with reference to the Overnight Euro Rate or the Overnight LIBOR Rate, as applicable based on the Alternative Currency borrowed.

“Parent Guarantor” means each of Crown Holdings, CCSC and Crown International and any other Subsidiary of Crown Holdings that is a parent company (directly or indirectly) of either U.S. Borrower or European Borrower (other than Crown Développement) under their respective guaranties in Article XIV and Crown Développement under the Crown Développement Parent Guarantee. For purposes of Article XIV hereof only, “Parent Guarantor” shall not include Crown Développement.

“Participants” has the meaning assigned to that term in Section 12.8(b).

“Payment Office” means (a) with respect to Administrative Agent or Swing Line Lender, for payments with respect to Dollar-denominated Loans and, except as provided in clauses (b) and (c) below, all other amounts, 5022 Gate Parkway Suite 200 Jacksonville, FL 32256, Attn: Commercial Loan Division, or such other address as Administrative Agent or Swing Line Lender, as the case may be, may from time to time specify in accordance with Section 12.3, (b) with respect to Administrative Agent or Swing Line Lender, for payments in any Alternative Currency, such account at such bank or office in London or such other place as Administrative Agent or Swing Line Lender, as the case may be, shall designate by notice to the Person required to make the relevant payment; provided, that no such Payment Office shall be designated that is in France and (c) with respect to Canadian Administrative Agent, for payments with respect to Canadian Revolving Loans, such account at such bank or office in Canada as Canadian Administrative Agent shall designate by notice to the Person required to make the relevant payment.

“PBGC” means the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA.

“Pension Plan” means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which is or has, within the preceding six years, been established or maintained, or to which contributions are being or have been, within the preceding six years, made, by Crown Holdings, any of its Subsidiaries or any of their ERISA Affiliates.

“Perfection Certificate” means a certificate in the form of Annex 3 to the U.S. Security Agreement or any other form approved by U.S. Collateral Agent.

“Permitted Acquisition” means any Acquisition by Crown Holdings or any of its Subsidiaries if all of the following conditions are met:

(a) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom;

(b) all transactions related thereto are consummated in compliance, in all material respects, with applicable Requirements of Law;

(c) in the case of any acquisition of any Capital Stock any Person, after giving effect to such acquisition such Person becomes a Wholly-Owned Subsidiary of Crown Holdings (or with respect to any such Person that does not become a Wholly-Owned Subsidiary, such Person becomes a Subsidiary of Crown Holdings, and, to the extent required by Section 7.14(b), guarantees the Obligations hereunder and grants the security interest contemplated by such Section 7.14(b));

(d) all actions, if any, required to be taken under Section 7.14 with respect to any acquired or newly formed Subsidiary and its property are taken as and when required under Section 7.14;

(e) (i) after giving effect thereto on a Pro Forma Basis for the period of four Fiscal Quarters ending with the Fiscal Quarter for which financial statements have most recently been delivered (or were required to be delivered) under Section 7.1, no Event of Default or Unmatured Event of Default would exist hereunder; and (ii) there is at least $200,000,000 of Total Available Revolving Commitments;

(f) with respect to any transaction involving Acquisition Consideration of more than $100,000,000 ($200,000,000 in respect of clause (ii) below), unless Administrative Agent shall otherwise agree, Crown Holdings shall have provided Administrative Agent and the Lenders with (i) historical financial statements for at least the last Fiscal Year of the Person or business to be acquired (if available) and unaudited financial statements thereof for the most recent interim period (if available), (ii) reasonably detailed projections for the succeeding three years (if available) pertaining to the Person or business to be acquired and updated projections for Crown Holdings after giving effect to such transaction, (iii) all such other information and data relating to such transaction or the Person or business to be acquired as may be reasonably requested by Administrative Agent or the Required Lenders and (iv) an officers’ certificate executed by a Responsible Officer of Crown Holdings certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction would not reasonably be expected to result in a Material Adverse Effect; and

(g) such assets are used for, or such Person is primarily engaged in, a line of business permitted under Section 8.3(c).

“Permitted Capital Markets Debt” means unsecured indebtedness for borrowed money of a Permitted Issuer, in the form of (a) senior or subordinated unsecured term loans, or (b) senior or subordinated unsecured notes, including convertible notes sold pursuant to a public offering or pursuant to an offering in reliance on Section 4(2) and Rule 144A and/or Regulation S under the Securities Act of 1933, as amended, and with respect to each of the foregoing, the terms of which indebtedness (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to six months after the then latest Term Maturity Date or Revolver Termination Date (whichever is latest), (ii) do not restrict, limit or adversely affect the ability of any Credit Party or any of its Subsidiaries to perform its obligations under any of the Loan Documents, (iii) provide that no Subsidiary of Crown Holdings is an obligor under such indebtedness that is not a Credit Party, (iv) are customary for similar offerings by issuers with credit ratings, financial profiles and capital structures comparable to that of Crown Holdings, and (v) such indebtedness (other than notes issued pursuant to a public offering or pursuant to an offering in reliance on Section 4(2) and Rule 144A and/or Regulation S under the Securities Act of 1933, as amended) shall otherwise be issued on terms and conditions reasonably satisfactory to the Administrative Agent.

“Permitted Covenant” means (i) any periodic reporting covenant, (ii) any covenant restricting payments by Crown Holdings with respect to any securities of Crown Holdings which are junior to the Permitted Preferred Stock, (iii) any covenant the default of which can only result in an increase in the amount of any redemption price, repayment amount, dividend rate or interest rate, (iv) any covenant providing board observance rights with respect to Crown Holdings’ board of directors and (v) any other covenant that does not adversely affect the interests of the Lenders (as reasonably determined by Administrative Agent).

“Permitted Cross Chain Transactions” means:

(i) any merger or consolidation of any Wholly-Owned Subsidiary of U.S. Borrower or European Borrower into any other Subsidiary of U.S. Borrower or European Borrower in a transaction in which the surviving entity is a Wholly-Owned Subsidiary of U.S. Borrower or European Borrower and (if any party to such merger is a Subsidiary Credit Party) is a Subsidiary Credit Party, and

(ii) any sale or transfer by any Subsidiary Credit Party of all or substantially all of its assets or all of the stock of a Subsidiary that it owns to any other Subsidiary Credit Party or any such sale between Subsidiaries that are not Credit Parties (whether or not such Subsidiaries are both Subsidiaries of the same Borrower);

provided that (a) if one or more of the Subsidiaries that are the subject of the merger or sale of assets or sale of stock, or the seller of the stock is a Credit Party, the Liens under the Security Documents on the assets or such stock and the Guarantee Obligations of such Credit Parties under the Loan Documents will (and Administrative Agent will be satisfied that such Lien and Guarantee Obligations will) remain valid, enforceable and shall not be impaired as a result of such transactions and that the Lien on such assets or such stock continues to secure at least all Obligations secured prior to such transactions and Administrative Agent shall have received legal opinions from counsel to Borrowers and reasonably acceptable to Administrative Agent in form and substance reasonably satisfactory to Administrative Agent with respect to the continued validity and enforceability and non-impairment of such Guarantee Obligations and Liens and the continued perfection of such Liens, (b) if the surviving entity of any such merger in clause (i) is not a Credit Party or any such sale in clause (ii) is to a Subsidiary that is not a Credit Party, the parent companies of the non-surviving entity or the seller, as applicable, received fair consideration in connection with such transaction in the form of either cash or an intercompany note secured by substantially all of the assets of the obligor and (c) Crown Holdings shall have delivered an officers’ certificate to Administrative Agent confirming compliance with clauses (a) and (b).

“Permitted European Borrower Debt” means unsecured indebtedness for borrowed money, in the form of senior or subordinated unsecured term loans, senior or subordinated unsecured revolving credit loans, or senior or subordinated unsecured notes, including convertible notes, of the European Borrower, the terms of which indebtedness (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to six months after the then latest Term Maturity Date or Revolver Termination Date (whichever is latest), (ii) do not restrict, limit or adversely affect the ability of any Credit Party or any of its Subsidiaries to perform its obligations under any of the Loan Documents, (iii) provide that no Subsidiary of Crown Holdings is a guarantor under such notes that is not a Credit Party, (iv) are customary for similar offerings by issuers with credit ratings, financial profiles and capital structures comparable to that of the European Borrower, and (v) such indebtedness (other than notes issued pursuant to a public offering or pursuant to an offering in reliance on Section 4(2) and Rule 144A and/or Regulation S under the Securities Act of 1933, as amended) shall otherwise be issued on terms and conditions reasonably satisfactory to the Administrative Agent.

“Permitted Holding Company Transaction” means:

(i) any merger or consolidation of any Subsidiary with or into a Wholly-Owned Subsidiary of Crown Holdings that is a Parent Guarantor (other than CCSC) and, if such merger or consolidation includes a Borrower, with the applicable Borrower as the surviving corporation or

(ii) any sale of the Capital Stock of any Subsidiary or any distribution or dividend or other transfer of the Capital Stock of any Subsidiary to Crown Holdings or any of its Wholly-Owned Subsidiaries that is a Parent Guarantor (other than CCSC);

provided, however, that (a) such transaction has been approved by the board of directors of Crown Holdings, and a certified copy of the written resolution approving such transaction shall have been provided to Administrative Agent, (b) both before and after giving effect to such transaction and deeming such transaction to be a Credit Event under this Agreement, the conditions in paragraphs (a) and (b) of Section 5.2 with respect to such Credit Event have been satisfied (treating such Credit Event as a representation and warranty by the Credit Parties on the date of such Credit Event as to the matters specified in paragraphs (a) and (b) of Section 5.2), (c) if the Subsidiary that is the subject of the merger or consolidation or the sale or dividend or distribution of Capital Stock is a Credit Party, the Liens under the Security Documents on the Capital Stock and assets and the Guarantee Obligations of such Credit Party under the Guarantee Agreements will (and Administrative Agent will be satisfied that such Lien and Guarantee Agreements will) remain valid, enforceable and shall not be impaired as a result of such transactions and that the Lien on such assets continues to secure at least all Obligations secured prior to such transactions, and Administrative Agent shall have received legal opinions from counsel to the Borrowers and reasonably acceptable to Administrative Agent in form and substance reasonably satisfactory to Administrative Agent with respect to the continued validity and enforceability and non-impairment of such Guarantee Agreements and Liens and the continued perfection of such Liens, and (d) Crown Holdings shall have delivered an officers’ certificate to Administrative Agent confirming compliance with clauses (a), (b) and (c), and (d)

after the consummation of such transaction, Crown Holdings will own at all times, directly or indirectly, 100% of the Capital Stock of U.S. Borrower and European Borrower (the failure of this condition to be met at any time shall be deemed an occurrence of a Change in Control).

“Permitted Issuer” means Crown Holdings, Crown International, U.S. Borrower, Crown Finance or Crown Finance II or any direct special purpose finance Subsidiary of any of the foregoing formed solely to be the issuer of any Permitted Capital Markets Debt provided that such Person becomes a Credit Party and the Credit Parties comply with Section 7.14 with respect to such special finance Subsidiary.

“Permitted Liens” has the meaning assigned to that term in Section 8.2.

“Permitted Preferred Stock” means any preferred stock of Crown Holdings (or any equity security of Crown Holdings that is convertible or exchangeable into any preferred stock of Crown Holdings), so long as the terms of any such preferred stock or equity security of Crown Holdings: (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by Crown Holdings or any of its Subsidiaries, (iii) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before the eighth anniversary of the Effective Date, (iv) do not require the cash payment of dividends or interest, (v) do not contain any covenants other than Permitted Covenants, (vi) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law, (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of substantial assets, or liquidations involving Crown Holdings and (z) other voting rights to the extent not greater than or superior to those allocated to Crown Holdings common stock on a per share basis, and (vii) are otherwise reasonably satisfactory to Administrative Agent.

“Permitted Real Property Encumbrances” means (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and found, on the date of delivery of such Mortgage Policies to Administrative Agent in accordance with the terms hereof, reasonably acceptable by Administrative Agent, (ii) as to any particular real property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not, (1) secure Indebtedness or (2) in the reasonable opinion of Administrative Agent, materially impair such real property for the purpose for which it is held by the owner thereof, the marketability thereof or the Lien held by Collateral Agent, (iii) municipal and zoning ordinances, which are not violated in any material respect by the existing improvements and the present use made by the owner thereof of the premises and (iv) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord’s or owner’s interest in such leased property.

“Permitted Receivables or Factoring Financings” means:

(i) the transactions under the Receivables Purchase Agreement and under the “Transaction Documents” as defined therein,

(ii) the transactions under the European Receivables Purchase Agreement and under the “Seller Transaction Documents” as defined therein,

(iii) the Existing Factoring Facilities and

(iv) refinancings of the program under the Receivables Purchase Agreement, the European Receivables Purchase Agreement and/or the Existing Factoring Facilities (including, without limitation, by extending the maturity thereof) or the consummation of one or more other receivables or factoring financings (including any amendment, modification or supplement thereto or refinancing or extension thereof), with the aggregate Receivables Net Investment of all Permitted Receivables or Factoring Financings under clauses (i) through (iii) outstanding at any time not to exceed $500,000,000, in each case pursuant to a structured receivables financing consisting of a securitization or factoring of Receivables Assets the material terms of which are substantially similar to the receivables or factoring programs described in clauses (i) and (iii) or otherwise on market terms for companies having a credit profile similar to Crown Holdings and its Subsidiaries at the time of such refinancing or financing.

“Permitted U.S. Borrower Debt” means unsecured indebtedness for borrowed money, in the form of senior or subordinated unsecured term loans, senior or subordinated unsecured revolving credit loans, or senior or subordinated unsecured notes, including convertible notes, of the U.S. Borrower, the terms of which indebtedness (i) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to six months after the then latest Term Maturity Date or Revolver Termination Date (whichever is latest), (ii) do not restrict, limit or adversely affect the ability of any Credit Party or any of its Subsidiaries to perform its obligations under any of the Loan Documents, (iii) provide that no Subsidiary of Crown Holdings is a guarantor under such notes that is not a Credit Party, (iv) are customary for similar offerings by issuers with credit ratings, financial profiles and capital structures comparable to that of the U.S. Borrower, and (v) such indebtedness (other than notes issued pursuant to a public offering or pursuant to an offering in reliance on Section 4(2) and Rule 144A and/or Regulation S under the Securities Act of 1933, as amended) shall otherwise be issued on terms and conditions reasonably satisfactory to the Administrative Agent.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Plan” means any Pension Plan or Welfare Plan.

“Pledged Securities” means any of the Securities pledged pursuant to any Security Document.

“Principal Property” has the meaning given to such term under the indentures, agreements and instruments governing the Debentures and the CCSFPLC 2006 Notes, as such indentures, agreements and instruments are in effect on the Effective Date.

“Pro Forma Basis” means, (a) with respect to the preparation of pro forma financial statements for purposes of the tests set forth in the definition of Permitted Acquisitions and for any other purpose relating to a Permitted Acquisition, pro forma on the basis that (i) any Indebtedness incurred or assumed in connection with such Acquisition was incurred or assumed on the first day of the applicable period, (ii) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of such Acquisition, and (iii) all income and expense associated with the assets or entity acquired in connection with such Acquisition (other than the fees, costs and expenses associated with the consummation of such Acquisition) for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by Crown Holdings over the applicable period on a pro forma basis without giving effect to any cost savings other than Pro Forma Cost Savings, (b) with respect to the preparation of a pro forma financial statement for any purpose relating to an Asset Disposition, pro forma on the basis that (i) any Indebtedness prepaid out of the proceeds of such Asset Disposition shall be deemed to have been prepaid as of the first day of the applicable Test Period, and (ii) all income and expense (other than such expenses as Crown Holdings, in good faith, estimates will not be reduced or eliminated as a consequence of such Asset Disposition) associated with the assets or entity disposed of in connection with such Asset Disposition shall be deemed to have been eliminated as of the first day of the applicable Test Period and (c) with respect to the preparation of pro forma financial statements for any purpose relating to an incurrence of Indebtedness or the payment of any Restricted Payment, pro forma on the basis that (i) any Indebtedness incurred or assumed in connection with such incurrence of Indebtedness or such payment was incurred or assumed on the first day of the applicable period, (ii) if such incurrence of Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of the incurrence of such Indebtedness, and (iii) all income and expense associated with any Permitted Acquisition consummated in connection with the incurrence of Indebtedness (other than the fees, costs and expenses associated with the consummation of such incurrence of Indebtedness) for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by Crown Holdings over the applicable period on a pro forma basis without giving effect to any cost savings other than Pro Forma Cost Savings.

“Pro Forma Cost Savings” means, with respect to the determination of Net Income on a Pro Forma Basis, such cost savings as would be permitted pursuant to Rule 11.02 of Regulation S-X, provided that, prior to the consummation of any Permitted Acquisition, Crown Holdings’ certified public accountants shall have issued a comfort letter (in a manner consistent with example d of SAS 72) or shall have performed procedures agreed upon by Crown Holdings and Administrative Agent, in each case related to the determination of such Net Income on a Pro Forma Basis in accordance with the applicable accounting requirements of Rule 11.02 of Regulation S-X.

“Pro Rata Share” means, when used with reference to any Lender and any described aggregate or total amount of any Facility or Facilities, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Lender’s Maximum Commitment with respect to such Facility or Facilities and the denominator of which shall be the Total Commitment with respect to such Facility or

Facilities or, if no Commitments are then outstanding, such Lender’s aggregate Loans to the total Loans and Obligations hereunder with respect to such Facility.

“Projections” has the meaning assigned to that term in Section 6.5(d).

“Public Debt Documents” means, collectively, the First Lien Notes Documents, the Debentures, the Senior Notes Documents and any other documents evidencing, guaranteeing or otherwise governing any Permitted Capital Markets Debt, Permitted European Borrower Debt and Permitted U.S. Borrower Debt.

“Quarterly Payment Date” means each February 15th, May 15th, August 15th and November 15th of each year.

“Rating Condition” means that Crown Holdings’ senior secured long term debt rating is (i) Ba2 or better from Moody’s and BB- or better from S&P or (ii) Ba3 or better from Moody’s and BB or better from S&P.

“Real Property” means all right, title and interest of any Credit Party or any of its respective Subsidiaries in and to a parcel of real property owned, leased or operated (including, without limitation, any leasehold estate) by any Credit Party or any of its respective Subsidiaries together with, in each case, all improvements and, to the extent deemed real property under applicable laws, appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Receivable(s)” means and includes all of Crown Holdings’ and its Subsidiaries’ presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of Crown Holdings and its Subsidiaries to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Receivables Assets” means accounts receivable (including any bills of exchange), any security therefor, collections thereof, bank accounts holding payments in respect of accounts receivable, and related assets and property.

“Receivables Intercreditor Agreement” means, in connection with the Receivables Purchase Agreement, the Intercreditor Agreement, dated as of March 9, 2010 and substantially in the form of Exhibit 5.1(a)(viii)(C), among Crown Holdings, Crown International, CCSC, Crown Cork & Seal Receivables (DE) Corporation, Crown Cork & Seal Company USA, Inc., Crown Metal Packaging Canada LP, Coöperative Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, as Program Agent (as defined therein) and Administrative Agent and Canadian Administrative Agent, as Bank Agents (as defined therein), and, in connection with any amendment to or refinancing of the Receivables Purchase Agreement or any other Permitted Receivables or Factoring Financing, an intercreditor agreement (or amendment thereto or amendment and restatement thereof) substantially similar to the intercreditor agreement referred to above (as determined by Administrative Agent).

“Receivables Net Investment” means the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables or Factoring Financings in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of such Permitted Receivables or Factoring Financings; provided, however, that if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as if such distribution had not been made.

“Receivables Purchase Agreement” means that certain Second Amended and Restated Receivables Purchase Agreement dated as of March 9, 2010, among Crown Cork & Seal Receivables (DE) Corporation, as the seller, Crown Cork & Seal Company USA, Inc., as the servicer, Coöperative Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, as administrative agent, and the conduit purchasers, alternate purchasers, facility agents party thereto from time to time, as the same has been amended through and including the Fourth Amendment Effective Date and may thereafter be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Receivables Subsidiary” means, initially, Crown Cork & Seal Receivables (DE) Corporation, and any other special purpose subsidiary which exists solely to purchase and sell Receivables Assets or to otherwise raise financing in connection with a Permitted Receivables or Factoring Financing provided, however, that if the law of a jurisdiction in which Crown Holdings or its Subsidiaries proposes to create a Receivables Subsidiary does not provide for the creation of a bankruptcy remote entity that is acceptable to Crown Holdings or requires the formation of one or more additional entities (whether or not Subsidiaries of Crown Holdings), Administrative Agent may in its discretion permit Crown Holdings or its Subsidiaries to form such other type of entity in such jurisdiction to serve as a Receivables Subsidiary as is necessary or customary for similar transactions in such jurisdiction.

“Recovery Event” means the receipt by Crown Holdings (or any of its Subsidiaries) of any insurance or condemnation proceeds payable (i) by reason of any theft, physical destruction or damage or any other similar event with respect to any properties or assets of Crown Holdings or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Crown Holdings or any of its Subsidiaries or (iii) under any policy of insurance required to be maintained under Section 7.11 provided, however, that in no event shall payments made under business interruption insurance or rent insurance constitute a Recovery Event.

“Reference Lenders” mean DB and BNP Paribas.

“Refunded Swing Line Loans” has the meaning assigned to that term in Section 2.1(c)(iii).

“Register” has the meaning assigned to that term in Section 12.12.

“Regulation D” means Regulation D of the Board as from time to time in effect and any successor provision to all or a portion thereof establishing reserve requirements.

“Related Fund” means, with respect to any Lender which is a Fund, any other Fund that is administered or managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Remedial Action” means (a) “remedial action,” as such term is defined in CERCLA, 42 USC Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or otherwise take corrective action to address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

“Replaced Lender” has the meaning assigned to that term in Section 3.7.

“Replacement Lender” has the meaning assigned to that term in Section 3.7.

“Reportable Event” means a “reportable event” described in Section 4043(c) of ERISA or in the regulations thereunder with respect to a Plan, excluding any event for which the thirty (30) day notice requirement has been waived.

“Required Domestic Lenders” means, at any time, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate outstanding amount of the Original Dollar Revolving Commitments and Extended Dollar Revolving Commitments or, after the termination of the Original Dollar Revolving Commitments and/or the Extended Dollar Revolving Commitments, the outstanding Original Dollar Revolving Loans and Extended Dollar Revolving Loans of such terminated Facilities and (b) the aggregate outstanding amount of any Term Loans advanced to any U.S. Credit Party.

“Required European Lenders” means, at any time, Lenders having more than fifty percent (50%) of the sum of the Dollar Equivalent of (a) the aggregate outstanding amount of the Original Euro Revolving Commitments, Multicurrency Revolving Commitments and Canadian Revolving Commitments or, after the termination of the Original Euro Revolving Commitments, Multicurrency Revolving Commitments, and/or the Canadian Commitments, the outstanding Original Euro Revolving Loans, Multicurrency Revolving Loans and Canadian Revolving Loans of such terminated Facilities, the Multicurrency Revolver Pro Rata Share of outstanding Swing Line Loans, and Multicurrency LC Obligations and the Canadian Revolver Pro Rata Share of Canadian LC Obligations and (b) the aggregate outstanding amount of all Term Loans advanced to any Non-U.S. Subsidiary of Crown Holdings.

“Required Lenders” means Non-Defaulting Lenders the sum of whose Effective Amount of outstanding Term Loans, Original Dollar Revolving Commitments, Extended Dollar Revolving Commitments, Original Euro Revolving Commitments, Multicurrency Revolving Commitments and Canadian Revolving Commitments (or, if after the Total Dollar Revolving Commitment, Total Euro Revolving Commitment or Total Canadian Revolving Commitment, as applicable, has been terminated (or any Facility thereof), outstanding Original Dollar Revolving Loans, Extended Dollar Revolving Loans, Original Euro Revolving Loans, Multicurrency Revolving Loans and Multicurrency Revolver Pro Rata Share of outstanding Swing Line Loans and Multicurrency LC Obligations or Canadian Revolving Loans and Canadian Revolver Pro Rata Share of the Canadian LC Obligations, as applicable) constitute greater than 50% of the sum of (i) the total Effective Amount of outstanding Term Loans of Non-Defaulting Lenders, (ii) the Total Revolving Commitment less the aggregate Revolving Commitments of Defaulting Lenders (or, if after the Total Revolving Commitment has been terminated, the total Effective Amount of outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Revolver Pro Rata Share of all Non-Defaulting Lenders of the total outstanding Swing Line Loans and Multicurrency LC Obligations at such time) and (iii) the Total Canadian Revolving Commitment less the aggregate Canadian Revolving Commitments of the Defaulting Lenders (or, if after the Total Canadian Revolving Commitment has been terminated, the total Effective Amount of outstanding Canadian Revolving Loans of all Non-Defaulting Lenders and the aggregate Canadian Revolver Pro Rata Share of all Non-Defaulting Lenders of the total outstanding Canadian LC Obligations at such time at such time).

“Requirement of Law” means, as to any Person, any law (including common law), treaty, rule or regulation or judgment, decree, determination or award of an arbitrator or a court or other Governmental Authority, including without limitation, any Environmental Law, in each case imposing a legal obligation or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Financial Officer” means the Chief Financial Officer, Principal Accounting Officer, Controller or Treasurer of Crown Holdings, or, if being applied to a Subsidiary, of the applicable Subsidiary.

“Responsible Officer” means any of the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, any Vice President or the Treasurer of Crown Holdings or, if being applied to a Subsidiary, of the Subsidiary (and in England and Belgium shall include any director).

“Restricted Payment” means (i) any direct or indirect dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of Crown Holdings or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of Crown Holdings or any Subsidiary and (ii) any voluntary or optional payment or mandatory prepayment or redemption or acquisition for value (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for purposes of paying such Indebtedness when due) of any Subordinated Indebtedness of Crown Holdings or

any Subsidiary (unless defeased, repaid or redeemed in connection with the refinancing thereof that is otherwise permitted under this Agreement).

“Restricted Payments Basket” has the meaning assigned to that term in Section 8.8(d).

“Restricted Securities” shall mean any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by CCSC or any Restricted Subsidiary.

“Restricted Subsidiary” means any subsidiary of CCSC that would be considered a “Restricted Subsidiary” under (and as defined in) any indenture, agreement or instrument governing or evidencing any Debenture or CCSFPLC 2006 Note as such indenture, agreement or instrument is in effect on the Effective Date.

“Revolver Pro Rata Share” means, when used with reference to any Revolving Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Revolving Lender’s Revolving Commitment or, if the Revolver Termination Date for any Revolving Facility has occurred, the Effective Amount of such Revolving Lender’s then outstanding Revolving Loans and the denominator of which shall be the Revolving Commitments or, if the Revolver Termination Date for any Facility has occurred, the Effective Amount of all then outstanding Revolving Loans for such terminated Facility plus all remaining Revolving Commitments.

“Revolver Termination Date” means (a) with respect to each of the Original Euro Revolving Facility and the Original Dollar Revolving Facility, May 15, 2011 or such earlier date as the Revolving Commitments shall have been terminated or otherwise reduced to $0 pursuant to this Agreement, (b) with respect to the Multicurrency Revolving Facility and the Extended Dollar Revolving Commitments, June 15, 2015 or such earlier date as the Revolving Commitments shall have been terminated or otherwise reduced to $0 pursuant to this Agreement, and (c) with respect to the Canadian Revolving Facility, the Canadian Revolver Termination Date.

“Revolving Commitment” means, with respect to any Revolving Lender, such Lender’s Original Dollar Revolving Commitment, Extended Dollar Revolving Commitment, Multicurrency Revolving Commitment and/or Original Euro Revolving Commitment, and “Revolving Commitments” means such commitments collectively.

“Revolving Facilities” means the Original Dollar Revolving Facility, the Extended Dollar Revolving Facility, the Multicurrency Revolving Facility, the Original Euro Revolving Facility and the Canadian Revolving Facility.

“Revolving Lender” means any Lender which has a Revolving Commitment or is owed a Revolving Loan (or a portion thereof).

“Revolving Loan” means an Original Dollar Revolving Loan, an Extended Dollar Revolving Loan, an Original Euro Revolving Loan or a Multicurrency Revolving Loan as the case may be and “Revolving Loans” means such Loans collectively.

“S&P” means Standard & Poor’s Rating Service, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Schedule I Bank” means a bank that is a Canadian chartered bank listed on Schedule I under the Bank Act (Canada).

“Schedule II Bank” means a bank that is a Canadian chartered bank listed on Schedule II under the Bank Act (Canada).

“Schedule III Bank” means an authorized foreign bank listed on Schedule III under the Bank Act (Canada).

“Scheduled Term B Dollar Repayments” means, with respect to the principal payments on the Term B Dollar Loans for each date set forth below, the Dollar amount set forth opposite thereto, as reduced from time to time pursuant to Sections 4.3 and 4.4:

Date	Scheduled Term B Dollar Repayment
November 15, 2006	$3,650,000
November 15, 2007	$3,650,000
November 15, 2008	$3,650,000
November 15, 2009	$3,650,000
November 15, 2010	$3,650,000
November 15, 2011	$3,650,000
Term B Dollar Loan Maturity Date	$343,100,000

“Scheduled Term B Euro Repayments” means, with respect to the principal payments on the Term B Euro for each date set forth below, the Euro amount set forth opposite thereto, as reduced from time to time pursuant to Sections 4.3 and 4.4:

Date	Scheduled Term B Euro Repayment
November 15, 2006	€2,865,000
November 15, 2007	€2,865,000
November 15, 2008	€2,865,000
November 15, 2009	€2,865,000
November 15, 2010	€2,865,000
November 15, 2011	€2,865,000
Term B Euro Loan Maturity Date	€269,310,000

“Scheduled Term Repayments” mean, for any Term Facility, the scheduled principal repayments set forth in the “Scheduled Term Repayments” definition applicable to such Term Facility.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Second Lien Dollar Notes” means the $1,085,000,000 in original aggregate principal amount of 9.5% Second Priority Senior Secured Notes due 2011 of European Borrower issued under the Second Lien Notes Indenture on February 26, 2003 of which $0 remain outstanding as of the Fourth Amendment Effective Date.

“Second Lien Euro Notes” means the €285,000,000 in original aggregate principal amount of 10.25% Second Priority Senior Secured Notes due 2011 of European Borrower issued under the Second Lien Notes Indenture on February 26, 2003 of which €0 remain outstanding as of the Fourth Amendment Effective Date.

“Second Lien Notes” means the Second Lien Dollar Notes and the Second Lien Euro Notes.

“Second Lien Notes Indenture” means the Indenture dated as of February 26, 2003, by and among European Borrower, the guarantors named therein and Wells Fargo Bank, N.A. (f/k/a Wells Fargo Bank Minnesota, National Association), as trustee, governing the Second Lien Dollar Notes and Second Lien Euro Notes, as amended.

“Second Lien Stub Notes” means the Second Lien Notes which remain outstanding after giving effect to the Debt Tender Offer.

“Secured Creditors” has the meaning provided in the respective Security Documents to the extent defined therein and shall include any Person who is granted a security interest pursuant to any Loan Document.

“Securities” means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means, collectively the Euro Security Documents, the U.S. Security Documents, and all other agreements, assignments, security agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect. For purposes of this Agreement, “Security Documents” shall also include all guaranties, security agreements, mortgages, pledge agreements, collateral assignments, subordination agreements and other collateral documents in the nature of any thereof entered into by Crown Holdings or any of its Subsidiaries after the date of this Agreement in favor of a Collateral Agent in satisfaction of the requirements of this Agreement, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

“Senior Notes” means each of the following: (i) the Senior Notes 2013, (ii) the Senior Notes 2015; (iii) the Senior Notes 2017; and (iv) any exchange notes which are issued in a registered exchange offer for any of such notes.

“Senior Notes 2013” means the $500,000,000 in aggregate principal amount of 7.625% senior unsecured notes due 2013 of U.S. Borrower and Crown Finance.

“Senior Notes 2013 Indenture” means the Indenture dated as of November 18, 2005, by and among the U.S. Borrower, Crown Finance, the guarantors named therein and Citibank, N.A., as trustee, governing the Senior Notes 2013.

“Senior Notes 2015” means the $600,000,000 in aggregate principal amount of 7.75% senior unsecured notes due 2015 of U.S. Borrower and Crown Finance.

“Senior Notes 2015 Indenture” means the Indenture dated as of November 18, 2005 by and among U.S. Borrower, Crown Finance, the guarantors named therein and Citibank, N.A., as trustee, governing the Senior Notes 2015.

“Senior Notes 2017” means the $400,000,000 in aggregate principal amount of 7.625% senior unsecured notes due 2017 of U.S. Borrower and Crown Finance II.

“Senior Notes 2017 Indenture” means the Indenture dated as of May 8, 2009, by and among the U.S. Borrower, Crown Finance II, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the Senior Notes 2017.

“Senior Notes Documents” means the Senior Notes, the Senior Notes Indentures and all other documents evidencing, guaranteeing or otherwise governing the terms of any of the Senior Notes.

“Senior Notes Indentures” means the Senior Notes 2013 Indenture , the Senior Notes 2015 Indenture and the Senior Notes 2017 Indenture.

“SFAS 133” means Statements of Financial Accounting Standards No. 133, as amended, “Accounting for Derivative Instruments and Hedging Activities.”

“Sharing Agreement” means the Second Amended and Restated Global Participation and Proceeds Sharing Agreement, substantially in the form of Exhibit 5.1(a)(viii)(B) hereto, dated as of the date hereof, among Administrative Agent, the trustee under the First Lien Notes Indenture, the trustee under the Second Lien Indenture, the trustee under the Third Lien Indenture, Collateral Agents and each of the other Persons that becomes a party thereto from time to time (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, in accordance with the terms thereof and this Agreement).

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the Effective Date.

“SLB Subsidiary” means, any special purpose subsidiary which is created solely to enter into a sale and leaseback transaction otherwise permitted under this Agreement.

“Specified Subsidiary” means the Non-U.S. Subsidiary of European Borrower listed on Schedule 8.8 hereto.

“Spot Rate” means, for any currency at any date, the rate quoted by DB as the spot rate for the purchase by DB of such currency with another currency through its foreign exchange trading office at approximately 11:00 a.m. (New York City time) for delivery two (2) Business Days later.

“Standard Financing Conditions” means (i) no Unmatured Event of Default or Event of Default shall have occurred or be continuing or would result from the incurrence of the Indebtedness, (ii) after giving effect to the incurrence of the Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a Pro Forma Basis (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Credit Parties would be in compliance with Sections 9.1 through 9.3 inclusive, and (iii) such Indebtedness is permitted to be incurred under the Public Debt Documents.

“Standard Securitization Undertakings” mean representations, warranties, guarantees, covenants and indemnities entered into by Crown Holdings or its Subsidiaries that are reasonably customary in securitization transactions relating to accounts receivable, chattel paper and related assets in connection with a Permitted Receivables or Factoring Financing.

“Stated Amount” or “Stated Amounts” means (i) with respect to any Multicurrency Letter of Credit issued in Dollars, the stated or face amount of such Letter of Credit (to the extent) available at the time for drawing (subject to presentment of all requisite documents), and (ii) with respect to any Letter of Credit issued in any currency other than Dollars, the Dollar Equivalent of the stated or face amount of such Letter of Credit (to the extent) available at the time for drawing (subject to presentment of all requisite documents), in either case as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit. For purposes of calculating the Stated Amount of any Letter of Credit at any time:

any increase in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the date Facing Agent actually issues an amendment purporting to increase the Stated Amount of such Letter of Credit, whether or not Facing Agent receives the consent of the Letter of Credit beneficiary or beneficiaries to the amendment, except that if a Borrower has required that the increase in Stated Amount be given effect as of an earlier date and Facing Agent issues an amendment to that effect, then such increase in Stated Amount shall be deemed effective under this Agreement as of such earlier date requested by such Borrower; and

any reduction in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the later of (x) the date Facing Agent actually issues an amendment purporting to reduce the Stated Amount of such Letter of Credit, whether or not the amendment provides that the reduction be given effect as of an earlier date, or (y) the date Facing Agent receives the written consent (including by authenticated telex, cable, SWIFT messages or facsimile transmission with, in the case of a facsimile transmission, a follow-up original hard copy)) of the Letter of Credit beneficiary or beneficiaries to such reduction, whether written consent must be dated on or after the date of the amendment issued by Facing Agent purporting to effect such reduction.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Sterling Equivalent” means at the time of determination thereof (a) with respect to Sterling, the amount in Sterling and (b) with respect to any amount in Dollars, the equivalent of such amount in Sterling determined by Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Sterling with Dollars on the most recent Computation Date provided for in Section 2.8(a).

“Subordinated Indebtedness” means any Indebtedness of Crown Holdings or any of its Subsidiaries that is expressly subordinated in right of payment to the Obligations; provided that for the avoidance of doubt, any secured Indebtedness shall not be considered “subordinated” for purposes of this definition by virtue of a junior lien priority, the Sharing Agreement or any similar agreement.

“Subsidiary” means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; (ii) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; or (iii) any other legal entity the accounts of which would or should be consolidated with those of such Person on a consolidated balance sheet of such Person prepared in accordance with GAAP. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Crown Holdings.

“Subsidiary Borrower” means each Non-U.S. Subsidiary listed as a Subsidiary Borrower on Schedule 1.1(d), as amended from time to time in accordance with Section 12.1(c), including each Dutch Borrower, each German Borrower and each U.K. Borrower; provided that commencing on the Fourth Amendment Effective Date, each such new Subsidiary Borrower must be incorporated (or similarly organized) in a jurisdiction as to which all applicable Lenders have confirmed to the Administrative Agent their ability and willingness to make Loans into such jurisdiction; provided, that no such Lender confirmation shall be required with respect to new Subsidiary Borrowers organized in a jurisdiction in which any Credit Party exists on the Fourth Amendment Effective Date.

“Subsidiary Borrower Obligations” means, with respect to each Subsidiary Borrower, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to such Subsidiary Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to or Unpaid Drawings pursuant to Multicurrency Letters of Credit issued for the account of such Subsidiary Borrower and all other obligations and liabilities of such Subsidiary Borrower to any Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all fees, charges and disbursements of counsel (including the allocated costs of internal counsel) that are to be paid by such Subsidiary Borrower to any Agent, or to any Lender pursuant to any Loan Document) or otherwise. For the avoidance of doubt, this definition of “Subsidiary Borrower Obligations” shall not include any obligations in respect of Bank Related Debt.

“Subsidiary Credit Parties” means (i) each of U.S. Borrower’s U.S. Subsidiaries (other than any Receivables Subsidiary and the Insurance Subsidiary), (ii) each Subsidiary Borrower and (iii) each Subsidiary of European Borrower, and each other Subsidiary, designated on Schedule 1.1(d) as a subsidiary guarantor or which becomes a subsidiary guarantor pursuant to the provisions of Section 7.14.

“Swing Line Commitment” means, at any date, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.1(c) in the amount referred to therein.

“Swing Line Facility” means the sub-credit facility of the Revolving Facility under this Agreement evidenced by the Swing Line Commitment and the Swing Line Loans.

“Swing Line Lender” means DB, with respect to Swing Line Loans in Dollars, and/or Deutsche Bank AG London Branch or an Affiliate of DB, as applicable, with respect to Swing Line Loans in Alternative Currencies and, in each case, in such capacity.

“Swing Line Loan Participation Certificate” means a certificate, substantially in the form of Exhibit 2.1(c).

“Swing Line Loans” has the meaning assigned to that term in Section 2.1(c)(ii).

“Syndication Date” has the meaning assigned to that term in Section 2.1(a).

“Taxes” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding Excluded Taxes.

“Term B Dollar Commitment” means, with respect to any Lender, the principal amount set forth opposite such Lender’s name in the Register or in any Assignment and Assumption Agreement under the caption “Amount of Term B Dollar Commitment”, as such commitment may be adjusted from time to time pursuant to this Agreement, and “Term B Dollar Commitments” means such commitments collectively, which commitments equal $165,000,000 in the aggregate as of the date hereof.

“Term B Dollar Facility” means the credit facility under the Agreement evidenced by the Term B Dollar Commitments and the Term B Dollar Loans.

“Term B Dollar Lender” means any Lender which has a Term B Dollar Commitment or is owed a Term B Dollar Loan (or a portion thereof).

“Term B Dollar Loan” and “Term B Dollar Loans” have the meanings assigned to those terms in Section 2.1(a).

“Term B Dollar Loan Maturity Date” means November 15, 2012.

“Term B Euro Commitment” means, with respect to any Lender, the principal amount set forth opposite such Lender’s name in the Register under the caption “Amount of Term B Euro Commitment”, as such commitment may be adjusted from time to time pursuant to this Agreement, and “Term B Euro Commitments” means such commitments collectively, which commitments equal €286,500,000 in the aggregate as of the date hereof.

“Term B Euro Facility” means the credit facility under the Agreement evidenced by the Term B Euro Commitments and the Term B Euro Loans.

“Term B Euro Lender” means any Lender which has a Term B Euro Commitment or is owed a Term B Euro Loan (or a portion thereof).

“Term B Euro Loan” and “Term B Euro Loans” have the meanings assigned to those terms in Section 2.1(a).

“Term B Euro Loan Maturity Date” means November 15, 2012.

“Term Commitment” means, with respect to any Lender and any Term Facility, the principal amount set forth opposite such Lender’s name in the Register or in any Assignment and Assumption Agreement under the caption for the amount of commitment to such Term Facility, as such commitments may be adjusted from time to time pursuant to this Agreement, and “Term Commitments” means such commitments collectively.

“Term Facilities” means the Facilities under the Agreement other than the Revolving Facilities and the Swing Line Facility, collectively.

“Term Lender” means, with respect to any Term Facility, any Lender which has a Term Commitment for such Term Facility or is owed a Term Loan (or portion thereof) under such Term Facility.

“Term Loans” means the Loans under the Term Facilities, collectively.

“Term Maturity Date” means, with respect to any Term Facility, the scheduled maturity date for such Term Facility under this Agreement.

“Term Percentage” means, at any time with respect to any Term Facility, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate Effective Amount of all Loans under such Term Facility outstanding at such time and the denominator of which is equal to the aggregate Effective Amount of all Term Loans outstanding at such time.

“Term Pro Rata Share” means, with respect to any Term Facility, when used with reference to any Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Lender’s then outstanding Loans under such Facility and the denominator of which shall be the amount of all then outstanding Loans under such Facility.

“Termination Event” means (i) a Reportable Event with respect to any Pension Plan; (ii) the withdrawal of Crown Holdings or any ERISA Affiliate from a Pension Plan during a plan year in which Crown Holdings or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on Crown Holdings or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Pension Plan in a standard termination or a distress termination described in Section 4041 of ERISA; (iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Pension Plan or Foreign Plan; (v) any event or condition which would constitute grounds under Section 4042 of ERISA (other than subparagraph (a)(4) of such Section) for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the appointment by a foreign governmental authority of a trustee to administer any Foreign Plan in place of the existing administrator; (vii) the partial or complete withdrawal of Crown Holdings or any ERISA Affiliate from a Multiemployer Plan or Foreign Plan; or (viii) receipt of a notice of reorganization or insolvency with respect to a Multiemployer Plan pursuant to Section 4242 or 4245 of ERISA; (ix) the termination of a Multiemployer Plan or a Multiple Employer Plan.; (x) the existence with respect to any Pension Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; or (xi) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard or an extension of any amortization period with respect to any Pension Plan.

“Test Period” means the four consecutive Fiscal Quarters of Crown Holdings then last ended.

“Thai Assets” means the asset(s) of a Thai Subsidiary and that does not otherwise constitute Collateral or a Principal Property and other than any Capital Stock in any Person that is not a Thai Subsidiary.

“Thai Subsidiaries” means one or more Non-Subsidiary Credit Parties incorporated or otherwise formed under the laws of Thailand with respect to which more than 80% of each of its (i) sales are generated from operations located in Thailand and (ii) assets are located in Thailand, in each case, determined on a consolidated basis in accordance with GAAP.

“Third Lien Notes” means the $725,000,000 in original aggregate principal amount of 10.875% Third Priority Senior Secured Notes due 2013 of European Borrower issued under the Third Lien Notes Indenture of which $0 remain outstanding as of the Fourth Amendment Effective Date.

“Third Lien Notes Indenture” means the Indenture dated as of February 26, 2003, by and among European Borrower, the guarantors named therein and Wells Fargo Bank, N.A. (f/k/a Wells Fargo Bank Minnesota, National Association), as trustee, governing the Third Lien Notes, as amended.

“Third Lien Stub Notes” means the Third Lien Notes which remain outstanding after giving effect to the consummation of the Debt Tender Offer.

“Total Available Canadian Revolving Commitment” means, at the time any determination thereof is made, the sum of the respective Available Canadian Revolving Commitments of the Lenders at such time.

“Total Available Extended Dollar Revolving Commitment” means, at the time any determination thereof is made, the sum of the respective Available Extended Dollar Revolving Commitments of the Lenders at such time.

“Total Available Multicurrency Revolving Commitment” means, at the time any determination thereof is made, the sum of the respective Available Multicurrency Revolving Commitments of the Lenders at such time.

“Total Available Original Dollar Revolving Commitment” means, at the time any determination thereof is made, the sum of the respective Available Original Dollar Revolving Commitments of the Lenders at such time.

“Total Available Original Euro Revolving Commitment” means, at the time any determination thereof is made, the sum of the respective Available Original Euro Revolving Commitments of the Lenders at such time.

“Total Available Revolving Commitment” means, at any date, the sum of (i) the Total Available Original Dollar Revolving Commitment on such date plus (ii) the Total Available Extended Dollar Revolving Commitment on such date plus (iii) the Total Available Multicurrency Revolving Commitment on such date plus (iv) the Total Available Original Euro

Revolving Commitment on such date plus (v) the Total Available Canadian Revolving Commitment on such date.

“Total Canadian Revolving Commitment” means, at any time, the sum of the Canadian Revolving Commitments of each of the Lenders at such time.

“Total Commitment” means, at the time any determination thereof is made, the sum of the Term Commitments, Canadian Revolving Commitments and the Revolving Commitments at such time.

“Total Dollar Revolving Commitment” means, at any time, the sum of the Original Dollar Revolving Commitments and Extended Dollar Revolving Commitments of each of the Lenders at such time.

“Total Euro Revolving Commitment” means, at any time, the sum of the Euro Revolving Commitments of each of the Lenders at such time.

“Total Leverage Ratio” means, for any Test Period, the ratio of (a) Net Indebtedness of Crown Holdings and its Subsidiaries (exclusive of Indebtedness under any Permitted Receivables or Factoring Financing) as of the last day of such Test Period, to (b) Consolidated EBITDA of Crown Holdings and its Subsidiaries for such Test Period.

“Total Revolving Commitment” means, at any time, the sum of the Revolving Commitments of each of the Lenders at such time.

“Transactions” means and includes (i) each of the Credit Events occurring on the Initial Borrowing Date, (ii) the issuance of the Senior Notes, (iii) the consummation of the Debt Tender Offer, (iv) such other transactions as are contemplated by the Transaction Documents and (v) the payment of fees and expenses in connection with the foregoing.

“Transaction Documents” means, collectively, the Loan Documents, the Debt Tender Offer Documents, and the Senior Notes Documents, including any agreement, document, instrument and certificate executed and/or delivered after the date hereof pursuant to the terms of, or in connection with, any of the foregoing.

“Transferee” has the meaning assigned to that term in Section 12.8(d).

“Triggering Event” has the meaning assigned to such term as the Sharing Agreement.

“Type” means any type of Loan, namely, a Base Rate Loan, Canadian Prime Rate Loan, B/A Loan or Eurocurrency Loan. For purposes hereof, the term “Rate” shall include the Eurocurrency Rate, the Base Rate, the Canadian Prime Rate, and the Discount Rate applicable to B/A and B/A Equivalent Loans.

“UCC” means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“U.K. Administrative Agent” has the meaning assigned to that term in the introduction to this Agreement and any successor U.K. Administrative Agent in such capacity and shall include, where the context requires, the Euro Collateral Agent.

“U.K. Borrowers” means each Non-U.S. Subsidiary of Crown Holdings organized under the laws of England and Wales, as designated as such on Schedule 1.1(d), and each other Non-U.S. Subsidiary of Crown Holdings organized under the laws of England and Wales and requested by Crown Holdings to be a U.K. Borrower, subject to the approval of Administrative Agent which shall not be unreasonably withheld or delayed.

“Unmatured Event of Default” means an event, act or occurrence which with the giving of notice or the lapse of time (or both) would become an Event of Default.

“Unpaid Drawing” has the meaning set forth in Section 2.10(d).

“U.S. Bank Pledge Agreement” means the Bank Pledge Agreement, substantially in the form of Exhibit 5.1(a)(iii)(B)(II), among Crown Holdings and the U.S. Collateral Agent for the benefit of the Secured Creditors named therein.

“U.S. Borrower” has the meaning assigned to that term in the introduction of this Agreement.

“U.S. Borrower Non-U.S. Guarantee Agreement” means that certain U.S. Borrower Non-U.S. Guarantee Agreement, dated as of November 18, 2005, by U.S. Borrower and UK Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time).

“U.S. Collateral” means all Collateral securing the U.S. Obligations, the Canadian Obligations and the Euro Obligations.

“U.S. Collateral Agent” means DB, in its capacity as collateral agent under the U.S. Security Documents.

“U.S. Credit Parties” means Crown Holdings and its U.S. Subsidiaries (other than any Receivables Subsidiary and the Insurance Subsidiary).

“U.S. Guarantee Agreement” has the meaning assigned to that term in Section 5.1(a)(ii).

“U.S. Indemnity, Subrogation and Contribution Agreement” means the U.S. Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit 5.1(a)(vii)(A).

“U.S. Intercreditor Agreement” means the Second Amended and Restated U.S. Intercreditor and Collateral Agency Agreement, substantially in the form of Exhibit 5.1(a)(viii)(D), dated as of the date hereof, among Administrative Agent, Wells Fargo Bank, N.A., as trustee for the holders of the First Lien Notes, DB, as U.S. Collateral Agent, and the other Persons that may become party thereto from time to time.

“U.S. Obligations” means, with respect to U.S. Borrower, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to U.S. Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to U.S. Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to or Unpaid Drawings pursuant to Letters of Credit issued for the account of U.S. Borrower and all other obligations and liabilities of U.S. Borrower to any Agent, any Facing Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all fees, charges and disbursements of counsel (including the allocated costs of internal counsel) that are to be paid by U.S. Borrower to any Agent, any Facing Agent or to any Lender pursuant to any Loan Document) or otherwise. For the avoidance of doubt, this definition of “U.S. Obligations” shall not include any obligations in respect of Bank Related Debt.

“U.S. Security Agreement” has the meaning assigned to that term in Section 5.1(a)(iii)(A).

“U.S. Security Documents” means the U.S. Security Agreement, the U.S. Bank Pledge Agreement, the U.S. Shared Pledge Agreement, the U.S. Intercreditor Agreement, the Receivables Intercreditor Agreement, the Mortgages, the Perfection Certificate executed by the U.S. Credit Parties and each other security agreement or other instrument or document executed and delivered pursuant to Section 7.14 to secure any of the U.S. Obligations.

“U.S. Shared Pledge Agreement” has the meaning assigned to that term in Section 5.1(a)(iii)(B)(I).

“U.S. Subsidiary” means any Subsidiary of Crown Holdings that is not a Non-U.S. Subsidiary.

“Voting Securities” means any class of Capital Stock of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA, that is maintained or contributed to by a Credit Party or any of its Subsidiaries or with respect to which a Credit Party or any of its Subsidiaries would reasonably be expected to incur liability.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of Capital Stock of which (other than qualifying shares required to be owned by directors) are at the time owned directly or indirectly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.

“written” or “in writing” means any form of written communication or a communication by means of telecopier device or authenticated telex, telegraph or cable.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” The words “herein,” “hereof” and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. References to “Articles”, “Sections”, “paragraphs”, “Exhibits” and “Schedules” in this Agreement shall refer to Articles, Sections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise expressly provided herein, references to constitutive and Organic Documents and to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document.

1.2 Terms Generally; Financial Statements.

(a) Except as otherwise expressly provided herein, all accounting terms used herein but not expressly defined in this Agreement, all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall have the respective meanings given to them or shall be made in accordance with GAAP and on a basis consistent with the presentation of the financial statements and projections delivered pursuant to, or otherwise referred to in, Sections 6.5(a) and 6.5(d). Notwithstanding the foregoing sentence, the financial statements required to be delivered pursuant to Section 7.1 shall be prepared in accordance with GAAP in the United States of America as in effect on the respective dates of their preparation. Unless otherwise provided for herein, wherever any computation is to be made with respect to any Person and its Subsidiaries, such computation shall be made so as to exclude all items of income, assets and liabilities attributable to any Person which is not a Subsidiary of such Person. In the event that any changes in generally accepted accounting principles in the U.S. occur after the date of this Agreement or the application thereof from that used in the preparation of the financial statements referred to in Section 6.5(a) hereof occur after the Initial Borrowing Date and such changes or such application result in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then Crown Holdings, Administrative Agent and the Lenders agree to enter into and diligently pursue negotiations in good faith in order to amend such provisions of this Agreement so as to equitably reflect such changes so that the criteria for evaluating Crown Holdings’ financial condition will be the same after such changes as if such changes had not occurred.

(b) For purposes of computing ratios in the financial covenants in Article IX as of the end of any Test Period, all components of such ratios for the applicable Test Period shall include or exclude, as the case may be, without duplication, such components of such ratios attributable to any business or assets that have been acquired or disposed of by Crown Holdings or any Subsidiary of Crown Holdings (including through mergers or consolidations) after the first day of such Test Period and prior to the end of such Test Period on a Pro Forma Basis as determined in good faith by Crown Holdings and certified to by a Responsible Officer of Crown Holdings to Administrative Agent.

(c) For purposes of the limitations, levels and baskets in Articles IV, VII, VIII and X stated in Dollars, non-Dollar currencies will be converted into Dollars at the time of incurrence or receipt, as the case may be, using the methodology set forth in the definition of Dollar Equivalent.

1.3 Calculation of Exchange Rate. On each Exchange Rate Determination Date, Administrative Agent or Canadian Administrative Agent, as applicable, shall (a) determine the Exchange Rate as of such Exchange Rate Determination Date and (b) give notice thereof to each Borrower and to each Lender that shall have requested such information. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Exchange Rate Determination Date (each, a “Reset Date”) and shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in converting amounts between Dollars and Canadian Dollars or Alternative Currencies as applicable.

ARTICLE II

AMOUNT AND TERMS OF U.S. DOLLAR, STERLING AND EURO CREDITS

2.1 The Commitments.

(a) Term Loans.

(i) Term B Dollar Loan Facility. Each Lender which, prior to the First Amendment Effective Date, was a Term B Dollar Lender (each an “Original Term B Dollar Lender”), severally and for itself alone, hereby agrees, on the terms and subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein and in the other Loan Documents to continue its Term B Dollar Loan existing prior to giving effect to the First Amendment (each such loan, an “Original Term B Dollar Loan” and collectively, the “Original Term B Dollar Loans”) on and after the First Amendment Effective Date as a loan. Each Lender with an Additional Term B Dollar Commitment, severally and for itself alone, hereby agrees, on the terms and subject to the conditions set forth in the First Amendment and otherwise set forth herein and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a loan (each such loan, if made, an “Additional Term B Dollar Loan” and collectively, the “Additional Term B Dollar Loans”) to U.S. Borrower on the First Amendment Effective Date in an aggregate principal amount equal to the Additional Term B Dollar Commitment of such Lender (the “Additional Term B Dollar Borrowing Date”). The Additional Term B Dollar Loans (i) shall be incurred by U.S. Borrower pursuant to a single drawing, which shall be on the Additional Term B Dollar Borrowing Date, (ii) shall be denominated in Dollars, (iii) shall be made as Base Rate Loans, or if consented to by Administrative Agent, Eurocurrency Loans with Interest Periods of one month, and, except as hereinafter provided, may, at the option of U.S. Borrower, be maintained as and/or converted into Base Rate Loans or Eurocurrency Loans, provided, that all Additional Term B Dollar Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Additional Term B Dollar Loans of the same Type and (iv) shall not exceed for any Lender at the time of incurrence thereof on the Additional Term B Dollar Borrowing Date that aggregate principal amount which equals the Additional Term B Dollar Loan Commitment, if any, of such Lender at such time. From and after the Additional Term B Dollar Borrowing Date, the Original Term B Dollar Loans and the Additional Term B Dollar Loans shall be referred to individually as a “Term B Dollar Loan” and collectively, as the “Term B Dollar Loans” and all references to Term B Dollar Loans herein shall be deemed references to either or both, as the context may require, of the Original Term B Loans or the Additional Term B Dollar Loans. Each Lender’s Additional Term B Dollar Commitment shall expire immediately and without further action on the Additional Term B Dollar Borrowing Date, after giving effect to the Additional Term B Dollar Loans made thereon. No amount of a Term B Dollar Loan which is repaid or prepaid by U.S. Borrower may be reborrowed hereunder.

(ii) Term B Euro Loan Facility. Each Term B Euro Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a loan (each such loan, a “Term B Euro Loan” and collectively, the “Term B Euro Loans”) to European Borrower on the Initial Borrowing Date in an aggregate principal amount equal to the Term B Euro Commitment of such Term B Euro Lender. The Term B Euro Loans (i) shall be incurred by European Borrower pursuant to a single drawing, which shall be on the Initial Borrowing Date, (ii) shall be denominated in Euros, (iii) shall be made as Eurocurrency Loans with Interest Periods of seven (7) days and shall be maintained as Eurocurrency Loans, provided, that all Term B Euro Loans made by the Term B Euro Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term B Euro Loans of the same Type and (iv) shall not exceed for any Lender at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the Term B Euro Loan Commitment, if any, of such Lender at such time. Each Term B Euro Lender’s Term B Euro Commitment shall expire immediately and without further action on the Initial Borrowing Date if the Term Loans are not made on the Initial Borrowing Date. No amount of a Term B Euro Loan which is repaid or prepaid by European Borrower may be reborrowed hereunder.

(b) Revolving Loans.

(i) (A) Original Dollar Revolving Loan Facility. Each Original Dollar Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to U.S. Borrower denominated in Dollars on a revolving basis from time to time during the Commitment Period, in an amount not to exceed its Original Dollar Revolver Pro Rata Share of the Total Available Original Dollar Revolving Commitment (each such loan by any Lender, an “Original Dollar Revolving Loan” and collectively, the “Original Dollar Revolving Loans”); provided, that no such Original Dollar Revolving Loan shall be made if after giving effect thereto, the Total Available Original Dollar Revolving Commitments would equal less than zero. All Original Dollar Revolving Loans comprising the same Borrowing hereunder shall be made by the Original Dollar Revolving Lenders simultaneously and in proportion to their respective Original Dollar Revolving Commitments. Prior to the Revolver Termination Date for the Original Dollar Revolving Facility, Original Dollar Revolving Loans may be repaid and reborrowed by U.S. Borrower in accordance with the provisions hereof and, except as otherwise specifically provided in Section 3.6, all Original Dollar Revolving Loans comprising the same Borrowing shall at all times be of the same Type.

(B) Extended Dollar Revolving Loan Facility. Each Extended Dollar Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to U.S. Borrower denominated in Dollars on a revolving basis from time to time during the Commitment Period, in an amount not to exceed its Extended Dollar Revolver Pro Rata Share of the Total Available Extended Dollar Revolving Commitment (each such loan by any Lender, an “Extended Dollar Revolving Loan” and collectively, the “Extended Dollar Revolving Loans”); provided, that no such Extended Dollar Revolving Loan shall be made if after giving effect thereto, the Total Available Extended Dollar Revolving Commitments would equal less than zero. All Extended Dollar Revolving Loans comprising the same Borrowing hereunder shall be made by the Extended Dollar Revolving Lenders simultaneously and in proportion to their respective Extended Dollar Revolving Commitments. Prior to the Revolver Termination Date for the Extended Dollar Revolving Facility, Extended Dollar Revolving Loans may be repaid and reborrowed by U.S. Borrower in accordance with the provisions hereof and, except as otherwise specifically provided in Section 3.6, all Extended Dollar Revolving Loans comprising the same Borrowing shall at all times be of the same Type.

(ii) (A) Original Euro Revolving Loan Facility. Each Original Euro Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to U.S. Borrower and European Borrower denominated in Dollars or an Alternative Currency on a revolving basis from time to time during the Commitment Period, in an amount not to exceed its Original Euro Revolving Pro Rata Share of (a) with respect to all Borrowers the Total Available Original Euro Revolving Commitment and (b) with respect to any applicable Borrower, such Borrower’s Available Euro Revolving Sublimit (each such loan by any Lender, an “Original Euro Revolving Loan” and collectively, the “Original Euro Revolving Loans”); provided, that (a) no such Original Euro

Revolving Loan shall be made if after giving effect thereto, the Total Available Original Euro Revolving Commitments would equal less than zero and (b) the aggregate principal amount of all Original Euro Revolving Loans denominated in Sterling shall not exceed the Sterling Equivalent of $5,000,000. All Original Euro Revolving Loans comprising the same Borrowing hereunder shall be made by the Original Euro Revolving Lenders simultaneously and in proportion to their respective Original Euro Revolving Commitments. Prior to the Original Euro Revolving Termination Date, Original Euro Revolving Loans may be repaid and reborrowed by U.S. Borrower and European Borrower in accordance with the provisions hereof and, except as otherwise specifically provided in Section 3.6, all Original Euro Revolving Loans comprising the same Borrowing shall at all times be of the same Type

(B) Multicurrency Revolving Loan Facility. Each Multicurrency Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to U.S. Borrower, European Borrower and the Subsidiary Borrowers denominated in Dollars or an Alternative Currency on a revolving basis from time to time from the Fourth Amendment Effective Date during the Commitment Period for the Multicurrency Revolving Facility, in an amount not to exceed its Multicurrency Revolving Pro Rata Share of (a) with respect to all Borrowers the Total Available Multicurrency Revolving Commitment and (b) with respect to any applicable Borrower, such Borrower’s Available Euro Revolving Sublimit (each such loan by any Lender, a “Multicurrency Revolving Loan” and collectively, the “Multicurrency Revolving Loans”); provided, that (a) no such Multicurrency Revolving Loan shall be made if after giving effect thereto, the Total Available Multicurrency Revolving Commitments would equal less than zero and (b) the aggregate principal amount of all Multicurrency Revolving Loans denominated in Sterling shall not exceed the Sterling Equivalent of $145,000,000. All Multicurrency Revolving Loans comprising the same Borrowing hereunder shall be made by the Multicurrency Revolving Lenders simultaneously and in proportion to their respective Multicurrency Revolving Commitments. Prior to the Revolving Termination Date for the Multicurrency Revolving Commitment, Multicurrency Revolving Loans may be repaid and reborrowed by U.S. Borrower, European Borrower and the Subsidiary Borrowers in accordance with the provisions hereof and, except as otherwise specifically provided in Section 3.6 all Multicurrency Revolving Loans comprising the same Borrowing shall at all times be of the same Type.

(c) Swing Line Loans.

(i) [Reserved]

(ii) Multicurrency Swing Line. Subject to the terms and conditions hereof, the Swing Line Lender in its individual capacity agrees to make swing line loans in Dollars or Alternative Currencies (“Swing Line Loans”) to U.S. Borrower, European Borrower or any Subsidiary Borrower on any Business Day from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding that do not to exceed the Dollar Equivalent of $75,000,000; provided, however, that in no event may the amount of any Borrowing of Swing Line Loans (A) exceed the Total Available Multicurrency Revolving Commitment immediately prior to such Borrowing (after giving effect to the use of proceeds thereof), (B) exceed the Available Euro Revolving Sublimit for such Borrower immediately prior to such Borrowing or (C) cause the outstanding Multicurrency Revolving Loans of any Lender, when added to such Lender’s Multicurrency Revolver Pro Rata Share of the then outstanding Swing Line Loans and Multicurrency Revolver Pro Rata Share of the aggregate Multicurrency LC Obligations (exclusive of Unpaid Drawings relating to Multicurrency LC Obligations which are repaid with the proceeds of, and simultaneously with the incurrence of, Multicurrency Revolving Loans or Swing Line Loans) to exceed such Lender’s Multicurrency Revolving Commitment. Amounts borrowed under this Section 2.1(c)(ii) may be repaid and, to but excluding the Revolver Termination Date for the Multicurrency Revolving Facility, reborrowed. Swing Line Loans shall be made in Dollars or Alternative Currencies and maintained as Base Rate Loans, with respect to Swing Line Loans made in Dollars, and Overnight Rate Loans with respect to Swing Line Loans made in Alternative Currencies and, notwithstanding Section 2.6, shall not be entitled to be converted into any other Type of Loan. Notwithstanding the foregoing, in the event a Lender Default exists, Swing Line Lender shall not be required to make any Swing Line Loans unless Swing Line Lender has entered into arrangements reasonably satisfactory to it and Crown Holdings to eliminate the Swing Line Lender’s risk with respect to the refunding or participation in such Swing Line Loans of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender or Lenders’ applicable Multicurrency Revolver Pro Rata Share of the applicable Swing Line Loans, which arrangements shall be deemed to be consented to by the Lenders.

(iii) Refunding of Swing Line Loans. Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of the applicable Borrower (which hereby irrevocably directs Swing Line Lender to so act on its behalf) notify each Multicurrency Revolving Lender (including Swing Line Lender) to make a Multicurrency Revolving Loan in the Applicable Currency, as the case may be, an amount equal to such Lender’s Multicurrency Revolver Pro Rata Share of the principal amount of the applicable Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given, provided, however, that such notice shall be deemed to have automatically been given upon the occurrence of an Event of Default under Section 10.1(i). Unless any of the events described in Section 10.1(i) shall have occurred (in which event the procedures of this Section 2.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each applicable Revolving Lender shall make the proceeds of its Revolving Loan available to Swing Line Lender at the Payment Office prior to 11:00 a.m., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the Refunded Swing Line Loans.

(iv) Participation in Swing Line Loans. If, prior to refunding a Swing Line Loan with a Revolving Loan pursuant to Section 2.1(c)(iii), an Event of Default under Section 10.1(i) shall have occurred, or if for any other reason a Revolving Loan cannot be made pursuant to Section 2.1(c)(iii), then, subject to the provisions of Section 2.1(c)(v) below, each Multicurrency Revolving Lender will, on the date such Revolving Loan was to have been made, purchase (without recourse or warranty) from Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Multicurrency Revolver Pro Rata Share of such Swing Line Loan. Upon request, each such Revolving Lender will immediately transfer to Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof Swing Line Lender will deliver to such Revolving Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(v) Lenders’ Obligations Unconditional. Each Lender’s obligation to make Revolving Loans in accordance with Section 2.1(c)(iii) and to purchase participating interests in accordance with Section 2.1(c)(iv) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Event of Default or Unmatured Event of Default; (C) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person; (D) any breach of this Agreement by any Borrower or any other Person; (E) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to Swing Line Lender the amount required pursuant to Section 2.1(c)(iii) or (iv) above, as the case may be, Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Base Rate thereafter. Notwithstanding the foregoing provisions of this Section 2.1(c)(v), no Lender shall be required to make a Revolving Loan to any Borrower for the purpose of refunding a Swing Line Loan pursuant to Section 2.1(c)(iii) above or to purchase a participating interest in a Swing Line Loan pursuant to Section 2.1(c)(iv) if an Event of Default or Unmatured Event of Default has occurred and is continuing and, prior to the making by Swing Line Lender of such Swing Line Loan, the applicable Swing Line Lender has received written notice from such Lender specifying that such Event of Default or Unmatured Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Lender shall cease to make such Refunded Swing Line Loans and purchase such participating interests, as the case may be; provided, however, that the obligation of such Lender to make such Refunded Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (y) the date upon which such Lender notifies Swing Line Lender that its prior notice has been withdrawn and (z) the date upon which the Event of Default or Unmatured Event of Default specified in such notice no longer is continuing.

2.2 Evidence of Indebtedness: Repayment of Loans.

(a) Evidence of Indebtedness. At the request of any Lender (which request shall be made to Administrative Agent), each respective Borrower’s obligation to pay the principal of and interest on all the Loans made to it by such Lender shall be evidenced, (1) if Term Loans, by a promissory note duly executed and delivered by such Borrower substantially in the form of Exhibit 2.2(a)(1) hereto, with blanks appropriately completed in conformity herewith and (2) if Revolving Loans, by a promissory note duly executed and delivered by such Borrower substantially in the form of Exhibit 2.2(a)(2) hereto, with blanks appropriately completed in conformity herewith.

(b) Notation of Payments. Each Lender will note on its internal records the amount of each Loan made by it, the Applicable Currency of such Loan and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect any Borrower’s or any guarantor’s obligations hereunder or under the other applicable Loan Documents in respect of such Loans.

(c) Repayment of Loans. Each Borrower hereby unconditionally promises to pay to Administrative Agent for the account of the relevant Lenders (i) in respect of Revolving Loans of such Borrower, on the applicable Revolver Termination Date (or such earlier date as, and to the extent that, such Revolving Loan becomes due and payable pursuant to the terms of this Agreement), the unpaid principal amount of each Revolving Loan made to it by each such Revolving Lender, in the Applicable Currency and (ii) in respect of Term Loans of such Borrower, on the applicable Term Maturity Date (or such earlier date as, and to the extent that, such Term Loan becomes due and payable pursuant to the terms of this Agreement), the unpaid principal amount of each Term Loan made to it by each such Term Lender, in the Applicable Currency. Each Borrower hereby further agrees to pay interest in immediately available funds (in the Applicable Currency) at the applicable Payment Office on the unpaid principal amount of the Revolving Loans and Term Loans made to it from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 3.1.

2.3 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing by any Borrower hereunder shall be not less than the Minimum Borrowing Amount and, if greater, shall be in Minimum Borrowing Multiples above such minimum (or, if less, the then Total Available Original Dollar Revolving Commitment, the Total Available Extended Dollar Revolving Commitment, the Total Available Multicurrency Revolving Commitment or Total Available Original Euro Revolving Commitment, as the case may be). More than one Borrowing may be incurred on any date, provided that at no time shall there be outstanding more than (i) three (3) Borrowings of Eurocurrency Loans with weekly Interest Periods in the aggregate by European Borrower and the Subsidiary Borrowers nor more than one (1) Borrowing of Eurocurrency Loans with a weekly Interest Period by U.S. Borrower nor (ii) unless approved by Administrative Agent in its reasonable discretion, ten (10) Borrowings of Eurocurrency Loans at any time.

2.4 Borrowing Options. The Term Loans and the Revolving Loans shall, at the option of the applicable Borrower except as otherwise provided in this Agreement, be (i) Base Rate Loans, (ii) Eurocurrency Loans, or (iii) part Base Rate Loans and part Eurocurrency Loans. The Term Loans and Revolving Loans denominated in Alternative Currencies shall be Eurocurrency Loans. As to any Eurocurrency Loan, any Lender may, if it so elects, fulfill its commitment by causing a foreign branch or affiliate with reasonable and appropriate capacities to fund such currency and without any increased cost to Borrowers to make or continue such Loan, provided that in such event the funding of that Lender’s Loan shall, for the purposes of this Agreement, be considered to be the obligations of or to have been made by that Lender and the obligation of the applicable Borrower to repay that Lender’s Loan shall nevertheless be to that Lender and shall be deemed held by that Lender, for the account of such branch or affiliate.

2.5 Notice of Borrowing. Whenever any Borrower desires to make a Borrowing of any Loan (other than a Swing Line Loan) hereunder, it shall give Administrative Agent at its Notice Address (i) in the case of Dollar denominated Loans, at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing), given not later than 12:00 p.m. (New York City time), of each Base Rate Loan, and at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) given not later than 12:00 p.m. (New York City time), of each Eurocurrency Loan to be made hereunder and (ii) in the case of Alternative Currency Loans, at least three Business Days’ (one Business Day in the case of Alternative Currency Loans denominated in Sterling) prior written notice (or telephonic notice promptly confirmed in writing) given not later than 12:00 p.m. (London time); provided, however, that a Notice of Borrowing with respect to Borrowings to be made on the date hereof may, at the discretion of Administrative Agent, be delivered later than the time specified above. Whenever U.S. Borrower desires that Swing Line Lender make a Swing Line Loan in Dollars under Section 2.1(c)(ii), it shall deliver to Swing Line Lender prior to 11:00 a.m. (New York City time) on the date of Borrowing written notice (or telephonic notice promptly confirmed in writing). Whenever any Borrower (other than Canadian Borrower) desires that Swing Line Lender make a Swing Line Loan in any Alternative Currency under Section 2.1(c)(ii), the applicable Borrower shall deliver to Swing Line Lender prior to 11:00 a.m. (London time) on the date of such Borrowing written notice (or telephone notice promptly confirmed in writing). Each such notice (each a “Notice of Borrowing”), which shall be in the form of Exhibit 2.5 hereto, shall be irrevocable, shall be deemed a representation by such Borrower that all conditions precedent to such Borrowing have been satisfied and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing stated in the relevant currency, (ii) the date of Borrowing (which shall be a Business Day), (iii) whether the Loans being made pursuant to such Borrowing are to be Swing Line Loans, and (iv) whether the Loans being made pursuant to such Borrowing are to be Original Dollar Revolving Loans, Extended Dollar Revolving Loans, Original Euro Revolving Loans or Multicurrency Revolving Loans, and, as applicable, whether such Loans are to be Base Rate Loans or Eurocurrency Loans and, with respect to Eurocurrency Loans, the Interest Period and Applicable Currency to be applicable thereto. Administrative Agent shall as promptly as practicable give each Lender that would be required to fund a portion of a proposed Borrowing written or telephonic notice (promptly confirmed in writing) of such proposed Borrowing, such Lender’s Revolver Pro Rata Share thereof and of the other matters covered by the Notice of Borrowing. Without in any way limiting any Borrower’s obligation to confirm in writing any telephonic notice, Administrative Agent or the Swing Line Lender (in the case of Swing Line Loans) or the respective Facing Agent (in the case of Letters of Credit) may act without liability upon the basis of telephonic notice believed by Administrative Agent in good faith to be from a Responsible Officer of such Borrower prior to receipt of written confirmation. Administrative Agent’s records shall, absent manifest error, be final, conclusive and binding on each Borrower with respect to evidence of the terms of such telephonic Notice of Borrowing. Each Borrower hereby agrees not to dispute Administrative Agent’s, DB’s or such Facing Agent’s record of the time of telephonic notice.

2.6 Conversion or Continuation. Any Borrower may elect (i) on any Business Day to convert Base Rate Loans or any portion thereof to Eurocurrency Loans and (ii) at the end of any Interest Period with respect thereto, to convert Loans denominated in Dollars that are Eurocurrency Loans or any portion thereof into Base Rate Loans or to continue such

Eurocurrency Loans or any portion thereof for an additional Interest Period and (iii) at the end of any Interest Period with respect thereto, to continue Loans denominated in an Alternative Currency for an additional Interest Period; provided, however, that the aggregate principal amount of the Eurocurrency Loans for each Interest Period therefor must be in an aggregate principal amount equal to the Minimum Borrowing Amount for Eurocurrency Loans or Minimum Borrowing Multiples in excess thereof. Each conversion or continuation of Loans of a Facility shall be allocated among the Loans of the Lenders in such Facility in accordance with their respective Pro Rata Shares. Each such election shall be in substantially the form of Exhibit 2.6 hereto (a “Notice of Conversion or Continuation”) and shall be made by giving Administrative Agent at least three Business Days’ (or one Business Day in the case of a continuation of Alternative Currency Loans denominated in Sterling or a conversion into Base Rate Loans) prior written notice thereof to the Notice Address given not later than 12:00 p.m. (New York City time) (12:00 p.m. London time in the case of a continuation of an Alternative Currency Loan) specifying (i) the amount and type of conversion or continuation, (ii) in the case of a conversion to or a continuation of Eurocurrency Loans, the Interest Period therefor, and (iii) in the case of a conversion, the date of conversion (which date shall be a Business Day). Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurocurrency Loans, and no continuation in whole or in part of Eurocurrency Loans other than Loans denominated in Alternative Currencies, shall be permitted at any time at which an Unmatured Event of Default or an Event of Default shall have occurred and be continuing. Borrowers shall not be entitled to specify an Interest Period in excess of one month for any Alternative Currency Loan if an Unmatured Event of Default or an Event of Default has occurred and is continuing. If, within the time period required under the terms of this Section 2.6, Administrative Agent does not receive a Notice of Conversion or Continuation from the applicable Borrower containing a permitted election to continue any Eurocurrency Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans or, in the case of an Alternative Currency Loan, Eurocurrency Loans in the same Applicable Currency with an Interest Period of one month. Each Notice of Conversion or Continuation shall be irrevocable.

2.7 Disbursement of Funds. No later than 12:00 p.m. (local time at the place the applicable Borrower receives funding) on the date specified in each Notice of Borrowing (3:30 p.m. local time at the place of funding in the case of Swing Line Loans), each applicable Lender will make available its Pro Rata Share of Loans, of the Borrowing requested to be made on such date in the Applicable Currency and in immediately available funds, at the Payment Office (for the account of such non-U.S. office of Administrative Agent as Administrative Agent may direct in the case of Eurocurrency Loans) and Administrative Agent will make available to the applicable Borrower at its Payment Office the aggregate of the amounts so made available by the Lenders not later than 2:00 p.m. (local time in the place of payment), or in the case of Swing Line Loans, 4:30 p.m. (local time in the place of payment). Unless Administrative Agent shall have been notified by any Lender at least one (1) Business Day prior to the date of Borrowing that such Lender does not intend to make available to Administrative Agent such Lender’s portion of the Borrowing to be made on such date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such date of Borrowing and Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to Administrative Agent by such Lender on the date of Borrowing, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify the applicable Borrower and, if so notified, the applicable Borrower shall immediately pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover from the applicable Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to the applicable Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to the rate for Base Rate Loans or Eurocurrency Loans, as the case may be, applicable during the period in question; provided, however, that any interest paid to Administrative Agent in respect of such corresponding amount shall be credited against interest payable by Borrower to such Lender under Section 3.1 in respect of such corresponding amount. Any amount due hereunder to Administrative Agent from any Lender which is not paid when due shall bear interest payable by such Lender, from the date due until the date paid, at the Federal Funds Rate for amounts in Dollars (and, at Administrative Agent’s cost of funds for amounts in any Alternative Currency) for the first three days after the date such amount is due and thereafter at the Federal Funds Rate (or such cost of funds rate) plus 1%, together with Administrative Agent’s standard interbank processing fee. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its Letters of Credit (or its participations therein) and any other amounts due to it hereunder first to Administrative Agent to fund any outstanding Loans made available on behalf of such Lender by Administrative Agent pursuant to this Section 2.7 until such Loans have been funded (as a result of such assignment or otherwise) and then to fund Loans of all Lenders other than such Lender until each Lender has outstanding Loans equal to its Pro Rata Share of all Loans (as a result of such assignment or otherwise). Such Lender shall not have recourse against such Borrower with respect to any amounts paid to Administrative Agent or any Lender with respect to the preceding sentence, provided that, such Lender shall have full recourse against such Borrower to the extent of the amount of such Loans it has so been deemed to have made. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which such Borrower may have against the Lender as a result of any default by such Lender hereunder.

2.8 Utilization of Revolving Commitments in an Alternative Currency.

(a) Administrative Agent will determine the Dollar Equivalent amount with respect to any (i) Credit Event comprised of a borrowing of Revolving Loans or an issuance of Multicurrency Letters of Credit denominated in an Alternative Currency as of the requested Credit Event date, (ii) outstanding Revolving Loans and Multicurrency Letters of Credit denominated in an Alternative Currency Loans as of the last Business Day of each Interest Period for such Loan and of each month for such Multicurrency Letter of Credit, and (iii) outstanding Revolving Loans and Unpaid Drawings denominated in an Alternative Currency as of any redenomination date pursuant to this Agreement (each such date under clauses (i) through (iii) a “Computation Date”). Upon receipt of any Notice of Borrowing, Administrative Agent shall, as promptly as practicable, notify each applicable Revolving Lender thereof and of the amount of such Lender’s Revolver Pro Rata Share of the Borrowing. In the case of a Borrowing comprised of Revolving Loans denominated in an Alternative Currency, such notice will provide the approximate amount of each Lender’s Revolver Pro Rata Share of the Borrowing, and Administrative Agent will, upon the determination of the Dollar Equivalent amount of the Borrowing as specified in the Notice of Borrowing, promptly notify each Lender of the exact amount of such Lender’s Revolver Pro Rata Share of the Borrowing.

(b) European Borrower shall be entitled to request that either Original Euro Revolving Loans or Multicurrency Revolving Loans hereunder also be permitted to be made in any other lawful currency constituting a eurocurrency (other than Dollars), in addition to the eurocurrencies specified in the definition of “Alternative Currency” herein, that in the reasonable opinion of each of the Original Euro Revolving Lenders or Multicurrency Revolving Lenders, as applicable, is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an “Agreed Alternative Currency”). European Borrower shall deliver to Administrative Agent any request for designation of an Agreed Alternative Currency in accordance with Section 12.3, to be received by Administrative Agent not later than 11:00 a.m. (New York City time) at least ten (10) Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request Administrative Agent will promptly notify the applicable Original Euro Revolving Lenders or Multicurrency Revolving Lenders thereof, and each applicable Original Euro Revolving Lender or Multicurrency Revolving Lender will use its best efforts to respond to such request within two (2) Business Days of receipt thereof. Each Original Euro Revolving Lender or Multicurrency Revolving Lender, as applicable, may grant or accept such request in its sole discretion. Administrative Agent will promptly notify European Borrower of the acceptance or rejection of any such request.

(c) In the case of a proposed Borrowing comprised of Original Euro Revolving Loans or Multicurrency Revolving Loans denominated in an Agreed Alternative Currency, the applicable Original Euro Revolving Lenders or Multicurrency Revolving Lenders shall be under no obligation to make such Loans in the requested Agreed Alternative Currency as part of such Borrowing if Administrative Agent has received notice from any of the applicable Original Euro Revolving Lenders or Multicurrency Revolving Lenders by 3:00 p.m. (New York City time) three (3) Business Days prior to the day of such Borrowing that such Lender cannot provide Loans in the requested Agreed Alternative Currency, in which event Administrative Agent will give notice to Crown Holdings no later than 9:00 a.m. (London time) on the second Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Agreed Alternative Currency is not then available, and notice thereof also will be given promptly by Administrative Agent to the applicable Original Euro Revolving Lenders or Multicurrency Revolving Lenders. If Administrative Agent shall have so notified Crown Holdings that any such Borrowing in a requested Agreed Alternative Currency is not then available, the applicable Borrower may, by notice to Administrative Agent not later than 2:00 p.m. (London time) two (2) Business Days prior to the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If a Borrower does so withdraw such Notice of Borrowing, the Borrowing requested therein shall not occur and Administrative Agent will promptly so notify each applicable Original Euro Revolving Lender or Multicurrency Revolving Lender. If such Borrower does not so withdraw such Notice of Borrowing, Administrative

Agent will promptly so notify each applicable Original Euro Revolving Lender or Multicurrency Revolving Lender and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Borrowing comprised of Base Rate Loans in an aggregate amount equal to the Dollar Equivalent of the originally requested Borrowing in the Notice of Borrowing; and in such notice by Administrative Agent to each Lender will state such aggregate amount of such Borrowing in Dollars and such Lender’s Pro Rata Share thereof.

(d) In the case of a proposed continuation of Revolving Loans denominated in an Agreed Alternative Currency for an additional Interest Period pursuant to Section 2.6, the applicable Original Euro Revolving Lenders or Multicurrency Revolving Lenders shall be under no obligation to continue such Loans if Administrative Agent has received notice from any of the applicable Original Euro Revolving Lenders or Multicurrency Revolving Lenders by 4:00 p.m. (New York City time) four (4) Business Days prior to the day of such continuation that such Lender cannot continue to provide Loans in the Agreed Alternative Currency, in which event Administrative Agent will give notice to Crown Holdings not later than 9:00 a.m. (New York City time) on the third Business Day prior to the requested date of such continuation that the continuation of such Loans in the Agreed Alternative Currency is not then available, and notice thereof also will be given promptly by Administrative Agent to the applicable Original Euro Revolving Lenders or Multicurrency Revolving Lenders. If Administrative Agent shall have so notified Crown Holdings that any such continuation of Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Loans shall be redenominated into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Loans. Administrative Agent will promptly notify Crown Holdings and the applicable Original Euro Revolving Lenders or Multicurrency Revolving Lenders of any such redenomination and in such notice by Administrative Agent to each Lender will state the aggregate Dollar Equivalent amount of the redenominated Alternative Currency Loans as of the Computation Date with respect thereto and such Lender’s Revolver Pro Rata Share thereof.

2.9 Additional Facility.

(a) U.S. Borrower and European Borrower shall have the right at any time (so long as (x) no Unmatured Event of Default or Event of Default then exists and (y) Crown Holdings shall have delivered to Administrative Agent a Compliance Certificate for the period of four (4) full Fiscal Quarters immediately preceding the incurrence described below (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1) giving pro forma effect to such incurrence and evidencing compliance with the covenants set forth in Article IX), and from time to time after the Fourth Amendment Effective Date to incur from one or more existing Lenders and/or other Persons that are Eligible Assignees and which, in each case, agree to make such loans to such Borrower, loans and commitments to make loans in an aggregate principal amount not to exceed $300,000,000 (or the Dollar Equivalent thereof in an Alternative Currency at the time of funding), which loans may be incurred as (i) one or more tranches of additional term loans (the “Additional Term Loans”) as determined by Administrative Agent that are pari passu in all respects to the Term Loans made pursuant to Section 2.1(a) under a facility that would provide that the Additional Term Loans would have a Weighted Average Life to Maturity of not less than the Term Loan with the then longest Weighted Average Life to Maturity and a final maturity no earlier than latest Term Maturity Date; provided, that the terms and conditions of any Additional Term Loans shall be substantially similar to those applicable to the existing Term Facilities, and/or (ii) increases to one or more existing Term Facilities (collectively, “Additional Facilities”). Notwithstanding the foregoing, the Additional Term B Dollar Loans advanced on the Additional Term B Dollar Borrowing Date shall not be Additional Term Loans and therefore are not included for purposes of calculating the $300,000,000 limitation set forth in the preceding sentence.

(b) In the event that U.S. Borrower or European Borrower desires to create an Additional Facility, such Borrower will enter into an amendment with the lenders (who shall by execution thereof become Lenders hereunder if not theretofore Lenders) to provide for such Additional Facility, which amendment shall set forth any terms and conditions of the Additional Facility not covered by this Agreement as agreed by the applicable Borrower and such Lenders, and shall provide for the issuance of promissory notes to evidence the Additional Facility if requested by the Lenders making advances under the Additional Facility (which notes shall constitute Term Notes for purposes of this Agreement), with such amendment to be in form and substance reasonably acceptable to Administrative Agent and consistent with the terms of this Section 2.9(b) and of the other provisions of this Agreement. No consent of any Lender (other than any Lender making loans or whose commitment is increased under the Additional Facility) is required to permit the Loans contemplated by this Section 2.9(b) or the aforesaid amendment to effectuate the Additional Facility. This section shall supercede any provisions contained in this Agreement, including, without limitation, Section 12.1, to the contrary.

2.10 Letters of Credit.

(a) Letter of Credit Commitments.

(i) Multicurrency Letters of Credit. Subject to and upon the terms and conditions herein set forth, U.S. Borrower or European Borrower may request, on behalf of itself or any Subsidiary Borrower, that any Facing Agent (other than the Canadian Facing Agent) issue, at any time and from time to time on and after the Initial Borrowing Date, and prior to the 30th Business Day preceding the Revolver Termination Date for the Multicurrency Revolving Facility, (x) for the account of such Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holder) of LC Supportable Indebtedness of such Borrower or any of its Subsidiaries, an irrevocable standby letter of credit in Dollars or an Alternative Currency (other than Canadian Dollars), in a form customarily used by such Facing Agent, or in such other form as has been approved by such Facing Agent (each such standby letter of credit, a “Multicurrency Standby Letter of Credit”), in support of LC Supportable Indebtedness and (y) for the account of U.S. Borrower and in support of trade obligations of U.S. Borrower or any of its Subsidiaries, an irrevocable sight letter of credit in a form customarily used by such Facing Agent or in such other form as has been approved by such Facing Agent (each such commercial letter of credit, a “Commercial Letter of Credit”, and together with the Multicurrency Standby Letters of Credit, the “Multicurrency Letters of Credit”) in support of commercial transactions of Crown Holdings and its Subsidiaries; provided, however, no Multicurrency Letter of Credit shall be issued the Dollar Equivalent of the Stated Amount of which, (i) when added to the Effective Amount of all Multicurrency LC Obligations (exclusive of Unpaid Drawings relating to Multicurrency Letters of Credit which are repaid on or prior to the date of, and prior to the issuance of, the respective Multicurrency Letter of Credit at such time), would exceed either (x) $200,000,000 or (y) when added to the Dollar Equivalent of the aggregate principal amount of all Multicurrency Revolving Loans, Swing Line Loans and Multicurrency LC Obligations then outstanding with respect to all Borrowers, the Total Multicurrency Revolving Commitment at such time or (ii) when added to the Dollar Equivalent of the aggregate principal amount of all Multicurrency Revolving Loans, Original Euro Revolving Loans, Multicurrency LC Obligations and Swing Line Loans of such Borrower, such Borrower’s Euro Revolving Sublimit

(ii) Canadian Letters of Credit. Subject to and upon the terms and conditions herein set forth, Canadian Borrower may request, on behalf of itself, that the Canadian Facing Agent issue, at any time and from time to time on and after the Fourth Amendment Effective Date, and prior to the 30th Business Day preceding the Canadian Revolver Termination Date, for the account of such Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holder) of LC Supportable Indebtedness of Canadian Borrower or any of its Subsidiaries, an irrevocable standby letter of credit or letter of guarantee in Canadian Dollars, in a form customarily used by such Facing Agent, or in such other form as has been approved by such Facing Agent (each such standby letter of credit and letter of guarantee, collectively, a “Canadian Letter of Credit”), in support of LC Supportable Indebtedness; provided, however, no Canadian Letter of Credit shall be issued the Dollar Equivalent of the Stated Amount of which, when added to the Effective Amount of all Canadian LC Obligations (exclusive of Unpaid Drawings relating to Canadian Letters of Credit which are repaid on or prior to the date of, and prior to the issuance of, the respective Canadian Letter of Credit at such time), would exceed either (i) $10,000,000 or (ii) when added to the Dollar Equivalent of the aggregate principal amount of all Canadian Revolving Loans and Canadian LC Obligations then outstanding with respect to Canadian Borrower, the Total Canadian Revolving Commitment at such time.

(b) Obligation of Facing Agent to Issue Letter of Credit. Each Facing Agent may agree, in its sole discretion, that it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolver Termination Date for the Multicurrency Revolving Facility with respect to Multicurrency Letters of Credit and the Canadian Revolver Termination Date with respect to Canadian Letters of Credit, following its receipt of the respective Letter of Credit Request, issue for the account of the applicable Borrower one or more Letters of Credit (x) in the case of Multicurrency Standby Letters of Credit or Canadian Letters of Credit, in support of such LC Supportable Indebtedness of the applicable Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to an Event of Default or Unmatured Event of Default hereunder and (y) in the case of Commercial Letters of Credit, in support of trade obligations as referenced in Section 2.10(a)(i), provided, that the respective Facing Agent shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Facing Agent from issuing such Letter of Credit or any Requirement of Law applicable to such Facing Agent from any Governmental Authority with jurisdiction over such Facing Agent shall prohibit, or request that such Facing Agent refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Facing Agent with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Facing Agent is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Facing Agent as of the date hereof and which such Facing Agent in good faith deems material to it; or

(ii) such Facing Agent shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in Section 2.10(b)(ii)(A)(v).

(A) Notwithstanding the foregoing, (i) each Multicurrency Standby Letter of Credit and Canadian Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit’s date of issuance, provided, that (x) any Standby Letter of Credit or Canadian Letter of Credit may be automatically extendable for periods of up to one year so long as such Letter of Credit provides that the respective Facing Agent retains an option, satisfactory to such Facing Agent, to terminate such Letter of Credit within a specified period of time prior to each scheduled extension date and (y) each Commercial Letter of Credit shall have an expiry date occurring not later than 180 days after such Commercial Letter of Credit’s date of issuance; (ii) (x) no Multicurrency Standby Letter of Credit shall have an expiry date occurring later than 10 days prior to the Revolver Termination Date for the Multicurrency Revolving Facility, (y) no Canadian Letter of Credit shall have an expiry date occurring later than 10 days prior to the Canadian Revolver Termination Date and (z) no Commercial Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolver Termination Date for the Multicurrency Revolving Facility; (iii) each Multicurrency Letter of Credit shall be denominated in Dollars, or in the respective Facing Agent’s sole discretion, an Alternative Currency, and be payable on a sight basis and each Canadian Letter of Credit shall be denominated in Canadian Dollars and be payable on a sight basis; (iv) the Stated Amount of each Letter of Credit shall not be less than the Dollar Equivalent of $100,000 or such lesser amount as is acceptable to the respective Facing Agent; and (v) no Facing Agent will issue any Letter of Credit after it has received written notice from the applicable Borrower or the Required Lenders stating that an Event of Default or Unmatured Event of Default exists until such time as such Facing Agent shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Event of Default or Unmatured Event of Default by the Required Lenders (or all the Lenders to the extent required by Section 12.1).

(B) Notwithstanding the foregoing, in the event a Lender Default exists, no Facing Agent shall be required to issue any Letter of Credit unless the respective Facing Agent has entered into arrangements satisfactory to it and Crown Holdings to eliminate such Facing Agent’s risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender or

Lenders’ applicable Multicurrency Revolver Pro Rata Share or Canadian Revolver Pro Rata Share, as the case may be, of the applicable LC Obligations.

(c) Procedures for Issuance and Amendments of Letter of Credit. Whenever U.S. Borrower, European Borrower, any Subsidiary Borrower or Canadian Borrower desires that a Letter of Credit be issued, such Borrower shall give Administrative Agent and the respective Facing Agent written notice thereof prior to 1:00 p.m. (New York City time) at least five (5) Business Days (or such shorter period as may be acceptable to such Facing Agent) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit 2.10(c) (each, a “Notice of Issuance”) and may be submitted via facsimile to the respective Facing Agent (who may rely upon such facsimile if it were an original thereof). Each such notice shall specify (A) the proposed issuance date and expiration date, (B) the name(s) of each obligor with respect to such Letter of Credit, (C) the applicable Borrower as the account party, (D) the name and address of the beneficiary (which Person shall be acceptable to the applicable Facing Agent), (E) the Stated Amount in Dollars, Canadian Dollars or, if applicable, the Alternative Currency, of such proposed Letter of Credit, (F) whether such Letter of Credit is to be a Multicurrency Standby Letter of Credit, Commercial Letter of Credit or Canadian Letter of Credit and (G) the purpose of such Letter of Credit (which shall be acceptable to Administrative Agent and the applicable Facing Agent) and such other information as such Facing Agent may reasonably request. In addition, each Letter of Credit Request shall contain a general description of the terms and conditions to be included in such proposed Letter of Credit (all of which terms and conditions shall be acceptable to the respective Facing Agent). Unless otherwise specified, all Letters of Credit will be governed by the Uniform Customs and Practices for Documentary Credit Operations as in effect on the date of issuance of such Letter of Credit. Each Notice of Issuance shall include any other documents as the respective Facing Agent customarily requires in connection therewith. From time to time while a Letter of Credit is outstanding and prior to the Revolver Termination Date for the Multicurrency Revolving Facility with respect to Multicurrency Letters of Credit and the Canadian Revolver Termination Date with respect to Canadian Letters of Credit, the applicable Facing Agent will, upon written request received by the Facing Agent (with a copy sent by Borrower to Administrative Agent) at least three (3) Business Days (or such shorter time as the Facing Agent and Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed promptly in an original writing (each a “Letter of Credit Amendment Request”) and shall specify in form and detail reasonably satisfactory to the Facing Agent: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Facing Agent may require. The Facing Agent shall be under no obligation to amend any Letter of Credit if: (A) the Facing Agent would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement, or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. In the case of Multicurrency Standby Letters of Credit and Canadian Letters of Credit, each Facing Agent shall, promptly after the issuance of or amendment or modification to such a Letter of Credit, give Administrative Agent and the applicable Borrower written notice of the issuance, amendment or modification of such Letter of Credit, accompanied by a copy of such issuance, amendment or modification. Promptly upon receipt of such notice, Administrative Agent shall give each Multicurrency Revolving Lender or Canadian Revolving Lender, as applicable, written notice of such issuance, amendment or modification, and if so requested by any such Lender, Administrative Agent shall provide such Lender with copies of such issuance, amendment or modification. As to any Letters of Credit issued by a Facing Agent other than DB, the respective Facing Agent shall furnish to Administrative Agent, on the first Business Day of each week, by facsimile a report detailing the aggregate daily total outstanding Commercial Letters of Credit for such Facing Agent during the prior week.

(d) Agreement to Repay Letter of Credit Payments.

(i) U.S. Borrower, European Borrower or Canadian Borrower, as the case may be, hereby agrees to reimburse (or to cause the applicable Subsidiary Borrower to reimburse) the respective Facing Agent, by making payment to Administrative Agent or the Canadian Administrative Agent, as the case may be, in immediately available funds in Dollars or Canadian Dollars, as the case may be at the Payment Office, for the Dollar Equivalent (or Canadian Dollar amount with respect to Canadian Dollar Letters of Credit) of any payment or disbursement made by such Facing Agent under and in accordance with any Letter of Credit (each such amount so paid or disbursed until reimbursed, an “Unpaid Drawing”), no later than one Business Day after the date on which such Borrower receives notice of such payment or disbursement (if such Unpaid Drawing was in an Alternative Currency other than Canadian Dollars, then in the Dollar Equivalent amount of such Unpaid Drawing), with interest on the amount so paid or disbursed by such Facing Agent, to the extent not reimbursed prior to 12:00 Noon (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Facing Agent is reimbursed therefor by such Borrower at a rate per annum which shall be the (A) Base Rate in effect from time to time plus the Applicable Base Rate Margin for Revolving Loans with respect to Multicurrency Letters of Credit in Dollars and (B) the Canadian Prime Rate plus the Applicable Canadian Prime Rate Margin for Canadian Letters of Credit, provided, however, that, anything contained in this Agreement to the contrary notwithstanding, (i) unless such Borrower shall have notified Administrative Agent or the Canadian Administrative Agent, as the case may be and the applicable Facing Agent prior to 10:00 a.m. (New York City time) on the Business Day following receipt of such notice that the applicable Facing Agent will be reimbursed for the amount of such Unpaid Drawing with funds other than the proceeds of Revolving Loans or Canadian Revolving Loans, as the case may be, such Borrower shall be deemed to have timely given a Notice of Borrowing or Notice of Canadian Borrowing, as the case may be, to Administrative Agent or the Canadian Administrative Agent, as the case may be, requesting each Multicurrency Revolving Lender or Canadian Revolving Lender, as applicable, to make Revolving Loans or Canadian Revolving Loans, as applicable, which are Base Rate Loans or Canadian Prime Rate Loans, as the case may be on the date on which such Unpaid Drawing is honored in an amount equal to the Dollar Equivalent of the amount of such Unpaid Drawing and Administrative Agent or the Canadian Administrative Agent, as the case may be, shall, if such Notice of Borrowing is deemed given, promptly notify the Lenders thereof and (ii) unless any of the events described in Section 10.1(i) shall have occurred (in which event the procedures of Section 2.10(e) shall apply), each such Multicurrency Revolving Lender or Canadian Revolving Lender, as applicable, shall, on the date such drawing is honored, make Multicurrency Revolving

Loans or Canadian Revolving Loans, as applicable, which are Base Rate Loans or Canadian Prime Rate Loans in the amount of its Multicurrency Revolver Pro Rata Share or Canadian Revolver Pro Rata Share of the Dollar Equivalent of such Unpaid Drawing, the proceeds of which shall be applied directly by Administrative Agent or the Canadian Administrative Agent, as the case may be, to reimburse the applicable Facing Agent for the amount of such Unpaid Drawing; and provided, further, that, if for any reason, proceeds of Multicurrency Revolving Loans or Canadian Revolving Loans are not received by the applicable Facing Agent on such date in an amount equal to the amount of the Dollar Equivalent of such drawing, the applicable Borrower shall reimburse the applicable Facing Agent, on the Business Day immediately following the date such drawing is honored, in an amount in same day funds equal to the excess of the amount of the Dollar Equivalent of such drawing over the Dollar Equivalent of the amount of such Multicurrency Revolving Loans or Canadian Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Section 3.1(a) or (c), as applicable; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York City time) on the fifth Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Facing Agent (and until reimbursed by the applicable Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin for Revolving Loans for Multicurrency Letters of Credit, and the Canadian Prime Rate plus the Applicable Canadian Prime Rate Margin for Canadian Letters of Credit (in each case, plus an additional 2% per annum), such interest also to be payable on demand. The respective Facing Agent shall give the applicable Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish any Credit Party’s obligations hereunder.

(ii) The obligations of each Borrower under this Section 2.10(d) to reimburse the respective Facing Agent with respect to drawings on Letters of Credit (each, a “Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Borrower may have or have had against any Facing Agent, Agent or any Lender (including in its capacity as issuer of the Letter of Credit or as LC Participant), or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, the respective Facing Agent’s only obligation to Borrowers being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Facing Agent under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction, shall not create for such Facing Agent any resulting liability to any Borrower.

(e) Letter of Credit Participations. Immediately upon the issuance by any Facing Agent of any Letter of Credit, such Facing Agent shall be deemed to have sold and transferred to (i) each Multicurrency Revolving Lender with respect to each Multicurrency Letter of Credit and (ii) each Canadian Revolving Lender with respect to each Canadian Letter of Credit, in each case, other than such Facing Agent (each such Lender, in its capacity under this Section 2.10(e), a “LC Participant”), and each such LC Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Facing Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Lender’s Multicurrency Revolver Pro Rata Share (with respect to Multicurrency Letters of Credit) and such Canadian Lender’s Canadian Revolver Pro Rata Share (with respect to Canadian Letters of Credit), as the case may be, in such Letter of Credit, each substitute Letter of Credit, each Drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto (although Letter of Credit fees shall be payable directly to Administrative Agent for the account of the LC Participant as provided in Section 2.10(g) and the LC Participants shall have no right to receive any portion of the facing fees), and any security therefor or guaranty pertaining thereto. Upon any change in the Multicurrency Revolving Commitments of the Multicurrency Revolving Lenders or the Canadian Revolving Commitments of the Canadian Revolving Lenders, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating to Letters of Credit, there shall be an automatic adjustment pursuant to this Section 2.10(e) to reflect the new Multicurrency Revolver Pro Rata Share or Canadian Revolver Pro Rata Share, as the case may be, of the assignor and assignee Lender or of all Lenders with Multicurrency Revolving Commitments or Canadian Revolving Commitments, as the case may be. In determining whether to pay under any Letter of Credit, such Facing Agent shall have no obligation relative to the LC Participants other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Facing Agent under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction, shall not create for such Facing Agent any resulting liability to any Credit Party or any Lender.

(f) Draws Upon Letter of Credit; Reimbursement Obligations. In the event that any Facing Agent makes any payment under any Letter of Credit issued by it and the applicable Borrower shall not have reimbursed such amount in full to such Facing Agent pursuant to Section 2.10(d), such Facing Agent shall promptly notify Administrative Agent, and Administrative Agent shall promptly notify each LC Participant of such failure, and each such LC Participant shall promptly and unconditionally pay to Administrative Agent for the account of such Facing Agent, the amount of such LC Participant’s applicable Multicurrency Revolver Pro Rata Share or Canadian Revolver Pro Rata Share, as the case may be, of such payment in Dollars or, in the case of a Letter of Credit denominated in an Alternative Currency or Canadian Dollars, in such Alternative Currency or Canadian Dollars and in same day funds; provided, however, that no LC Participant shall be obligated to pay to Administrative Agent its applicable Multicurrency Revolver Pro Rata Share or Canadian Revolver Pro Rata Share of such unreimbursed amount for any wrongful payment made by such Facing Agent under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction on the part of such Facing Agent. If Administrative Agent so notifies any LC Participant required to fund a payment under a Letter of Credit prior to 11:00 a.m. (New York City time) or, in the case of a Letter of Credit denominated in an Alternative Currency or Canadian Dollars, 11:00 a.m. (London time) on any Business Day, such LC Participant shall make available to Administrative Agent for the account of the respective Facing Agent such LC

Participant’s applicable Multicurrency Revolver Pro Rata Share or Canadian Revolver Pro Rata Share, as the case may be, of the amount of such payment on such Business Day in same day funds. If and to the extent such LC Participant shall not have so made its applicable Multicurrency Revolver Pro Rata Share or Canadian Revolver Pro Rata Share, as the case may be, of the amount of such payment available to Administrative Agent for the account of the respective Facing Agent, such LC Participant agrees to pay to Administrative Agent for the account of such Facing Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to Administrative Agent for the account of such Facing Agent at the overnight Federal Funds rate. The failure of any LC Participant to make available to Administrative Agent for the account of the respective Facing Agent its applicable Multicurrency Revolver Pro Rata Share or Canadian Revolver Pro Rata Share, as the case may be, of any payment under any Letter of Credit issued by it shall not relieve any other LC Participant of its obligation hereunder to make available to Administrative Agent for the account of such Facing Agent its applicable Multicurrency Revolver Pro Rata Share or Canadian Revolver Pro Rata Share, as the case may be, of any payment under any such Letter of Credit on the day required, as specified above, but no LC Participant shall be responsible for the failure of any other LC Participant to make available to Agent for the account of such Facing Agent such other LC Participant’s applicable Multicurrency Revolver Pro Rata Share or Canadian Revolver Pro Rata Share, as the case may be, of any such payment.

(i) Whenever any Facing Agent receives a payment of a reimbursement obligation as to which Administrative Agent has received for the account of such Facing Agent any payments from the LC Participants pursuant to this Section 2.10(f), such Facing Agent shall pay to Administrative Agent and Administrative Agent shall pay to each LC Participant which has paid its Multicurrency Revolver Pro Rata Share or Canadian Revolver Pro Rata Share, as the case may be, thereof, in Dollars or, if in an Alternative Currency, in such Alternative Currency and in same day funds, an amount equal to such LC Participant’s Multicurrency Revolver Pro Rata Share or Canadian Revolver Pro Rata Share, as the case may be, of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(ii) The obligations of the LC Participants to make payments to each Facing Agent with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(iii) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(iv) The existence of any claim, setoff, defense or other right which any Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Administrative Agent, any LC Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Crown Holdings or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

(v) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect to any statement therein being untrue or inaccurate in any respect;

(vi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(vii) the occurrence of any Event of Default or Unmatured Event of Default.

(g) Fees for Letters of Credit.

(i) Facing Agent Fees. The applicable Borrower agrees to pay the following amount to the respective Facing Agent with respect to the Letters of Credit issued by it for the account of any Borrower or any of its Subsidiaries:

(A) with respect to payments made under any Letter of Credit, interest, payable on demand, on the amount paid by such Facing Agent in respect of each such payment from the date of the payments through the date such amount is reimbursed by such Borrower (including any such reimbursement out of the proceeds of Revolving Loans or Canadian Revolving Loans, as the case may be, pursuant to Section 2.10(c)) at a rate determined in accordance with the terms of Section 2.10(d)(i);

(B) with respect to the issuance or amendment of each Letter of Credit and each payment made thereunder, documentary and processing charges in accordance with Facing Agent’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be; and

(C) a facing fee equal to one-fourth of one percent (0.250%) per annum of the Stated Amount outstanding and undrawn LC Obligations payable in arrears on each Quarterly Payment Date and on the Revolver Termination Date for the Multicurrency Revolving Facility and the Canadian Revolver Termination Date, as applicable, and thereafter, on demand together with customary issuance and payment charges, provided that a minimum fee of $500.00 per annum shall be payable per Letter of Credit.

(ii) Participating Lender Fees. Each Borrower agrees to pay to Administrative Agent or the Canadian Administrative Agent, in the case of Canadian Borrower, for distribution to each participating Lender (A) in respect of all Multicurrency Letters of Credit issued for the account of such Borrower outstanding such Lender’s Multicurrency Revolver Pro Rata Share of a commission equal to the then Applicable Eurocurrency Margin for Multicurrency Revolving Loans with respect to the Effective Amount under such outstanding Letters of Credit (the “Multicurrency LC Commission”) payable in arrears on and through each Quarterly Payment Date, on the Revolver Termination Date for the Multicurrency Revolving Facility and thereafter, on demand and (B) in respect of all Canadian Letters of Credit issued for the account of such Borrower outstanding such Lender’s Canadian Revolver Pro Rata Share of a commission equal to the then Applicable B/A Margin for Canadian Revolving Loans with respect to the Effective Amount under such outstanding Letters of Credit (the “Canadian LC Commission”) payable in arrears on and through each Quarterly Payment Date, on the Canadian Revolver Termination Date and thereafter, on demand. Each of the Multicurrency LC Commission and the Canadian LC Commission shall be computed on a daily basis from the first day of issuance of each Letter of Credit and on the basis of the actual number of days elapsed over a year of 360 days.

Promptly upon receipt by the respective Facing Agent or Administrative Agent or the Canadian Administrative Agent, in the case of Canadian Borrower, of any amount described in clause (i)(A) or (ii) of this Section 2.10(g), such Facing Agent or Administrative Agent or the Canadian Administrative Agent, in the case of Canadian Borrower, shall distribute to each Lender that has reimbursed such Facing Agent in accordance with Section 2.10(d) its Multicurrency Revolver Pro Rata Share or Canadian Revolver Pro Rata Share of such amount. Amounts payable under clause (i)(B) and (C) of this Section 2.10(g) shall be paid directly to such Facing Agent.

(h) Indemnification. In addition to amounts payable as elsewhere provided in this Agreement, each Borrower hereby agrees to protect, indemnify, pay and hold each Facing Agent harmless, on an after-tax basis, from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) (other than Excluded Taxes, except to the extent such amounts are required to be paid to make an indemnity payment on an after-tax basis) which any Facing Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction of the applicable with respect to such Facing Agent or (ii) the failure of the applicable Facing Agent to honor a Drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called “Government Acts”). As between any Borrower and each Facing Agent, such Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by any Facing Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Facing Agent shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any Drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a Drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any Drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the applicable Facing Agent, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the applicable Facing Agent’s rights or powers hereunder.

In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Facing Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, and in the absence of gross negligence or willful misconduct as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction, shall not put any Facing Agent under any resulting liability to any Borrower.

Notwithstanding anything to the contrary contained in this Agreement, no Borrower shall have any obligation to indemnify any Facing Agent in respect of any liability incurred by such Facing Agent to the extent arising out of the gross negligence or willful misconduct of such Facing Agent. The right of indemnification in the first paragraph of this Section 2.10(h) shall not prejudice any rights that any Borrower may otherwise have against each Facing Agent with respect to a Letter of Credit issued hereunder.

(i) Increased Costs. If at any time after the date hereof the introduction of or any change in any applicable law, rule, regulation, order, guideline or request (other than any law, rule, regulation, guidelines or request relating to Taxes that are the subject matter of Section 4.7) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by each Facing Agent or such Lender with any request or directive by any such authority (whether or not having the force of law or any change in GAAP), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Facing Agent or participated in by any Lender, or (ii) impose on any Facing Agent or any Lender any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Facing Agent or any Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by such Facing Agent or any Lender hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the applicable Borrower by the respective Facing Agent or any Lender (a copy of which demand shall be sent by such Facing Agent or such Lender to Administrative Agent), the applicable Borrower shall pay to Facing Agent or such Lender such additional amount or amounts as will compensate such Lender, for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Each Facing Agent or any Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(i), will give prompt written notice thereof to the applicable Borrower, which notice shall include a certificate submitted to the applicable Borrower by the respective Facing Agent or such Lender (a copy of which certificate shall be sent by such Facing Agent or such Lender to Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Facing Agent or such Lender, although failure to give any such notice shall not release or diminish any Credit Party’s obligations to pay additional amounts pursuant to this Section 2.10(i). The certificate required to be delivered pursuant to this Section 2.10(i) shall, absent manifest error, be final, conclusive and binding on the Credit Parties.

(j) Existing Letters of Credit. The letters of credit set forth under the caption “Letters of Credit outstanding on the Effective Date” on Schedule 2.10(j) annexed hereto and made a part hereof which were issued pursuant to the Existing Credit Agreement and which remain outstanding as of the Initial Borrowing Date (the “Existing Letters of Credit”). Each Borrower, each Facing Agent and each of the Lenders hereby agree with respect to the Existing Letters of Credit that such Existing Letters of Credit, for all purposes under this Agreement shall be deemed to be Letters of Credit (as indicated on Schedule 2.10(j)), governed by the terms and conditions of this Agreement. Each Lender agrees to participate in each Existing Letter of Credit issued by any Facing Agent in an amount equal to its Multicurrency Revolver Pro Rata Share or Canadian Revolver Pro Rata Share, as the case may be, of the Stated Amount of such Existing Letter of Credit.

2.11 Pro Rata Borrowings. Except as expressly provided in Section 2A.9(e), Borrowings of Loans under this Agreement shall be loaned by the applicable Lenders pro rata on the basis of their applicable Facility Commitments. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitments hereunder.

ARTICLE IIA

AMOUNT AND TERMS OF CANADIAN REVOLVER

2A.1 The Canadian Revolving Commitments. Each Canadian Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to Canadian Borrower in Canadian Dollars on a revolving basis, including by means of B/As or B/A Equivalent Loans, from time to time during the Canadian Commitment Period in an amount not to exceed its Canadian Revolver Pro Rata Share of the Total Available Canadian Revolving Commitment (each such loan by any Lender, a “Canadian Revolving Loan” and collectively, the “Canadian Revolving Loans”). The Canadian Revolving Loans (i) shall be denominated in Canadian Dollars and (ii) if made on the Initial Borrowing Date, shall be made as Canadian Prime Rate Loans. Except as hereinafter provided, Canadian Revolving Loans may, at the option of Canadian Borrower, be maintained as and/or converted into Canadian Prime Rate Loans or B/A Loans. All Canadian Revolving Loans comprising the same Borrowing hereunder shall be made by the Canadian Revolving Lenders simultaneously and in proportion to their respective Canadian Revolving Commitments. Prior to the Canadian Revolver Termination Date, Canadian Revolving Loans may be repaid and reborrowed by Canadian Borrower in accordance with the provisions hereof and, except as otherwise specifically provided herein, all Canadian Revolving Loans comprising the same Borrowing shall at all times be of the same Type. As the context may require, references to the outstanding principal amount of any Canadian Revolving Loan shall include the face amount of B/A Loans.

2A.2 Notes.

(a) Evidence of Indebtedness. At the request of any Canadian Revolving Lender, Canadian Borrower’s obligation to pay the principal of and interest on all Canadian Revolving Loans (other than B/As) made to it by such Lender shall be evidenced by a promissory note duly executed and delivered by Canadian Borrower substantially in the form of Exhibit 2A.2(a) hereto, with blanks appropriately completed in conformity herewith.

(b) Notation of Payments. Each Canadian Revolving Lender will note on its internal records the amount of each Canadian Revolving Loan made by it and each payment in respect thereof and will, prior to any transfer of its Canadian Revolving Note in accordance with the terms of this Agreement, endorse on the reverse side thereof the outstanding principal amount of Canadian Revolving Loans evidenced thereby. Failure to make any such notation shall not affect Canadian Borrower’s or any guarantor’s obligations hereunder or under the other applicable Loan Documents in respect of such Canadian Revolving Loans.

2A.3 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing by Canadian Borrower hereunder shall be not less than the Minimum Borrowing Amount and, if greater, shall be in integral multiples of Cdn.$1,000,000 above such minimum (or, if less, the then Total Available Canadian Revolving Commitment). More than one Borrowing may be incurred on any date.

2A.4 Borrowing Options. The Canadian Revolving Loans shall, at the option of Canadian Borrower except as otherwise provided in this Agreement, be (i) Canadian Prime Rate Loans, (ii) B/A Loans, or (iii) part Canadian Prime Rate Loans and part B/A Loans, provided that, all Canadian Revolving Loans made by the Canadian Revolving Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Canadian Revolving Loans of the same Type.

2A.5 Notice of Canadian Borrowing. Whenever Canadian Borrower desires to make a Borrowing of any Canadian Revolving Loan hereunder, Canadian Borrower shall give Canadian Administrative Agent at its Notice Address at least one Business Day’s (two Business Days’ in the case of B/A Loans) prior written notice (or telephonic notice promptly confirmed in writing), given not later than 12:00 p.m. (New York City time) of each B/A Loan or Canadian Prime Rate Loan; provided, however, that a Notice of Canadian Borrowing with respect to Borrowings to be made on the date hereof may, at the discretion of Canadian Administrative Agent, be delivered later than the time specified above. Each such notice (each a “Notice of Canadian Borrowing”), which shall be in the form of Exhibit 2A.5 hereto, shall be irrevocable, shall be deemed a representation by Canadian Borrower that all conditions precedent to such Borrowing have been satisfied and shall specify (i) the aggregate principal amount of the Loans (or the face amount of the B/A Loans, as the case may be) to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day), and (iii) whether the Loans being made pursuant to such Borrowing are to be Canadian Prime Rate Loans or B/A Loans and with respect to B/A Loans the Contract Period and maturity date to be applicable thereto. Canadian Administrative Agent shall as promptly as practicable give each Canadian Revolving Lender written or telephonic notice (promptly confirmed in writing) of each proposed

Borrowing, of such Canadian Revolving Lender’s Canadian Revolver Pro Rata Share thereof and of the other matters covered by the Notice of Canadian Borrowing. Without in any way limiting Canadian Borrower’s obligation to confirm in writing any telephonic notice, Canadian Administrative Agent may act without liability upon the basis of telephonic notice believed by Canadian Administrative Agent in good faith to be from a Responsible Officer of Canadian Borrower prior to receipt of written confirmation. Canadian Administrative Agent’s records shall, absent manifest error, be final, conclusive and binding on Canadian Borrower with respect to evidence of the terms of such telephonic Notice of Canadian Borrowing. Canadian Borrower hereby agrees not to dispute Canadian Administrative Agent’s or DB’s record of the time of telephonic notice.

2A.6 Conversion or Continuation. Subject to Section 2A.4, Canadian Borrower may elect (i) on any Business Day to convert Canadian Prime Rate Loans or any portion thereof to B/A Loans and (ii) at the end of any Contract Period with respect thereto, to convert B/A Loans or any portion thereof into Canadian Prime Rate Loans or continue such B/A Loans or any portion thereof for an additional Contract Period; provided, however, that the aggregate face amount of the B/A Loans for each Contract Period therefor must be in an aggregate principal amount of Cdn.$5,000,000 or an integral multiple of Cdn.$1,000,000 in excess thereto. Each such election shall be in substantially the form of Exhibit 2A.6 hereto (a “Notice of Canadian Conversion or Continuation”) and shall be made by giving Canadian Administrative Agent at least two Business Days’ prior written notice thereof to the Canadian Notice Address given not later than 12:00 p.m. (New York City time), specifying (i) the amount and type of conversion or continuation, (ii) in the case of a conversion to or a continuation of B/A Loans, the Contract Period therefor, (iii) in the case of a conversion, the date of conversion (which date shall be a Business Day). Notwithstanding the foregoing, no conversion in whole or in part of Canadian Prime Rate Loans to B/A Loans, and no continuation in whole or in part of B/A Loans, upon the expiration of the Contract Period, therefor, shall be permitted at any time at which an Unmatured Event of Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this Section 2A.6, Canadian Administrative Agent does not receive a Notice of Canadian Conversion or Continuation from Canadian Borrower containing a permitted election to continue any B/A Loans, for an additional Contract Period to convert any such Loans, then, upon the expiration of the Contract Period therefor, such Loans will be automatically converted to Canadian Prime Rate Loans. Each Notice of Canadian Conversion or Continuation shall be irrevocable.

2A.7 Disbursement of Funds and Presumptions by Canadian Administrative Agent. No later than 12:00 p.m. (local time at the place of funding) on the date specified in each Notice of Canadian Borrowing, each Canadian Revolving Lender will make available its Canadian Revolver Pro Rata Share of Canadian Revolving Loans of the Borrowing requested to be made on such date in Canadian Dollars and in immediately available funds, at the Payment Office and Canadian Administrative Agent will make available to Canadian Borrower at its Payment Office the aggregate of the amounts so made available by the Lenders not later than 2:00 p.m. (local time in the place of payment). Unless Canadian Administrative Agent shall have been notified by any such Lender at least one Business Day prior to the date of Borrowing that such Lender does not intend to make available to Canadian Administrative Agent such Lender’s portion of the Borrowing to be made on such date, Canadian Administrative Agent may assume that such Lender has made such amount available to Canadian Administrative Agent on such date of Borrowing and Canadian Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to Canadian Borrower a corresponding amount. If such corresponding amount is not in fact made available to Canadian Administrative Agent by such Lender on the date of Borrowing, Canadian Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Canadian Administrative Agent’s demand therefor, Canadian Administrative Agent shall promptly notify Canadian Borrower and, if so notified, Canadian Borrower shall immediately pay such corresponding amount to Canadian Administrative Agent. Canadian Administrative Agent shall also be entitled to recover from Canadian Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Canadian Administrative Agent to Canadian Borrower to the date such corresponding amount is recovered by Canadian Administrative Agent, at a rate per annum equal to the rate for Canadian Prime Rate Loans or B/A Loans, as the case may be, applicable during the period in question; provided, however, that any interest paid to Canadian Administrative Agent in respect of such corresponding amount shall be credited against interest payable by Canadian Borrower to such Lender under Section 3.1 in respect of such corresponding amount. Any amount due hereunder to Canadian Administrative Agent from any Lender which is not paid when due shall bear interest payable by such Lender, from the date due until the date paid, at the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of 30 days that appears on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as of 10:00 a.m. (Toronto time) on the date of determination, as reported by Canadian Administrative Agent (and if such screen is not available, any successor or similar service as may be selected by Canadian Administrative Agent) for the first three days after the date such amount is due and thereafter at the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of 30 days that appears on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as of 10:00 a.m. (Toronto time) on the date of determination, as reported by Canadian Administrative Agent (and if such screen is not available, any successor or similar service as may be selected by Canadian Administrative Agent) plus 1% per annum, together with Canadian Administrative Agent’s standard interbank processing fee. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder first to Canadian Administrative Agent to fund any outstanding Loans made available on behalf of such Lender by Canadian Administrative Agent pursuant to this Section 2A.7 until such Loans have been funded (as a result of such assignment or otherwise) and then to fund Loans of all Lenders other than such Lender until each Lender has outstanding Loans equal to its Canadian Revolver Pro Rata Share of all Canadian Revolving Loans (as a result of such assignment or otherwise). Such Lender shall not have recourse against Canadian Borrower with respect to any amounts paid to Canadian Administrative Agent or any Lender with respect to the preceding sentence, provided that, such Lender shall have full recourse against Canadian Borrower to the extent of the amount of such Loans it has so been deemed to have made. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Canadian Revolving Commitment hereunder or to prejudice any rights which Canadian Borrower may have against the Lender as a result of any default by such Lender hereunder.

2A.8 Pro Rata Borrowings. Except as expressly provided in Section 2A.9(e), all Borrowings of Canadian Revolving Loans under this Agreement shall be loaned by the applicable Lenders pro rata on the basis of their Canadian Revolving Commitments. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Canadian Revolving Commitment hereunder.

2A.9 Bankers’ Acceptances.

(a) Subject to the terms and conditions of this Agreement, Canadian Borrower may request a Canadian Revolving Loan denominated in Canadian Dollars by presenting drafts for acceptance and, if applicable, purchase as B/As by the Canadian Revolving Lenders.

(b) A Canadian Revolving Lender shall not be obliged to either accept any draft presented for acceptance or advance any B/A Equivalent Loan:

(i) which is drawn on, or where the Contract Period applicable thereto expires, on a day which is not a Business Day;

(ii) where the Contract Period applicable thereto matures on a day subsequent to the Canadian Revolver Termination Date;

(iii) where the Contract Period applicable thereto has a term other than approximately 30, 60, 90 or 180 days;

(iv) which is denominated in any currency other than Canadian Dollars;

(v) which is not in a form satisfactory to such Canadian Revolving Lender or Canadian Administrative Agent;

(vi) for a continuation, in respect of which the Canadian Borrower has not then paid the applicable Acceptance Fee; or

(vii) if an Unmatured Event of Default or an Event of Default has occurred and is continuing.

(c) To facilitate availment of B/A Loans, Canadian Borrower hereby appoints each Canadian Revolving Lender as its attorney to sign and endorse on its behalf (in accordance with a Notice of Canadian Borrowing or Notice of Canadian Conversion or Continuation relating to a B/A Loan pursuant to Section 2A.5 or Section 2A.6), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Revolving Lender, blank drafts in the form requested by such Canadian Revolving Lender. In this respect, it is each Canadian Revolving Lender’s responsibility to maintain an adequate supply of blank drafts for acceptance under this Agreement. Canadian Borrower recognizes and agrees that all drafts signed and/or endorsed by a Canadian Revolving Lender on behalf of Canadian Borrower shall bind Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of Canadian Borrower. Each Canadian Revolving Lender is hereby authorized (in accordance with a Notice of Canadian Borrowing or Notice of Canadian Conversion or Continuation relating to a B/A Loan) to issue such B/As endorsed in blank in such face amounts as may be determined by such Canadian Revolving Lender, provided that, the aggregate amount thereof is equal to the aggregate amount of drafts required to be accepted and purchased by such Canadian Revolving Lender. No Canadian Revolving Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except for the gross negligence or willful misconduct of the Canadian Revolving Lender or its officers, employees, agents or representatives. Each Canadian Revolving Lender shall maintain a record, which shall be made available to Canadian Borrower upon its request, with respect to drafts (i) received by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder, and (iv) cancelled at their respective maturities. On request by or on behalf of Canadian Borrower, a Canadian Revolving Lender shall cancel all forms of B/As which have been pre-signed or pre-endorsed on behalf of Canadian Borrower and that are held by such Canadian Revolving Lender and are not required to be issued in accordance with Canadian Borrower’s irrevocable notice. Alternatively, Canadian Borrower agrees that, at the request of Canadian Administrative Agent, Canadian Borrower shall deliver to Canadian Administrative Agent a “depository note” which complies with the requirements of the Depository Bills and Notes Act (Canada), and consents to the deposit of any such depository note in the book-based debt clearance system maintained by the Canadian Depository for Securities.

(d) Drafts of Canadian Borrower to be accepted as B/As hereunder shall be signed as set forth in this Section 2A.9. Notwithstanding that any Person whose signature appears on any B/A may no longer be an authorized signatory for any Canadian Revolving Lender or Canadian Borrower at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on Canadian Borrower.

(e) Promptly following the receipt of a Notice of Canadian Borrowing or Notice of Canadian Conversion or Continuation specifying a Canadian Revolving Loan by way of B/As, Canadian Administrative Agent shall so advise the Canadian Revolving Lenders and shall advise each Canadian Revolving Lender of the aggregate face amount of the B/As to be accepted by it and the applicable Contract Period (which shall be identical for all Canadian Revolving Lenders). In the case of Canadian Revolving Loans comprised of B/A Loans, the aggregate face amount of the B/As to be accepted by a Canadian Revolving Lender shall be in a minimum aggregate amount of Cdn.$500,000 and shall be a whole multiple of Cdn.$100,000, and such face amount shall be in the Canadian Revolving Lenders’ pro rata portions of such Canadian Revolving Loan, provided that, Canadian Administrative Agent may in its sole discretion increase or reduce any Canadian Revolving Lender’s portion of such B/A Loan to the nearest Cdn.$100,000.

(f) Canadian Borrower may specify in a Notice of Canadian Borrowing pursuant to Section 2A.5 or a Notice of Canadian Conversion or Continuation pursuant to Section 2A.6 that it desires that any B/A’s requested by such notice be purchased by the

Canadian Revolving Lenders, in which case the Canadian Revolving Lenders shall, upon acceptance of a B/A by a Canadian Revolving Lender, purchase, or arrange for the purchase of, each B/A from Canadian Borrower at the Discount Rate for such Canadian Revolving Lender applicable to such B/A accepted by it and provide to Canadian Administrative Agent the Discount Proceeds for the account of Canadian Borrower. The Acceptance Fee payable by Canadian Borrower to a Canadian Revolving Lender under Section 3.1(d) in respect of each B/A accepted by such Canadian Revolving Lender shall be set off against the Discount Proceeds payable by such Canadian Revolving Lender under this Section 2A.9.

(g) Each Canadian Revolving Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it.

(h) If a Canadian Revolving Lender is not a chartered bank under the Bank Act (Canada) or if a Canadian Revolving Lender notifies Canadian Administrative Agent in writing that it is otherwise unable to accept Bankers’ Acceptances, such Canadian Revolving Lender will, instead of accepting and, if applicable, purchasing Bankers’ Acceptances, make an advance (a “B/A Equivalent Loan”) to Canadian Borrower in the amount and for the same term as the draft that such Canadian Revolving Lender would otherwise have been required to accept and purchase hereunder. Each such Canadian Revolving Lender will provide to Canadian Administrative Agent the Discount Proceeds of such B/A Equivalent Loan for the account of Canadian Borrower. Each such B/A Equivalent Loan will bear interest at the same rate that would result if such Lender had accepted (and been paid an Acceptance Fee) and purchased (on a discounted basis at the Discount Rate) a Bankers’ Acceptance for the relevant Contract Period (it being the intention of the parties that each such B/A Equivalent Loan shall have the same economic consequences for the applicable Lenders and Canadian Borrower as the Bankers’ Acceptance which such B/A Equivalent Loan replaces). All such interest shall be paid in advance on the date such B/A Equivalent Loan is made, and will be deducted from the principal amount of such B/A Equivalent Loan in the same manner in which the discount to the purchase price of a Bankers’ Acceptance would be deducted from the face amount of the Bankers’ Acceptance.

(i) Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Revolving Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Canadian Revolving Lender in its own right, and Canadian Borrower agrees not to claim any days of grace if such Canadian Revolving Lender, as holder, sues Canadian Borrower on the B/A for payment of the amount payable by Canadian Borrower thereunder. Unless Canadian Borrower has requested and Canadian Revolving Lenders have granted a continuation of such B/A Loan in accordance with the provisions of this Agreement, on the last day of the Contract Period of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, Canadian Borrower shall pay the Canadian Revolving Lender that has accepted and purchased such B/A the full face amount of such B/A and, after such payment, Canadian Borrower shall have no further liability in respect of such B/A and such Canadian Revolving Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

(j) Except as required by any Canadian Revolving Lender upon the occurrence of an Event of Default, no B/A Loan may be repaid by Canadian Borrower prior to the expiry date of the Contract Period applicable to such B/A Loan; provided, however, that any B/A Loan may be defeased as provided in the proviso to Section 4.3(d).

ARTICLE III

INTEREST AND FEES

3.1 Interest.

(a) Base Rate Loans. Each applicable Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to such Borrower (or, if such Base Rate Loan was converted from a Eurocurrency Loan, the date of such conversion) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan or (ii) the conversion of such Base Rate Loan to a Eurocurrency Loan pursuant to Section 2.6 at a rate per annum equal to the relevant Base Rate plus the Applicable Base Rate Margin.

(b) Eurocurrency Loans. Each applicable Borrower agrees to pay interest in respect of the unpaid principal amount of such Borrower’s Eurocurrency Loans from the date the proceeds thereof are made available to such Borrower (or, if such Eurocurrency Loan was converted from a Base Rate Loan, the date of such conversion) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurocurrency Loan or (ii) the conversion of such Eurocurrency Loan to a Base Rate Loan pursuant to Section 2.6 at a rate per annum equal to the (other than a B/A Loan) relevant Eurocurrency Rate plus the Applicable Eurocurrency Margin.

(c) Canadian Prime Rate Loans. Canadian Borrower agrees to pay interest in respect of the unpaid principal amount of each Canadian Prime Rate Loan from the date the proceeds thereof are made available to Canadian Borrower (or in the case of a conversion of a B/A Loan to a Canadian Prime Rate Loan, the date of such conversion) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Canadian Prime Rate Loan or (ii) the conversion of such Canadian Prime Rate Loan to a B/A Loan pursuant to Section 2A.6 at a rate per annum equal to the Canadian Prime Rate plus the Applicable Canadian Prime Rate Margin.

(d) B/A Loans. Canadian Borrower agrees to pay the Acceptance Fee on the date of acceptance of a draft or making of a B/A Equivalent Loan as calculated in the definition of “Acceptance Fee” and in accordance with Section 2A.9(f).

(e) Overnight Rate Loans. Each applicable Borrower agrees to pay interest in respect of the unpaid principal amount of each Overnight Rate Loan from the date the proceeds thereof are made available to such Borrower until the maturity of such Overnight Rate Loan at a rate per annum equal to the Overnight Euro Rate or Overnight LIBOR Rate, as applicable.

(f) Payment of Interest. Interest on each Loan (other than a B/A Loan) shall be payable in arrears on each Interest Payment Date; provided, however, that interest accruing pursuant to Section 3.1(h) shall be payable from time to time on demand. Interest shall also be payable on all then outstanding Revolving Loans and Canadian Revolving Loans on the applicable Revolver Termination Date and on all Loans on the date of repayment (including prepayment) thereof (except that voluntary prepayments of Revolving Loans that are Base Rate Loans made pursuant to Section 4.3 on any day other than a Quarterly Payment Date or the applicable Revolver Termination Date need not be made with accrued interest from the most recent Quarterly Payment Date, provided such accrued interest is paid on the next Quarterly Payment Date) and on the date of maturity (by acceleration or otherwise) of such Loans. During the existence of any Event of Default, interest on any Loan shall be payable on demand.

(g) Notification of Rate. Administrative Agent, upon determining the interest rate for any Borrowing of Eurocurrency Loans for any Interest Period, shall promptly notify Borrowers and the Lenders thereof. Such determination shall, absent manifest error and subject to Section 3.6, be final, conclusive and binding upon all parties hereto.

(h) Default Interest. Notwithstanding the rates of interest specified herein, effective on the date thirty (30) days after the occurrence and continuance of any Event of Default (other than the failure to pay obligations when due) and for so long thereafter as any such Event of Default shall be continuing, and effective immediately, upon any failure to pay any obligations or any other amounts due under any of the Loan Documents, whether by acceleration or otherwise, the principal balance of each Loan (other than a B/A Loan) then outstanding and, to the extent permitted by applicable law, any interest payment on each Loan (other than a B/A Loan) not paid when due or other amounts then due and payable shall bear interest payable on demand, after as well as before judgment at a rate per annum equal to the Default Rate.

(i) Maximum Interest. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, the applicable Borrower shall be obligated to pay the maximum amount then permitted by applicable law and the applicable Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full. To the extent necessary to comply with applicable usury law, provisions of the Mortgages related to maximum rates of interest are incorporated herein by reference and shall control and supersede any provision hereof or of any other Loan Document to the contrary.

(j) Global Effective Rate (Taux Effectif Global). For the purposes of Articles L. 313-4 of the French Monetary and Financial Code (“Code monétaire et financier”) and L. 313-1 et seq, R. 313-1 and R. 313-2 of the French Consumer Code (“Code de la Consommation”), the parties acknowledge that by virtue of certain characteristics of the Facilities (and in particular the variable interest rate applicable to Loans and the Borrowers’ right to select the currency and the duration of the Interest Period of each Loan), the taux effectif global cannot be calculated at the date of this Agreement. However, each of the European Borrower and the Subsidiary Borrowers which is incorporated in France acknowledge that it has received from the Agent on the date of execution of this Agreement an example of the calculation of the taux effectif global in a TEG Letter. The parties acknowledge that the TEG Letters form part of this Agreement.

(k) Interest Act (Canada) Disclosure. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, 365 or 366, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

3.2 Fees.

(a) Upfront Fees. Crown Holdings shall pay the fees as set forth in the Fee Letter at the times set forth in such letter for distribution as set forth therein.

(b) Commitment Fees.

(i) (A) U.S. Borrower agrees to pay to Administrative Agent for pro rata distribution to each Non-Defaulting Lender having an Original Dollar Revolving Commitment (based on its Original Dollar Revolver Pro Rata Share) a commitment fee in Dollars (the “Original Dollar Commitment Fee”) for the period commencing on the Initial Borrowing Date to and including the Revolver Termination Date for the Original Dollar Revolving Facility or the earlier termination of the Original Dollar Revolving Commitments (and, in either case, repayment in full of the Original Dollar Revolving Loans), computed at a rate equal to the Applicable Commitment Fee Percentage per annum on the average daily Total Available Original Dollar Revolving Commitment. Unless otherwise specified, accrued Original Dollar Commitment Fees shall be due and payable in arrears (i) on each Quarterly Payment Date, (ii) on the Revolver Termination Date for the Original Dollar Revolving Facility and (iii) upon any reduction or termination in whole or in part of the Original Dollar Revolving Commitments (but only, in the case of a reduction, on the portion of the Original Dollar Revolving Commitments then being reduced);

(B) U.S. Borrower agrees to pay to Administrative Agent for pro rata distribution to each Non-Defaulting Lender having an Extended Dollar Revolving Commitment (based on its Extended Dollar Revolver Pro Rata Share) a commitment fee in Dollars (the “Extended Dollar Commitment Fee”) for the period commencing on the Initial Borrowing Date to and including the Revolver Termination Date for the Extended Dollar Revolving Facility or the earlier termination of the Extended Dollar Revolving Commitments (and, in either case, repayment in full of the Extended Dollar Revolving Loans), computed at a rate equal to the Applicable Commitment Fee Percentage per annum on the average daily Total Available Extended Dollar Revolving Commitment. Unless otherwise specified, accrued Extended Dollar Commitment Fees shall be due and payable in arrears (i) on each Quarterly Payment Date, (ii) on the Revolver Termination Date for the Extended Dollar Revolving Facility and (iii) upon any reduction or termination in whole or in part of the Extended Dollar Revolving Commitments (but only, in the case of a reduction, on the portion of the Extended Dollar Revolving Commitments then being reduced).

(ii) (A) Each of the European Borrower and the U.S. Borrower agrees to pay to Administrative Agent for pro rata distribution to each Non-Defaulting Lender having an Original Euro Revolving Commitment (based on its Original Euro Revolver Pro Rata Share) a commitment fee in Dollars (the “Original Euro Commitment Fee”) for the period commending on the Initial Borrowing Date to and including the Revolver Termination Date for the Original Euro Revolving Facility or the earlier termination of the Original Euro Revolving Commitments (and, in either case, repayment in full of the Original Euro Revolving Loans), computed at a rate equal to the Applicable Commitment Fee Percentage per annum on the average daily Total Available Original Euro Revolving Commitment. Unless otherwise specified, accrued Original Euro Commitment Fees shall be due and payable (i) on each Quarterly Payment Date, (ii) on the Revolver Termination Date for the Original Euro Revolving Facility and (iii) upon any reduction or termination in whole or in part of the Euro Revolving Commitments (but only, in the case of a reduction, on the portion of the Euro Revolving Commitments then being reduced); and

(B) Each of the European Borrower and the U.S. Borrower agrees to pay to Administrative Agent for pro rata distribution to each Non-Defaulting Lender having a Multicurrency Revolving Commitment (based on its Multicurrency Revolver Pro Rata Share) a commitment fee in Dollars (the “Multicurrency Commitment Fee”) for the period commending on the Initial Borrowing Date to and including the Revolver Termination Date for the Multicurrency Revolving Facility or the earlier termination of the Multicurrency Revolving Commitments (and, in either case, repayment in full of the Multicurrency Revolving Loans and payment in full, or collateralization (by the deposit of cash into the Collateral Account or otherwise) in amounts and pursuant to arrangements satisfactory to Administrative Agent and the applicable Facing Agent, of the Multicurrency LC Obligations), computed at a rate equal to the Applicable Commitment Fee Percentage per annum on the average daily Total Available Multicurrency Revolving Commitment (with the Available Multicurrency Revolving Commitment of each Lender determined without reduction for such Lender’s Multicurrency Revolver Pro Rata Share of Swing Line Loans outstanding). Unless otherwise specified, accrued Multicurrency Commitment Fees shall be due and payable (i) on each Quarterly Payment Date, (ii) on the Revolver Termination Date for the Multicurrency Revolving Facility and (iii) upon any reduction or termination in whole or in part of the Multicurrency Revolving Commitments (but only, in the case of a reduction, on the portion of the Multicurrency Revolving Commitments then being reduced);

(iii) Canadian Borrower agrees to pay to Canadian Administrative Agent for pro rata distribution to each Non-Defaulting Lender having a Canadian Revolving Commitment (based on its Canadian Revolver Pro Rata Share) a commitment fee in Canadian Dollars (the “Canadian Commitment Fee”) for the period commencing on the Initial Borrowing Date to and including the Canadian Revolver Termination Date or the earlier termination of the Canadian Revolving Commitments (and, in either case, repayment in full of the Canadian Revolving Loans and payment in full, or collateralization (by deposit of cash into the Collateral Account or otherwise) in amounts and pursuant to arrangements satisfactory to the Administrative Agent and the applicable Facing Agent of the Canadian LC Obligations, computed at a rate equal to the Applicable Commitment Fee Percentage per annum on the average daily Total Available Canadian Revolving Commitment. Unless otherwise specified, accrued Canadian Commitment Fees shall be due and payable in arrears (i) on each Quarterly Payment Date, (ii) on the Canadian Revolver Termination Date and (iii) upon any reduction or termination in whole or in part of the Canadian Revolving Commitments (but only, in the case of a reduction, on the portion of the Canadian Revolving Commitments then being reduced).

(c) Agency Fees. The Borrowers shall pay to Administrative Agent for its own account, agency and other Loan fees in the amount and at the times set forth in administrative agent letter (or other letter agreement) between Crown Holdings, the Borrowers and Administrative Agent.

3.3 Computation of Interest and Fees. Interest on all Loans (other than B/A Loans) and fees payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 days; provided that interest on all Base Rate Loans and Canadian Prime Rate Loans shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Interest on all Loans denominated in Sterling shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Each determination of an interest rate by Administrative Agent or Canadian Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error. Administrative Agent shall, at any time and from time to time upon request of Crown Holdings, deliver to Crown Holdings a statement showing the quotations used by Administrative Agent in determining any interest rate applicable to Loans pursuant to this Agreement. Each change in the Applicable Base Rate Margin or Applicable Eurocurrency Margin or the Applicable Commitment Fee Percentage as a result of a change in Crown Holdings’ Most Recent Total Leverage Ratio shall become effective on the date upon which such change in such ratio occurs.

3.4 Interest Periods. At the time it gives any Notice of Borrowing or a Notice of Conversion or Continuation with respect to Eurocurrency Loans, the applicable Borrower shall elect, by giving Administrative Agent written notice, the interest period (each an “Interest Period”) which Interest Period shall, at the option of the applicable Borrower, be one, two or three weeks or one, two, three or six months or, if available to each of the applicable Lenders (as determined by each such applicable Lender in its sole discretion) a nine or twelve month period; provided that:

(a) all Eurocurrency Loans comprising a Borrowing shall at all times have the same Interest Period;

(b) the initial Interest Period for any Eurocurrency Loan shall commence on the date of such Borrowing of such Eurocurrency Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurocurrency Loan shall commence on the last day of the immediately preceding Interest Period;

(c) if any Interest Period relating to a Eurocurrency Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(d) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurocurrency Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(e) no Interest Period may be selected at any time when an Unmatured Event of Default or Event of Default is then in existence; provided, that Alternative Currency Loans shall continue with Interest Periods of one month if any Unmatured Event of Default or Event of Default is then in existence;

(f) no Interest Period shall extend beyond the applicable Term Maturity Date for any Term Loan or the applicable Revolver Termination Date for any Revolving Loan or the Canadian Revolver Termination Date for any Canadian Revolving Loan; and

(g) no Interest Period in respect of any Borrowing of Term Loans of any Facility shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loan Facility will be required to be made under Section 4.4(b), (c) or (d) as the case may be, if the aggregate principal amount of Term Loans of such Facility, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans of such Facility then outstanding less the aggregate amount of such required prepayment.

3.5 Compensation for Funding Losses. Each Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurocurrency Loans or B/A Equivalent Loans to the extent not recovered by the Lender in connection with the liquidation or re-employment of such funds and including the compensation payable by such Lender to a Participant) and any loss sustained by such Lender in connection with the liquidation or re-employment of such funds (including, without limitation, a return on such liquidation or re-employment that would result in such Lender receiving less than it would have received had such Eurocurrency Loan or B/A Equivalent Loan remained outstanding until the last day of the Interest Period applicable to such Eurocurrency Loans but excluding Excluded Taxes) which such Lender may sustain as a result of:

(a) for any reason (other than a default by such Lender or Administrative Agent) a continuation or Borrowing of, or conversion from or into, Eurocurrency Loans or B/A Equivalent Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation or Notice of Canadian Borrowing or Notice of Canadian Conversion or Continuation (whether or not withdrawn);

(b) any payment, prepayment or conversion or continuation of any of its Eurocurrency Loans or B/A Equivalent Loans occurring for any reason whatsoever on a date which is not the last day of an Interest Period applicable thereto;

(c) any repayment of any of its Eurocurrency Loans or B/A Loans not being made on the date specified in a notice of payment given by such Borrower; or

(d) (i) any other failure by such Borrower to repay such Borrower’s Eurocurrency Loans or B/A Equivalent Loan when required by the terms of this Agreement or (ii) an election made by Borrower pursuant to Section 3.7. A written notice setting forth in reasonable detail the basis of the incurrence of additional amounts owed such Lender under this Section 3.5 and delivered to such Borrower and Administrative Agent by such Lender shall, absent manifest error, be final, conclusive and binding for all purposes. Calculation of all amounts payable to a Lender under this Section 3.5 shall be made as though that Lender had actually funded its relevant Eurocurrency Loan or B/A Equivalent Loan through the purchase of a Eurocurrency deposit bearing interest at the Eurocurrency Rate or a B/A in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurocurrency deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurocurrency Loans and B/A Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 3.5.

3.6 Increased Costs, Illegality, Etc.

(a) Generally. In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the applicable Agent):

(i) on any Interest Rate Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate; or

(ii) at any time, that any Lender shall incur increased costs or reduction in the amounts received or receivable hereunder with respect to any Eurocurrency Loan because of (x) any Change in Law having general applicability to all comparably situated Lenders within the jurisdiction in which such Lender operates since the date of this Agreement such as, for example, but not limited to: (A) the imposition of any tax of any kind with respect to this Agreement or any Eurocurrency Loan or a change in the basis of taxation of payments to any Lender of the principal of or interest on the Notes or any other amounts payable hereunder (except for a changes to the extent relating to Excluded Taxes) or (B) a change in official reserve, special deposit, compulsory loan, insurance charge or similar requirements by any Governmental Authority (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurocurrency Rate) and/or (y) other circumstances since the date of this Agreement affecting such Lender or the interbank Eurocurrency market or the position of such Lender in such market (excluding, however, differences in a Lender’s cost of funds from those of Administrative Agent which are solely the result of credit differences between such Lender and Administrative Agent); or

(iii) at any time, that the making or continuance of any Eurocurrency Loan or any Loan in Dollars to a Subsidiary Borrower that is not a Subsidiary Borrower on the date hereof has been made (x) unlawful by any law, directive or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurocurrency market;

then, and in any such event, such Lender (or Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to Borrowers. Thereafter, (x) in the case of clause (i) above, Eurocurrency Loans shall no longer be available until such time as Administrative Agent notifies Crown Holdings and the Lenders that the circumstances giving rise to such notice by Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion or Continuation given by any Borrower with respect to Eurocurrency Loans (other than with respect to conversions to Base Rate Loans) which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower and, in the case of Alternative Currency Loans, such Loans shall thereafter bear interest at a rate equal to Administrative Agent’s cost of funds for such Alternative Currency plus the Applicable Eurocurrency Margin, (y) in the case of clause (ii) above, such Borrower shall pay to such Lender, within ten days of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder and (z) in the case of clause (iii) above, such Borrower shall take one of the actions specified in Section 3.6(b) as promptly as possible and, in any event, within the time period required by law. In determining such additional amounts pursuant to clause (y) of the immediately preceding sentence, each Lender shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable relate to such Lender’s loans in general and are not specifically attributable to a Loan hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Lender whether or not the loan documentation for such other loans permits the Lender to receive increased costs of the type described in this Section 3.6(a).

(b) Eurocurrency Loans. At any time that any Eurocurrency Loan is affected by the circumstances described in Section 3.6(a)(ii) or (iii), any Borrower may (and, in the case of a Eurocurrency Loan affected by the circumstances described in Section 3.6(a)(iii), shall) either (i) if the affected Eurocurrency Loan is then being made initially or pursuant to a conversion, by giving Administrative Agent telephonic notice (confirmed in writing) on the same date that Crown Holdings as the applicable Borrower was notified by the affected Lender or Administrative Agent pursuant to Section 3.6(a)(ii) or (iii), cancel the respective Borrowing, or (ii) if the affected Eurocurrency Loan is then outstanding, upon at least three Business Days’ written notice to Administrative Agent, require the affected Lender to convert such Eurocurrency Loan into a Base Rate Loan, provided, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.6(b).

(c) Capital Requirements. Without duplication of Section 3.6(a), if any Lender determines that any Change in Law concerning capital adequacy by any Governmental Authority will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then the applicable Borrower shall pay to such Lender, within fifteen days of its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital.

(d) Certificates for Reimbursement. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 3.6, will give prompt written notice thereof to Crown Holdings and Administrative Agent (which notice Administrative Agent will promptly transmit to each of the other Lenders), which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice (unless the respective Lender has intentionally withheld or delayed such notice, in which case the respective Lender shall not be entitled to receive additional amounts pursuant to this Section 3.6 for periods occurring prior to the 270th day before the giving of such notice) shall not release or diminish any of any Borrower’s obligations to pay additional amounts pursuant to this Section 3.6. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to such Lender’s commitments, loans or obligations in general and are not specifically attributable to the Commitments, Loans and obligations hereunder, cover all commitments, loans and obligations similar to the Commitments, Loans and obligations of such Lender hereunder whether or not the loan documentation for such other commitments, loans or obligations permits the Lender to make the determination specified in this Section 3.6. Such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 3.6(d), will give prompt written notice thereof to Borrowers, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

3.7 Mitigation Obligations; Replacement of Affected Lenders.

(a) Change of Lending Office. Each Lender which is or will be owed compensation pursuant to Section 3.6(a) or (c) or Section 4.7(b) or (c) will, if requested by Crown Holdings, use reasonable efforts (subject to overall policy considerations of such Lender) to cause a different branch or Affiliate to make or continue a Loan or Letter of Credit or to assign its rights and obligations hereunder to another of its branches or Affiliates if in the judgment of such Lender such designation or assignment will avoid the need for, or materially reduce the amount of, such compensation to such Lender and will not, in the judgment of such Lender, be otherwise disadvantageous in any significant respect to such Lender. Crown Holdings hereby agrees to pay, or to cause the applicable Borrower to pay, all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment. Nothing in this Section 3.7(a) shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided for herein.

(b) Replacement of Lenders. If (x) any Revolving Lender or Canadian Revolving Lender becomes a Defaulting Lender or otherwise defaults in its Obligations to make Loans or fund Unpaid Drawings, (y) any Lender is owed increased costs under Section 3.6(a)(ii) or (iii) or Section 3.6(c) or Section 4.7(b) or (c) materially in excess of those to the other Lenders or (z) as provided in the last sentence of Section 12.1(a) or in Section 12.1(b) any Lender refuses to consent to certain proposed amendments, changes, supplements, waivers, discharges or terminations with respect to this Agreement, Crown Holdings shall have the right to replace such Lender (the “Replaced Lender”) with one or more other Eligible Assignee or Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) reasonably acceptable to Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 3.7, the Replacement Lender shall enter into one or more assignment agreements, in form and substance reasonably satisfactory to Administrative Agent, pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participation in Letters of Credit by, the Replaced Lender (or, at the option of Crown Holdings if the respective Lender’s consent is required with respect to less than all Loans, to replace only the respective Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent), (ii) Crown Holdings shall have paid, or shall have caused the applicable Borrower to pay, to Administrative Agent the assignment fee specified in Section 12.8, and (iii) all obligations of all Credit Parties owing to the Replaced Lender (including, without limitation, such increased costs and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i), (ii) and (iii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by each applicable Borrower, the Replacement Lender shall become a Lender hereunder and, unless the Replaced Lender continues to have outstanding Term Loans hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Lender that acts as a Facing Agent may be replaced hereunder at any time which it has Letters of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Facing Agent (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to such Facing Agent or the depositing of cash collateral into the Collateral Account in amounts and pursuant to arrangements reasonably satisfactory to such Facing Agent) have been made with respect to such outstanding Letters of Credit.

ARTICLE IV

REDUCTION OF COMMITMENTS;

PAYMENTS AND PREPAYMENTS

4.1 Voluntary Reduction of Commitments; Optional Termination of Commitment of Defaulting Lender.

(a) Voluntary Reduction of Commitments. Upon at least three (3) Business Days’ prior written notice (or telephonic notice confirmed in writing) to Administrative Agent at the Notice Address (which notice Administrative Agent shall promptly transmit to each Lender), (i) U.S. Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of the Original Dollar Revolving Commitments, Extended Dollar Revolving Commitment or Swing Line Commitment in whole or in part, (ii) European Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of the Original Euro Revolving Commitments, Multicurrency Revolving Commitment or Swing Line Commitment in part or in whole, and (iii) Canadian Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of the Canadian Revolving Commitments in part or in whole; in each case, provided that (x) any such voluntary termination of the Original Dollar Revolving Commitment, Extended Dollar Revolving Commitment, Original Euro Revolving Commitments, Multicurrency Revolving Commitment or Canadian Revolving Commitment shall apply to proportionately and permanently reduce the Original Dollar Revolving Commitment, the Extended Dollar Revolving Commitment, the Original Euro Revolving Commitment, Multicurrency Revolving Commitment or Canadian Revolving Commitment of each Original Dollar Revolving Lender, Extended Dollar Revolving Lender, Original Euro Revolving Lender, Multicurrency Revolving Lender or Canadian Revolving Lender, as the case may be, (y) any partial voluntary reduction pursuant to this Section 4.1 shall be in the amount of at least $10,000,000 and integral multiples of $5,000,000 in excess of that amount and (z) any such voluntary termination of the Original Dollar Revolving Commitment, Extended Dollar Revolving Commitment, Original Euro Revolving Commitment, Multicurrency Revolving Commitment or Canadian Revolving Commitment shall occur simultaneously with a voluntary prepayment, pursuant to Section 4.3 such that the total of the Original Dollar Revolving Commitment, Extended Dollar Revolving Commitment, Original Euro Revolving Commitment, Multicurrency Revolving Commitment or Canadian Revolving Commitment shall not be reduced below (1) the aggregate principal amount of outstanding Original Dollar Revolving Loans in the case of the Original Dollar Revolving Commitment; (2) the aggregate principal amount of outstanding Extended Dollar Revolving Loans in the case of the Extended Dollar Revolving Commitment, (3) Multicurrency Revolving Loans plus the aggregate Effective Amount of Multicurrency LC Obligations and Swing Line Loans, in the case of Multicurrency Revolving Commitments, (4) Original Euro Revolving Loans, in the case of Original Euro Revolving Commitments and (5) Canadian Revolving Loans plus the Effective Amount of Canadian LC Obligations, in the case of Canadian Revolving Commitments and the Swing Line Commitment shall not be reduced below the aggregate principal amount of Swing Line Loans.

(b) Optional Termination of Commitment of Defaulting Lender.

(i) At any time a Lender is a Defaulting Lender, upon prior written notice (or telephonic notice confirmed in writing) to Administrative Agent at its Notice Address and to such Defaulting Lender, (A) U.S. Borrower may, without premium or penalty, terminate in full the Original Dollar Revolving Commitment, Extended Dollar Revolving Commitment and/or Swing Line Commitment of such Defaulting Lender, (B) European Borrower may, without premium or penalty, terminate in full the Original Euro Revolving Commitment, Multicurrency Revolving Commitment and/or Swing Line Commitment of such Defaulting Lender, and (C) Canadian Borrower may, without premium or penalty, terminate in full the Canadian Revolving Commitment of such Defaulting Lender (any such termination, a “Defaulting Lender Termination”), in each case, provided, that, at the time of such Defaulting

Lender Termination, (1) no Unmatured Event of Default or Event of Default has occurred and is continuing (unless the Required Lenders consent to such Defaulting Lender Termination), (2) either (x) no Loans are outstanding under any Revolving Facility in which such Defaulting Lender has a Commitment, (y) such Defaulting Lender’s Pro Rata Share of outstanding Revolving Loans and Canadian Revolving Loans is zero or (z) the aggregate outstanding principal amount of Revolving Loans and Canadian Revolving Loans, if any, owing to such Defaulting Lender shall have been repaid in full in accordance with clause (iv) below, and (3) (a) in the case of the Multicurrency Revolving Facility, the sum of the aggregate outstanding principal amount of all remaining Multicurrency Revolving Loans plus the Multicurrency LC Obligations plus the aggregate outstanding principal amount of all remaining Swing Line Loans shall not exceed the aggregate Multicurrency Revolving Commitments of all remaining Multicurrency Revolving Lenders, (b) in the case of the Original Euro Revolving Facility, the sum of the aggregate outstanding principal amount of all remaining Original Euro Revolving Loans shall not exceed the aggregate Original Euro Revolving Commitments of all remaining Original Euro Revolving Lenders, (c) in the case of the Original Dollar Revolving Facility, the sum of the aggregate outstanding principal amount of all remaining Original Dollar Revolving Loans shall not exceed the aggregate Original Dollar Revolving Commitments of all remaining Original Dollar Revolving Lenders, (d) in the case of the Extended Dollar Revolving Facility, the sum of the aggregate outstanding principal amount of all remaining Extended Dollar Revolving Loans shall not exceed the aggregate Extended Dollar Revolving Commitments of all remaining Extended Dollar Revolving Lenders or (e) in the case of the Canadian Revolving Facility, the sum of the aggregate outstanding principal amount of all remaining Canadian Revolving Loans plus the Canadian LC Obligations shall not exceed the aggregate Canadian Revolving Commitments of all remaining Canadian Revolving Lenders. Each such notice shall specify the effective date of such Defaulting Lender Termination (the “Defaulting Lender Termination Date”), which Defaulting Lender Termination Date shall be acceptable to Administrative Agent in its reasonable discretion.

(ii) On each such Defaulting Lender Termination Date, (A) the Original Dollar Revolving Commitment, Extended Dollar Revolving Commitment, Multicurrency Revolving Commitment, Original Euro Revolving Commitment and Canadian Revolving Commitment of such Defaulting Lender shall be reduced to zero, (B) such Defaulting Lender shall cease to be a “Revolving Lender” hereunder (provided that any Defaulting Lender shall continue to be entitled to the indemnification provisions contained herein, but only with respect to matters arising prior to the applicable Defaulting Lender Termination Date), (C) the respective Original Dollar Revolving Commitments, Extended Dollar Revolving Commitments, Multicurrency Revolving Commitments, Original Euro Revolving Commitments and Canadian Revolving Commitments, as applicable, of all other Lenders shall remain unchanged and (D) the Pro Rata Shares of outstanding LC Obligations and Swing Line Loans will be reallocated by Administrative Agent among the Multicurrency Revolving Lenders or Canadian Revolving Lenders, (other than the Defaulting Lender), as applicable and as the case may be, in accordance with their Pro Rata Shares of the applicable Facilities after giving effect to such Defaulting Lender Termination;

(iii) Except as otherwise provided in clause (iv) below, concurrently with any payment of interest or fees to the Lenders with respect to any applicable Revolving

Facility occurring on or after such Defaulting Lender Termination Date with respect to any period before such Defaulting Lender Termination Date, such Defaulting Lender shall be paid its Pro Rata Share (based on its Pro Rata Share before giving effect to such Defaulting Lender Termination) of such interest or fees, as applicable;

(iv) If on the Defaulting Lender Termination Date for a Defaulting Lender the outstanding principal balance of Loans under any Revolving Facility in which such Defaulting Lender has a Commitment is not zero, the applicable Borrower may, notwithstanding any other provision of this Agreement to the contrary (including without limitation Section 12.6(a)), repay the entire outstanding principal balance of such Loans owing to such Defaulting Lender on such Defaulting Lender Termination Date, together with all accrued and unpaid interest thereon; and

(v) The exercise by any Borrower of its rights under this Section 4.1(b) or any other provision of this Agreement applicable to a Defaulting Lender shall not be to the exclusion of, nor be a limitation on, any other rights or remedies that may be available to such Borrower with respect to such Defaulting Lender under applicable law.

4.2 Mandatory Reductions of Term Commitments. The Term Commitments terminate on the Initial Borrowing Date after giving effect to the Borrowing of the Term Loans on such date. The Additional Term B Dollar Commitments shall terminate on the Additional Term B Dollar Borrowing Date after giving effect to the Borrowing of the Additional Term B Dollar Loans on such date.

4.3 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans in whole or in part from time to time on the following terms and conditions:

(a) the applicable Borrower shall give Administrative Agent irrevocable written notice at its Notice Address (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans, Original Dollar Revolving Loans, Extended Dollar Revolving Loans, Multicurrency Revolving Loans, Original Euro Revolving Loans, Canadian Revolving Loans or Swing Line Loans, the amount of such prepayment and the specific Borrowings to which such prepayment is to be applied, which notice shall be given by the applicable Borrower to Administrative Agent or Canadian Administrative Agent, as applicable, by 12:00 noon (New York City time) at least three (3) Business Days prior in the case of Eurocurrency Loans or Canadian Revolving Loans and at least one (1) Business Day prior in the case of Base Rate Loans to the date of such prepayment and which notice shall (except in the case of Swing Line Loans) promptly be transmitted by Administrative Agent to each of the applicable Lenders;

(b) each partial prepayment of any Borrowing (other than a Borrowing of Swing Line Loans) shall be in an aggregate principal amount of at least $1,000,000, Cdn.$1,000,000, €1,000,000 or £1,000,000, as applicable, and each partial prepayment of a Swing Line Loan shall be in an aggregate principal amount of at least $500,000, €500,000 or £500,000, as applicable; provided that no partial prepayment of Eurocurrency Loans made pursuant to a single Borrowing shall reduce the aggregate principal amount of the outstanding

Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

(c) Eurocurrency Loans may only be prepaid pursuant to this Section 4.3 on the last day of an Interest Period applicable thereto or on any other day subject to Section 3.5;

(d) each prepayment in respect of any Borrowing shall be applied pro rata among the Loans comprising such Borrowing, provided, however that Canadian Borrower may defense any B/A by depositing with Canadian Administrative Agent an amount equal to the face amount of such maturing B/A, provided, that such prepayment shall not be applied to any Loans of a Defaulting Lender at any time when the aggregate amount of Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender’s Pro Rata Share of all Loans then outstanding; and

(e) each voluntary prepayment of Term Loans shall be applied to the Scheduled Term Repayments of all outstanding Term Loans in proportional amounts equal to the applicable Term Percentage of Term Loans with respect to such prepayment and, within each Term Loan, to reduce the remaining Scheduled Term Repayments, in inverse order of maturity. Unless otherwise specified by the applicable Borrower, such prepayment shall be applied first to the payment of Base Rate Loans and second to the payment of such Eurocurrency Loans as the applicable Borrower shall request (and in the absence of such request, as Administrative Agent shall determine).

The notice provisions, the provisions with respect to the minimum amount of any prepayment and the provisions requiring prepayments in integral multiples above such minimum amount of this Section 4.3 are for the benefit of Administrative Agent and may be waived unilaterally by Administrative Agent.

4.4 Mandatory Prepayments.

(a) Prepayment Upon Overadvance.

(i) (A) U.S. Borrower shall prepay the outstanding principal amount of the Loans under the Original Dollar Revolving Facility on any date on which the aggregate Effective Amount of such Loans exceeds the aggregate Original Dollar Revolving Commitment, in the amount of such excess.

(B) U.S. Borrower shall prepay the outstanding principal amount of the Loans under the Extended Dollar Revolving Facility on any date on which the aggregate Effective Amount of such Loans exceeds the aggregate Extended Dollar Revolving Commitment, in the amount of such excess.

(ii) (A) European Borrower or U.S. Borrower, as applicable, shall prepay the outstanding principal amount of the Loans under the Original Euro Revolving Facility on any date on which the aggregate Effective Amount of such Loans exceeds the aggregate Original Euro Revolving Commitments, in the amount of such excess.

(B) European Borrower or U.S. Borrower, as applicable, shall prepay the outstanding principal amount of the Loans under the Multicurrency Revolving Facility on any date on which the aggregate Effective Amount of such Loans, together with the aggregate Effective Amount of Multicurrency LC Obligations and Effective Amount of Swing Line Loans exceeds the aggregate Multicurrency Revolving Commitments, in the amount of such excess. If, after giving effect to the prepayment of all outstanding Multicurrency Revolving Loans, the aggregate Effective Amount of Multicurrency LC Obligations, plus the aggregate Effective Amount of Swing Line Loans exceeds the aggregate Multicurrency Revolving Commitments then in effect, European Borrower or U.S. Borrower, as applicable, shall prepay all outstanding Swing Line Loans then cash collateralize Multicurrency LC Obligations by depositing, pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Administrative Agent, cash with Administrative Agent in an amount equal to the positive difference, if any, between the Effective Amount of such Multicurrency LC Obligations and the aggregate Multicurrency Revolving Loan Commitments then in effect. Administrative Agent shall establish in its name for the benefit of the Multicurrency Revolving Lenders a cash collateral account (the “Collateral Account”) into which it shall deposit such cash to hold as collateral security for the Multicurrency LC Obligations.

(iii) Canadian Borrower shall prepay the outstanding principal amount of the Loans under the Canadian Revolving Facility on any date on which the aggregate Effective Amount of such Loans together with the aggregate Effective Amount of the Canadian LC Obligations exceeds the aggregate Canadian Revolving Commitments, in the amount of such excess. If, after giving effect to the prepayment of all outstanding Canadian Prime Rate Loans the outstanding principal amount of Canadian Revolving Loans together with the aggregate Effective Amount of the Canadian LC Obligations exceeds the aggregate Canadian Revolving Commitments then in effect, the Canadian Borrower shall cash collateralize the Canadian LC Obligations and cash collateralize outstanding B/A Loans by depositing pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Canadian Administrative Agent, cash with Canadian Administrative Agent in an amount equal to the positive difference, if any, between the outstanding principal amount of Canadian Revolving Loans plus the aggregate Effective Amount of the Canadian LC Obligations and the Canadian Revolving Commitments then in effect. Canadian Administrative Agent shall establish in its name for the benefit of the Canadian Revolving Lenders a cash collateral account into which it shall deposit said cash to hold as collateral security for the outstanding B/A Loans.

(b) Scheduled Term Repayments. The applicable Borrower shall cause to be paid Scheduled Term Repayments for each Term Facility on the Term Loans until the Term Loans are paid in full in the amounts and currencies and at the times specified in each of the Scheduled Term Repayment definitions to the extent that prepayments have not previously been applied to such Scheduled Term Repayments (and such Scheduled Term Repayments have not otherwise been reduced) pursuant to the terms hereof.

(c) Mandatory Prepayment Upon Asset Disposition. On the first Business Day after the date of receipt thereof by Crown Holdings and/or any of its Subsidiaries of Net Proceeds from any Asset Disposition (other than an Asset Disposition permitted by Section 8.3 or Sections 8.5 (a) through 8.5(f) or 8.5(g), 8.5(j) or 8.5(k)), Borrowers shall apply an amount equal to 100% of the Net Proceeds from such Asset Disposition as a mandatory repayment of principal of the Term Loans, pursuant to the terms of Section 4.5(a), provided, that such Net Proceeds therefrom shall not be required to be so applied on such date to the extent that (i) no Credit Party would be obligated to make an offer to purchase any First Lien Notes or other Indebtedness if such Net Proceeds were not used to repay Term Loans and (ii) no Event of Default or Unmatured Event of Default then exists and Crown Holdings delivers a certificate to Administrative Agent on or prior to such date stating that such Net Proceeds shall be used to purchase assets used or to be used in the businesses referred to in Section 8.3(c) within 365 days following the date of such Asset Disposition (which certificate shall set forth the estimates of the proceeds to be so expended), provided, further, that (i) if all or any portion of such Net Proceeds not so applied to the repayment of Term Loans are not so used (or contractually committed to be used) within such 365 day period, such remaining portion shall be applied on the last day of the respective period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.4(c) and (ii) if all or any portion of such Net Proceeds are not required to be applied on the 365th day referred to in clause (i) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this Section 4.4(c); provided that if the assets subject to such Asset Disposition constituted Collateral under the Security Documents, then any capital assets purchased with the Net Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the applicable Collateral Agent, for its benefit and for the benefit of the other applicable Lenders in accordance with Section 7.14.

(d) Mandatory Prepayment With Excess Cash Flow. On each Excess Cash Flow Payment Date, Borrowers shall apply an amount equal to 50% of Excess Cash Flow of Crown Holdings and its Subsidiaries for the most recent Excess Cash Flow Period ending prior to such Excess Cash Flow Payment Date as a mandatory repayment of principal of the Term Loans pursuant to the terms of Section 4.5; provided, that so long as no Event of Default or Unmatured Event of Default then exists, if the Most Recent Total Leverage Ratio as of such Excess Cash Flow Payment Date is less than 4.0 to 1.0 and Rating Condition is satisfied as of such Excess Cash Flow Payment Date, no such prepayment shall be required; provided, further, that Excess Cash Flow for any Fiscal Year shall be reduced by the aggregate amount of prepayments of principal and premiums in respect of Existing Unsecured Debt (other than Debentures), First Lien Notes or Senior Notes 2013 (in each case, to the extent not refinanced with proceeds of Indebtedness) made after the end of such Fiscal Year and prior to such Excess Cash Flow Payment Date.

(e) Mandatory Prepayment with Proceeds of Indebtedness. On the Business Day of receipt of Net Proceeds of Indebtedness by Crown Holdings or any of its Subsidiaries, Borrowers shall apply an amount equal to 100% of the Net Proceeds of any Indebtedness (other than Indebtedness permitted under Section 8.1 hereof) as a mandatory repayment of principal of the Term Loans in the order set forth in Section 4.5.

(f) Mandatory Prepayment Upon Recovery Event. Within ten (10) days following each date on which Crown Holdings or any of its Subsidiaries receives any Net

Proceeds from any Recovery Event, Borrowers shall apply an amount equal to 100% of the Net Proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event) as a mandatory repayment of principal of the Term Loans pursuant to the terms of Section 4.5(a); provided that (1) so long as no Event of Default or Unmatured Event of Default then exists, if the Net Proceeds from any Recovery Event are less than $25,000,000, then no prepayment shall be required pursuant to this Section 4.4(f), and (2) so long as (i) no Credit Party would be requested to make an offer to purchase First Lien Notes or other Indebtedness if such Net Proceeds were not used to prepay Term Loans and (ii) no Event of Default or Unmatured Event of Default then exists, such proceeds which are greater than $25,000,000 shall not be required to be so applied on such date to the extent that Crown Holdings has delivered a certificate to Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 365 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), that

(i) if all or any portion of such Net Proceeds not required to be applied to the repayment of Term Loans pursuant to the first proviso of this Section 4.4(f) are not so used (or contractually committed to be used) within 365 days after the day of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Term Loan as provided in this Section 4.4(f);

(ii) if all or any portion of such Net Proceeds are not required to be applied on the 365th day referred to in clause (ii) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this Section 4.4(f); and

(iii) if the asset subject to such Recovery Event constituted Collateral under the Security Documents, then any replacement or substitute assets purchased with the proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the applicable Collateral Agent, for its benefit and for the benefit of the other applicable Lenders in accordance with Section 7.14.

4.5 Application of Prepayments; Waiver of Certain Prepayments.

(a) Prepayments. Except as expressly provided in this Agreement, all prepayments of principal made by Borrowers pursuant to Section 4.4 shall be applied (i) (1) if no Event of Default exists, to the Scheduled Term Repayments of the Term Facility or Term Facilities designated by Company (in amounts designated by Company) until paid in full; and (2) if an Event of Default exists, first to the payment of the unpaid principal amount of the Term Loans until paid in full (with, except as provided in the next succeeding sentence, the Term Percentage for each Term Facility of such repayment to be applied as a repayment of Term Loans of such Term Facility), and second, if an Event of Default exists to the payment of the then outstanding balance of the Revolving Loans and Canadian Revolving Loans, pro rata and the cash collateralization of LC Obligations and to the payment of the then outstanding balance of Swing Line Loans in each case, with any excess being retained by Borrower; (ii) within each of the foregoing Loans other than Canadian Revolving Loans, first to the payment of Base Rate Loans and second to the payment of Eurocurrency Loans; and (iii) with respect to Eurocurrency Loans, in such order as Borrowers shall request (and in the absence of such request, as Administrative Agent shall determine) and (iv) within Canadian Revolving Loans, first to the payment of Canadian Prime Rate Loans and second to the cash collateralization of outstanding B/A Loans in accordance with the cash collateralization provisions set forth in Section 4.4(a). Each prepayment of Term Loans made pursuant to Section 4.4(c), (d), (e) and (f) shall be allocated first to the Term Loans based on the aggregate principal amount of the Scheduled Term Repayments due within the twelve month period following the date of such prepayment and shall be applied to such Scheduled Term Repayments in direct order of maturity, and, thereafter, shall be allocated second to the Term Loans in proportional amounts equal to the Term Percentage for each Term Facility (in each case, after giving effect to the prepayments made to the Scheduled Term Repayments due within such twelve month period as specified above), as the case may be, of such remaining prepayment, if any, and, within each Term Loan, shall be applied to reduce the remaining Scheduled Term Repayments on a pro rata basis (based upon the then remaining principal amount of such Scheduled Term Repayments). If any prepayment of Eurocurrency Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans denominated in Dollars. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under Section 3.5.

(b) Payments. All regular installment payments of principal on the Term Loans shall be applied (i) first to the payment of Base Rate Loans and second to the payment of Eurocurrency Loans and (ii) with respect to Eurocurrency Loans, in such order as Borrowers shall request (and in the absence of such request, as Administrative Agent shall determine). All payments shall include payment of accrued interest on the principal amount so paid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under Section 3.5.

4.6 Method and Place of Payment.

(a) (i) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to Administrative Agent, for the ratable account of the Lenders entitled thereto, not later than 12:00 Noon (local time in the city in which the Payment Office for the payment is located) on the date when due and shall be made in immediately available funds in the Applicable Currency and in each case to the account specified therefor for Administrative Agent or if no account has been so specified at the Payment Office, it being understood that with respect to payments in Dollars, written telex or telecopy notice by U.S. Borrower to Administrative Agent to make a payment from the funds in U.S. Borrower’s account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by Administrative Agent prior to 12:00 Noon or local time in the city in which the Payment Office for the payment is located on such day) like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by Administrative Agent in full on the same day (if payment was actually received by Administrative Agent prior to 12:00 Noon or local time in the city in which the Payment Office for the payment is located on such day), Administrative Agent shall pay to each Lender its ratable amount thereof and each such Lender shall be entitled to receive from Administrative Agent, upon demand, interest on such amount at the overnight Federal Funds Rate (or the applicable cost of funds with respect to amounts denominated in an Alternative Currency) for each day from the date such amount is paid to Administrative Agent until the date Administrative Agent pays such amount to such Lender.

(ii) Except as otherwise specifically provided herein, all payments under this Agreement with respect to the Canadian Revolving Facility shall be made to Canadian Administrative Agent, for the ratable account of the Canadian Revolving Lenders entitled thereto, not later than 12:00 Noon (local time in the city in which the Payment Office for the payment is located) on the date when due and shall be made in Canadian Dollars and in each case to the account specified therefor for Canadian Administrative Agent or if no account has been so specified at the Payment Office, it being understood that with respect to payments in Canadian Dollars, written telex or telecopy notice by Canadian Borrower to Canadian Administrative Agent to make a payment from the funds in Canadian Borrower’s account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Canadian Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by Canadian Administrative Agent prior to 12:00 Noon (local time in the city in which the Payment Office for the payment is located on such day)) like funds relating to the payment of principal or interest or fees ratably to the Canadian Revolving Lenders entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by Administrative Agent in full on the same day (if payment was actually received by Administrative Agent prior to 12:00 Noon (local time in the city in which the Payment Office for the payment is located on such day)), Canadian Administrative Agent shall pay to each Canadian Revolving Lender its ratable amount thereof and each such Canadian Revolving Lender shall be entitled to receive from Canadian Administrative Agent, upon demand, interest on such amount at the applicable cost of funds with respect to Canadian Dollars for each day from the date such amount is paid to Canadian Administrative Agent until the date Canadian Administrative Agent pays such amount to such Canadian Revolving Lender.

(b) Any payments under this Agreement which are made by any Borrower later than 12:00 Noon (local time in the city in which the Payment Office for the payment is located) shall, for the purpose of calculation of interest, be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to Eurocurrency Loans, if such next succeeding Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Note, the due date with respect thereto shall be the next preceding applicable Business Day.

(c) Unless Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the Facing Agent hereunder that the applicable Borrower will not make such payment, Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Facing Agent, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Facing Agent, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the Facing Agent, with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to Administrative Agent, at the Federal Funds Rate for amounts in Dollars (and, at Administrative Agent’s cost or funds for amounts in Canadian Dollars or any Alternative Currency) for the first three days and thereafter at the Federal Funds Rate (or such cost of funds rate) plus 1%.

4.7 Net Payments.

(a) All payments made by or on behalf of any Borrower to or on behalf of any Lender or Agent hereunder or under any Loan Document will be made without recoupment, setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder and under any of the Loan Documents (including, without limitation, payments on account of principal and interest, and fees) to, or on behalf, of any Person shall be made by or on behalf of Borrowers free and clear of and without deduction or withholding for, or on account of, any Taxes whatever nature now or hereafter imposed by any Governmental Authority.

(b) If any Borrower makes any payment hereunder or under any Loan Document in respect of which it is required by law to deduct or withhold any Taxes subject to Section 4.7(d) below, such Borrower shall increase the payment hereunder or under any such Loan Document such that the net amount received by the Lender or Administrative Agent equals the net amount that would have been received had no such deduction or withholding occurred. Notwithstanding the foregoing, no increased payment will be made to the extent that the Taxes giving rise to such increased payment would not have been imposed, deducted or withheld but for the payment in a non-cooperative State or territory (Etat ou territoire non coopératif) within the meaning of Article 238. OA of the French tax code. To the extent any Borrower withholds any Taxes on payments hereunder or under any Loan Document, such Borrower shall pay the full amount to be deducted or withheld to the relevant taxation or other Governmental Authority within the time allowed for such payment under applicable law and shall deliver to Administrative Agent within 30 days after it has made such payment to the applicable authority a receipt issued by such authority (or other evidence satisfactory to Administrative Agent) evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment or such other evidence of payment that is reasonably satisfactory to Administrative Agent.

(c) (i) If any Lender or Administrative Agent on its behalf, is required by law to make any payment on account of Taxes on or in relation to any amount received or receivable hereunder or under any other Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document, or any Tax is assessed against a Lender or Administrative Agent with respect to amounts received or receivable hereunder or under any other Loan Document, or from the execution, delivery, registration, recording or enforcement of any Loan Document the applicable Borrower will promptly indemnify such person against such Tax payment or cost, loss or liability, together with any interest, penalties and expenses (including counsel fees and expenses associated with such Tax) and any taxes imposed as a result of the receipt of the payment under this Section 4.7(c). A certificate (showing in reasonable detail the basis for such calculation) as to the amount of such payment by such Lender or Administrative Agent on its behalf, absent manifest error, shall be final, conclusive, and binding upon on all parties; and

(ii) Each Lender and each Facing Agent shall indemnify the Administrative Agent within ten (10) days after demand therefor, for the full amount of any Excluded Taxes, together with any interest, penalties and expenses (including counsel fees and expenses associated with such Excluded Tax) and any taxes imposed as a result of the receipt of the payment under this Section 4.7(c)(ii), attributable to such Lender that are payable or paid by Administrative Agent, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender and each Facing Agent hereby authorize Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Facing Agent, as the case may be, under any Loan Document against any amount due to Administrative Agent under this Section. The agreements in this section shall survive the resignation and/or replacement of Administrative Agent. The U.S. Borrower shall also indemnify Administrative Agent, within ten (10) days after demand therefor, for any amount attributable to Excluded Taxes, together with any interest, penalties and expenses (including counsel fees and expenses associated with such Excluded Tax) and any taxes imposed as a result of the receipt of the payment under this Section 4.7(c)(ii), in each case, arising under FATCA which a Lender or a Facing Agent for any reason fails to pay indefeasibly to Administrative Agent as required by this Section 4.7(c)(ii); provided, that such Lender or Facing Agent, as the case may be, shall indemnify the U.S. Borrower to the extent of any payment the U.S. Borrower makes to Administrative Agent pursuant to this Section 4.7(c)(ii).

(d) (i) To the extent permitted by applicable law, each Lender or Agent that is a Non-U.S. Participant (other than a Canadian Revolving Lender that has only a Canadian Revolving Commitment) shall deliver to Borrower and Administrative Agent on or prior to the Initial Borrowing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender’s or Agent’s entitlement to a complete exemption from, or a reduced rate of, United States withholding tax on interest payments to be made under this Agreement or any Note. If a Lender that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Section 871(h) or Section 881(c) of the Code, the Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate substantially in the form of Exhibit 4.7(d) (any such certificate, a Section 4.7(d)(i) Certificate”). In addition, each Lender and Agent that is a Non-U.S. Participant (other than a Canadian Revolving Lender that has only a Canadian Revolving Commitment) agrees that from time to time after the Initial Borrowing Date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender or Agent shall, to the extent permitted under applicable law, deliver to the Borrower and Administrative Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Section 4.7(d)(i) Certificate, to confirm or establish the entitlement to such Lender or Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made under this Agreement or any Note.

(ii) Each Lender or Agent that is not a Non-U.S. Participant (other than any such Lender or Agent which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to Borrower and Administrative Agent certifying that such Lender or Agent is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this Section 4.7(d)(ii) is rendered obsolete or inaccurate in any material respects as result of change in circumstances with respect to the status of a Lender or Agent, such Lender or Agent shall, to the extent permitted by applicable law, deliver to Borrower and Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender’s or Agent’s exemption from United States backup withholding tax.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the U.S. Borrower and Administrative Agent (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller, and (B) other documentation reasonably requested by the Borrower and Administrative Agent sufficient for the U.S. Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements. To the extent that the relevant documentation provided pursuant to this Section 4.7(d)(iii) is rendered obsolete or inaccurate in any material respects as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to Borrower and Administrative Agent revised and/or updated documentation sufficient for the Borrower and the Administrative Agent to confirm such Lender’s compliance with their obligations under FATCA.

(e) None of the Lenders nor any Agent shall be entitled to payment under this Section 4.7 unless it shall have notified the applicable Borrower that it is demanding payment not more than one hundred twenty (120) days after the day which it became aware it was entitled to such payment; provided, the foregoing shall in no way operate in derogation of the undertaking contained in the last sentence of this Section 4.7(e). In the event a Lender or an Agent determines that any event or circumstance that will lead to a claim under this Section 4.7 has occurred or will occur, such Lender or Agent will use its best efforts to so notify the applicable Borrower; provided, that any failure to provide such notice shall in no way impair the rights of Lenders’ or Agents’ to demand and receive compensation under this Section 4.7, but without prejudice to any claims by a Borrower for failure to observe this undertaking.

(f) Notwithstanding anything to the contrary in this Section 4.7, if the Internal Revenue Service determines that a Lender is a conduit entity participating in a conduit financing arrangement as defined in Section 7701(l) of the Code and the regulations thereunder and the relevant Borrower was not a participant to such arrangement (other than as a Borrower under this Agreement) (a “Conduit Financing Arrangement”), then (i) such Borrower shall have no obligations to pay additional amounts or indemnify the Lender for any Taxes with respect to any payments hereunder to the extent that the amount of such Taxes exceeds the amount that would have otherwise been withheld or deducted had the Internal Revenue Service not made such a determination and (ii) such Lender shall indemnify the applicable Borrower in full for any and all excess Taxes described in clause (i) for which such Borrower is held directly liable under Section 1461 of the Code by virtue of such Conduit Financing Arrangement; provided that such Borrower (1) promptly forwards to the Lender an official receipt or other documentation satisfactorily evidencing such payment, (2) shall contest such tax upon the reasonable request of the Lender and at such Lender’s cost and (3) shall pay to such Lender within 30 days any refund of such taxes (including interest thereon). Each Lender represents that it is not participating in a Conduit Financing Arrangement.

4.8 Representation of Canadian Revolving Lenders. Each Canadian Revolving Lender hereby represents and warrants to Canadian Borrower that it is either (i) a resident of Canada for the purpose of the ITA, or (ii) deemed to be resident in Canada for the purpose of Part XIII of the ITA and that amounts paid to it in its capacity as a Canadian Revolving Lender under this Agreement are in respect of its Canadian banking business for the purpose of the ITA (a “Canadian Taxable Lender”). Each Canadian Revolving Lender agrees that it shall promptly advise Canadian Administrative Agent and Canadian Borrower in writing if it ceases to be a Canadian Taxable Lender.

ARTICLE V

CONDITIONS OF CREDIT

5.1 Conditions Precedent to the Initial Borrowing. The obligation of the Lenders to make the Initial Loans and the obligation of the respective Facing Agent to issue and the Lenders to participate in Letters of Credit under this Agreement shall be subject to the fulfillment, at or prior to the Initial Borrowing Date, of each of the following conditions:

(a) Principal Loan Documents.

(i) Credit Agreement and Notes. Crown Holdings and each Borrower shall have duly executed and delivered to Administrative Agent, with a signed counterpart for each Lender, this Agreement (including all schedules, exhibits, certificates, opinions and financial statements required to be delivered pursuant) and, if requested, the Notes payable to the order of each applicable Lender in the amount of their respective Commitments all of which shall be in full force and effect;

(ii) U.S. Guarantee Agreement. Each U.S. Credit Party that is not a Parent Guarantor shall have duly authorized, executed and delivered a guarantee in the form of Exhibit 5.1(a)(ii) (as amended, restated, supplemented or otherwise modified from time to time, the “U.S. Guarantee Agreement”);

(iii) U.S. Security Agreement and Pledge Agreements. Each U.S. Credit Party shall have duly authorized, executed and delivered (A) a security agreement in the form of Exhibit 5.1(a)(iii)(A) (as amended, restated, supplemented and otherwise modified from time to time, the “U.S. Security Agreement”) and (B) a pledge agreement in the form of Exhibit 5.1(a)(iii)(B)(I) (as amended, restated, supplemented or otherwise modified from time to time, the “U.S. Shared Pledge Agreement”) and Exhibit 5.1(a)(iii)(B)(II) (as amended, restated, supplemented or otherwise modified from time to time, the “U.S. Bank Pledge Agreement”), covering pledges of 100% of the Capital Stock of the U.S. Subsidiaries held, directly or indirectly, by any of the U.S. Subsidiaries of Crown Holdings and 65% of the Voting Securities of the “first-tier” Non-U.S. Subsidiaries of U.S. Borrower and Crown International, together with (w) certificates representing all certificated Pledged Securities (as defined in the U.S. Bank Pledge Agreement and the U.S. Shared Pledge Agreement), together with executed and undated stock powers and/or assignments in blank, (x) all instruments representing all Intercompany Indebtedness payable to any U.S. Credit Party, together with executed and undated instruments of assignment endorsed in blank, (y) all promissory notes (to the extent such notes exist on the Effective Date) evidencing all Intercompany Indebtedness owed to any Credit Party by Crown Holdings or any Subsidiary as of the Effective Date and stock powers and instruments of transfer, endorsed in blank, with respect to the Capital Stock of Crown Holdings’ U.S. Subsidiaries and any such promissory notes, and (z) certificates of insurance required under the U.S. Security Agreement.

(iv) Non-U.S. Guarantee Agreements. (A) Each Non-U.S. Guarantee Subsidiary designated on Schedule 5.1(a)(iv)(A) shall have duly authorized, executed and delivered a guaranty in the form of Exhibit 5.1(a)(iv)(A) (as amended, restated, supplemented and otherwise modified from time to time, the “Non-U.S. Guarantee Agreement”) and (B) Crown Développement shall have duly authorized, executed and delivered the Crown Développement Parent Guarantee.

(v) Euro Security Documents. Each Euro Credit Party shall have duly authorized, executed and delivered counterparts of each Euro Security Document, together with, to the extent required by such Euro Security Document, the following:

(A) to the extent applicable, certificates representing all certificated Pledged Securities, together with executed and undated stock powers and/or assignments in blank or other instruments of transfer customary in the applicable jurisdiction;

(B) certificates of insurance (including by way of evidence of coverage on certificates of insurance issued in the United States);

(C) appropriate financing statements or comparable documents of, and executed by, the appropriate entities in proper form for filing under the provisions of the applicable or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant to the Euro Collateral Agent a perfected first priority Lien on such Collateral, superior and prior to the rights of all third persons other than the holders of Permitted Liens;

(D) judgment and tax lien, bankruptcy and pending lawsuit search reports listing all effective financing statements or comparable documents which name any applicable Credit Party as debtor and which are filed in those jurisdictions in which any of such Collateral is located and the jurisdictions in which any applicable Credit Party’s principal place of business is located, together with copies of such existing financing statements, none of which shall encumber such Collateral covered or intended or purported to be covered by such Euro Security Document other than Permitted Liens; and

(E) evidence that all other actions reasonably necessary or desirable to perfect the security interest created by the Euro Security Documents have been taken.

(vi) French Intercompany Loan Documents. All French Intercompany Loan Agreements set forth on Schedule 5.1(a)(vi) shall have been duly executed by the French Intercompany Borrowers and collaterally assigned or pledged in favor of the Euro Collateral Agent;

(vii) U.S. Indemnity, Subrogation and Contribution Agreement. The Administrative Agent shall have received counterparts of the U.S. Indemnity, Subrogation and Contribution Agreement signed on behalf of each U.S. Subsidiary of Crown Holdings; and

(viii) Intercreditor Agreements; Sharing Agreement; Receivables Intercreditor Agreement. The Administrative Agent shall have received counterparts of each of the Intercreditor Agreements, the Sharing Agreement and the Receivables Intercreditor Agreement, each signed on behalf of each of the parties thereto.

(b) Perfection on Personal Property Collateral. Administrative Agent shall have received:

(i) executed and delivered Perfection Certificates dated the Initial Borrowing Date from U.S. Borrower, Crown Holdings and all of the U.S. Subsidiaries of Crown Holdings;

(ii) proper financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law, if any) for filing under the UCC or other appropriate filing offices of each foreign and domestic jurisdiction as may be necessary or, in the opinion of U.S. Collateral Agent, desirable to perfect the security interests purported to be created by the U.S. Security Documents;

(iii) copies of Requests for Information or Copies (Form UCC-1), or equivalent reports, listing all effective financing statements or similar notices that name any applicable Credit Party (by its actual name or any trade name, fictitious name or similar name), or any division or other operating unit thereof, as debtor (whether filed in the jurisdiction referred to in clause (i) or elsewhere), together with copies of such other financing statements (none of which shall cover the U.S. Collateral except to the extent evidencing Permitted Liens or for which U.S. Collateral Agent shall have received written authorization from the secured party to file termination statements (Form UCC-3 or such other termination statements as shall be required by local law), such termination statements fully executed for filing where necessary);

(iv) evidence of the completion of, or arrangements satisfactory to U.S. Collateral Agent for, all other recordings and filings of, or with respect to, the Security Documents with all Governmental Authorities and all other actions as may be necessary or, in the reasonable opinion of U.S. Collateral Agent, desirable to perfect the security interests intended to be created by the U.S. Security Documents and to release or modify UCC filings that do not constitute Permitted Liens; and

(v) evidence that all other actions necessary, or in the reasonable opinion of U.S. Collateral Agent and the Required Lenders, desirable to perfect the security interests purported to be taken by the U.S. Security Documents have been taken.

(c) Real Property Documents. U.S. Collateral Agent shall have received:

(i) fully executed counterparts of amended and restated deeds of trusts, mortgages and similar documents in each case in form and substance satisfactory to U.S. Collateral Agent (each a “Mortgage” and collectively, the “Mortgages”), which Mortgages shall cover such of the Real Property as shall be listed in Schedule 5.1(c) (each a “Mortgaged Property” and collectively, the “Mortgaged Properties”), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of U.S. Collateral Agent, to create a valid and enforceable first priority lien on each Mortgaged Property, subject only to Permitted Liens, in favor of U.S. Collateral Agent (or such other trustee as may be required or desired under local law and naming U.S. Collateral Agent as the beneficiary thereunder) for the benefit of the Lenders on the Initial Borrowing Date;

(ii) mortgagee title insurance policies (or signed and binding “marked-up” commitments to issue such title insurance policies or pro formas of each such title insurance policies), with extended coverage over the so-called “general exceptions”, issued by a title insurance company satisfactory to U.S. Collateral Agent (the “Mortgage Policies”) in amounts reasonably satisfactory to U.S. Collateral Agent assuring U.S. Collateral Agent that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects, encumbrances and other Liens except Permitted Liens, and the Mortgage Policies shall be in form and substance satisfactory to U.S. Collateral Agent and shall include, as appropriate, an endorsement for future advances under this Agreement, the Notes and the Mortgages and for any other matter that U.S. Collateral Agent in its discretion may request, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as U.S. Collateral Agent in its discretion may request;

(iii) with respect to each Mortgaged Property as to which a currently accurate survey prepared in accordance with the most current “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” was not previously delivered, a survey, in form and substance satisfactory to U.S. Collateral Agent, of each Mortgaged Property listed on Schedule 5.1(c), dated a recent date acceptable to U.S. Collateral Agent, certified to U.S. Collateral Agent, the title insurance company issuing the Mortgage Policy for the subject Mortgaged Property, Winston & Strawn LLP and any other parties designated by U.S. Collateral Agent by a licensed professional surveyor in the jurisdiction in which such Mortgaged Property is located and otherwise in a manner satisfactory to U.S. Collateral Agent;

(iv) with respect to each Mortgaged Property as to which a currently accurate survey prepared in accordance with the most current “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” was previously delivered, original prints of such survey, together with a survey affidavit by the record owner of such Mortgaged Property of no change in form and substance satisfactory to, and addressed to, U.S. Collateral Agent and the title insurance company issuing the Mortgage Policy for the subject Mortgaged Property; and

(v) evidence of payment by the U.S. Credit Parties of all applicable premiums for the Mortgagee Policies, search and exam charges, closing and escrow fees payable in connection with the Mortgagee Policies, survey costs and related charges, documentary, stamp, intangible, recording and similar taxes payable in connection with the delivery and recordation of the Mortgages, and all other fees, charges, costs and expenses payable in connection with recordation of the Mortgages and issuance of the Mortgagee Policies.

(d) Opinions of Counsel. Administrative Agent shall have received from (i) Dechert LLP, special counsel to the Credit Parties, an opinion addressed to Administrative Agent and each of the Lenders and dated the Effective Date, which shall be in form and substance reasonably satisfactory to Administrative Agent or the Required Lenders and which shall cover the matters set forth in Exhibit 5.1(d)(i) and such other matters incident to the transactions contemplated herein as Administrative Agent or the Required Lenders may reasonably request and (ii) opinions of local counsel to the Credit Parties, as specified on Schedule 5.1(d), addressed to Administrative Agent and each of the Lenders dated the Effective Date, each of which shall be in form and substance satisfactory to Administrative Agent and the Required Lenders, which opinions shall cover such matters incident to the transactions contemplated herein and in the other Loan Documents as Administrative Agent or the Required Lenders may reasonably request.

(e) Corporate Documents and Financial Matters.

(i) Officer’s Certificate. Administrative Agent shall have received a certificate executed by a Financial Officer of each of the Borrowers, dated the date of this Agreement and in the form of Exhibit 5.1(e)(i), stating that the representations and warranties set forth in Article VI hereof are true and correct in all material respects as of the date of the certificate, that no Event of Default or Unmatured Event of Default has occurred and is continuing, that the conditions of Section 5.1 hereof have been fully satisfied (except that no opinion need be expressed as to Administrative Agent’s or Required Lenders’ satisfaction with any document, instrument or other matter);

(ii) Secretary’s Certificate. On the Initial Borrowing Date, Administrative Agent shall have received from each Credit Party a certificate, dated the Initial

Borrowing Date, signed by the secretary or any assistant secretary (or, if no secretary or assistant secretary exists, a Responsible Officer or if customary in the applicable jurisdiction any director), of such Credit Party, in the form of Exhibit 5.1(e)(ii) with appropriate insertions, as to the incumbency and signature of the officers of each such Credit Party executing any Loan Document (in form and substance reasonably satisfactory to Administrative Agent) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Credit Party, together with evidence of the incumbency of such secretary or assistant secretary (or, if no secretary or assistant secretary exists, such Responsible Officer), and certifying as true and correct, attached copies of the Certificate of Incorporation, Certificate of Amalgamation or other equivalent document (certified as of recent date by the Secretary of State or other comparable authority where customary in such jurisdiction) and By-Laws (or other Organic Documents of such Credit Party) and the resolutions of such Credit Party and, to the extent required, of the equity holders of such Credit Party, referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation, Certificate of Amalgamation or other equivalent document and By-Laws (or other Organic Documents) shall be reasonably satisfactory to Administrative Agent;

(iii) Good Standing. A good standing certificate or certificate of status or comparable certificate of each Credit Party from the Secretary of State (or other governmental authority) of its state or province of organization or such equivalent document issued by any foreign Governmental Authority if applicable in such foreign jurisdiction;

(iv) Insurance and Solvency. On the Initial Borrowing Date, Administrative Agent shall have received:

(A) a solvency certificate substantially in the form of Exhibit 5.1(e)(iv), and signed by the chief financial officer of Crown Holdings confirming the solvency of (i) Crown Holdings and its Subsidiaries, (ii) U.S. Borrower and its Subsidiaries, (iii) European Borrower and its Subsidiaries, and (iv) Canadian Borrower and its Subsidiaries, in each case, on a consolidated basis after giving effect to the Transactions.

(B) evidence of insurance complying with the requirements of Section 7.11 for the business and properties of Credit Parties, in scope, form and substance reasonably satisfactory to Administrative Agent and the Required Lenders and naming U.S. Collateral Agent as an additional insured, mortgagee and/or loss payee.

(v) Audited Financials. Administrative Agent and each Lender shall have received (i) audited consolidated balance sheets at December 31, 2003 and 2004, statements of income and cash flows at December 31, 2003 and 2004 and interim financial statements at September 30, 2005 of Crown Holdings and (ii) the most recent unaudited quarterly consolidated financial statements for Crown Holdings, each of which shall be reasonably satisfactory to the Required Lenders;

(vi) Existing Indebtedness. On the Initial Borrowing Date and after giving effect to the Transactions and the other transactions contemplated hereby, U.S. Borrower and its Subsidiaries shall not have any Indebtedness outstanding except for the Loans and the Indebtedness to Remain Outstanding.

(f) Transaction Documents, Etc.

(i) Consummation of Transactions, Etc. The structure and all material terms of, and the documentation for, each component of the Transactions shall be reasonably satisfactory to each of the Lenders, including, without limitation, the agreements and documentation pertaining to the Senior Notes and the Debt Tender Offer. The transactions contemplated by the Transaction Documents shall have been consummated without the waiver of any conditions precedent thereto required to be performed on or prior to the consummation of the transactions contemplated thereby which are for the benefit of Borrowers, and Administrative Agent shall have received such evidence of the consummation of such transactions as Administrative Agent may request; all representations and warranties of Crown Holdings and the other parties thereto contained in the Transaction Documents shall be true and correct; and all notifications, consents and approvals required pursuant to the Transaction Documents shall have been given or obtained, as the case may be;

(ii) Consummation of Debt Tender Offer. Simultaneously with the Initial Borrowing, U.S. Borrower shall have purchased not less than 66-2/3% of the outstanding principal amount of each of the Second Lien Notes and the Third Lien Notes pursuant to the Debt Tender Offer at the prices set forth in the Debt Tender Offer Documents, as such Debt Tender Offer Documents may be amended in a manner reasonably satisfactory to the Administrative Agent and the Second Lien Notes Indenture and Third Lien Notes Indenture shall have been amended in a manner consistent with the amendments described in the Debt Tender Offer Documents, which amendments shall, among other things, eliminate all collateral security for such Second Lien Notes and Third Lien Notes, eliminate substantially all negative and material affirmative covenants and shall make such other changes as shall be necessary so that, after giving effect thereto and to the consummation of the other Transactions contemplated hereby, no Unmatured Event of Default or Event of Default would exist thereunder. The trustee under the Second Lien Notes Indenture and the trustee under the Third Lien Notes Indenture shall have executed such documents required to effectuate the release of its respective Liens on the Collateral, and shall enter into the Sharing Agreement in which all obligations under Second Lien Notes and Third Lien Notes owed to each such trustee shall be considered Unsecured Covered Debt (as such term is used in the Sharing Agreement);

(iii) Senior Notes. The U.S. Borrower shall have received aggregate gross proceeds of $1,100,000,000 from the issuance of the Senior Notes; the terms, conditions and documentation of the Senior Notes shall be consistent in all material respects with the description thereof in the Offering Memorandum dated November 8, 2005 (the “Offering Memorandum”), which gross proceeds (together with the Loans hereunder) were used to purchase the Second Lien Notes and the Third Lien Notes tendered pursuant to the Debt Tender Offer.

(iv) Termination of Existing Credit Agreement. On or prior to the Initial Borrowing Date, the total commitments under the Existing Credit Agreement shall have been terminated, all loans thereunder shall have been repaid in full, together with interest thereon, all letters of credit, if any, issued thereunder shall have been terminated or shall have become Letters of Credit under this Agreement pursuant to Section 2.10(j) and all other amounts owing pursuant to the such agreements shall have been repaid in full and such agreement shall have been terminated on terms and conditions reasonably satisfactory to Administrative Agent and the Required Lenders. The collateral agents there under shall have resigned and shall have assigned all security interests and Liens granted to such collateral agents on the assets owned by Crown Holdings, the Borrowers and each of their Subsidiaries to the U.S. Collateral Agent or Euro Collateral Agent, as the case may be, in a manner satisfactory to Administrative Agent.

(v) Approvals. All necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the Transactions and the transactions contemplated by the Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the Transactions or the other transactions contemplated by the Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of the Transactions, the transactions contemplated by the Documents or the making of the Loans or the issuance of Letters of Credit; and

(vi) Litigation. No action, suit or proceeding (including, without limitation, any inquiry or investigation) by any entity (private or governmental) shall be pending or, to the best knowledge of Crown Holdings, overtly threatened against Crown Holdings or any of its Subsidiaries or with respect to this Agreement, any other Document or any documentation executed in connection herewith or the transactions contemplated hereby (including, without limitation, the Transactions), or the obligations being refinanced in connection with the consummation of the Transactions or which Administrative Agent or the Required Lenders shall determine would reasonably be expected to have a Material Adverse Effect, and no injunction or other restraining order shall remain effective or a hearing therefor remain pending or noticed with respect to this Agreement, any other Document or any documentation executed in connection herewith or the transactions contemplated hereby (including, without limitation, the Transactions), the effect of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(g) Other Closing Conditions.

(i) No Material Adverse Change. There shall have been no material adverse change in, or event materially and adversely affecting, the assets, liabilities, business, operations or condition (financial or otherwise) of Crown Holdings and its Subsidiaries taken as a whole since December 31, 2004.

(ii) Fees. Crown Holdings shall have paid jointly and severally to Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses of Winston & Strawn LLP and the reasonable costs, fees and expenses referred to in Section 12.4) payable to Administrative Agent or any other collateral agent or trustee acting for the benefit of the Lenders, as the case may be, and the Lenders to the extent then due;

(iii) Other Matters. All corporate and other proceedings taken in connection with the Transactions at or prior to the date of this Agreement, and all documents incident thereto will be reasonably satisfactory in form and substance to Administrative Agent; and the Lenders shall have received such other instruments and documents as Administrative Agent shall reasonably request in connection with the execution of this Agreement, and all such instruments and documents shall be reasonably satisfactory in form and substance to Administrative Agent.

Notwithstanding the foregoing, the conditions set forth in clauses (a)(v), (a)(vi), (c) and (d)(ii) above shall be deemed satisfied if progress satisfactory to Administrative Agent with respect thereto has been made and a post-closing agreement with respect to any remaining matters thereunder in form and substance reasonably satisfactory to Administrative Agent has been executed by U.S. Borrower, European Borrower, and Canadian Borrower.

5.2 Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date) and the obligation of any Facing Agent to issue or any Lender to participate in any Letter of Credit hereunder in each case shall be subject to the fulfillment at or prior to the time of each such Credit Event of each of the following conditions:

(a) Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall each be true and correct in all material respects at and as of such time, as though made on and as of such time except to the extent such representations and warranties are expressly made as of a specified date in which event such representation and warranties shall be true and correct in all material respects as of such specified date.

(b) No Default. No Event of Default or Unmatured Event of Default shall have occurred and shall then be continuing on such date or will occur after giving effect to such Credit Event.

(c) Notice of Borrowing; Letter of Credit Request; Aggregate Borrowing Limit.

(i) Prior to the making of each Loan, Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.5 or Canadian Administrative Agent shall have received a Notice of Canadian Borrowing meeting the requirements of Section 2A.5, as applicable.

(ii) Prior to the issuance of each Letter of Credit, Administrative Agent and the respective Facing Agent shall have received a Letter of Credit Request meeting the requirements of Section 2.10(c).

(iii) The aggregate principal amount of all Revolving Loans, plus all Canadian Revolving Loans plus the Effective Amount of all LC Obligations plus the Effective Amount of all Swing Line Loans shall at no time exceed $1,200,000,000.

(d) Adverse Change. At the time of each such Credit Event and after giving effect thereto, nothing shall have occurred (and the Lender shall not have become aware of any facts or conditions previously unknown) which has, or is reasonably likely to have, a Material Adverse Effect.

(e) Other Information. Administrative Agent shall have received such other information and reports as it may reasonably request in connection with such Credit Event.

The acceptance of the benefits of each such Credit Event by such Borrower shall be deemed to constitute a representation and warranty by it to the effect of paragraphs (a), (b), (c) and (d) of this Section 5.2 (except that no opinion need be expressed as to Administrative Agent’s or Required Lenders’ satisfaction with any document, instrument or other matter).

Each Lender hereby agrees that by its execution and delivery of its signature page hereto and by the funding of its Loan to be made on the Initial Borrowing Date, such Lender approves of and consents to each of the matters set forth in Section 5.1 and Section 5.2 which must be approved by, or which must be satisfactory to, Administrative Agent or the Required Lenders or Lenders, as the case may be; provided that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, the Required Lenders, Administrative Agent or Crown Holdings shall have delivered or caused to be delivered a copy of such agreement or document to such Lender on or prior to the Initial Borrowing Date if requested.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each Credit Party, jointly and severally, makes the following representations and warranties as of the Initial Borrowing Date (both before and after giving effect to the consummation of the Transactions) and as of the date of each subsequent Credit Event (except to the extent such representations and warranties are expressly made as of a specified date, in which case such representations and warranties shall be made as of such specified date), all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit:

6.1 Corporate Status. Each Credit Party (a) is a corporation, partnership or other form of legal entity, and each of its Subsidiaries is a corporation, partnership or other form of legal entity, validly organized and existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite corporate or other power and authority to carry on its business as now conducted, and (c) is duly qualified to do business and, to the extent applicable, is in good standing as a foreign corporation or foreign partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), as the case may be, in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify will not result in a Material Adverse Effect.

6.2 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute and deliver each of the Documents to which it is a party and to perform its obligations thereunder and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

6.3 No Violation. The execution and delivery by any Credit Party of the Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Security Documents), and the performance of such Credit Party’s obligations thereunder do not contravene any provision of any Requirement of Law applicable to any Credit Party or any of its Subsidiaries (other than Immaterial Subsidiaries), conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under any indenture agreement or other material instrument binding upon any Credit Party or any of its Subsidiaries (other than Immaterial Subsidiaries), or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of any Contractual Obligation to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject or violate any provision of any Organic Document of any Credit Party or any of its Subsidiaries (other than Immaterial Subsidiaries).

6.4 Governmental and Other Approvals. Except for the recording of the Mortgages, filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office to record liens on intellectual property, and the filing of the UCC financing statements (or similar actions with respect to the Collateral under Foreign Requirements of Law) which shall be recorded and filed, respectively, on, or as soon as practicable after, the date hereof, no material order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Initial Borrowing Date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution and delivery of any Document or the performance of the obligations thereunder or (ii) the legality, validity, binding effect or enforceability of any such Document.

6.5 Financial Statements; Financial Condition; Undisclosed Liabilities Projections; Etc.

(a) Financial Statements.

(i) The balance sheets of Crown Holdings and its Subsidiaries at December 31, 2002, 2003 and 2004 and September 30, 2005 and the related statements of income, cash flows and shareholders’ equity of Crown Holdings for the Fiscal Year or other period ended on such dates, as the case may be, fairly present in all material respects the consolidated financial condition and results of operation and cash flows of Crown Holdings and its Subsidiaries as of such dates and for such periods (subject, in the case of the financial statements as of and for the period ended September 30, 2005, to normal year-end adjustments and to the absence of footnotes). Copies of such statements have been furnished to the Lenders prior to the date hereof and, in the case of the December 31, 2002, 2003 and 2004 statements, have been reported on by Pricewaterhouse Coopers LLP, independent certified public accountants.

(ii) Immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (I) (a) the fair value of the assets of each Credit Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Credit Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured and specifically, no German Borrower or Non-U.S. Guarantee Subsidiary organized under the Laws of the Federal Republic of Germany is illiquid, threatened with illiquidity or overindebted within the meaning of section 17, 18 or 19 of the German Insolvency Code, (Insolvenzordnung), or overindebted within the meaning of the German proper accounting standards (Grundsätze ordentlicher Buchführung); (c) each Credit Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Credit Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date and (II) (i) no Credit Party will be subject to any proceedings for its administration (with respect to a Credit Party organized under the laws of France, redressement judiciaire), or is or will be subject to a plan for the transfer of the whole or part of its business, or is or will be subject to liquidation (with respect to a Credit Party organized under the laws of France, liquidation judiciaire) and no claim has been made requesting implementation of such proceedings; (ii) no Credit Party is or will be subject to the administration of a court appointed mediator (conciliateur), judicial condition, compulsory manager, receiver (administrateur judiciaire), administrator, liquidator (liquidateur judiciaire) or other similar office (with respect to a Credit Party organized under the laws of France, mandataire ad hoc), and no request has been filed and no negotiations are envisaged for the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of such Credit Party; (iii) no Credit Party is or will be unable to settle its debts (contingent or otherwise) with realizable assets (with respect to a Credit Party organized under the laws of France, en état de cessation des paiements) within the meaning of article L 631-1 of the French Commercial Code or admits in writing its inability to pay its debts as they fall due; (iv) no Credit Party organized under the laws of France is or will be subject to safeguard proceedings (procédure de sauvegarde), within the meaning of Article L. 620-1 et seq. of the French Commercial Code; and (v) no Credit Party has or will commence negotiations with any of its creditors with a view to the general readjustment or rescheduling of any of its indebtedness or has made a general assignment for the benefit of any of its creditors and/or has entered into any settlement agreement or amicable arrangement with any of its creditors (with respect to a Credit Party organized under the laws of France, transactions, accord ou réglement amiable), or stops or suspends payment of all or substantially all of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness.

(b) No Undisclosed Liabilities. Except as disclosed in the financial statements referred to above or the notes thereto or in the Offering Memorandum and except as may have been incurred in the ordinary course of business since September 30, 2005, none of Crown Holdings nor its Subsidiaries has, as of the Effective Date, any Indebtedness, contingent liabilities, long-term commitments or unrealized losses which would be required to be reported under GAAP.

(c) Indebtedness. Set forth on: (i) Schedule 6.5(c)(i) (as such Schedule is amended as of the Fourth Amendment Effective Date) hereto is a list and description of (A) all Indebtedness of the Credit Parties and their respective Subsidiaries (other than the Senior Notes and the Loans) in excess of $5,000,000 that will be outstanding immediately after the Fourth Amendment Effective Date and (B) all Indebtedness of the Credit Parties and their respective Subsidiaries in excess of $5,000,000 that will be repaid, defeased, transferred or otherwise terminated on or prior to the Fourth Amendment Effective Date; (ii) Schedule 6.5(c)(ii) (as such Schedule is amended as of the Fourth Amendment Effective Date) hereto is a list and description of the Existing Non-U.S. Facilities and the obligations of any Subsidiary of Crown Holdings that has any Guarantee Obligations with respect to, is an obligor under or provides credit support in respect of such Existing Non-U.S. Facilities as of the Fourth Amendment Effective Date; and (iii) Schedule 6.5(c)(iii) hereto is a list and description of the Existing Factoring Facilities and the obligations of any Subsidiary of Crown Holdings that has any Guarantee Obligations with respect to, is an obligor under or provides credit support in respect of such Existing Factoring Facilities as of the Effective Date (collectively the “Indebtedness to Remain Outstanding”), in each case showing the outstanding aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. No Indebtedness to Remain Outstanding (other than the Senior Notes) has been incurred in connection with, or in contemplation of, the Transactions or the other transactions contemplated hereby. Crown Holdings has delivered or caused to be delivered to Administrative Agent a true and complete copy of the form of each material instrument evidencing Indebtedness for money borrowed listed on Schedule 6.5(c)(i) (as such Schedule is amended as of the Fourth Amendment Effective Date)and of each material agreement or instrument pursuant to which such Indebtedness for money borrowed was issued.

(d) Projections. On and as of the Initial Borrowing Date, the financial projections previously delivered to Administrative Agent and the Lenders and contained in the bank book (the “Projections”) and each of the budgets and projections delivered after the Effective Date pursuant to Section 7.2(d) are at the time made, based on good faith estimates and assumptions made by the management of Crown Holdings, and there are no statements or conclusions in any of the Projections or such budgets and projections which, at the time made, are based upon or include information known to Crown Holdings to be materially misleading. On the Initial Borrowing Date, Crown Holdings believes that the Projections utilize reasonable assumptions, it being understood that uncertainty is inherent in any forecasts or projections and that no assurance can be given that the results set forth in the Projections will actually be obtained.

(e) No Material Adverse Change. Since December 31, 2004, there has been no material adverse change in the financial condition of Crown Holdings and its Subsidiaries, taken as a whole.

6.6 Litigation. There are no actions or proceedings pending or, to the knowledge of any of the Credit Parties, threatened litigation, action or proceeding (i) affecting Crown Holdings or any of its Subsidiaries, or any of their respective properties or assets which would reasonably be expected to have a Material Adverse Effect, or (ii) which purports to affect the legality, validity or enforceability of this Agreement, any Loan Document or the transactions contemplated hereby or thereby.

6.7 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Credit Party in writing to any Lender (including, without limitation, all information contained in the Loan Documents) (other than the Projections as to which Section 6.5(d) applies) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, when taken as a whole, do not contain as of the date furnished any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided that to the extent this or any such document, certificate or statement was based upon or constitutes a forecast or projection, the Credit Parties represent only that they acted in good faith and utilized reasonable assumptions and due care in the preparation of such document, certificate or statement.

6.8 Use of Proceeds; Margin Regulations.

(a) Term Loan Proceeds. All proceeds of the Term B Dollar Loans and the Term B Euro Loans incurred on the Initial Borrowing Date shall be used (x) with respect to the Term B Dollar Loans, to finance, in part the Transactions with respect to the Term B Euro Loans, to pay principal, premium and interest on the Second Lien Euro Notes, and (y) to pay fees and expenses in connection with the Transactions. All proceeds of the Additional Term B Dollar Loans incurred on the Additional Term B Dollar Borrowing Date shall be used by the U.S. Borrower (i) to redeem, repurchase or otherwise acquire or retire for value up to $200,000,000 of any Capital Stock of Crown Holdings, to the extent permitted pursuant to Section 8.8(f), (ii) to pay any fees or expenses incurred in connection with the making of the Additional Term B Dollar Loans and (iii) for general corporate purposes (including without limitation repayment of outstanding Revolving Loans and subsequent borrowing for use as described in clause (i) above).

(b) Revolving Loan Proceeds and Additional Facility Proceeds. All proceeds of the Revolving Loans and Loans under any Additional Facilities incurred hereunder shall be used by the Borrower and its Subsidiaries for ongoing working capital needs and general corporate purposes; provided, no proceeds of any such Loans shall be used to refinance or purchase any Existing Unsecured Debt except that such Loans may be used to refinance or repurchase Indebtedness described in clauses (i), (iii) and (iv) of the definition thereof if, after giving effect to the incurrence of such Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) and the application of the proceeds thereof on a Pro Forma Basis the Total Available Revolving Commitments are at least $200,000,000.

(c) Margin Regulations. The proceeds of any Loan, this Agreement and the transactions contemplated hereby will not result in a violation of or be inconsistent with any provision of Regulation U or X of the Board.

6.9 Taxes. Each of Crown Holdings and its Subsidiaries has timely filed all federal and foreign and other material income returns and reports required by law to have been filed by it. Each of Crown Holdings and its Subsidiaries has paid all taxes and governmental charges payable by it before they have become delinquent other than those (i) diligently contested in good faith and for which adequate reserves have been established in conformity with GAAP and (ii) such taxes or charges that could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that any such contest of taxes or charges with respect to Collateral shall satisfy the Contested Collateral Lien Conditions.

6.10 Compliance With ERISA; Foreign Pension Plans.

(a) No Termination Event has occurred or is reasonably expected to occur which would reasonably be expected to have a Material Adverse Effect or give rise to a Lien other than a Permitted Lien. Crown Holdings and its Subsidiaries or any ERISA Affiliates are in compliance in all material respects with the presently applicable provisions of applicable law, including ERISA and the Code, with respect to each Plan. No condition exists or event or transaction has occurred with respect to any Plan which reasonably might result in the incurrence by any Crown Holdings and its Subsidiaries or any ERISA Affiliates of any liability, fine or penalty which would reasonably be expected to have a Material Adverse Effect. Crown Holdings and its Subsidiaries or any ERISA Affiliates have no contingent liability with respect to post-retirement benefits provided by Crown Holdings and its Subsidiaries or any ERISA Affiliates under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA and (ii) liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, (a) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, including all funding and contribution requirements, and has been maintained, where required, in good standing with applicable regulatory authorities and (b) neither any Credit Party nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

6.11 Security Documents.

(a) The U.S. Bank Pledge Agreement is effective to create in favor of the U.S. Collateral Agent, for its benefit and the benefit of the Secured Creditors named therein, a legal,

valid and enforceable security interest in the Collateral securing the Obligations (as defined in the U.S. Bank Pledge Agreement) having the priority set forth therein and, when such Collateral is delivered to the U.S. Collateral Agent, the U.S. Bank Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral.

(b) The U.S. Shared Pledge Agreement is effective to create in favor of the U.S. Collateral Agent, for its benefit and the benefit of the Secured Creditors named therein, a legal, valid and enforceable security interest in the Collateral (as defined in the U.S. Shared Pledge Agreement) having the priority set forth therein and, when such Collateral is delivered to the U.S. Collateral Agent, the U.S. Shared Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral.

(c) (i) The U.S. Security Agreement is effective to create in favor of the U.S. Collateral Agent, for its benefit and the ratable benefit of the Secured Creditors named therein, a legal, valid and enforceable security interest in the Collateral securing the Obligations (as defined in the U.S. Security Agreement) having the priority set forth therein and (ii) when (x) financing statements in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (y) upon the taking of possession or control by the U.S. Collateral Agent of any such Collateral in which a security interest may be perfected only by possession or control (which possession or control shall be given to the U.S. Collateral Agent to the extent possession or control by the U.S. Collateral Agent is required by any Security Document), the U.S. Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property), to the extent such Lien and security interest can be perfected by the filing of a financing statement pursuant to the UCC or by possession or control by the U.S. Collateral Agent, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

(d) When the filings in clause (c)(ii)(x) above are made and when the U.S. Security Agreement (or a summary thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office, the U.S. Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Intellectual Property in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Credit Parties after the Effective Date), in each case prior and superior in right to any other Person other than with respect to Permitted Liens.

(e) Each Mortgage executed and delivered as of the Effective Date is, or to the extent any Mortgage is duly executed and delivered thereafter by the relevant Credit Party, will be effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the U.S. Collateral Agent, for its benefit and the ratable benefit of the Secured Creditors named therein, a legal, valid and enforceable Lien on and security interest in all of the Credit Parties’ right securing the Obligations as defined therein, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof and having the priority set forth therein, and when the Mortgages are filed in the offices specified on Schedule 6.11(e), the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Credit Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Permitted Liens.

(f) Each Euro Security Document is effective to create in favor of the Euro Collateral Agent, for the ratable benefit of the Secured Creditors named therein, a legal, valid and enforceable security interest in the assets purported to be encumbered thereby having the priority set forth therein and, when the actions specified in Schedule 6.11(f) are taken, each Euro Security Document shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

6.12 Ownership of Property. Crown Holdings and each of its Subsidiaries has good and marketable title to, or a subsisting leasehold interest in, all items of material real and personal property used in its operations, free and clear of all Liens, except Permitted Liens. Substantially all items of real property owned by, leased to or used by Crown Holdings and each of its Subsidiaries are free and clear of any known defects in title except such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and except Permitted Real Property Encumbrances.

6.13 Capitalization of Credit Parties. All outstanding shares of Capital Stock of each Credit Party’s Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned, directly or indirectly by a Credit Party, free and clear of all Liens other than those created by the Security Documents. Except as otherwise permitted by this Agreement, no authorized but unissued or treasury shares of Capital Stock of each Credit Party’s Subsidiaries are subject to any option, warrant, right to call or commitment of any kind or character. Except as otherwise permitted by the Agreement, none of any Credit Party’s Subsidiaries has any outstanding stock or securities convertible into or exchangeable for any shares of its Capital Stock, or any rights issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its Capital Stock or any stock or securities convertible into or exchangeable for any of its Capital Stock (other than as disclosed to the Lenders prior to the Effective Date)

6.14 Subsidiaries. Schedule 6.14 hereto sets forth a true, complete and correct list as of the Initial Borrowing Date of all Subsidiaries of any Credit Party after giving effect to the Transactions and indicates for each such Subsidiary (i) its jurisdiction of organization, state identification number and federal employer identification number (where applicable) or equivalent organizational number in its jurisdiction of organization and exact legal name as it appears on the certificate of incorporation or other state or applicable Governmental Authority issued Organic Document, (ii) its ownership (by holder and percentage interest) and (iii) whether such Subsidiary is a U.S. Subsidiary or a Non-U.S. Subsidiary.

6.15 Compliance With Laws, Etc. Neither Crown Holdings nor any of its Subsidiaries is in default under or in violation of any Requirement of Law (other than Environmental Laws, which are the subject of Section 6.18) applicable to any of them or Contractual Obligation, as the case may be, in each case the consequences of which default or violation, either in any one case or in the aggregate, would have a Material Adverse Effect. No Unmatured Event of Default or Event of Default has occurred and is continuing.

6.16 Investment Company Act. None of the Borrowers nor any of its respective Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

6.17 Public Utility Holding Company Act. None of the Borrowers nor any of its respective Subsidiaries is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6.18 Environmental Matters.

(a) All facilities and property owned, leased or operated by Crown Holdings or any of its Subsidiaries, and all operations conducted thereon, are in compliance with all Environmental Laws, except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) There are no pending or threatened (in writing):

(i) Environmental Claims received by Crown Holdings or any of its Subsidiaries or

(ii) written claims, complaints, notices or inquiries received by Crown Holdings or any of its Subsidiaries regarding Environmental Liability, in each case which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(c) There have been no Releases of Hazardous Materials at, on, under or from any property now or, to any Credit Party’s knowledge, previously owned or leased or operated by Crown Holdings or any of its Subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(d) Crown Holdings and its Subsidiaries have been issued and are in compliance with all Environmental Permits necessary for their operations, facilities and businesses and each is in full force and effect, except for such Environmental Permits which, if not so obtained or as to which Crown Holdings and its Subsidiaries are not in compliance, or are not in effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e) No property now or, to any Credit Party’s knowledge, previously owned, leased or operated by Crown Holdings or any of its Subsidiaries is listed or proposed (with respect to owned property only) for listing on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, or on the National Priorities List pursuant to CERCLA, in each case other than properties as to which any such listing could not reasonably be expected to have a Material Adverse Effect.

(f) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, surface impoundments or disposal areas, on or under any property now or, to any Credit Party’s knowledge, previously owned or leased by Crown Holdings or any of its Subsidiaries which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(g) Neither Crown Holdings nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to any Environmental Claim against Crown Holdings or such Subsidiary which would reasonably be expected to have a Material Adverse Effect.

(h) There are no past or present actions, activities, conditions or occurrences that would reasonably be expected to prevent Crown Holdings or any of its Subsidiaries from complying with, or to result in liability under, any Environmental Law, in each case which would reasonably be expected to have a Material Adverse Effect.

(i) No liens have been recorded pursuant to any Environmental Law with respect to any property or other assets owned or leased by Crown Holdings or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

(j) Neither Crown Holdings nor any of its Subsidiaries is currently conducting any Remedial Action pursuant to any Environmental Law which would reasonably be expected to have a Material Adverse Effect, nor has Crown Holdings or any of its Subsidiaries assumed by contract, agreement or operation of law any obligation under Environmental Law which would reasonably be expected to have a Material Adverse Effect.

(k) There are no polychlorinated biphenyls or friable asbestos present at any property owned, leased or operated by Crown Holdings or any Subsidiary which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

6.19 Labor Relations. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the hours worked by and payments made to employees of Crown Holdings and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, (ii) as of the Effective Date, there is no significant strike, labor dispute, slowdown or stoppage pending against Crown Holdings or any of its Subsidiaries or, to the best knowledge of any Credit Party, threatened and (iii) all payments due from Crown Holdings or any Subsidiary, or for which any claim may be made against Crown Holdings or any Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Crown Holdings or such Subsidiary.

6.20 Intellectual Property, Licenses, Franchises and Formulas. Each of Crown Holdings and its Subsidiaries owns or possesses, is licensed or otherwise has the right to use, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto (collectively, “Intellectual Property”) necessary for the present conduct of its business, without any known conflict with the rights of others, except where such conflicts could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.21 Anti-Terrorism Laws.

(a) None of the Credit Parties or, to the knowledge of any of the Credit Parties, any of its Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including the regulations administered by the United States Treasury Department’s Office of Foreign Asset Control (“OFAC”) and Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b) No Credit Party or, to the knowledge of any of the Credit Parties, any of its Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans, is any of the following:

(A) a Person or entity that is listed in the annex to, or is otherwise subject to the prohibitions contained in, the Executive Order or the OFAC regulations;

(B) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the prohibitions contained in, the Executive Order or the OFAC regulations;

(C) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(D) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or the OFAC regulations; or

(E) a Person or entity that is named on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC at its official website or any replacement website or other replacement official publication of such list.

(c) No Credit Party or to the knowledge of any Credit Party, any of its brokers or other agents acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or the OFAC regulations, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

ARTICLE VII

AFFIRMATIVE COVENANTS

Each Credit Party, jointly and severally, hereby agrees, that, so long as any of the Commitments remain in effect, or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder, that:

7.1 Financial Statements. Crown Holdings will furnish, or cause to be furnished, to each Lender:

(a) Quarterly Financial Statements. (i) As soon as available, and in any event within 45 days (or such shorter period for the filing of Crown Holdings’ Form 10-Q as may be required by the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year of Crown Holdings (commencing with the Fiscal Quarter ending March 31, 2006), a consolidated balance sheet of Crown Holdings and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and of cash flow of Crown Holdings and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter certified by a Financial Officer of Crown Holdings, it being understood and agreed that the delivery of Crown Holdings’ Form 10-Q (as filed with the SEC), if certified as required in this clause (b), shall satisfy the requirements set forth in this clause; (ii) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Crown Holdings (commencing with the Fiscal Quarter ended March 31, 2006, an unaudited consolidating balance sheet of Crown Holdings and its Subsidiaries as of the end of such Fiscal Quarter and consolidating statements of earnings and cashflows of Crown Holdings and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Financial Officer of Crown Holdings (it being understood and agreed that such financial statements need only break out (A) U.S. Borrower and its U.S. Subsidiaries (other than any Receivables Subsidiary and the Insurance Subsidiary), on a consolidated basis; (B) European Borrower and the Euro Subsidiary Credit Parties, on a consolidated basis; and (C) each Subsidiary of European Borrower that is not a Euro Subsidiary Credit Party, on a consolidated basis;

(b) Annual Financial Statements. (i) As soon as available, but in any event within 90 days (or such shorter period for the filing of the Crown Holdings’ Form 10-K as may be required by the SEC) after the end of each Fiscal Year of Crown Holdings (commencing with the Fiscal Year ended December 31, 2005), a copy of the annual audit report for such Fiscal Year for Crown Holdings and its Subsidiaries, including therein a consolidated balance sheet of Crown Holdings and its Subsidiaries as at the end of such Fiscal Year and consolidated statements of earnings and cash flow of Crown Holdings and its Subsidiaries for such Fiscal Year (it being understood and agreed that the delivery of Crown Holdings’ 10-K (as filed with the SEC) shall satisfy such delivery requirements in this clause); (ii) as soon as available and in any event within 105 days after the end of each Fiscal Year of Crown Holdings (commencing with the Fiscal Year ending December 31, 2005), an unaudited consolidating balance sheet of Crown Holdings and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings and cash flow of Crown Holdings and its Subsidiaries for such Fiscal Year, certified by a Financial Officer of Crown Holdings (it being understood and agreed that such financial statements need only break out (A) U.S. Borrower and its U.S. Subsidiaries (other than any Receivables Subsidiary and the Insurance Subsidiary), on a consolidated basis; (B) European Borrower and the Euro Subsidiary Credit Parties, on a consolidated basis; and (C) each Subsidiary of European Borrower that is not a Euro Subsidiary Credit Party, on a consolidated basis);

All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants preparing such statements or the Chief Financial Officer, as the case may be, and disclosed therein) and, in the case of the consolidated financial statements referred to in Section 7.1(b), shall be accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall contain no Impermissible Qualifications and shall state that such financial statements present fairly the financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with GAAP.

7.2 Certificates; Other Information. Crown Holdings will furnish, or will cause to be furnished, to each Lender (or, if specified below, to Administrative Agent):

(a) Officer’s Certificates. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b), a certificate from a Responsible Financial Officer of Crown Holdings and the Borrowers substantially in the form of Exhibit 7.2(a) (a “Compliance Certificate”) stating that, to the best of such officer’s knowledge, (i) such financial statements present fairly, in accordance with GAAP (or, in the case of financial statements of any Non-U.S. Subsidiary delivered pursuant to Section 7.1(a), generally accepted accounting principles in such Person’s jurisdiction of organization), the financial condition and results of operations of Crown Holdings and its Subsidiaries for the period referred to therein (subject, in the case of interim statements, to normal recurring adjustments) and (ii) no Event of Default or Unmatured Event of Default exists and is continuing, except as specified in such certificate and, if so specified, the action which Crown Holdings proposes to take with respect thereto, which certificate shall set forth detailed computations to the extent necessary to establish Crown Holdings’ and the Borrowers’ compliance with the covenants set forth in Article IX of this Agreement;

(b) Sarbanes-Oxley Certifications. Simultaneously with the delivery of financial statements pursuant to Section 7.1(a) and (b), copies of certifications by the chief executive officer and the chief financial officer or others under the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended, and/or the rules and regulations of the SEC;

(c) Reports; Management Letters. Promptly upon receipt thereof, copies of all reports submitted to Crown Holdings or any Credit Party by independent certified public accountants in connection with each annual, interim or special audit of the books of Crown Holdings or any of its Subsidiaries made by such accountants, including any management letters submitted by such accountants to management in connection with their annual audit;

(d) Budgets. Within thirty-one (31) days following the first day of each Fiscal Year of Crown Holdings (commencing with the Fiscal Year ending December 31, 2006) a detailed annual consolidated budget of Crown Holdings and its Subsidiaries prepared for each Fiscal Quarter of such Fiscal Year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year) and, promptly when available, any significant revisions of such budget;

(e) Securityholder Communications. Promptly after the sending or filing thereof, copies of all reports which any Credit Party sends to any of its security holders (other than a report by a Wholly-Owned Subsidiary to its parent security holders), including, without limitation, holders of the First Lien Notes, and all reports, registration statements (other than on Form S-8 or any successor form) or other materials which any Credit Party or any of their officers file with the SEC or any national securities exchange (other than the Luxembourg Stock Exchange); and

(f) Other Requested Information. Such other information respecting the condition or operations, financial or otherwise, of Crown Holdings, any Borrower, or any of their Subsidiaries that any Lender through Administrative Agent may from time to time reasonably request.

7.3 Notices.

(a) Event of Default or Unmatured Event of Default. Promptly and in any event within the earlier of three (3) Business Days after a Responsible Officer of Crown Holdings or U.S. Borrower or five (5) Business Days after a Responsible Officer of European Borrower obtains knowledge thereof, Crown Holdings will give written notice to Administrative Agent (which shall promptly provide a copy of such notice to each Lender) of the occurrence of any Event of Default or Unmatured Event of Default, accompanied by a statement of a Financial Officer of Crown Holdings, U.S. Borrower and European Borrower setting forth details of the occurrence referred to therein and stating what action Crown Holdings, U.S. Borrower and European Borrower have taken and propose to take with respect thereto;

(b) Litigation and Related Matters. Promptly, and in any event within five (5) Business Days after a Responsible Officer of Crown Holdings, U.S. Borrower or European Borrower obtains knowledge thereof, Crown Holdings will give written notice and all documentation relating thereto to Administrative Agent (which shall promptly provide a copy of such notice to each Lender) of the commencement of, or any material development in, any action, suit, proceeding or investigation pending or threatened against or affecting Crown Holdings or any of its Subsidiaries before any arbitrator or Governmental Authority, or purport to affect the legality, validity or enforcement of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby which would individually or when aggregated with any other action, suit, proceeding or investigation reasonably be expected to have a Material Adverse Effect;

(c) Material Adverse Effect. As soon as possible, Crown Holdings will give notice to Administrative Agent of any other development that would reasonably be expected to have a Material Adverse Effect.

7.4 Conduct of Business and Maintenance of Existence. Each Credit Party will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.3 or Investment permitted under Section 8.4.

7.5 Compliance with Laws, etc. Each Credit Party will, and will cause each of its Subsidiaries to, comply in all respects with all applicable laws, rules, regulations and orders, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, such compliance to include, subject to the foregoing (without limitation):

(a) the maintenance and preservation of its and its Subsidiaries’ existence and its qualification as a foreign corporation or partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), and

(b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except as provided in Section 7.7.

7.6 Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its material properties and assets in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 7.6 shall prevent any Credit Party from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of such Credit Party, desirable in the conduct of its or their business and does not in the aggregate have a Material Adverse Effect.

7.7 Payment of Obligations. Each Credit Party will, and will cause each of its Subsidiaries to, perform all of its respective obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which they are bound or to which they are a party, except where such nonperformance could not reasonably be expected to have a Material Adverse Effect.

7.8 Payment of Taxes. Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of such Person or cause a failure or forfeiture of title thereto; provided that no Credit Party nor any of its Subsidiaries shall be required to pay any such Tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the property or asset that may become subject to such Lien, if it has maintained adequate reserves with respect thereto in accordance with and to the extent required under GAAP; provided, further, that any such contest of any tax, assessment, charge, levy or claim with respect to Collateral shall satisfy the Contested Collateral Lien Conditions.

7.9 Inspection of Property, Books and Records. Each Credit Party will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and material transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant and, upon the reasonable request of the Administrative Agent or a Lender, to examine (and, at the expense of the relevant Credit Party or Subsidiary, photocopy extracts from) any of its books or other corporate or partnership records.

7.10 ERISA; Foreign Pension Plan.

(a) Crown Holdings will furnish, or will cause to be furnished, to each Lender and the Administrative Agent notice thereof and copies of all documentation relating thereto, immediately upon becoming aware of any of the following events: (i) the taking of any specific actions by Crown Holdings or any other Person to terminate any Pension Plan (other than a termination pursuant to Section 4041(b) of ERISA which can be completed without Crown Holdings or any ERISA Affiliate having to provide more than $25.0 million in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), (ii) the occurrence of a Termination Event which could result in a Lien or in the incurrence by a Credit Party of any liability, fine or penalty which would reasonably be expected to have a Material Adverse Effect, or (iii) any increase in the contingent liability of a Credit Party with respect to any post-retirement Welfare Plan benefit if the increase in such contingent liability would reasonably be expected to have a Material Adverse Effect.

(b) Crown Holdings will furnish, or will cause to be furnished, upon request by the Administrative Agent, to each Lender and the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or ERISA Affiliate with the United States Department of Labor with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan or Foreign Plan; (iii) all notices received by any Credit Party or ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning a Termination Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request.

(c) Each Credit Party will (i) correct any failure to satisfy the minimum funding standards, or make any required installment, under Section 412 of the Code within ninety (90) days after the occurrence thereof, except where the failure to so satisfy would not reasonably be expected to have a Material Adverse Effect, and (ii) establish, maintain and operate all Foreign Plans in compliance in all material respects with all requirements of law and the respective requirements of the governing documents for such Foreign Plans, except for failures to comply which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7.11 Insurance.

(a) Each Credit Party will maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its material properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Such insurance shall be maintained with financially sound and reputable insurers, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided adequate reserves therefor, in accordance with GAAP, are maintained, and

(b) All insurance policies or certificates (or certified copies thereof) with respect to such insurance:

(i) shall provide that Administrative Agent is a loss payee for all property and casualty policies and additional insured for all liability policies; and

(ii) shall state that such insurance policy shall not be canceled or revised without thirty days’ prior to written notice thereof by the insurer to the Collateral Agent.

7.12 Environmental Laws. Each Credit Party will, and will cause each of its Subsidiaries to:

(a) use and operate all of its facilities and properties in compliance with all Environmental Laws except for such noncompliance which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, keep all Environmental Permits in effect and remain in compliance therewith, except where the failure to keep in effect such Environmental Permits, or any noncompliance with the provisions thereof, would not reasonably be expected to have a Material Adverse Effect, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect;

(b) promptly notify Administrative Agent and provide copies of all written inquiries, claims, complaints or notices from any Person relating to the environmental condition of its facilities and properties or compliance with or liability under any Environmental Law which would reasonably be expected to have a Material Adverse Effect, and promptly cure and have dismissed with prejudice or contest in good faith any actions and proceedings relating thereto;

(c) in the event of the presence of any Hazardous Material on any Mortgaged Property which is in violation of any Environmental Law, or which would reasonably be expected to have Environmental Liability, in each case which would reasonably be expected to have a Material Adverse Effect, upon discovery thereof, take all necessary steps to initiate and expeditiously complete all response, corrective and other action to mitigate and eliminate any such adverse effect in accordance with and to the extent required by applicable Environmental Laws, and shall keep Administrative Agent informed of their actions;

(d) at the written request of Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, provide, at their sole cost and expense, an environmental site assessment report concerning any Mortgaged Property now or hereafter owned or leased by such Credit Party or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any Remedial Action in connection with such Hazardous Materials on, at, under or emanating from such Mortgaged Property pursuant to any applicable Environmental Law; provided that such request may be made only if (i) there has occurred and is continuing an Event of Default or (ii) Administrative Agent or the Required Lenders reasonably believe that a Borrower or any Subsidiary of a Borrower or any such Mortgaged Property is not in compliance with Environmental Law and such noncompliance would reasonably be expected to have a Material Adverse Effect, or that circumstances exist that would reasonably be expected to form the basis of an Environmental Claim against a Borrower or any Subsidiary of a Borrower or to result in Environmental Liability, in each case that would reasonably be expected to have a Material Adverse Effect (in such events as are listed in this subparagraph, the environmental site assessment shall be focused upon the noncompliance or other circumstances as applicable). If a Borrower or any Subsidiary of Borrower fails to provide the same within 90 days after such request was made, Administrative Agent may order the same, and such Borrower or Subsidiary shall grant and hereby grants to Administrative Agent and the Required Lenders and their agents access to such Mortgaged Property and specifically grants Administrative Agent and the Required Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to perform such an assessment, all at such Borrower’s or Subsidiary’s sole cost and expense; and

(e) provide such information and certifications which Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.12.

7.13 Use of Proceeds. Borrowers will use all proceeds of the Loans as provided in Section 6.8.

7.14 Guarantees; Pledge of Additional Collateral.

(a) In the event that any U.S. Subsidiary of Crown Holdings existing on the Effective Date (other than the Insurance Subsidiary and any Receivables Subsidiary) has not previously executed the U.S. Guarantee Agreement or in the event that any Person becomes a U.S. Subsidiary (other than any Receivables Subsidiary) of Crown Holdings after the Effective Date, Crown Holdings will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the U.S. Guarantee Agreement and deliver to U.S. Collateral Agent a counterpart of the U.S. Security Agreement, the U.S. Shared Pledge Agreement and the U.S. Bank Pledge Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and certificates comparable to those described in Section 5.1(b)) as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to create in favor of U.S. Collateral Agent, for the benefit of the Secured Creditors, a valid and perfected first priority Lien on all of the property and assets of such Subsidiary described in the applicable forms of U.S. Security Documents.

(b) In any event within 60 days after the acquisition of assets of the type that would have constituted U.S. Collateral on the Effective Date pursuant to the U.S. Security Agreement, the U.S. Bank Pledge Agreement or the U.S. Shared Pledge Agreement (the “Additional U.S. Collateral”), Crown Holdings will, and will cause each appropriate U.S. Subsidiary to, take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or entering into or amending the U.S. Guarantee Agreement, the U.S. Security Agreement, the U.S. Bank Pledge Agreement or the U.S. Shared Pledge Agreement, to grant to U.S. Collateral Agent for its benefit and the benefit of the Secured Creditors a perfected Lien (having the priority set forth in the U.S. Security Agreement, the U.S. Bank Pledge Agreement or the U.S. Shared Pledge Agreement, as applicable) on such Additional U.S. Collateral pursuant to and to the full extent required by the U.S. Security Agreement, the U.S. Bank Pledge Agreement, the U.S. Shared Pledge Agreement and this Agreement (including, without limitation, to the extent requested by the U.S. Collateral Agent, satisfaction of the conditions set forth in subsections (b) and (d)(ii) of Section 5.1).

(c) Subject to the provisos set forth below in this section, in the event that any Non-U.S. Guarantee Subsidiary existing on the Effective Date has not previously executed the Non-U.S. Guarantee Agreement or in the event that any Person becomes a Non-U.S. Guarantee Subsidiary after the Effective Date, European Borrower will promptly notify Administrative Agent of that fact and, to the extent permitted by applicable law, cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Non-U.S. Guarantee Agreement (or as required by local law, such local law equivalent document) and deliver to Euro Collateral Agent a counterpart of the applicable Euro Security Documents and such documents and instruments and take such further actions (including actions, documents and instruments comparable to those referred to in Section 5.1(a)(v)) as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to create in favor of Euro Collateral Agent, for the benefit of the Secured Creditors, a valid and perfected first priority Lien on all of the property and assets (including, without limitation, Real Property) of such Subsidiary that would have constituted Euro Collateral on the Effective Date under the applicable Euro Security Documents of other Non-U.S. Guarantee Subsidiaries organized in the same jurisdiction to the extent legally permissible; provided, that, subject to the further proviso below, with respect to all Non-U.S. Subsidiary Guarantors existing in the jurisdictions noted in item (ii) of the definition of “Non-U.S. Guarantee Subsidiary” other than The Netherlands and The Grand Duchy of Luxembourg (which shall not be subject to this proviso), in addition to the foregoing requirements, the prior written consent of the Administrative Agent shall be obtained with respect to adding such new Subsidiary as a Credit Party, which consent shall not be unreasonably withheld or delayed; provided further that, if the Administrative Agent receives (A) legal opinions from local counsel in each relevant jurisdiction confirming the availability, validity and enforceability of guarantees and collateral support to be provided by each such Non-U.S. Subsidiary Guarantor in form and substance reasonably satisfactory to the Administrative Agent and (B) confirmation from the applicable Lenders that the addition of such new Credit Party does not conflict with or violate applicable law or the internal policies of each applicable Lender, then the written consent of the Administrative Agent contemplated by the first proviso in this subsection (c) shall not be required and such Subsidiary may be added as a Non-U.S. Subsidiary Guarantor in accordance with the remaining provisions set forth in this Section.

(d) In any event within 60 days after the acquisition of assets of the type that would have constituted Euro Collateral on the Effective Date (other than any intercompany loans or Indebtedness not otherwise required to be pledged under this Agreement) pursuant to any Euro Security Document (the “Additional Euro Collateral” and together with the Additional U.S. Collateral, the “Additional Collateral”), European Borrower will, and will cause each appropriate Subsidiary to, to the extent legally permissible, take all necessary action, including the filing of appropriate financing statements, under the provisions of applicable laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or entering into or amending any Euro Security Document, to grant to Euro Collateral Agent for its benefit and the benefit of the Secured Creditors a perfected Lien on such Additional Euro Collateral pursuant to and to the full extent required by this Agreement (including, without limitation, to the extent requested by U.K. Administrative Agent, satisfaction of the conditions set forth in subsection (a)(v) of Section 5.1).

(e) In the event that any U.S. Credit Party or its respective U.S. Subsidiaries acquire an interest in additional Real Property having a fair market value in excess of $5,000,000 as determined in good faith by Crown Holdings, Crown Holdings or the appropriate Credit Party or Subsidiary, as the case may be, and using its commercially reasonable efforts in respect of any leases, will take such actions and execute such documents as the U.S. Collateral Agent shall require to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage (including, without limitation, satisfaction of the conditions set forth in subsections (b), (c) and (d)(ii) of Section 5.1).

(f) All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, reasonable costs of counsel for Administrative Agent and the Collateral Agents, shall be for the account of the Credit Parties, which shall pay all sums due promptly after receipt of invoice.

(g) If, for any reason after the Effective Date, any debt securities of Crown Holdings or any of its Subsidiaries become secured by a Lien on Principal Property, each Credit Party shall, and shall cause each of its Subsidiaries to, take all necessary action so that any limitation on the Lien of the applicable Collateral Agent and the applicable Lenders on such Principal Property is eliminated from the Security Documents and the applicable Collateral Agent and the applicable Lenders enjoy a full and unconditional Lien on all such Principal Property.

(h) Documentation for Additional Security. The security interests required to be granted pursuant to this Section 7.14 shall be granted pursuant to such security documentation (which shall be substantially similar to the Security Documents already executed and delivered by Crown Holdings or the applicable Borrower) reasonably satisfactory in form and substance to Administrative Agent and the Required Lenders and shall constitute valid and enforceable first priority perfected security interests subject to no other Liens except Permitted Liens. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of Collateral Agent for the benefit of the Secured Creditors, required to be granted pursuant to the Additional Security Document and, all taxes, duties, levies, imposes, deductions, assessments, charges, withholdings, fees and other charges payable in connection therewith shall be paid in full by Crown Holdings. At the time of the execution and delivery of the Additional Security Documents, Crown Holdings shall cause to be delivered to Administrative Agent such agreements, opinions of counsel, title surveys, and other related documents as may be reasonably requested by Administrative Agent or the Required Lenders to assure themselves that this Section 7.14 has been complied with.

Each Credit Party will, and will cause each of its Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, notarizations, fixture filings, mortgages, deeds of trust and other documents and the delivery of appropriate opinions of counsel), which may be required under any applicable law, or which Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties. Each Credit Party also agrees to provide to Administrative Agent, from time to time upon request, evidence reasonably satisfactory to Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

7.15 End of Fiscal Years; Fiscal Quarters. Crown Holdings will cause each of its and the Borrowers’ annual accounting periods to end on December 31 of each year (each a “Fiscal Year”, with quarterly accounting periods ending on March 31, June 30 and September 30, of each Fiscal Year (each a “Fiscal Quarter”).

7.16 Information Regarding Collateral. (a) Each Credit Party will furnish to Administrative Agent prompt written notice of any change (i) in any Credit Party’s corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Credit Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Credit Party’s identity or corporate structure, (iv) in any Credit Party’s Federal Taxpayer Identification Number or (v) in any Credit Party’s jurisdiction of organization. Each Credit Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the applicable Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all relevant Collateral. Each Credit Party also agrees promptly to notify Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to clause (b) of Section 7.1, each Borrower shall deliver to Administrative Agent a certificate of a Responsible Financial Officer and the chief legal officer of each Borrower (i) setting forth the information required pursuant to Sections 1, 2, 7, 8, 12, 13, 14, 15, 16, 17 and 18 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section 7.16 and (ii) certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

7.17 Equal Security for Loans and Notes. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent to the creation or assumption thereof shall have been obtained from Administrative Agent and the Required Lenders), it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other assets or property thereby secured as long as any such assets or property shall be secured; provided that this covenant shall not be construed as consent by Administrative Agent and the Required Lenders to any violation of the provisions of Section 8.2.

7.18 Excluded Companies. Notwithstanding anything to the contrary set forth herein, Crown Holdings shall ensure that each Excluded U.K. Company remains (i) a dormant company and shall remain dormant until such time as it is dissolved in accordance with the laws of England and Wales or (ii) a trust company which is involved only in the business of holding assets on behalf of beneficiaries in a trustee relationship, as applicable, and shall continue to exist in such dormant state until it is dissolved or act in such capacity and in no other capacity until such time as all of the Obligations hereunder are discharged pursuant to this Agreement.

7.19 Facilities Rating. Crown Holdings shall use its commercially reasonable efforts to provide that the Indebtedness under this Agreement remains rated by each of S&P and Moody’s at all times and to promptly deliver to Administrative Agent written notice of any change in the rating thereof by S&P or Moody’s.

7.20 Sharing Agreement. Notwithstanding anything to the contrary set forth herein, upon payment in full of all principal, interest and other amounts due under the First Lien Notes, the Lenders authorize the Administrative Agent to terminate each of the Sharing Agreement, the U.S. Intercreditor Agreement and the Euro Intercreditor Agreement and to enter into such modifications and amendments to other Loan Documents as may be necessary or desirable to address such terminated agreements and (ii) upon the issuance of Permitted European Borrower Debt permitted by Section 8.1(a)(ii), (xxvii) or (xxviii), the Lenders authorize the Administrative

Agent to enter into an amendment, modification or amendment and restatement of the Sharing Agreement; provided that any such amendment, modification or amendment and restatement shall not, in the Administrative Agent’s reasonable judgment, materially adversely affect the rights and obligations of the Administrative Agent, on behalf of the Lenders, under the Sharing Agreement.

ARTICLE VIII

NEGATIVE COVENANTS

Each Credit Party, jointly and severally, covenants and agrees, that, so long as any of the Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or Administrative Agent hereunder:

8.1 Indebtedness; Certain Equity Securities. (a) The Credit Parties will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist (including by way of Guarantee Obligations) any Indebtedness, except:

(i) Indebtedness incurred and outstanding under the Loan Documents;

(ii) (A) Indebtedness of the European Borrower under the First Lien Notes and (B) other Permitted European Borrower Debt (including, without limitation, any Permitted European Borrower Debt that refinances Indebtedness of the European Borrower under the First Lien Notes) collectively, in an aggregate principal amount not to exceed €460,000,000, and Guarantee Obligations in respect of such Indebtedness by each Subsidiary Credit Party and Parent Guarantor;

(iii) Indebtedness of U.S. Borrower under the Senior Notes in an aggregate principal amount not to exceed $1,300,000,000 and Guarantee Obligations in respect of such Indebtedness by each Parent Guarantor that is a parent company (directly or indirectly) of U.S. Borrower and each U.S. Subsidiary (other than any Receivables Subsidiary and the Insurance Subsidiary);

(iv) Indebtedness under the Existing Unsecured Debt, including any Guarantee Obligations in respect thereof existing on the Effective Date or required to be incurred after the Effective Date pursuant to the terms of the documents governing such Indebtedness;

(v) Permitted Capital Markets Debt that refinances Indebtedness permitted pursuant to clauses (i), (iii), (iv) or (xv) of this Section 8.1(a) (and refinancings of such Permitted Capital Markets Debt with Permitted Capital Markets Debt); provided, that (1) such Permitted Capital Markets Debt does not increase the outstanding principal amount of such Indebtedness being refinanced (except to pay accrued and unpaid interest and fees, including call, tender or other premiums, and reasonable fees and expenses in connection with such refinancing), (2) if the Indebtedness being refinanced is Subordinated Indebtedness, such Permitted Capital Markets Debt constitutes Subordinated Indebtedness, (3) the Standard Financing Conditions are met, (4) if such Permitted Capital Markets Debt refinances any CCSC 2026 Debentures or CCSC 2096 Debentures and if the Indebtedness under this Agreement is rated Ba2 or lower by Moody’s and BB- or lower by S&P, Crown Holdings shall provide written confirmation from each of Moody’s and S&P that the rating of such Indebtedness will not be downgraded by either Moody’s or S&P as a result of the incurrence of such Permitted Capital Markets Debt and (5) in case of any Indebtedness incurred by or guaranteed by European Borrower or any of its Subsidiaries or under which European Borrower or any of its Subsidiaries is an obligor, subject to Section 7.20, the holders of such Indebtedness or any trustee or agent on their behalf shall be bound by and shall execute and deliver counterparts to the Sharing Agreement; and Guarantee Obligations in respect of such Indebtedness by each Parent Guarantor that is a parent company (directly or indirectly) of U.S. Borrower and each U.S. Subsidiary (other than any Receivables Subsidiary and the Insurance Subsidiary);

(vi) Indebtedness outstanding or committed on the Fourth Amendment Effective Date and listed on Schedule 6.5(c)(i) or (ii) (as such Schedules are amended as of the Fourth Amendment Effective Date), in each case up to the amounts set forth on such Schedule and any extensions, renewals, refinancings, refundings and replacements thereof incurred by the same obligors thereunder and on substantially similar terms (or terms that are more favorable to the respective borrower) that do not increase the amount outstanding or committed thereunder as of the Effective Date or result in a decreased Weighted Average Life to Maturity thereof; provided that the Standard Financing Conditions are met;

(vii) Indebtedness (including Indebtedness outstanding and available as of the Effective Date) under one or more Permitted Receivables or Factoring Financings; provided that with respect to any such Indebtedness incurred under clause (iii) of the definition of Permitted Receivables or Factoring Financings, the Standard Financing Conditions are met; provided, further, that in the case of revolving Permitted Receivables or Factoring Financings, compliance with the Standard Financing Conditions above shall be required solely as of the date that the commitments for such revolving Permitted Receivables or Factoring Financings become effective or are increased and shall be calculated as if the maximum amount of such commitments were fully funded on such date;

(viii) Indebtedness of the Italian Subsidiaries incurred after the Effective Date in an aggregate principal amount outstanding at any time not to exceed €50,000,000; provided that the Standard Financing Conditions are met;

(ix) Indebtedness of Subsidiaries that are not Credit Parties incurred after the Fourth Amendment Effective Date in an aggregate principal amount outstanding at any time not to exceed $250,000,000; provided that the Standard Financing Conditions are met;

(x) (a) Indebtedness of any Credit Party to any other Credit Party; provided that any Indebtedness owed by a Subsidiary Credit Party of U.S. Borrower or U.S. Borrower to a Subsidiary Credit Party of European Borrower or European Borrower shall be subordinated to the U.S. Obligations in a manner acceptable to Administrative Agent; and (b) Indebtedness of any Subsidiary that is not a Credit Party owed to another Subsidiary that is not a Credit Party;

(xi) subject to Section 8.4(d), Indebtedness of any Non-U.S. Subsidiary that is not a Subsidiary Credit Party owed to any Borrower or any Subsidiary Credit Party,

provided that no Unmatured Event of Default or Event of Default has occurred and is continuing at the time of the incurrence of such Indebtedness or would result therefrom;

(xii) the incurrence by Crown Holdings or any of its Subsidiaries of Hedging Agreements that are incurred in the ordinary course of business and not for speculative purposes; provided that, in any such case, the liabilities under such Hedging Agreements which do not represent an actual obligation and for which an offsetting derivative contract has been recorded in the financial statements are recorded in accordance with SFAS 133;

(xiii) Indebtedness (and Guarantee Obligations incurred in respect thereof) of U.S. Borrower or European Borrower or any of their Subsidiaries incurred to finance the acquisition, construction or improvement of any property (real or personal), plant or equipment used in the businesses referred to in Section 8.3(c), including Capitalized Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased Weighted Average Life to Maturity thereof; provided that (a) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (b) the Standard Financing Conditions are met, and (c) the aggregate principal amount of Indebtedness incurred and outstanding under this clause (xiii), together with Indebtedness incurred and outstanding under clauses (xiv) and (xvi) of this Section 8.1(a), does not exceed the Debt Basket Amount;

(xiv) Indebtedness of any Subsidiary of U.S. Borrower or European Borrower issued and outstanding on or prior to the date on which such Person becomes a Subsidiary in connection with a Permitted Acquisition so long as (a) such Indebtedness was not issued or created in contemplation of such acquisition, (b) the Standard Financing Conditions are met, and (c) the aggregate principal amount of Indebtedness incurred and outstanding under this clause (xiv), together with Indebtedness incurred and outstanding under clauses (xiii) and (xvi) of this Section 8.1(a), does not exceed the Debt Basket Amount;

(xv) Permitted Capital Markets Debt the net proceeds of which are used solely to finance a Permitted Acquisition (and to pay fees and expenses related thereto) and Guarantee Obligations in respect thereof by the U.S. Credit Parties and each Parent Guarantor that is a parent company (directly or indirectly) of U.S. Borrower; provided, that (a) the Standard Financing Conditions are met and (b) Total Available Revolving Commitments at the time of incurrence and after giving effect to the use of the proceeds thereof and the incurrence of any Revolving Loans necessary to consummate such Permitted Acquisition exceeds $200,000,000;

(xvi) Attributable Debt in respect of sale and leaseback transactions permitted by Section 8.6; provided that (a) the Standard Financing Conditions are met; and (b) the aggregate principal amount of Indebtedness incurred under this clause (xvi), together with Indebtedness incurred and outstanding under clauses (xiii) and (xiv) of Section 8.1(a) does not exceed the Debt Basket Amount;

(xvii) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to Crown Holdings or any of its Subsidiaries, pursuant to reimbursement or indemnification obligations to such Person;

(xviii) Indebtedness of Crown Holdings or its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(xix) Indebtedness arising from agreements of Crown Holdings or any of its Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with a Permitted Acquisition or the disposition of any business, assets or a Subsidiary, other than, in the case of a disposition, Guarantee Obligations with respect to Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(xx) obligations in respect of performance and surety bonds and completion guarantees provided by Crown Holdings and its Subsidiaries in the ordinary course of business;

(xxi) Indebtedness of Crown Holdings or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(xxii) Indebtedness of the Thai Subsidiaries incurred after the Effective Date in an aggregate principal amount outstanding at any time not to exceed $50,000,000; provided that the Standard Financing Conditions are met;

(xxiii) Indebtedness of any Euro Credit Party to any other Non-U.S. Subsidiary that is not a Credit Party incurred in the ordinary course of business consistent with past practice; provided that (x) if any such Indebtedness in excess of $50,000,000 is outstanding at any time, Indebtedness representing such excess shall be subordinated to the Euro Obligations to at least the same extent as Intercompany Loans are subordinated to the Euro Obligations under the Euro Intercreditor Agreement and (y) no Unmatured Event of Default or Event of Default has occurred and is continuing at the time of the incurrence of such Indebtedness or would result therefrom;

(xxiv) Indebtedness of Subsidiaries that are not Credit Parties to Credit Parties issued solely as consideration for asset sales permitted by Section 8.5(k);

(xxv) (A) Guarantee Obligations of Crown Holdings or any of its Subsidiaries in respect of Indebtedness permitted to be incurred pursuant to clauses (i), (xii), (xvi), (xvii), (xviii), (xix), (xx), (xxi), (xxii), (xxvii), (xxviii), (xxix) and (xxx) of this Section 8.1(a) (provided that, to the extent that such Indebtedness is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Obligations on terms and conditions reasonably acceptable to Administrative Agent) and (B) additional Guarantee Obligations of Crown Holdings or any of its Subsidiaries in respect of Indebtedness permitted to be incurred pursuant to this Section 8.1(a) (other than Guarantee Obligations of Indebtedness permitted under Section 8.1(a)(vii)) in an aggregate principal amount not to exceed $50,000,000 at any time;

(xxvi) Indebtedness of Crown Holdings in the form of Disqualified Preferred Stock in an aggregate amount not to exceed $250,000,000;

(xxvii) Permitted European Borrower Debt in an aggregate principal amount not to exceed €500,000,000 at any time, the net proceeds of which are used (i) to finance a Permitted Acquisition (and to pay fees and expenses related thereto) (provided that (A) the Standard Financing Conditions are met and (B) Total Available Revolving Commitments at the time of incurrence and after giving effect to the use of the proceeds thereof and the incurrence of any Revolving Loans necessary to consummate such Permitted Acquisition exceeds $200,000,000) or (ii) to refinance any Indebtedness permitted pursuant to clauses (iii) and (iv) of Section 8.1(a) (provided that (A) such Permitted European Borrower Debt does not increase the outstanding principal amount of such Indebtedness being refinanced (except to pay accrued and unpaid interest and fees, including call, tender or other premiums, and reasonable fees and expenses in connection with such refinancing), (B) if the Indebtedness being refinanced is Subordinated Indebtedness, such Permitted European Borrower Debt constitutes Subordinated Indebtedness and (C) the Standard Financing Conditions are met;

(xxviii) Permitted European Borrower Debt not otherwise permitted hereunder; provided, that as of the date on which such Permitted European Borrower Debt is incurred or created and after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis for the period of four Fiscal Quarters for which financial statements pursuant to Section 7.1 immediately preceding the date on which such Permitted European Borrower Debt is incurred or created, (i) no Event of Default or Unmatured Event of Default would exist hereunder, (ii) the Credit Parties would be in compliance with Section 9.1 through Section 9.3, inclusive, and (iii) the European Borrower Total Leverage Ratio shall not be greater than 3.5 to 1.0 (which requirements shall be certified by the Credit Parties pursuant to an incurrence compliance certificate delivered by the Credit Parties to the Administrative Agent, not less than three (3) Business Days prior to the date on which such Permitted European Borrower Debt is incurred or created, which includes detailed computations of the requirements set forth in clauses (ii) and (iii) above);

(xxix) Permitted U.S. Borrower Debt not otherwise permitted hereunder; provided, that as of the date on which such Permitted U.S. Borrower Debt is incurred or created and after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis for the period of four Fiscal Quarters for which financial statements pursuant to Section 7.1 immediately preceding the date on which such Permitted U.S. Borrower Debt is incurred or created, (i) no Event of Default or Unmatured Event of Default would exist hereunder, (ii) the Credit Parties would be in compliance with Section 9.1 through Section 9.3, inclusive, and (iii) the Total Leverage Ratio shall not be greater than 3.5 to 1.0 (which requirements shall be certified by the Credit Parties pursuant to an incurrence compliance certificate delivered by the Credit Parties to the Administrative Agent, not less than three (3) Business Days prior to the date on which such Permitted U.S. Borrower Debt is incurred or created, which includes detailed computations of the requirements set forth in clauses (ii) and (iii) above); and

(xxx) other Indebtedness of Crown Holdings or any of its Subsidiaries incurred after the Fourth Amendment Effective Date in an aggregate principal amount not exceeding $200,000,000 at any time outstanding; and

The maximum amount of Indebtedness that Crown Holdings or any Subsidiary may incur pursuant to this Section 8.1 shall not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies.

(b) Other than as permitted to be incurred under Section 8.1(a)(xxvi), the Credit Parties will not, nor will they permit any of their Subsidiaries to, directly or indirectly, issue any preferred stock or other preferred Capital Stock other than Permitted Preferred Stock.

8.2 Liens. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except the following (herein collectively referred to as “Permitted Liens”):

(a) Liens in favor of the Collateral Agents under the Security Documents securing the Obligations and the Bank Related Debt;

(b) Liens in favor of the Collateral Agents under the Security Documents securing the First Lien Notes permitted to be incurred under Section 8.1(a)(ii); provided that the trustee under the First Lien Notes Indenture shall be bound by and execute and deliver to the Collateral Agents counterparts to each of the Intercreditor Agreements and, subject to Section 7.20, the Sharing Agreement;

(c) Liens existing on the Fourth Amendment Effective Date and listed on Schedule 8.2(c) (as such Schedule is amended as of the Fourth Amendment Effective Date);

(d) Liens on assets of any Person existing at the time of acquisition of such assets by any Credit Party or at the time such Person becomes a Credit Party or is merged or consolidated with a Credit Party; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of such Credit Party other than the specific assets so acquired and the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.1(a)(xiv);

(e) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, guarantees, landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, attorney’s or other like liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent for a period more than 60 days or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that (A) a reserve or other appropriate provision, if any, as is required by

GAAP shall have been made therefor, (B) if such Lien is on Collateral, the Contested Collateral Lien Conditions shall at all times be satisfied and (C) such Liens relating to statutory obligations, surety or appeal bonds or performance bonds shall only extend to or cover Cash and Cash Equivalents;

(f) Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business to the extent such leases do not create Attributable Debt and are permitted under this Agreement.

(g) Liens for taxes, assessments or governmental charges or claims or other like statutory Liens, in any case incurred in the ordinary course of business, that do not secure Indebtedness for borrowed money and (A) that are not yet delinquent or (B) that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that (1) any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor and (2) if such Lien is on Collateral, the Contested Collateral Lien Conditions shall at all times be satisfied;

(h) Liens on Italian Assets and Thai Assets and to secure Indebtedness permitted to be incurred under Sections 8.1(a)(viii) and 8.1(a)(xxii), respectively;

(i) Liens to secure Indebtedness (including Capitalized Lease Obligations) of the type described in Sections 8.1(a)(xiii) and 8.1(a)(xiv) hereof covering only the assets acquired, constructed or improved with such Indebtedness;

(j) Liens on the assets that are the subject of a sale and leaseback transaction permitted by Section 8.6 securing Attributable Debt incurred under Section 8.1(a)(xvi);

(k) Liens on the assets of a Subsidiary that is not a Credit Party so long as such assets are not otherwise Collateral which Liens secure such Subsidiary’s obligations under Indebtedness incurred pursuant to Section 8.1(a)(ix);

(l) Liens securing Indebtedness incurred to refinance Indebtedness secured by the Liens of the type described in clauses (c) and (d) of this definition; provided that any such Lien shall not extend to or cover any assets, or class of assets in respect of inventory and receivables, not securing the Indebtedness so refinanced;

(m) Permitted Real Property Encumbrances;

(n) Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party or any Subsidiary is a party, in each case, made in the ordinary course of business for amounts (A) not yet due and payable or (B) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that (1) a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor, (2) if such Lien is on Collateral, the Contested Collateral Lien Conditions shall at all times be satisfied and (3) such Liens shall in no event encumber any Collateral other than Cash and Cash Equivalents;

(o) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default under this Agreement;

(p) Liens in the form of licenses, leases or subleases granted or created by any Credit Party or any Subsidiary, which licenses, leases or subleases (A) do not interfere, individually or in the aggregate, in any material respect with the business of the Credit Parties and their Subsidiaries or individually or in the aggregate materially impair the use (for its intended purpose) or the value of the property subject thereto; provided that (x) to the extent such licenses, leases or subleases relate to Mortgaged Property located in the U.S. in existence as of the Effective Date, such Subsidiary shall use its commercially reasonable efforts to as soon as practicable cause such licenses, leases or subleases to be subordinate to the Lien granted and evidenced by the U.S. Security Documents in accordance with the provisions thereof; and (y) to the extent relating to the U.S. Collateral or entered into by a U.S. Subsidiary and entered into after the Effective Date, such licenses, leases or subleases shall be subordinate to the Lien granted and evidenced by the U.S. Security Documents in accordance with the provisions thereof; provided, further, that any such Lien shall not extend to or cover any assets of any Credit Party or any Subsidiary that is not the subject of any such license, lease or sublease;

(q) Liens on fixtures or personal property held by or granted to landlords pursuant to leases to the extent that such Liens secure obligations under such lease that are not overdue for a period of more than thirty days; provided that (i) with respect to any such Liens relating to the U.S. Collateral or entered into by a U.S. Subsidiary and in existence on the Effective Date (other than such Liens as arise as a matter of law), the applicable Credit Party or any applicable Subsidiary has used its commercially reasonable efforts to obtain a landlord lien waiver reasonably satisfactory to the U.S. Collateral Agent and (ii) with respect to any leases relating to the U.S. Collateral or entered into by a U.S. Subsidiary and entered into after the Effective Date, the applicable Credit Party or any applicable Subsidiary shall use its commercially reasonable efforts to (x) enter into a lease that does not grant a Lien on fixtures or personal property in favor of the landlord thereunder or (y) obtain a landlord lien waiver reasonably satisfactory to the U.S. Collateral Agent;

(r) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(s) Liens in respect of Receivables Assets that are the subject of Permitted Receivables or Factoring Financings;

(t) customary rights of set off, revocation, refund or chargeback, Liens or similar rights under agreements with respect to deposit disbursement, concentration account or comparable account under the laws of any foreign jurisdiction, or under the UCC (or comparable foreign law) or arising by operation of law of banks or other financial institutions where any Credit Party maintains deposit disbursement, concentration accounts or comparable account under the laws of any foreign jurisdiction in the ordinary course of business permitted by this Agreement; and

(u) additional Liens incurred after the Fourth Amendment Effective Date so long as, without duplication, the value of the property subject to such Liens at the time such Lien is incurred and the Indebtedness (including any refinancings of such Indebtedness) and other obligations secured thereby do not exceed $250,000,000 in the aggregate at any time;

provided, however, that (A) no Liens (other than pursuant to the Loan Documents) shall be permitted to exist, directly or indirectly, on any Pledged Securities and (B) no such Liens (other than Liens under clauses (a), (b), (c), (d), (g), (m), (n) and (p)) shall extend to any Principal Property or Restricted Securities.

8.3 Fundamental Changes. (a) The Credit Parties will not, and will not permit any of their Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Unmatured Event of Default or Event of Default shall have occurred and be continuing, (i) any Wholly-Owned Subsidiary of a Borrower may merge into such Borrower in a transaction in which such Borrower is the surviving Person, (ii) any Wholly-Owned Subsidiary (or any Subsidiary if in connection with a Permitted Acquisition) of a Borrower may merge with or into any Subsidiary of such Borrower in a transaction in which the surviving entity is a Wholly-Owned Subsidiary of such Borrower; provided, that and if any party to such merger is a Subsidiary Credit Party, the surviving entity shall be a Subsidiary Credit Party, and (iii) the Credit Parties and their Subsidiaries may engage in Permitted Holding Company Transactions and Permitted Cross Chain Transactions; provided that in connection with the foregoing, the appropriate Credit Parties shall take all actions necessary or reasonably requested by U.S. Collateral Agent or Euro Collateral Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the U.S. Collateral Agent or the Euro Collateral Agent pursuant to the Security Documents and otherwise comply with the provisions of Section 7.14, on the terms set forth therein and to the extent applicable.

(b) Notwithstanding the foregoing, any Subsidiary of U.S. Borrower, the Canadian Borrower or European Borrower may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to U.S. Borrower, the Canadian Borrower or European Borrower or any Subsidiary Credit Party (provided that, in connection with the foregoing, the appropriate Credit Parties shall take all actions necessary or reasonably requested by the Collateral Agents to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Collateral Agents pursuant to the Security Documents and otherwise comply with the provisions of Section 7.14, on the terms set forth therein and to the extent applicable), and any Subsidiary which is not a Subsidiary Credit Party may dispose of assets to any other Subsidiary which is not a Subsidiary Credit Party.

(c) The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, engage in any business other than businesses of the type conducted by Crown Holdings and its Subsidiaries on the Effective Date and businesses reasonably related or incidental thereto.

8.4 Investments, Loans, Advances, Guarantee Obligations and Acquisitions. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, purchase, hold, acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger), permit to exist or incur any Investment, except:

(a) Cash and Cash Equivalents;

(b) Investments existing on the Fourth Amendment Effective Date and set forth on Schedule 8.4 (as such Schedule is amended as of the Fourth Amendment Effective Date);

(c) Investments (x) by or among the Parent Guarantors, the Borrowers and the Subsidiary Credit Parties in Subsidiary Credit Parties and by the Parent Guarantors in the Borrowers; provided that any such Investment (other than intercompany Indebtedness held by a Non-U.S. Subsidiary which shall be pledged only if and to the extent required by this Agreement) held by a Credit Party shall be pledged pursuant to the applicable Security Document or (y) by a Subsidiary Credit Party in a Parent Guarantor or a Borrower in the form of intercompany indebtedness only, provided that such investment shall be pledged pursuant to the applicable Security Document if and to the extent required by this Agreement;

(d) Investments incurred after the Fourth Amendment Effective Date by (A) the Credit Parties in Subsidiaries that are not Credit Parties and (B) Subsidiaries that are not Credit Parties in other Subsidiaries that are not Credit Parties; provided that such Investments are made in the ordinary course of business; provided, further that in the case of clause (A), the aggregate amount of such Investments shall not exceed $500,000,000;

(e) Investments constituting Indebtedness permitted by Section 8.1(a)(x) or (xiii);

(f) Guarantee Obligations with respect to Indebtedness permitted by Section 8.1(a)(i), (ii), (iii), (v), (xii), (xiii), (xv), (xvi), (xvii), (xviii), (xix), (xx), (xxi), (xxii), (xxvii), (xxviii), (xxix) and (xxx) and Guarantee Obligations incurred pursuant to Standard Securitization Undertakings;

(g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h) loans and advances to employees of Crown Holdings or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses);

(i) Investments to the extent that the consideration paid by Crown Holdings and its Subsidiaries is common stock of Crown Holdings;

(j) Investments representing consideration (including by way of capital contribution) for asset sales and dispositions permitted by Section 8.5;

(k) Permitted Acquisitions;

(l) Investments made by the Credit Parties from and after the Fourth Amendment Effective Date in an aggregate amount not to exceed, on any date of determination, an amount equal to (i) the Restricted Payments Basket as of such date of determination less (ii) the aggregate amount of Restricted Payments made as of such date of determination pursuant to Section 8.8(d); and

(m) other Investments incurred after the Fourth Amendment Effective Date not constituting Acquisitions not in excess of $200,000,000 at any time outstanding.

8.5 Asset Sales. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell, transfer, lease or otherwise dispose of any asset, including any Capital Stock owned by it, nor will Crown Holdings permit any Subsidiary to, directly or indirectly, issue any additional Capital Stock in such Subsidiary, except:

(a) sales of inventory or obsolete, damaged, excess or worn out equipment and other property no longer used or useful, in each case, in the ordinary course of business;

(b) (i) sales or transfers set forth on Schedule 8.5(b)(i) and (ii) sales, transfers and dispositions and issuances to the Borrowers or any Subsidiary Credit Party, including Permitted Cross Chain Transactions; provided that in connection with the foregoing, the appropriate Credit Parties shall take all actions necessary or reasonably requested by U.S. Collateral Agent or Euro Collateral Agent, as applicable, to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to U.S. Collateral Agent or the Euro Collateral Agent, as applicable, pursuant to the Security Documents (including, without limitation, all items required by clause (c) of the definition of Permitted Cross Chain Transactions) and otherwise comply with the provisions of Sections 7.14 and 12.2, on the terms set forth therein and to the extent applicable;

(c) sales and transfers of Cash and Cash Equivalents;

(d) sales, transfers and other dispositions (including by way of capital contribution) of Receivables Assets pursuant to any Permitted Receivables or Factoring Financing;

(e) the lease or sublease of Real Property in the ordinary course of business not constituting a sale and leaseback transaction;

(f) any sale, transfer or disposition of any (a) business or controlling or majority Capital Stock in any Person engaged in a line of business, (b) Minority Interest or (c) property or assets; provided that in each such case, such business, Capital Stock, Minority Interest or property is replaced with a similar business, Capital Stock, Minority Interest or property or assets, as applicable, used or useful in a line of business in which Crown Holdings or any of its Subsidiaries is engaged or which are complementary, reasonably related, ancillary or useful to such line of business in which Crown Holdings or any of its Subsidiaries is then engaged;

(g) Permitted Holding Company Transactions;

(h) sales or transfers identified in Schedule 8.5(h);

(i) sales, transfers and dispositions of assets not otherwise permitted under this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (i) shall not, in the aggregate in any Fiscal Year, exceed 10% of Consolidated Tangible Assets as set forth in the financial statements most recently delivered by Crown Holdings pursuant to Section 7.1(a) or (b); provided further that after giving effect to such sale, transfer or disposition (and any other sale, transfer or disposition consummated since the last day of the immediately preceding Test Period) on a pro forma basis as if it was incurred on the first day of the immediately preceding Test Period (but tested as if the applicable ratio were the ratio for the next succeeding Test Period), the Credit Parties would be in compliance with Sections 9.1 through 9.3, inclusive);

(j) the Credit Parties and their Subsidiaries may make any Investments otherwise permitted by Section 8.4 and any Restricted Payments permitted by Section 8.8; and

(k) sales, transfers and dispositions by a Euro Credit Party of the Capital Stock of any Subsidiary that is not a Credit Party held directly by such Euro Credit Party to another Subsidiary that is not a Credit Party in exchange for Indebtedness (in a principal amount no less than the fair market value of such Capital Stock) of such Subsidiary to which such sale, transfer or disposition is made or cancellation of Indebtedness owed by such Euro Credit Party to such Subsidiary; provided that such Indebtedness is evidenced by an intercompany note and the Euro Collateral Agent has a perfected security interest in such intercompany note which has either (x) in the event the issue is determined by the law of a jurisdiction in which Capital Stock has previously been pledged, a priority at least equal to the priority of such pledge or (y) in any other instance, a priority, if any, to the maximum extent permitted by law;

provided that all sales, transfers, leases and other dispositions permitted hereby shall be made for (x) fair value and (y) at least 75% cash consideration (other than (A) in the case of clauses (x) and (y), sales, transfers and dispositions permitted by Section 8.5(b), (c) or (j) and (B) in the case of clause (y), sales, transfers and dispositions permitted by Section 8.5(f), (g), (j) and (k)).

8.6 Sale and leaseback transactions. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for sale and leaseback transactions (i) the asset sale component of which is permitted by Section 8.5(i) and that involve assets having a fair market value in the aggregate not to exceed 10% of Consolidated Tangible Assets as set forth in the financial statements most recently delivered by Crown Holdings pursuant to Section 7.1(a) or (b); and (ii) the Attributable Debt associated therewith is permitted by Section 8.1(a)(xvi).

8.7 Sale or Discount of Receivables. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell, with or without recourse, or discount

(other than in connection with trade discounts in the ordinary course of business consistent with past practice) or otherwise sell or transfer for less than the face value thereof, notes or accounts receivable, other than in connection with a Permitted Receivables or Factoring Financing.

8.8 Restricted Payments. The Credit Parties will not, and will not permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(a) Subsidiaries may declare and pay dividends ratably with respect to their Capital Stock and repurchase their Capital Stock ratably;

(b) Crown Holdings may pay dividends consisting solely of shares of its common stock;

(c) the purchase of the Capital Stock of the Non-U.S. Subsidiary listed on Schedule 8.8 in connection with the Minority Acquisition and other purchases of Capital Stock of non-Wholly-Owned Subsidiaries as permitted by Section 8.4(m);

(d) Crown Holdings may make Restricted Payments not otherwise permitted hereunder; provided that the aggregate sum of any such Restricted Payments made pursuant to this clause (d) from and after the Effective Date shall not exceed, on any date of determination, an amount equal to:

(i) the sum of (A) 50% of the Consolidated Net Income of Crown Holdings for the period (taken as one accounting period) from December 31, 2004 to the end of Crown Holdings’ most recently ended Fiscal Quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus (B) 100% of the aggregate Net Proceeds received by Crown Holdings from the issuance and sale of its Capital Stock after the Effective Date (other than Capital Stock that is not permitted to be issued under Section 8.1(b)), plus (C) $200,000,000 (such sum, the “Restricted Payments Basket”) less

(ii) the aggregate amount of Investments made as of such date of determination pursuant to Section 8.4(l);

provided further that any Restricted Payment that would cause or result in a “Default” or “Event of Default” as defined in any Public Debt Document shall not be permitted under this clause (d);

(e) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Crown Holdings held (x) by employees or directors of Crown Holdings or any of its Subsidiaries pursuant to any management equity subscription agreement, stock option agreement or similar agreement or (y) for matching contributions to otherwise meet the needs of its employee stock purchase, deferred compensation, 401(k) and other employee benefit plans in the ordinary course of business; provided that the aggregate price paid (net of employee contributions) for all such purchased, redeemed, acquired or retired Capital Stock shall not exceed the sum of $25,000,000 in any Fiscal Year provided further that such permitted amount of purchased, redeemed, acquired or retired Capital Stock may be increased in any Fiscal Year by carrying forward any unused amount from the immediately preceding Fiscal Year (provided that, with respect to any Fiscal Year, such permitted amount shall be deemed to be made first with respect to the applicable limitation for such Fiscal Year and then with respect to any carry forward (such carry forward to be limited solely to the immediately preceding Fiscal Year) to the extent applicable); provided that any Restricted Payment that would cause or result in a “Default” or “Event of Default” as defined in any Public Debt Document shall not be permitted under this clause (e); and

(f) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Crown Holdings with the proceeds of the Additional Term B Dollar Loans; provided, that any Restricted Payment that would cause or result in a “Default” or “Event of Default” as defined in any Public Debt Document shall not be permitted under this clause (f).

8.9 Transactions with Affiliates. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) transactions that are at prices and on terms and conditions not less favorable to the applicable Credit Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties or, if such transaction is not one which by its nature could be obtained from such third parties, is on fair and reasonable terms;

(b) transactions between or among the Credit Parties not involving any other Affiliate and transactions among Subsidiaries not involving any Credit Party;

(c) reasonable fees, compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of Crown Holdings or any Subsidiary as determined in good faith by Crown Holdings’ board of directors;

(d) any Restricted Payment permitted by Section 8.8;

(e) loans and advances to employees of the Borrowers or any Subsidiary permitted by Section 8.4(h) and Investments permitted by Section 8.4(d);

(f) any agreement as in effect as of the Effective Date and set forth on Schedule 8.9(f) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Lenders, taken as a whole, than the original agreement as in effect on the Effective Date;

(g) any Permitted Receivables or Factoring Financings;

(h) sales or issuances of common stock or securities convertible into or exchangeable for common stock of Crown Holdings or warrants, options or other rights to purchase or subscribe for common stock of Crown Holdings;

(i) any Permitted Cross Chain Transaction and any Permitted Holding Company Transaction; and

(j) transfers by a Credit Party to an SLB Subsidiary in connection with a transaction permitted by Section 8.6.

8.10 Restrictive Agreements. The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary (i) to pay dividends or other distributions with respect to any of its Capital Stock or (ii) to make or repay loans or advances to Crown Holdings or any other Subsidiary or to incur Guarantee Obligations of Indebtedness of Crown Holdings or any other Subsidiary or (iii) to transfer property to Crown Holdings or any of its Subsidiaries; provided that the foregoing shall not apply to:

(a) conditions imposed by law or by any Loan Document;

(b) restrictions and conditions imposed by the Public Debt Documents as in effect on the Effective Date;

(c) restrictions and conditions imposed by any Permitted Capital Markets Debt, Permitted U.S. Borrower Debt or Permitted European Borrower Debt; provided that the encumbrances and restrictions contained in such Indebtedness are no more restrictive in any material respect, taken as a whole, than those contained in the Public Debt Documents (as in effect on the Fourth Amendment Effective Date);

(d) with respect to clause (iii) only, assets encumbered by Permitted Liens as long as such restriction applies only to the asset encumbered by such Permitted Lien;

(e) restrictions and conditions existing on the Effective Date not otherwise excepted from this Section 8.10 identified on Schedule 8.10 and refinancings thereof with restrictions and conditions no more restrictive, in any material respect, taken as a whole, than those in such Indebtedness on the Effective Date;

(f) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary (or the assets of a Subsidiary) pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder;

(g) restrictions and conditions contained in any Permitted Receivables or Factoring Financings and relating to any Receivables Subsidiary or Factoring Subsidiary; and

(h) restrictions contained in Indebtedness of Subsidiaries that are not Credit Parties incurred pursuant to Section 8.1(a)(viii), (a)(ix) or (a)(xxii), permitted to be incurred under Section 8.1(a)(xiv) that relate only to the Subsidiary that is the obligor under such Indebtedness or permitted by Section 8.1(a)(xvi); provided that the board of directors of U.S. Borrower or European Borrower shall have determined in good faith (as evidenced by a resolution of the board of directors of such Borrower) at the time that such encumbrance or restriction is created that such encumbrance or restriction, as the case may be, will not impair the ability of any Borrower to make payments of interest on the Loans or make payments in respect of its LC Obligations, in each case as and when due.

8.11 Amendments or Waivers of Certain Documents; Prepayments of Indebtedness. (a) The Credit Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, amend or otherwise change (or waive) the terms of its Organic Documents, any Public Debt Document, the documents governing any Permitted Receivables or Factoring Financing and Existing Non-U.S. Facilities or the documents governing any other Indebtedness outstanding as of the Effective Date (other than Intercompany Indebtedness) or any refinancing thereof, in each case, if the effect of such amendment, change or waiver would be to (i) cause all or any portion of the principal amount of any Indebtedness under such document to be payable, or to cause any redemption of any Capital Stock under such document, earlier than scheduled at the Effective Date, except to the extent such prepayment or redemption would be permitted by Section 8.11(b) below without giving effect to such amendment, modification or waiver, (ii) increase the interest rate payable on such Indebtedness or increase the rate of dividends payable on such Capital Stock, or (iii) make the covenants, redemption provisions, mandatory prepayment provisions or events of default contained in such document more burdensome in any material respect to the Credit Parties, taken as a whole; provided, that the entering into of any refinancing or extension otherwise permitted under this Agreement shall not be prohibited by this Section 8.11(a).

(b) The Credit Parties will not, and will not permit any of their Subsidiaries to, make (or give any notice or offer in respect of) any voluntary or optional payment or mandatory prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due) or exchange of principal of any First Lien Notes, Senior Notes, Existing Unsecured Debt or Debentures or any Permitted Capital Markets Debt that refinances all or any portion of any such Indebtedness, unless, after giving effect thereto, there is at least $200,000,000 of Available Liquidity; provided that this provision shall not prohibit Crown Holdings from exchanging or refinancing its Indebtedness for shares of its common stock or for Permitted Capital Markets Debt to the extent permitted to be incurred under Section 8.1(a)(v).

8.12 Limitation on Activities of Crown Holdings, Crown Finance, Crown Finance II and CCSC. Notwithstanding anything to the contrary set forth herein, each of Crown Holdings, Crown International, Crown Finance, Crown Finance II and CCSC, (a) in the case of each of Crown Holdings, Crown International and CCSC, (i) shall not conduct any business or hold or acquire any assets other than (A) immaterial equipment, other intellectual property and other immaterial assets, (B) Intercompany Loans, (C) the Capital Stock of Borrowers or other Credit Parties; provided, that with respect to the Capital Stock of Credit Parties other than Borrowers, (1) any Credit Party that is directly owned by Crown Holdings or CCSC must be a holding company and shall have the same restrictions set forth herein as Crown Holdings, Crown International and CCSC (other than restrictions set forth in this clause (1)), and (2) no Credit Party other than Crown Holdings and any successor to CCSC may guaranty the Debentures and

(D) cash sufficient to pay amounts owing under its Indebtedness permitted to be incurred hereunder and to pay its ordinary course operating expenses and (ii) shall have no operations other than (A) holding such Capital Stock, (B) in the case of Crown Holdings, holding company activities (including, without limitation, administering employee benefit plans and other holding company activities) reasonably related to being a publicly listed company or having publicly traded securities, (C) in the case of Crown Finance and Crown Finance II, activities directly related to its responsibilities as co-issuer of the Senior Notes and (D) in the case of CCSC, activities engaged in as of the Effective Date; provided that Permitted Holding Company Transactions shall be permitted under this Section 8.12.

8.13 Anti-Money Laundering. At all times throughout the term of the Loans, to the knowledge of any Credit Party, as of the Effective Date, based upon reasonable inquiry by such Credit Party, none of the funds of such Credit Party that are used to repay the Loans shall be derived from any unlawful activity, with the result that the investment in the Credit Parties (whether directly or indirectly) is prohibited by law or the Loans would be in violation of law.

8.14 Accounting Changes. The Credit Parties will not, and will not permit any of their Subsidiaries to, make any change in accounting policies affecting the presentation of financial statements or reporting practices from those employed by it on the Effective Date, unless (i) such change is required or permitted by GAAP, (ii) such change is disclosed to the Lenders through Administrative Agent or otherwise and (iii) relevant prior financial statements that are affected by such change are restated (in form and detail satisfactory to Administrative Agent) to the extent required by GAAP to show comparative results. If any changes in GAAP or the application thereof from that used in the preparation of the financial statements referred to in Section 6.5(a) hereof occur after the Effective Date and such changes or such application result in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then the parties hereto agree to enter into and diligently pursue negotiations in good faith in order to amend such provisions of this Agreement so as to equitably reflect such changes, so that the criteria for evaluating the financial condition and results of operations of Crown Holdings and its Subsidiaries will be the same after such changes as if such changes had not occurred.

ARTICLE IX

FINANCIAL COVENANTS

9.1 Total Leverage Ratio. Each Credit Party will not permit or suffer to exist the Total Leverage Ratio for any Test Period set forth below to exceed the ratio set forth opposite such period:

Test Period Ended	Ratio
September 30, 2006	5.00 to 1.00
December 31, 2006	5.00 to 1.00
March 31, 2007	5.00 to 1.00
June 30, 2007	5.00 to 1.00
September 30, 2007	5.00 to 1.00
December 31, 2007	4.75 to 1.00
March 31, 2008	4.75 to 1.00

June 30, 2008	4.75 to 1.00
September 30, 2008	4.75 to 1.00
December 31, 2008	4.25 to 1.00
March 31, 2009	4.25 to 1.00
June 30, 2009	4.25 to 1.00
September 30, 2009	4.25 to 1.00
December 31, 2009	3.90 to 1.00
March 31, 2010	3.90 to 1.00
June 30, 2010	3.90 to 1.00
September 30, 2010	3.90 to 1.00
December 31, 2010 and each Fiscal Quarter thereafter	3.50 to 1.00

9.2 [RESERVED].

9.3 Interest Coverage Ratio. Each Credit Party will not permit or suffer to exist the Interest Coverage Ratio for any Test Period set forth below to be less than the ratio set forth opposite such period:

Test Period Ended	Ratio
September 30, 2006	2.40 to 1.00
December 31, 2006	2.40 to 1.00
March 31, 2007	2.40 to 1.00
June 30, 2007	2.40 to 1.00
September 30, 2007	2.40 to 1.00
December 31, 2007	2.50 to 1.00
March 31, 2008	2.50 to 1.00
June 30, 2008	2.50 to 1.00
September 30, 2008	2.50 to 1.00
December 31, 2008	2.65 to 1.00
March 31, 2009	2.65 to 1.00
June 30, 2009	2.65 to 1.00
September 30, 2009	2.65 to 1.00
December 31, 2009	2.85 to 1.00
March 31, 2010	2.85 to 1.00
June 30, 2010	2.85 to 1.00
September 30, 2010	2.85 to 1.00
December 31, 2010 and each Fiscal Quarter thereafter	2.85 to 1.00

ARTICLE X

EVENTS OF DEFAULT

10.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 10.1 shall constitute an “Event of Default”:

(a) Failure to Make Payments When Due. Any Borrower shall default or fail (i) in the payment when due of any principal of any Loan (including, without limitation, on any Scheduled Term Repayment date), the face amount of any B/A Loan, or any reimbursement obligation in respect of any Letter of Credit, (ii) in the payment when due of any interest on any Loan (and such default shall continue unremedied for a period of five (5) Business Days), or (iii) in the payment when due of any fee described or other amount that by its terms is due and payable hereunder or under any Loan Document or of any previously invoiced amount (other than an amount described in the foregoing clauses (i) and (ii)) payable under this Agreement or any other Loan Document (and such default shall continue unremedied for a period of five (5) Business Days).

(b) Representations and Warranties. Any representation or warranty of any Credit Party made or deemed to be made hereunder or in any other Loan Document or certificate furnished by or on behalf of any Credit Party to Administrative Agent, U.K. Administrative Agent, any Collateral Agent, any Facing Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect in any material respect when made or deemed made.

(c) Certain Covenants. Any Credit Party shall default in the due performance and observance of any of its obligations under clause (a), (b) or (c) of Section 7.3, Section 7.4 (with respect to the maintenance and preservation of any Parent Guarantor’s or any Borrower’s legal existence), Article VIII or Article IX.

(d) Other Covenants, Default Under Other Loan Documents. Any Credit Party shall default in the due performance and observance of any agreement (other than those specified in paragraphs (a) through (c) above) contained herein or in any other Loan Document, and such default shall continue unremedied or unwaived for a period of thirty (30) days after written notice by Administrative Agent or any Lender.

(e) Default Under Other Agreements. A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Material Indebtedness or (ii) in the performance or observance of any obligation or condition with respect to any Material Indebtedness if the effect of such default referred to in this clause (ii) is to accelerate the maturity of any such Material Indebtedness or is to enable or permit (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

(f) Judgments. Any judgment or order (or combination of judgments and orders) for the payment of money equal to or in excess of $50,000,000 individually or in the aggregate shall be rendered against any Credit Party or any of its Subsidiaries (other than an Immaterial Subsidiary) (or any combination thereof) and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed; (ii) such judgment has not been stayed, bonded, vacated or discharged within sixty (60) days of entry; or (iii) there shall be any period (after any applicable statutory grace period) of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and such judgment is not fully insured against by a policy or policies of insurance or bonded (with reasonable or standard deductible provisions) issued by an insurer other than an Affiliate of Crown Holdings.

(g) Employee Benefit Plans. Either (i) with respect to any Pension Plan: (A) a Termination Event shall have occurred or (B) any Credit Party, its Subsidiaries and ERISA Affiliates fails to make a deficit reduction contribution required under Code Section 412(l) to any Pension Plan by the due date for such contribution, if, as a result of such events listed in subclauses (A) and (B) of this clause (i), a Credit Party or any ERISA Affiliate could be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $20,000,000; or (ii) with respect to any Foreign Plan, (A) a Termination Event or noncompliance with respect to Foreign Plans shall have occurred or (B) any Foreign Plan that is required by applicable law to be funded in a trust or other funding vehicle has failed to comply with such funding requirements, if as a result of such events listed in subclauses (A) and (B) of this clause (ii) when taken together with all other Termination Events and noncompliance with respect to Foreign Plans that have occurred, would reasonably be expected to have a Material Adverse Effect.

(h) Change of Control. Any Change in Control shall occur.

(i) Insolvency. Any Credit Party or any of its Subsidiaries (other than any Immaterial Subsidiary) shall: (i) become insolvent or generally fail to pay debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, administrator, sequestrator or other custodian for such Credit Party or any of such Subsidiaries or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, administrator, sequestrator or other custodian for any Credit Party or any of such Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged or stayed within sixty (60) days, provided that each Credit Party and each such Subsidiary hereby expressly authorize Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such sixty (60) day period to preserve, protect and defend their rights under the Loan Documents; (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, administration, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Credit Party or any such Subsidiary, and, if any such case or proceeding is not commenced by any Credit Party or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by any Credit Party or such Subsidiary or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed and unstayed, provided that each Credit Party and each such Subsidiary hereby expressly authorize Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such sixty (60) day period to preserve, protect and defend their rights under the Loan Documents; or (v) take any corporate or partnership action (or comparable action, in the case of any other form of legal entity) authorizing, or in furtherance of, any of the foregoing.

(j) Guaranties. The obligations of any Guarantor under Article XIV or the obligations of U.S. Borrower or any other Subsidiary Credit Party under the Guarantee Agreements shall cease to be in full force and effect or any Guarantor or U.S. Borrower or any such other Subsidiary Credit Party shall repudiate its obligations thereunder.

(k) Security Documents. Any Lien purported to be created under any Security Document shall fail or cease to be, or shall be asserted by any Credit Party not to be, a valid and perfected Lien on any Collateral individually or in the aggregate having a fair market value in excess of $20,000,000, with the priority required by the Intercreditor Agreements, except as a result of (i) the Collateral Agents’ failure to take any action reasonably requested by any Borrower in order to maintain a valid and perfected Lien on any Collateral or (ii) any action taken by the Collateral Agents to release any Lien on any Collateral in accordance with the terms of this Agreement and the Intercreditor Agreements.

(l) Sharing Agreement. Unless the Sharing Agreement is earlier terminated in accordance with Sections 7.20 or 12.17, the occurrence of any Triggering Event under the Sharing Agreement.

10.2 Action if Bankruptcy. If any Event of Default described in clauses (i) through (v) of Section 10.1(i) shall occur with respect to any Parent Guarantor or any Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand, all of which are hereby waived by Borrowers.

10.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (i) through (v) of Section 10.1(i) with respect to any Parent Guarantor or any Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, Administrative Agent, upon the direction of the Required Lenders, shall by written notice to Borrowers and each Lender (a) declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate or (b) direct Borrowers to pay (and each Borrower agrees that upon receipt of such notice, or immediately and automatically upon the occurrence and during the continuance of any Event of Default specified in Section 10.1(i) with respect to such Borrower it will pay) to Administrative Agent at the Payment Office such additional amount of cash, to be held as security by Administrative Agent for the benefit of the Secured Creditors, as is equal to the sum of (a) the aggregate Stated Amount of all Letters of Credit issued for the account of Crown Holdings and its Subsidiaries and then outstanding and (b) the aggregate amount of all Unpaid Drawings, provided that, at such time as (y) no Event of Default shall be continuing or (z) this Agreement shall have terminated in accordance with Section 12.15, the balance, if any, of the amount held pursuant to this clause (b) shall be returned to the Borrowers and (c) enforce, or cause the U.S. Collateral Agent and Euro Collateral Agent to enforce, the Guarantee Agreement, the provisions of Article XIV, and all of the Liens and security interests created pursuant to the Security Documents in accordance with their terms.

10.4 Sharing Agreement. Unless the Sharing Agreement is earlier terminated in accordance with Sections 7.20 or 12.17, after the occurrence of a Triggering Event (as defined in the Sharing Agreement), unless such Triggering Event is waived in accordance with the terms of this Agreement and the Sharing Agreement, the Credit Parties hereby irrevocably agree to pay any and all amounts in respect of the Loans and the Obligations directly to the Sharing Agent (as defined in the Sharing Agreement) under the Sharing Agreement (and to follow the directions given with respect thereto by Administrative Agent).

10.5 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Article IV hereof), all payments (including the proceeds of any Asset Disposition or other sale of, or other realization upon, all or any part of the Collateral) received after acceleration of the Obligations (including payment received from the Sharing Agent) shall be applied: first, to all fees, costs and expenses incurred by or owing to Administrative Agent and any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding and to cash collateralize outstanding Letters of Credit (pro rata among all such Obligations based upon the principal amount thereof or the outstanding face amount of such Letters of Credit, as applicable, and with respect to amounts applied to Term Loans, pro rata among all remaining Scheduled Term Repayments thereof). Any balance remaining shall be delivered to Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

Anything in this Article X to the contrary notwithstanding, Administrative Agent shall, at the request of the Required Lenders, rescind and annul any acceleration of the Loans by written instrument filed with Borrowers; provided that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on the Loans and all other sums payable under this Agreement and the other Loan Documents shall have been duly paid, and (B) no other Event of Default shall have occurred and be continuing which shall not have been waived in accordance with the provision of Section 12.1 hereof.

ARTICLE XI

THE AGENTS

In this Article XI, the Lenders, Facing Agent and Administrative Agents agree among themselves (and no Credit Party shall have any rights as a third party beneficiary of such provisions) as follows:

11.1 Appointment. Each of the Lenders hereby (i) removes Citicorp North America, Inc., in its capacity as Collateral Agent under all U.S. Security Documents (as defined in the Existing Credit Agreement) and the Sharing Agreement and Citicorp Trustee Company Limited, in its capacity as Collateral Agent under all Euro Security Documents and Sharing Agreement (each as defined in the Existing Credit Agreement), (ii) appoints DB to act on its behalf as Administrative Agent and U.K. Administrative Agent hereunder, as U.S. Collateral Agent under all U.S. Security Documents and the Sharing Agreement and as Euro Collateral Agent (including, without limitation, in its capacity as security trustee under documents governed by the law of England and Wales) under all Euro Security Documents and the Sharing Agreement (such appointment to be deemed to be made in accordance with the provisions of Article 2328-1 of the French Civil Code as regards the Euro Security Documents governed by French law) and (iii) appoints The Bank of Nova Scotia to act on its behalf as Canadian Administrative Agent (for purposes of this Agreement, the term “Administrative Agent” shall include DB in its capacity as U.S. Collateral Agent and Euro Collateral Agent pursuant to the Security Documents) to act as herein specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes and each holder of any Note by the acceptance of such Note shall be deemed to irrevocably authorize Administrative Agent, U.K. Administrative Agent, Canadian Administrative Agent, U.S. Collateral Agent and Euro Collateral Agent to take such action on its behalf under the provisions hereof, the other Loan Documents (including, without limitation, to give notices and take such actions on behalf of the Required Lenders as are consented to in writing by the Required Lenders) and any other instruments, documents and agreements referred to herein or therein and to exercise such powers hereunder and thereunder as are specifically delegated to Administrative Agent, Canadian Administrative Agent, U.K. Administrative Agent, U.S. Collateral Agent or Euro Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder and under the other Loan Documents, by or through its officers, directors, agents, employees or affiliates.

Each Lender hereby authorizes the Collateral Agents to enter into the U.S. Intercreditor Agreement, the Euro Intercreditor Agreement, the Receivables Intercreditor Agreement, the Sharing Agreement and each Security Document on behalf of such Lender and to exercise its rights and perform its obligations thereunder. Each of the Original Euro Revolving Lenders, Multicurrency Revolving Lenders, Term B Euro Lenders and any Lender that advances Term Loans to European Borrower further agrees to supply U.K. Administrative Agent or any person designated by U.K. Administrative Agent with any information required by it in order to calculate the Mandatory Cost in accordance with Schedule 1.1(b) in respect of Eurocurrency Loans denominated in Sterling or Euros. Each Original Euro Revolving Lender, Multicurrency Revolving Lenders, Term B Euro Lender, Canadian Revolving Lender and any Lender that advances Term Loans to European Borrower appoints and designates U.K. Administrative Agent or any person designated by U.K. Administrative Agent, and the Canadian Revolving Lenders appoint and designate the Canadian Administrative Agent as the Person holding the power of attorney (“fondé de pouvoir”) within the meaning of Article 2692 of the Civil Code of Quebec for the purposes of the hypothecary security to be granted by each of CROWN Metal Packaging Canada LP, CROWN Metal Packaging Canada Inc. and 3079939 Nova Scotia Company/3079939 Compagnie de la Nouvelle Ecosse pursuant to those deeds of hypothec in the Province of Quebec and, in such capacity, U.K. Administrative Agent and the Canadian

Administrative Agent shall hold the hypothecs granted in the Province of Quebec for the benefit of the Original Euro Revolving Lenders, Multicurrency Revolving Lenders, Term B Euro Lenders, Canadian Revolving Lender and any Lenders that advance Term Loans to European Borrowers and shall act as their “fondé de pouvoir” as contemplated by said Article 2692 of the Civil Code of Quebec in the exercise of the rights conferred thereunder. Each Lender further acknowledges that the first issue of 25% Collateral Demand Mortgage Debentures to be issued pursuant to the said deeds of hypothec may be purchased from the grantor of such hypothec by U.K. Administrative Agent and the Canadian Administrative Agent, as the case may be, by underwriting, purchase, subscription or otherwise notwithstanding the terms of Section 32 of the Act respecting the Special Power of Legal Persons (Quebec).

11.2 Nature of Duties. Agents shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Agents shall be mechanical and administrative in nature. EACH LENDER HEREBY ACKNOWLEDGES AND AGREES THAT EACH AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY LENDER. Nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agents any obligations in respect of any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the credit worthiness of the Credit Parties, and Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter. Agents will promptly notify each Lender at any time that the Required Lenders have instructed it to act or refrain from acting pursuant to Article X.

11.3 Exculpation, Rights Etc. Neither Agents nor any of their officers, directors, agents employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. Agents shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any of the Loan Documents or any other document or the financial condition of any Credit Party. Agents shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or any other Document or the financial condition of any Credit Party, or the existence or possible existence of any Unmatured Event of Default or Event of Default unless requested to do so by the Required Lenders. Agents may at any time request instructions from the Lenders with respect to any actions or approvals (including the failure to act or approve) which by the terms of any of the Loan Documents, any Agent is permitted or required to take or to grant, and if such instructions are requested, such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders or all Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting, approving or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Required Lenders or, to the extent required by Section 12.1, all of the Lenders.

11.4 Reliance. Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution notice, statement, certificate, order or other document (including any electronic message, internet or intranet website posting or other distribution) or any telephone, telex, teletype or telecopier message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining herein or to any of the other Loan Documents and their duties hereunder or thereunder, upon advice of counsel selected by such Agent.

11.5 Indemnification. To the extent any Agent is not, for any reason, indefeasibly reimbursed and indemnified by Borrower as required pursuant to Section 12.4, the Lenders will reimburse and indemnify such Agent, on an after-tax basis, for and against any and all liabilities, obligations, losses, damages, claims, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent, acting pursuant hereto in such capacity in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Aggregate Pro Rata Share of the Total Commitment; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, claims, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 11.5 shall survive the payment in full of the Notes and the termination of this Agreement.

For purposes hereof, “Aggregate Pro Rata Share” means, when used with reference to any Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such desired aggregate or total amount by a fraction the numerator of which shall be the aggregate principal amount of such Lender’s Loans and the denominator of which shall be the aggregate of all of the Loans outstanding hereunder.

11.6 Agents In Their Individual Capacities. With respect to its Loans and Commitments, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of Obligations. The terms “Lenders”, “holder of Obligations” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender, one of the Required Lenders or a holder of Obligations. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Subsidiary or affiliate of any Credit Party as if it were not acting as an Agent hereunder or under any other Loan Document, including, without limitation, the acceptance of fees or other consideration for services without having to account for the same to any of the Lenders.

11.7 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default hereunder unless such Agent has received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default”. In the event that any Agent receives such a notice, such Agent shall give prompt notice thereof to the Lenders.

11.8 Holders of Obligations. Administrative Agent, U.K. Administrative Agent and Canadian Administrative Agent may deem and treat the payee of any Obligation as reflected on the books and records of such Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Administrative Agent pursuant to Section 12.8(c). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Obligation shall be conclusive and binding on any subsequent holder, transferee or assignee of such Obligation or of any Obligation or Obligations granted in exchange therefor.

11.9 Resignation by Administrative Agent.

(a) An Agent may resign from the performance of all its functions and duties hereunder at any time by giving fifteen (15) Business Days’ prior written notice to Borrowers and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent who shall be satisfactory to the applicable Borrower and shall be an incorporated bank or trust company.

(c) If a successor Agent shall not have been so appointed within said fifteen (15) Business Day period, the Agent, with the consent of Borrower, may then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of Borrower, appoint a successor Agent as provided above.

(d) If no successor Agent has been appointed pursuant to clause (b) or (c) by the twentieth (20th) Business Day after the date such notice of resignation was given by the Agent, such Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder until such time, if any, as the Required Lenders, with the consent of Borrower, appoint a successor Agent as provided above.

11.10 The Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Co-Documentation Agents. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Co-Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Co-Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of “Agents” as provided for under Section 11.5. Without limitation of the foregoing, none of Joint Lead Arrangers, Joint Bookrunners, Syndication Agent or Co-Documentation Agents shall, solely by reason of this

Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other Person.

ARTICLE XII

MISCELLANEOUS

12.1 No Waiver; Modifications in Writing.

(a) No failure or delay on the part of any Agent or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Agent or any Lender at law or in equity or otherwise. Neither this Agreement nor any terms hereof may be amended, modified, supplemented, waived, discharged, terminated or otherwise changed unless such amendment, modification, supplement, waiver, discharge, termination or other change is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such amendment, modification, supplement, waiver, discharge, termination or other change shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations directly affected thereby in the case of the following clause (i)),

(i) extend the final scheduled maturity of any Loan or Note (or extend the stated maturity of any Letter of Credit beyond the Revolver Termination Date), or reduce the rate or extend the time of payment of interest or fees thereon (except payment of Default Interest), or reduce the principal amount thereof,

(ii) release all or substantially all of the Guarantors or all or substantially all of the Collateral (except as expressly provided in the Security Documents),

(iii) amend, modify or waive any provision of this Section 12.1(a), or reduce the percentage specified in the definition of Required Lenders, “Required Domestic Lenders”, “Required European Lenders” or amend, modify or waive any other provision of any Loan Document (other than the Intercreditor Agreements, the Sharing Agreement and the Security Documents, which are governed by Section 12.17), specifying the number or percentage of Lenders (or Lenders of any Facility) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder (except, in each case, for technical amendments with respect to additional extensions of credit pursuant to Section 2.9 which afford the protections to such additional extensions of credit of the type provided to the Term Loans on the date hereof, or

(iv) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement;

provided, further, that no such amendment, modification, supplement, waiver, discharge, termination or other change shall

(A) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of the definition of Euro Revolving Sublimit, Schedule 1.1(b) conditions precedent, representations, warranties, covenants, Events of Default or Unmatured Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender),

(B) without the consent of Administrative Agent and each Facing Agent, amend, modify or waive any provision of Section 2.10 or alter the rights or obligations of any Facing Agent with respect to Letters of Credit,

(C) without the consent of Administrative Agent, U.K. Administrative Agent or Canadian Administrative Agent, amend, modify or waive any provision of Article XI as same applies to Administrative Agent, U.K. Administrative Agent or Canadian Administrative Agent or any other provisions as same relates to the rights or obligations of Administrative Agent, U.K. Administrative Agent or Canadian Administrative Agent,

(D) without the consent of Administrative Agent, U.K. Administrative Agent or Canadian Administrative Agent, amend, modify or waive any provisions relating to the rights or obligations of Administrative Agent, U.K. Administrative Agent or Canadian Administrative Agent under the other Loan Documents,

(E) without the consent of the Majority Lenders of each Facility which is being allocated a lesser prepayment, repayment or commitment reduction, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Facilities pursuant to Section 4.5(a) (although the Required Lenders may waive in whole or in part, any such prepayment, repayment or commitment reduction so long as the application, as amongst the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered),

(F) without the consent of the Majority Lenders of the applicable Facility, amend the definition of Scheduled Term Repayments for such Facility in a manner that decreases or delays any Scheduled Term Repayment;

provided, however, that any provision of this Agreement may be amended, modified, supplemented, waived, discharged terminated or otherwise changed by an agreement in writing signed by the respective Credit Parties thereto, the Required Lenders (measured after giving effect to such amendment, supplement, waiver, discharger or termination) and any Administrative Agent if (a) by the terms of such agreement all Commitments of each Lender not consenting to the actions therein shall terminate upon the effectiveness of such agreement and (b) at the time such agreement becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other Obligations owing to it or accrued for its account under this Agreement.

(b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (a)(i) through

(iv), inclusive, of the first proviso to the third sentence of Section 12.1(a) or (E) through (F) of the second proviso to such sentence, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrowers shall have the right to replace each such non-consenting Lender or Lenders (or, at the option of Borrowers if the respective Lender’s consent is required with respect to less than all Loans, to replace only the respective Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 3.7 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, supplement. waiver, discharge, termination or other change.

(c) In addition to the amendments effected pursuant to the foregoing Section 12.1(a), Schedules 1.1(b), and 1.1(d) may be amended as follows:

(i) Schedules 1.1(b) and (d) will be amended to add Foreign Subsidiaries of Crown International Holdings as additional Subsidiary Borrowers upon (A) execution and delivery by European Borrower, any such Subsidiary Borrower and Administrative Agent of a Joinder Agreement in the form of Exhibit 12.1(c), providing for a Euro Revolving Sublimit acceptable to U.K. Administrative Agent, (B) delivery to Administrative Agents of (1) to the extent not previously delivered, the Additional Security Documents required pursuant to Sections 7.14 and (2) an opinion of counsel which covers matters reasonably satisfactory to Administrative Agent.

(ii) Schedules 1.1(b) and (d) will be amended to remove any Subsidiary as a Subsidiary Borrower upon (A) execution and delivery by European Borrower of a written request providing for such amendment and (B) repayment in full of all outstanding Loans and other Obligations of such Subsidiary Borrower.

(d) Notwithstanding the foregoing, upon the execution and delivery of all documentation required by Administrative Agent to be delivered pursuant to Section 2.9 in connection with an Additional Facility, this Agreement shall be deemed amended without further action by any Lender to reflect, as applicable, any new Lenders and technical and conforming amendments to reflect the terms of such Additional Facility.

(e) Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Credit Parties, the Required Lenders and Administrative Agent (and, if their rights or obligations are affected thereby, each other Agent and each Facing Agent) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(f) A Revolving Lender may allocate any proportion of its Revolving Credit Commitment or Revolving Credit Exposure with respect to any waiver, amendment, modification, consent or any other action pursuant to this Section 12.1 or any other Loan Document in order to vote separate portions thereof differently with respect thereto.

(g) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of Administrative Agent, Crown Holdings, Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all Term Loans outstanding under one or more Term Facilities (“Refinanced Term Loans”) with a replacement term loan tranche hereunder which shall be Loans hereunder (“Replacement Term Loans”); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (c) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of any Term Loans in effect immediately prior to such refinancing.

12.2 Further Assurances. Crown Holdings agrees to, and to cause its Subsidiaries to, do such further acts and things and to execute and deliver to Agent such additional assignments, agreements, powers and instruments, as Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or any of the Loan Documents or to better assure and confirm unto Agent its rights, powers and remedies hereunder.

12.3 Notices, Etc.

(a) Except where telephonic instructions or notices are authorized herein to be given (and except as provided in paragraph (b) below), all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by telecopier, and shall be deemed to be given for purposes of this Agreement when received or in the case of notice delivered by telecopy, upon completion of transmission with a copy of such notice also being delivered under any of the methods provided above, all in accordance with the provisions of this Section 12.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party as follows:.

(i) if to Crown Holdings, Crown International, CCSC or U.S. Borrower, to it at One Crown Way, Philadelphia, Pennsylvania 19154, attention: Mr. Timothy J. Donahue (telecopy: (215) 552-3715), with a copy to Dechert LLP, 2929 Arch Street, Philadelphia, Pennsylvania 19104, attention: Mr. William G. Lawlor, Esq. (telecopy: (215) 994-2222);

(ii) if to European Borrower, to it at Le Colisee I, Rue Fructidor, 75830 Paris Cedex 17, France, attention: Mr. Howard Lomax (telecopy: 33 0 149 18 45 00), with a copy to Dechert LLP, 2929 Arch Street, Philadelphia, Pennsylvania 19104, attention: Mr. William G. Lawlor, Esq. (telecopy: (215) 994-2222);

(iii) if to Canadian Borrower, to it at 7900 Keele Street, Concord, Ontario L4K2A3, attention: Vice President, Finance (telecopy: (905) 669-1692);

(iv) if to Administrative Agent, to it at the Notice Address;

(v) if to U.K. Administrative Agent, to it at the Notice Address;

(vi) if to Canadian Administrative Agent, to it at the Notice Address;

(vii) if to Deutsche Bank AG New York Branch, as Facing Agent, to it at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302;

(viii) if to a Lender or any other Facing Agent, to it at its address (or telecopy number) set forth on its most recent administrative questionnaire delivered to Administrative Agent or in the Assignment and Acceptance Agreement pursuant to which such Lender shall have become a party hereto.

(b) Notices and other communications to or by any Agent, the Lenders and the Facing Agent hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by Administrative Agent and the applicable Lender and, to the extent applicable, the Facing Agent. Any Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is sent after 5:00 p.m. (New York City time), such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. Each Credit Party and Lender hereunder agrees to notify Administrative Agent in writing promptly of any change to the notice information provided above.

12.4 Costs and Expenses; Indemnification.

(a) Generally. Each Credit Party (jointly and severally to the extent legally permissible) agrees to pay promptly upon request by any Agent (or any Lender in connection with any enforcement or atonement as provided below) (i) all reasonable out-of-pocket costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution, delivery and syndication of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto or other modifications of (or supplements to) any of the foregoing and any and all other documents and instruments furnished pursuant hereto or thereto or in connection herewith or therewith, including without limitation, the reasonable fees and out-of-pocket expenses of independent public accountants and other outside experts retained by Administrative Agent and of Winston & Strawn LLP, special counsel to Administrative Agent, and any local counsel retained by Administrative Agent relative thereto and other Attorney Costs, in connection with the administration of this Agreement and the other Loan Documents, and all search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses and filing and recording fees, (ii) all reasonable out-of-pocket expenses incurred by any Facing Agent in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket costs and expenses incurred by any Agent, any Lender or any Facing Agent, including the fees, charges and Attorney Costs in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. In addition, each Credit Party (jointly and severally to the extent legally permissible) shall pay any and all present and future stamp, transfer, excise and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Loan Document, or the making of any Loan, and each agrees to save and hold each Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay by any Credit Party in paying, or omission by any Credit Party to pay, such taxes.

(b) Indemnification. Each Credit Party (jointly and severally to the extent legally permissible) will indemnify and hold harmless each Agent and each Lender and each director, officer, employee, agent, attorney and Affiliate of each Agent and each Lender (each such Person an “Indemnified Person” and collectively, the “Indemnified Persons”) from and against all losses, claims, damages, or liabilities (other than Excluded Taxes) and related reasonable expenses, including Attorney Costs, charges and disbursements to which such Indemnified Person may become subject or which may be asserted against such Indemnified Person by any third party or by any Credit Party, insofar as such losses, claims, damages, penalties, expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof (whether or not an Agent or any Lender is a party thereto)) arise out of, in any way relate to, or result from (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Facing Agent to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any violation of or liability arising under any Environmental Laws or Environmental Permits or for the Release or

threatened Release of any Hazardous Materials into the environment for which any Credit Party or any of its Subsidiaries has any liability or which occurs upon the Mortgaged Property or which is related to any property currently or formerly owned, leased or operated by or on behalf of Crown Holdings or any of its Subsidiaries, or by reason of the imposition of any Environmental Lien or which occurs by a breach of any of the representations, warranties or covenants relating to environmental matters contained herein, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether brought by a third party or by a Credit Party and regardless of whether any Indemnified Person is a party thereto, and to reimburse each Indemnified Person upon their demand, for any Attorney Costs or other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; provided, however,

(i) that no Indemnified Person shall have the right to be so indemnified hereunder for any loss, claim, damage, penalties, obligations, expense or liability to the extent it arises or results from the gross negligence or willful misconduct of such Indemnified Person as finally determined by a court of competent jurisdiction and

(ii) that nothing contained herein shall affect the express contractual obligations of the Lenders to any Credit Party contained herein or in the other Loan Documents.

If any action, suit or proceeding arising from any of the foregoing is brought against any Agent, any Lender or any other Person indemnified or intended to be indemnified pursuant to this Section 12.4, Crown Holdings or the applicable Borrower will, if requested by any Agent, any Lender or any such Indemnified Person, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each Indemnified Person shall, unless an Agent, a Lender or other Indemnified Person has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party; provided, however, that in any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, the Credit Parties shall not be liable for fees and expenses of more than one counsel (in addition to any local counsel), which counsel shall be designated by Administrative Agent provided, further, however, each Indemnified Person shall have the right to employ separate counsel in any such inquiry, action, claim or proceeding and to control the defense thereof, and the reasonable fees and expenses of such counsel shall be at the expense of the Credit Parties to the extent that (i) Crown Holdings or any other Credit Party shall have agreed in writing to pay such fees and expenses or (ii) such Indemnified Person shall have notified Crown Holdings that it has been advised by counsel that there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the other Indemnified Persons and that such common representation would adversely impact the adequacy of the proposed representation.

Any and all amounts so expended by any Agent shall be repaid to it by the Credit Parties promptly upon such Agent’s demand therefor, with interest at the Default Rate in effect from time to time during the period including the date so expended by such Agent to the date of repayment. To the extent that the undertaking to indemnify, pay or hold harmless any Indemnified Person as set forth in this Section 12.4 may be unenforceable because it is violative of any law or public policy, the Credit Parties shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. The obligations of the Credit Parties under this Section 12.4 shall survive the termination of this Agreement and the discharge of the Credit Party’s other Obligations hereunder.

(c) Foreign Exchange Indemnity. If any sum due from any Credit Party or any of its Subsidiaries under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgment into another currency (the “second currency”) for the purpose of (i) making or filing a claim or proof against any Credit Party with any Governmental Authority or in any court or tribunal, or (ii) enforcing any order or judgment given or made in relation hereto, such Credit Party shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss actually suffered as a result of any discrepancy between (a) the rate of exchange used to convert the amount in question from the first currency into the second currency, and (b) the rate or rates of exchange at which such Person, acting in good faith in a commercially reasonable manner, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of each Credit Party distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.

12.5 Confirmations. Each Borrower and each holder of any portion of the Obligations agrees from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to Administrative Agent) the aggregate unpaid principal amount of the Loan or Loans and other Obligations then outstanding.

12.6 Adjustment; Setoff.

(a) If any lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 10.1(i) hereof, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender’s Loans or interest thereon, such Benefited Lender shall (i) notify Administrative Agent of that fact and (ii) purchase for cash at face value from the other Lenders such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each Lender; provided, however, that (x) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (y) this Section 12.6(a) shall not apply to (1) any payment made by a Credit Party pursuant to and in accordance with the express terms of this Agreement or (2) any payment obtained by a Lender as consideration for the assignment or sale of a participation to any assignee or participant, other than to any Credit Party or any Subsidiary thereof. Each Credit Party agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender and its Affiliates shall have the right, without prior notice to any Credit Party or any of its Subsidiaries, any such notice being expressly waived by Crown Holdings, on behalf of itself and its Subsidiaries, upon the occurrence and during the continuance of an Event of Default, to setoff and apply against any Obligations, whether matured or unmatured, of Crown Holdings or any Credit Party to such Lender, any amount owing from such Lender to Crown Holdings or any of its Subsidiaries, at or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of setoff may be exercised by such Lender against Crown Holdings or any Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, administrator, administrative receiver, court appointed monitor or other similar official, or execution, judgment or attachment creditor of Crown Holdings or any Credit Party, or against anyone else claiming through or against, Crown Holdings or any Credit Party or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, administrator, administrative receiver, court appointed monitor or other similar official, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, administrator, administrative receiver, court appointed monitor or other similar official, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify Crown Holdings and Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c) Crown Holdings expressly agrees, on behalf of itself and its Subsidiaries, that to the extent Crown Holdings or any other Credit Party makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, administrator, administrative receiver, court appointed monitor or other similar official, or any other party under any bankruptcy act, state or federal law, common law or equitable cause in any jurisdiction, then to the extent of such payment or repayment, the Indebtedness to the Lenders or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

12.7 Execution in Counterparts; Electronic Execution; Effectiveness.

(a) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) This Agreement shall become effective on the date (the “Effective Date”) on which Crown Holdings and each of the Lenders shall have signed a counterpart of this Agreement (whether the same or different counterparts) and shall have delivered the same to each Administrative Agent at the Notice Address (or to Administrative Agent’s counsel as directed by such counsel) or, in the case of the Lenders, shall have given to each Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office or the office of Administrative Agent’s counsel that the same has been signed and mailed to it. Administrative Agent will give Crown Holdings and each Lender prompt written notice of the occurrence of the Effective Date.

12.8 Binding Effect; Assignment; Addition and Substitution of Lenders.

(a) This Agreement shall be binding upon, and inure to the benefit of, Crown Holdings, U.S. Borrower, European Borrower, Canadian Borrower and each other Credit Party hereto, Agents, the Lenders, all future holders of the Notes and their respective successors and assigns; provided, however, none of Crown Holdings, U.S. Borrower, European Borrower, Canadian Borrower or any other Credit Party may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of Administrative Agent and all of the Lenders.

(b) Each Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in all or any portion of its Commitment and Loans or participation in Letters of Credit or any other interest of such Lender hereunder (in respect of any Lender, its “Credit Exposure”). In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Credit Parties and Administrative Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. At the time of the sale of a participating interest, the Lender transferring the interest (i) shall cause the Participant to provide the forms required under Section 4.7(d) as if such Participant became a Lender on the date of the sale and (ii) shall, if required under applicable law, deliver revised forms in accordance Section 4.7(d) reflecting the portion of the interest sold and the portion of the interest retained. Further, the Participant shall be subject to the obligations of Section 3.6 and Section 4.7 as if such Participant was a Lender. Crown Holdings, U.S. Borrower, European Borrower and each other Credit Party hereto agrees that if amounts outstanding under this Agreement or any of the Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Document; provided, however, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 12.6. Crown Holdings, U.S. Borrower, European Borrower and each other Credit Party hereto also agrees that each Participant shall be entitled to the benefits of Section 3.6 and Section 4.7 with respect to its participation in the Loans outstanding from time to time, as if such Participant becomes a Lender on the date it acquired an interest pursuant to this Section 12.8(b); provided that, no participation shall be made to any Person under this section if, at the time of such participation, the Participant’s benefits under Section 3.6 or Section 4.7 would be greater than the benefits that the participating Lender was entitled to under Section 3.6 or Section 4.7 (and if any participation is made in violation of the foregoing, the Participant will not be entitled to the incremental amounts). Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender’s right to approve or agree to any amendment, restatement, supplement or other modification to, waiver of, or consent under, this Agreement or any of the Loan Documents except to the extent that any of the forgoing would (i) extend the final scheduled maturity of any Loan or Note in which such Participant is participating (it being understood that amending the definition of any Scheduled Term Repayment (other than any Term Maturity Date), shall not constitute an extension of the final scheduled maturity of any Loan or Note) or extend the stated maturity of any Letter of Credit in which such Participant is participating beyond the Revolver Termination Date for the Multicurrency Revolving Facility or the Canadian Revolver Termination Date, as applicable, or reduce the rate or extend the time of payment of interest or fees on any such Loan, Note or Letter of Credit (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, representations, warranties, Events of Default or Unmatured Events of Default or of a mandatory reduction in Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Borrower or any other Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans and/or Letters of Credit hereunder in which such Participant is participating. Notwithstanding the foregoing, prior to any CAM Exchange, no Lender shall sell participations (A) of Canadian Revolving Loans or Canadian Revolving Commitments to any Person that is not a resident of Canada for purpose of the ITA or is not deemed to be resident in Canada for the purposes of Part XIII of the ITA or (B) of Original Euro Revolving Loans, Multicurrency Revolving Loans or Euro Revolving Commitments to any Person unless such Person is a credit institution authorized to carry on banking operations in an habitual manner in France without violation of any Requirement of Law, including pursuant to Article L.511-19 or L.519-22 of the Financial and Monetary Code of France.

(c) Any Lender may at any time assign to one or more Eligible Assignees, including an Affiliate thereof (each an “Assignee”), all or any part of its Credit Exposure pursuant to an Assignment and Assumption Agreement, provided that any assignment of all or any portion of any Lender’s Credit Exposure to an Assignee other than an Affiliate of such Lender or another Lender, or in the case of a Lender that is a Fund, any Related Fund of any Lender (i) shall be an assignment of its Credit Exposure in an amount not less than $5,000,000 for the Original Dollar Revolving Facility, Extended Dollar Revolving Facility, Multicurrency Revolving Facility, Original Euro Credit Facility or Canadian Revolving Facility and $1,000,000 for the Term Facilities (treating any Fund and its Related Funds as a single Eligible Assignee) (or if less the entire amount of Lender’s Credit Exposure with respect to such Facility, and (ii) shall require the prior written consent of an Administrative Agent (not to be unreasonably withheld) and, provided no Event of Default then exists and is continuing, the applicable Borrower (the consent of such Borrower not to be unreasonably withheld or delayed, it being understood that consent shall not be deemed unreasonably withheld if the Eligible Assignee has not provided documentation to the Administrative Agent and U.S. Borrower sufficient for the Administrative Agent and the U.S. Borrower to comply with their obligations under FATCA and to determine that such Eligible Assignee has complied with the applicable reporting requirements); provided, that notwithstanding the foregoing limitations, any Lender may at any time assign all or any part of its Credit Exposure to any Affiliate of such Lender or to any other Lender (or in the case of a Lender which is a Fund, to any Related Fund of such Lender). In addition to the foregoing, the consent of the applicable Facing Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding). Upon execution of an Assignment and Assumption Agreement and the payment of a nonrefundable assignment fee of $3,500 (provided that no such fee shall be payable upon assignments by any Lender which is a Fund to one or more Related Funds) in immediately available funds to such Administrative Agent at its Payment Office in connection with each such assignment, written notice thereof by such transferor Lender to Administrative Agent and the recording by such Administrative Agent or Canadian Administrative Agent of such assignment and the resulting effect upon the Loans and Original Dollar Revolving Commitment, Extended Dollar Revolving Commitment, Original Euro Revolving Commitment, Multicurrency Revolving Commitment and Canadian Revolving Commitment of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would have if it were a Lender hereunder and the holder of the Obligations (provided that each Borrower, each other Credit Party hereto, Canadian Administrative Agent and Administrative Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the applicable Borrower, Canadian Administrative Agent and Administrative Agent by the assignor Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of any Borrower or any other Credit Party hereto, some or all of the transferor Lender’s obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, and except as described above, no further consent or action by any Borrower, the Lenders, Canadian Administrative Agent or Administrative Agent shall be required. At the time of each assignment pursuant to this Section 12.8(c) to a Person which is not already a Lender hereunder, the respective Assignee shall provide to the applicable and Administrative Agents the appropriate forms and certificates as provided in Section 4.7(d), if applicable. Each Assignee shall take such Credit Exposure subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by Administrative Agents and the applicable Borrower of written notice of such transfer, by each previous holder of such Credit Exposure. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement and Schedule 1.1(a) hereto (or, with respect to Term Loans, the Register), to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Maximum Commitment, the determination of its Term Pro Rata Share, Canadian Revolver Pro Rata Share or Revolver Pro Rata Share, as the case may be (in each case, rounded to twelve decimal places), the Loans, any outstanding Letters of Credit and any new Notes, if requested, to be issued, at the applicable Borrower’s expense, to such Assignee, and no further consent or action by any Credit Party or the Lenders shall be required to effect such amendments.

(d) Crown Holdings and each Borrower authorize each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning Crown Holdings, such Borrower and any of their Subsidiaries which has been delivered to such Lender by Crown Holdings or any Borrower pursuant to this Agreement or which has been delivered to such Lender by Crown Holdings or any Borrower in connection with such Lender’s credit evaluation of Crown Holdings or any Borrower prior to entering into this Agreement, provided that, such Transferee or prospective Transferee agrees to treat any such information which is not public as confidential in accordance with the terms of Section 12.16 hereof.

(e) Each Lender with a Multicurrency Revolving Commitment hereby represents that it is a professional market party (professionele marktpartij) within the meaning of the Dutch Financial Supervision Act (Wet op het financieel toezicht) at Fourth Amendment Effective Date or, in the case of any Person that becomes a Lender with a Multicurrency Revolving Commitment pursuant to the Agreement, at the Date it becomes a Lender. If an assignment or transfer does not include an amount outstanding from each Borrower which is a Dutch Borrower of at least €50,000 (or its equivalent in other currencies) (or such other amount as may be required from time to time under the Dutch Financial Supervision Act (Wet op het financieel toezicht), the Transferee shall confirm in the relevant assignment or transfer agreement to each such Borrower that it is a professional market party (professionele marktpartij) within the meaning of the Dutch Financial Supervisions Act.

(f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other Loan Documents to secure its obligations (including, without limitation, the Notes held by it), including any pledge or assignment to secure obligations to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board, without notice to, or the consent of, any Credit Party, provided that, no such pledge or assignment of a security interest under this Section 12.8(f) shall release a Lender from any obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Any Lender which is a fund may pledge all or any portion of its Notes or Loans to any holders of obligations owed or securities issued by such Lender including any to its trustee for or representative of such holders. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

12.9 CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL; SERVICE OF PROCESS.

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011 AS ITS DESIGNEE, APPOINTEE AND ADMINISTRATIVE AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND ADMINISTRATIVE AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND ADMINISTRATIVE AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY, AT ITS ADDRESS SET FORTH IN AND IN ACCORDANCE WITH SECTION 12.3, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH CREDIT PARTY IN ANY OTHER JURISDICTION.

(b) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (A) ABOVE, IN RESPECT OF ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(d) THIS AGREEMENT AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

(e) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.3, SUBJECT TO SUCH OTHER FORM OF NOTICE AS MAY BE REQUIRED UNDER APPLICABLE LAW WITH RESPECT TO THE GERMAN BORROWERS. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(f) BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EUROPEAN BORROWER AND EACH SUBSIDIARY BORROWER ACKNOWLEDGES THAT IT HAS BY SEPARATE WRITTEN INSTRUMENT, DESIGNATED AND APPOINTED CROWN HOLDINGS, INC., ONE CROWN WAY, PHILADELPHIA, PA 19154, ATTN: SENIOR VICE PRESIDENT - FINANCE (AND ANY SUCCESSOR ENTITY), AS ITS AUTHORIZED AGENT UPON WHICH PROCESS MAY BE SERVED IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS THAT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK.

(g) EUROPEAN BORROWER AND EACH SUBSIDIARY BORROWER, TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM JURISDICTION OF ANY COURT OR FROM SETOFF OR ANY LEGAL PROCESS (WHETHER SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY OR ASSETS, HEREBY WAIVES AND AGREES NOT TO PLEAD OR CLAIM SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (IT BEING UNDERSTOOD THAT THE WAIVERS CONTAINED IN THIS PARAGRAPH (E) SHALL HAVE THE FULLEST EXTENT PERMITTED UNDER THE

FOREIGN SOVEREIGN IMMUNITIES ACT OF 1976, AS AMENDED, AND ARE INTENDED TO BE IRREVOCABLE AND NOT SUBJECT TO WITHDRAWAL FOR THE PURPOSES OF SUCH ACT).

(h) EUROPEAN BORROWER AND CROWN DEVELOPPEMENT EACH, ON BEHALF OF ITSELF AND THEIR RESPECTIVE SUBSIDIARIES, HEREBY WAIVE THE BENEFIT OF THE PROVISIONS OF ARTICLE XIV OF THE FRENCH CIVIL CODE.

12.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.11 Transfers of Notes. In the event that the holder of any Note (including any Lender) shall transfer such Note, it shall immediately advise Administrative Agent and the applicable Borrower of such transfer, and Agents and Borrowers shall be entitled conclusively to assume that no transfer of any Note has been made by any holder (including any Lender) unless and until Administrative Agent and the applicable Borrower shall have received written notice to the contrary. Except as otherwise provided in this Agreement or as otherwise expressly agreed in writing by all of the other parties hereto, no Lender shall, by reason of the transfer of a Note or otherwise, be relieved of any of its obligations hereunder. Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by Administrative Agent and the applicable Borrower of written notice of such transfer, by each previous holder of such Note, and, except as expressly otherwise provided in such transfer, Agents and Borrowers shall be entitled conclusively to assume that the transferee named in such notice shall hereafter be vested with all rights and powers under this Agreement with respect to the Pro Rata Share of the Loans of the Lender named as the payee of the Note which is the subject of such transfer.

12.12 Registry. Borrowers hereby designate Administrative Agent to serve as Borrowers’ agent, solely for purposes of this Section 12.12 to maintain a register (the “Register”) on which it will record the Commitment from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect any Credit Party’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by Administrative Agents with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by Administrative Agents on the Register only upon the acceptance by such Administrative Agents of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.8. Coincident with the delivery of such an Assignment and Assumption Agreement to such Administrative Agents for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender any Note evidencing such Loan, and thereupon, if requested by the assigning or transferor Lender or new Lender, one or more new Notes in the same aggregate principal amount then owing to such assignor or transferor Lender shall be issued to the assigning or transferor Lender and/or the new Lender.

12.13 Euro Currency. The following provisions of this Section 12.13 shall come into effect on and from the date on which the United Kingdom becomes a Participating Member State. Each obligation under this Agreement which has been denominated in Sterling shall be redenominated into Euros in accordance with the relevant EMU Legislation. However if and to the extent that the relevant EMU Legislation provides that an amount which is denominated in Sterling can be paid by the debtor either in Euros or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any amount denominated or owing in Sterling hereunder either in Euros or in Sterling. Without prejudice and in addition to any method of conversion or rounding prescribed by any relevant EMU Legislation, (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in Sterling shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in Euros as Administrative Agent may from time to time specify and (ii) except as expressly provided in this Section 12.13, this Agreement shall be subject to such reasonable changes of construction as Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to Euros in the United Kingdom.

12.14 Headings. The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

12.15 Termination of Agreement. This Agreement shall terminate when the Commitment of each Lender has terminated and all outstanding Obligations and Loans have been indefeasibly paid in full and all Letters of Credit have expired or been terminated; provided, however, that the rights and remedies of each Agent and each Lender with respect to any representation and warranty made by any Credit Party pursuant to this Agreement or any other Loan Document, and the indemnification and expense reimbursement provisions contained in this Agreement and any other Loan Document, shall be continuing and shall survive any termination of this Agreement or any other Loan Document.

12.16 Treatment of Certain Information; Confidentiality. Each of the Agents, the Lenders and each Facing Agent agrees to maintain the confidentiality of the Information (as defined below) in accordance with its customary practices and procedures for handling such information and in a prudent fashion, except that information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or the enforcement or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Crown Holdings or any other Credit Party and its obligations, (g) with the consent of Crown Holdings or (h) to the extent such information (x) becomes publicly available other than as a result of a breach of this section or (y) becomes available to any Agent, any Lender or any Facing Agent or any of their respective Affiliates on a nonconfidential basis from a source other than Crown Holdings. Nothing in this provision shall imply that any party has waived any privilege that it may have with respect to advice it has received.

For purposes of this Section, “Information” means all information received from Crown Holdings or any of its Subsidiaries relating to Crown Holdings or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or any Facing Agent on a nonconfidential basis prior to disclosure by Crown Holdings or any of its Subsidiaries. In addition, Administrative Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement but not the Schedules hereto), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of information and instructed to make available in the course of its business of assigning identification numbers.

12.17 Concerning the Collateral and the Loan Documents.

(a) Authority. Each Lender hereby irrevocably (for itself and its assignees, Participants and successors) authorizes Administrative Agent to enter into the U.S. Intercreditor Agreement, the Receivables Intercreditor Agreement (including additional Receivables Intercreditor Agreements in connection with a Permitted Receivables or Factoring Financing) and each U.S. Security Document on behalf of and for the benefit of that Lender and its assignees, Participants and successors, and agrees to be bound by the terms of the U.S. Intercreditor Agreement and each U.S. Security Document. Each Lender irrevocably (for itself and its assignees, Participants and successors) agrees that Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the U.S. Intercreditor Agreements, the Receivables Intercreditor Agreement or the U.S. Security Documents without the prior consent of the Required Lenders; provided that any release of all or substantially all of the U.S. Collateral shall require the prior consent of each Lender. Each Lender agrees irrevocably (for itself and its assignees, Participants and successors) that it and its assignees, Participants and successors shall not have any right individually to seek to realize upon the security granted by any U.S. Security Document, it being understood and agreed that such rights and remedies may be exercised by the U.S. Collateral Agent for the benefit of Administrative Agent and the Lenders and the parties to the U.S. Intercreditor Agreement upon the terms of the U.S. Security Documents and the U.S. Intercreditor Agreement.

(b) Each Canadian Revolving Lender, Original Euro Revolving Lender, Multicurrency Revolving Lender and each Term Lender with Loans outstanding to European Borrower (for itself and its assignees, Participants and successors) hereby authorizes irrevocably U.K. Administrative Agent and Euro Collateral Agent to enter into the Euro Intercreditor Agreement and the Euro Security Documents on behalf of and for the benefit of that Lender and its assignees, Participants and successors, and agrees to be bound by the terms of the Euro Intercreditor Agreement and the Euro Security Documents. Each Lender agrees that U.K. Administrative Agent, Canadian Administrative Agent and Euro Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Euro Intercreditor Agreement or the Euro Security Documents without the prior consent of the Required Lenders; provided that any release of all or substantially all of the Euro Collateral shall require the prior consent of each Lender. Each Lender irrevocably (for itself and its assignees, Participants and successors) agrees that it and its assignees, Participants and successors shall not have any right individually to seek to realize upon the security granted by any Euro Security Document, it being understood and agreed that such rights and remedies may be exercised by Euro Collateral Agent for the benefit of each Original Euro Revolving Lender, each Multicurrency Revolving Lender, each Canadian Revolving Lender, each Term Lender with Loans outstanding to European Borrower and the parties to the Euro Intercreditor Agreement upon the terms of the Euro Security Documents and the Euro Intercreditor Agreement.

(c) Each Lender hereby authorizes Administrative Agent, U.K. Administrative Agent and each Collateral Agent to enter into the Sharing Agreement on behalf of and for the benefit of that Lender, and agrees to be bound by the terms of the Sharing Agreement and Section 7.20 hereof. Each Lender agrees that Administrative Agent and U.K. Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Sharing Agreement (other than subject to Section 7.20) without the prior written consent of the Required Lenders; provided, however, that notwithstanding the foregoing, subject to Section 7.20, (x) the Required Domestic Lenders may instruct Administrative Agent to waive the occurrence of a Triggering Event or some or all of the consequences thereof under the Sharing Agreement or terminate the Sharing Agreement in accordance with its terms and (y) any amendment or modification of the Sharing Agreement that by its terms adversely affects the Term B Dollar Lenders, the Original Dollar Revolving Lenders, the Extended Dollar Revolving Lenders or any other Lender with Loans outstanding to any U.S. Credit Party, on the one hand, or the Original Euro Revolving Lenders, Multicurrency Revolving Lenders, Term B Euro Lenders, Canadian Revolving Lenders or any other Lenders with Loans outstanding to any Non-U.S. Subsidiary of Crown Holdings, on the other hand, differently from the other Lenders shall require the prior written consent of the Required Domestic Lenders and the Required European Lenders, respectively.

(d) Unless earlier terminated pursuant to Section 7.20, upon payment in full of all principal, interest and other amounts due hereunder and termination of the Commitments and all Letters of Credit hereunder and this Agreement and termination of and payment in full of any Bank Related Debt, at the request of U.S. Borrower, Administrative Agent shall request that the Sharing Agent (as defined in the Sharing Agreement) terminate the Sharing Agreement according to its terms.

(e) Each Lender agrees that any action taken by Administrative Agents or the Required Lenders (or, where required by the express terms, hereof, a different proportion of the Lenders) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by any Agent, any Collateral Agent or the Required Lenders (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, Administrative Agent and Collateral Agents shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by Crown Holdings or any of its Subsidiaries, (iii) act as collateral trustee for the Lenders for purposes stated therein to the extent such action is provided for under the Loan Documents, provided, however, Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Administrative Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to Crown Holdings’ and its Subsidiaries’ respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents, and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to any Agent or the Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

(f) Release of Collateral.

(i) Agents and the Lenders hereby direct Agents and Collateral Agents to release, in accordance with the terms hereof, any Lien held by any Agent or Collateral Agent, under the Security Documents (and in the case of a sale of all of the Capital Stock of a Subsidiary under clause (B) below, to release the affected Subsidiary from its Subsidiary Guaranty):

(A) against all of the Collateral, upon termination of this Agreement as provided in Section 12.15;

(B) against any part of the Collateral sold or disposed of by Crown Holdings or any of its Subsidiaries to the extent such sale or disposition is permitted hereby (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited hereby);

(C) against any Collateral acquired by Crown Holdings or any of its Subsidiaries after the Initial Borrowing Date financed with Indebtedness secured by a Lien permitted by Section 8.2(d);

(D) so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, in the sole discretion of Administrative Agents upon the request of Crown Holdings, against any part of the Collateral with a fair market value of less than $10,000,000 in the aggregate during the term of this Agreement as such fair market value may be certified to Administrative Agent by Crown Holdings in an officer’s certificate acceptable in form and substance to such Administrative Agent; and

(E) against a part of the Collateral which release does not require the consent of all of the Lenders as set forth in Section 12.1(a)(ii), if such release is consented to by the Required Lenders;

provided, however, that (y) no Agent shall be required to execute any such document on terms which, in its opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (z) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Credit Party in respect of) all interests retained by Crown Holdings and/or any of its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(ii) Each of the Lenders hereby directs Agents to execute and deliver or file such termination and partial release statements and such other things as are necessary to release Liens to be released pursuant to this Section 12.16 promptly upon the effectiveness of any such release or enter into intercreditor agreements contemplated or permitted herein.

(g) No Obligation. Agents shall not have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Crown Holdings or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to Agents herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agents in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, such Agent may act in any manner it may deem appropriate, in its sole discretion, given such Agent’s own interests in the Collateral as one of the Lenders and that no Agent shall have any duty or liability whatsoever to any Lender, provided, that, notwithstanding the foregoing, such Agent shall be responsible for its grossly negligent actions or actions constituting intentional misconduct.

12.18 U.K. Administrative Agent and Euro Collateral Agent as Joint Creditors. Each of the Credit Parties and each Lender and Agent agree that each of U.K. Administrative Agent and Euro Collateral Agent shall be:

(a) a joint creditor (together with the relevant Lender or Agent) of the Euro Obligations and the Canadian Obligations of European Borrower, Subsidiary Borrowers, and Canadian Borrower toward each Lender or Agent under or in connection with the Loan Documents;

(b) a joint creditor (together with the relevant Agent, Lender, Affiliate thereof, or any other person permitted under the Credit Agreement at the time such Bank Related

Debt (as defined in the Euro Intercreditor Agreement) was entered into) of the Bank Related Debt (as defined in the Euro Intercreditor Agreement) to the extent such Bank Related Debt is owed to entities which are bound by the terms of this Section and to the extent such obligations are incurred by European Borrower, Canadian Borrower or another Non-U.S. Subsidiary;

(c) a joint creditor (together with the relevant Lender or Agent) of the Additional First Priority Bank Indebtedness (as defined in the Euro Intercreditor Agreement) to the extent such obligations are incurred by European Borrower, Canadian Borrower or another Non-U.S. Subsidiary; and

(d) a joint creditor (together with the relevant Lender or Agent) of each and every obligation under the Credit Documents (as defined in the Euro Intercreditor Agreement) to the extent such obligations are incurred by European Borrower, Canadian Borrower or another Non-U.S. Subsidiary;

and that accordingly U.K. Administrative Agent and Euro Collateral Agent will have its own independent right to demand performance by such obligors of those obligations. However, any discharge of any such obligation to U.K. Administrative Agent, Euro Collateral Agent or any other relevant creditor referred to above, shall, to the same extent, discharge the corresponding obligation owing to the others.

ARTICLE XIII

COLLECTION ACTION MECHANISM

13.1 Implementation of CAM.

(a) (i) On the CAM Exchange Date, to the extent not otherwise prohibited by a Requirement of Law or otherwise, each Multicurrency Revolving Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to Swing Line Lender in accordance with Section 2.1(c)(iii)) participations in the Swing Line Loans in an amount equal to such Multicurrency Revolving Lenders Multicurrency Revolver Pro Rata Share of each Swing Line Loan outstanding on such date and (ii) on the CAM Exchange Date, all Loans outstanding in any currency other than Dollars (“Loans to be Converted”) shall be converted into Dollars (calculated on the basis of the relevant Exchange Rates as of the Business Day immediately preceding the CAM Exchange Date) (“Converted Loans”), (iii) on each date on or after the CAM Exchange Date on which any B/As or B/A Equivalent Loans shall mature such B/As or B/A Equivalent Loans (“Acceptances to be Converted”) shall be converted into Canadian Revolving Loans denominated in Dollars (calculated on the basis of the Exchange Rate as of the Business Day immediately preceding such maturity date) (“Converted Acceptances”) and (iv) on the CAM Exchange Date (with respect to Loans described in the foregoing clause (ii)), and on the respective maturity date (with respect to B/As and B/A Equivalent Loans described in the foregoing clause (iii)) to the extent necessary to cause the fraction for each Lender described in the definitions of Original Dollar Revolver Pro Rata Share, Extended Dollar Revolver Pro Rata Share, Multicurrency Revolver Pro Rata Share, Original Euro Revolver Pro Rata Share, each Term Pro Rata Share and Canadian Revolver Pro Rata Share to be equal for each Facility for such Lender after giving effect to the purchase and sale of participating interests under this clause, each Lender severally, unconditionally and irrevocably agrees that it shall purchase or sell in U.S. Dollars a participating interest in the Loans (including such Converted Loans) and

Converted Acceptances in an amount equal to its CAM Percentage of (x) the outstanding principal amount of the Loans (including Converted Loans) and (y) the face amount of matured B/As and B/A Equivalent Loans, as applicable. All Converted Loans and Converted Acceptances (which shall have been converted into Canadian Revolving Loans denominated in Dollars) shall bear interest at the rate which would otherwise be applicable to Base Rate Loans. Each Lender and each Borrower hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Facility. Each Borrower agrees from time to time to execute and deliver to Agents all instruments and documents as any such Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange.

(b) If, for any reason, the Loans to be Converted or Acceptances to be Converted, as the case may be, may not be converted into Dollars in the manner contemplated by paragraph (a) of this Section 13.1, (i) Administrative Agent shall determine the Dollar Equivalent of the Loans to be Converted or Acceptances to be Converted, as the case may be (calculated on the basis of the Exchange Rate as of the Business Day immediately preceding the date on which such conversion would otherwise occur pursuant to paragraph (a) of this Section 13.1) and (ii) effective on such CAM Exchange Date, each Lender severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Loans to be Converted or Acceptances to be Converted, as the case may be, in an amount equal to its CAM Percentage of such Loans to be Converted or Acceptances to be converted, as the case may be. Each Lender will immediately transfer to the appropriate Agent, in immediately available funds, the amount(s) of its participation(s) and the proceeds of such participation(s) shall be distributed by such Agent to each relevant Lender in the amount(s) provided for in the preceding sentence.

(c) To the extent any Taxes are required to be withheld from any amounts payable by a Lender (the “First Lender”) to another Lender (the “Other Lender”) in connection with its participating interest in any Converted Loan or Converted Acceptance, each Borrower, with respect to the relevant Loans made to it, shall be required to pay increased amounts to the Other Lender receiving such payments from the First Lender to the same extent they would be required under Section 4.7 if such Borrower were making payments with respect to the participating interest directly to the Other Lender.

(d) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by Administrative Agent, Canadian Administrative Agent or Collateral Agent pursuant to any Loan Document in respect of the Obligations, and each distribution made by Collateral Agent pursuant to any Security Document in respect of the Obligations, shall be distributed to the Lenders based upon their Pro Rata Share of the Facilities pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of an Obligation shall be paid over to Administrative Agent for distribution to the Lenders in accordance herewith.

13.2 Letters of Credit.

(a) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed either by Borrowers or with the proceeds of a Revolving Loan or a Canadian Revolving Loan, as the case may be, each Multicurrency Revolving Lender with respect to Multicurrency Letters of Credit and each Canadian Revolving Lender with respect to each Canadian Letter of Credit shall promptly pay over to Administrative Agent, in immediately available funds in the same currency as such Letter of Credit, as the case may be, in the case of any undrawn amount, and in Dollars, in the case of any unreimbursed amount, an amount equal to such Multicurrency Revolving Lender’s or Canadian Revolving Lender’s applicable Pro Rata Share of such undrawn face amount or (to the extent it has not already done so) such unreimbursed drawing, as the case may be, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to Administrative Agent at the rate that would be applicable at the time to a Base Rate Revolving Loan in a principal amount equal to such amount. Administrative Agent shall establish a separate interest bearing account or accounts for each Lender (each, an “LC Reserve Account”) for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. Administrative Agent shall deposit in each Lender’s LC Reserve Account such Lender’s CAM Percentage of the amounts received from the Revolving Lenders and the Canadian Revolving Lenders as provided above. Administrative Agent shall have sole dominion and control over each LC Reserve Account, and the amounts deposited in each LC Reserve Account shall be held in such LC Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the LC Reserve Accounts in respect of each Letter of Credit and the amounts on deposit and shall establish a sub-account within each Lender’s LC Reserve Account in respect of each Letter of Credit attributable to each Lender’s CAM Percentage. The amounts held in each Lender’s LC Reserve Account shall be held as a reserve against the outstanding LC Obligations, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Credit Party and shall not give rise to any obligation on the part of any Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.10.

(b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, Administrative Agent shall, at the request of Facing Agent, withdraw from the LC Reserve Account of each Lender any amounts, up to the amount of such Lender’s CAM Percentage (but not in excess of the amount allocated to the sub-account for such Letter of Credit) of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to Facing Agent in satisfaction of the reimbursement obligations of the applicable Revolving Lenders or Canadian Revolving Lenders, as applicable, under subsection (f) of Section 2.10. In the event any Revolving Lender shall default on its obligation to pay over any amount to Administrative Agent in respect of any Letter of Credit as provided in this Section 13.2, Facing Agent shall, in the event of a drawing thereunder, have a claim against such Revolving Lender to the same extent as if such Lender had defaulted on its obligations under subsection (f) of Section 2.10, but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in Borrowers’ reimbursement obligations pursuant to Section 13.1. Each other Lender shall have a claim against such defaulting Revolving Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

(c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, Administrative Agent shall withdraw from the LC Reserve Account of each applicable Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

(d) With the prior written approval of Administrative Agent and Facing Agent (not to be unreasonably withheld), any Lender may withdraw the amount held in its LC Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to Administrative Agent, for the account of Facing Agent, on demand, its CAM Percentage of such drawing.

(e) Pending the withdrawal by any Lender of any amounts from its LC Reserve Account as contemplated by the above paragraphs, Administrative Agent will, at the direction of such Lender and subject to such rules as such Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Cash and Cash Equivalents. Each Lender which has not withdrawn its CAM Percentage of amounts in its LC Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by any Administrative Agent, to withdraw the earnings on investments so made by such Administrative Agent with amounts in its LC Reserve Account and to retain such earnings for its own account.

ARTICLE XIV

GUARANTY

14.1 Guarantee of Each of the Parent Guarantors. In order to induce Administrative Agent, the Facing Agents and the Lenders to execute and deliver this Agreement and to make or maintain the Loans and to issue Letters of Credit hereunder, and in consideration thereof, each Parent Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Agents, for the ratable benefit of the Facing Agents and the Lenders, the prompt and complete payment and performance by each Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (which, for the purposes of, and as used in, this Article XIV, includes all Bank Related Debt), and each of the Parent Guarantors further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Agents, the Facing Agents or any Lender in enforcing any of their rights under the guarantee contained in this Article XIV. The guarantee contained in this Article XIV, subject to Section 14.6, shall remain in full force and effect until all Letters of Credit have terminated, the Obligations are paid in full and the Commitments are terminated.

Each Parent Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any Agent, any Facing Agent or any Lender on account of its liability under this Article XIV, it will notify such Agent, the applicable Facing Agent and such Lender in writing that such payment is made under the guarantee contained in this Article XIV for such purpose. No payment or payments made by any Borrower or any other Person or received or collected by any Agent, any Facing Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Parent Guarantor under this Article XIV, which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations until, subject to Section 14.6, the Obligations are paid in full and the Commitments are terminated.

14.2 Guarantee of European Borrower. In order to induce U.K. Administrative Agent and the Original Euro Revolving Lenders, Multicurrency Revolving Lenders and Canadian Administrative Agent and the Canadian Revolving Lenders to execute and deliver this Agreement and to make or maintain the Original Euro Revolving Loans, Multicurrency Revolving Loans and Canadian Revolving Loans hereunder, and in consideration thereof, European Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Agents, for the ratable benefit of the Original Euro Revolving Lenders, Multicurrency Revolving Lenders and Canadian Revolving Lenders, the prompt and complete payment and performance by each Subsidiary Borrower and Canadian Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations and the Canadian Obligations (which, in each case, is inclusive of all Bank Related Debt of the Subsidiary Borrowers and Canadian Borrower), and European Borrower further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Agents or any Original Euro Revolving Lender, Multicurrency Revolving Lender or Canadian Revolving Lender in enforcing any of their rights under the guarantee contained in this Article XIV. The guarantee contained in this Article XIV, subject to Section 14.6, shall remain in full force and effect until all Subsidiary Borrower Obligations and Canadian Obligations are paid in full and the Commitments are terminated.

European Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to any Agent or any Original Euro Revolving Lender, Multicurrency Revolving Lender or Canadian Revolving Lender on account of its liability under this Article XIV, it will notify such Agent or such Original Euro Revolving Lender, Multicurrency Revolving Lender or Canadian Revolving Lender in writing that such payment is made under the guarantee contained in this Article XIV for such purpose. No payment or payments made by any Subsidiary Borrower, Canadian Borrower or any other Person or received or collected by any Agent or any Original Euro Revolving Lender or any Multicurrency Revolving Lender from any Subsidiary Borrower or any Canadian Revolving Lender from Canadian Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations or Canadian Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of European Borrower under this Article XIV, which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Subsidiary Borrower Obligations and Canadian Obligations until, subject to Section 14.6, the Subsidiary Borrower Obligations and Canadian Obligations are paid in full and the Commitments are terminated.

14.3 Guarantee of Crown Finance. In order to induce Administrative Agent, the Facing Agents and the Lenders to execute and deliver this Agreement and to make or maintain the Loans and to issue Letters of Credit hereunder, and in consideration thereof, Crown Finance hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Agents, for the ratable benefit of the Facing Agents and the Lenders, the prompt and complete payment and performance by each Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (which is inclusive of all Bank Related Debt), and Crown Finance further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Agents, the Facing Agents or any Lender in enforcing any of their rights under the guarantee contained in this Article XIV. The guarantee contained in this Article XIV, subject to Section 14.6, shall remain in full force and effect until all Letters of Credit have terminated, the Obligations are paid in full and the Commitments are terminated.

Crown Finance agrees that whenever, at any time, or from time to time, it shall make any payment to any Agent, any Facing Agent or any Lender on account of its liability under this Article XIV, it will notify such Agent, the applicable Facing Agent and such Lender in writing that such payment is made under the guarantee contained in this Article XIV for such purpose. No payment or payments made by any Borrower or any other Person or received or collected by any Agent, any Facing Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Crown Finance under this Article XIV, which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations until, subject to Section 14.6, the Obligations are paid in full and the Commitments are terminated.

14.4 Amendments, etc. with Respect to the Applicable Obligations. Each Guarantor shall remain obligated under this Article XIV notwithstanding that, without any reservation of rights against such Guarantor, and without notice to or further assent by such Guarantor, any demand for payment of or reduction in the principal amount of any of the applicable Obligations made by the Agents, any Facing Agent or any Lender may be rescinded by the Agents, any Facing Agent or such Lender, and any of the applicable Obligations continued, and the applicable Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agents, any Facing Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agents, any Facing Agent or any Lender for the payment of the applicable Obligations may be sold, exchanged, waived, surrendered or released. None of the Agents, any Facing Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the applicable Obligations or for the guarantee contained in this Article XIV or any property subject thereto.

14.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the applicable Obligations and notice of or proof of reliance by the Agents, any Facing Agent or any Lender upon the guarantee contained in this Article XIV or acceptance of the guarantee contained in this Article XIV; the applicable Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article XIV, and all dealings between each Guarantor, on the one hand, and the Agents, the Facing Agents and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article XIV. The Agents will, to the extent permitted by applicable law, request payment of any applicable Obligation from the applicable Borrower before making any claim against the applicable Guarantor under this Article XIV, but will have no further obligation to proceed against a Borrower or to defer for any period a claim against the applicable Guarantor hereunder. Except as expressly provided in the preceding sentence, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Guarantor or any Borrower with respect to the applicable Obligations. Each guarantee contained in this Article XIV shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the applicable Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Agent, any Facing Agent or any Lender, (b) the legality under applicable laws of repayment by the relevant Borrower of any applicable Obligations or the adoption of any applicable laws purporting to render any applicable Obligations null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Guarantor or the applicable Borrower against the Agents, any Facing Agent or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor or any Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for any applicable Obligations, or of any Guarantor under the guarantee contained in this Article XIV, in bankruptcy or in any other instance. When any Agent, any Facing Agent or any Lender is pursuing its rights and remedies under this Article XIV against any Guarantor, such Agent, such Facing Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the applicable Obligations or any right of offset with respect thereto, and any failure by any Agent, any Facing Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability under this Article XIV, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agents, the Facing Agents and the Lenders against any Guarantor.

14.6 Reinstatement. Each of the guarantees contained in this Article XIV shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the applicable Obligations is rescinded or must otherwise be restored or returned by any Agent, any Facing Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

14.7 Payments. Each Guarantor hereby agrees that any payments in respect of the applicable Obligations pursuant to this Article XIV will be paid without setoff or counterclaim, at the option of the relevant Facing Agent(s) or the relevant Lender(s), in the currency in which the applicable Loans are denominated at the Notice Address of the applicable Agent.

14.8 Independent Obligations. The obligations of each Guarantor under the guarantee contained in this Article XIV are independent of the obligations of each Borrower, and a separate action or actions may be brought and prosecuted against any Guarantor whether or not the relevant Borrower is joined in any such action or actions. Each Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the relevant Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to the relevant Guarantor.

Guarantee Limitations for French Guarantees. The Obligations of any Guarantor incorporated under the laws of France under the Loan Documents to guarantee the punctual performance by each Borrower of all the payment obligations of that Borrower (as Borrower and not as guarantor) under the Documents (and to pay any such amount following a demand in accordance with this Article XIV) shall be limited to the extent required by applicable law, notably in light of the corporate interest of both the Guarantor and its group and to the amount such Guarantor can pay without exceeding its financial capacity, such corporate interest and financial capacity being determined as of the date the guarantee is subscribed or, if later amended, restated or reaffirmed, as of such later date.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

CROWN AMERICAS LLC

By:
Name:
Title:

CROWN EUROPEAN HOLDINGS S.A.

By:
Name:
Title:

CROWN HOLDINGS, INC.

By:
Name:
Title:

CROWN INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

CROWN CORK & SEAL COMPANY, INC.

By:
Name:
Title:

CROWN METAL PACKAGING CANADA LP
by its general partner, CROWN METAL
PACKAGING CANADA INC.

By:
Name:
Title:

CROWN UK HOLDINGS LIMITED

By:
Name:
Title:

CROWN VERPACKUNGEN DEUTSCHLAND GMBH

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, in its individual capacity and as Administrative Agent and U.S. Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. Administrative Agent and Euro Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Canadian Administrative Agent

By:
Name:
Title:

EXHIBIT B

(See Attached)

Exhibit 2.1(c)

FORM OF

SWING LINE LOAN PARTICIPATION CERTIFICATE

                         ,

[Name of Lender]

_____________________

_____________________

_____________________

Dear Sir or Madam:

Pursuant to Section 2.1(c)(iv) of the Credit Agreement dated as of November 18, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CROWN AMERICAS LLC, a Pennsylvania limited liability company, CROWN EUROPEAN HOLDINGS S.A., a société anonyme organized under the laws of France, CROWN METAL PACKAGING CANADA LP, a limited partnership organized under the laws of the Province of Ontario, Canada, CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation, CROWN HOLDINGS, INC., a Pennsylvania corporation, CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation, each of the Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto, THE BANK OF NOVA SCOTIA, as Canadian administrative agent and DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent and as administrative agent, the undersigned hereby acknowledges receipt from you of $             as payment for a participating interest in the following Swing Line Loan:

Date of Swing Line Loan:

Principal Amount of Swing Line Loan: [$/£/€]

Very truly yours,

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

Exhibit 2.2(a)(2)

FORM OF

             REVOLVING NOTE

_________________	New York, New York
______________, ____

FOR VALUE RECEIVED, each of the undersigned (each, a “Borrower”), [CROWN AMERICAS LLC, a Pennsylvania limited liability company (“U.S. Borrower”)][CROWN EUROPEAN HOLDINGS S.A., a société anonyme organized under the laws of France (“European Borrower”) and each of the undersigned Subsidiary Borrowers], hereby unconditionally promises to pay to the order of                                  (the “Lender”) at the [applicable] Payment Office (as defined in the Credit Agreement referred to below) [in Dollars][in the Applicable Currencies] and in immediately available funds, the principal amount of                             (                 ), or, if less, the aggregate unpaid principal amount of all [Original Dollar][Extended Dollar][Original Euro][Multicurrency] Revolving Loans (as defined in the Credit Agreement referred to below) made by the Lender to [such] Borrower pursuant to Section 2.1(b)[(i)(A)][(i)(B][(ii)(A)][(ii)(B)] of the Credit Agreement referred to below. The principal amount of each [Original Dollar][Extended Dollar][Original Euro][Multicurrency] Revolving Loan evidenced hereby shall be payable as set forth in the Credit Agreement, with any then outstanding principal amount of the [Original Dollar][Extended Dollar][Original Euro][Multicurrency] Revolving Loans made by the Lender being payable on the Revolver Termination Date (as defined in the Credit Agreement). [Each] Borrower further agrees to pay interest in like money at such office on the unpaid principal amount [made to such Borrower]from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Articles III and IV of the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of November 18, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CROWN AMERICAS LLC, a Pennsylvania limited liability company, CROWN EUROPEAN HOLDINGS S.A., a société anonyme organized under the laws of France, CROWN METAL PACKAGING CANADA LP, a limited partnership formed under the laws of the Province of Ontario, Canada, CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation, CROWN HOLDINGS, INC., a Pennsylvania corporation, CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation, each of the Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto, THE BANK OF NOVA SCOTIA, as Canadian administrative agent and DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent and as administrative agent, and is entitled to the benefits thereof and of the other Loan Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to optional and mandatory prepayment prior to the Revolver Termination Date, in whole or in part. Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

[CROWN AMERICAS LLC]

By:
Name:
Title:

[CROWN EUROPEAN HOLDINGS S.A.]

By:
Name:
Title:

[CROWN UK HOLDINGS LIMITED]

By:
Name:
Title:

[CROWN VERPACKUNGEN DEUTSCHLAND GMBH]

By:
Name:
Title:

[CROWN VERPAKKING NEDERLAND BV]

By:
Name:
Title:

Exhibit 2.5

FORM OF

NOTICE OF BORROWING1

Date:

[Deutsche Bank AG New York Branch,

as [Administrative Agent] [U.K. Administrative Agent]

[Swing Line Lender]

[5022 Gate Parkway, Suite 200

Jacksonville, FL 32256]

[1 Appold Street, Broadgate London EC2AHE]

Attention:

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of November 18, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among CROWN AMERICAS LLC, a Pennsylvania limited liability company, CROWN EUROPEAN HOLDINGS S.A., a société anonyme organized under the laws of France, CROWN METAL PACKAGING CANADA LP, a limited partnership formed under

[1]

Whenever any Borrower desires to make a Borrowing of any Loan hereunder, it shall give Administrative Agent at its Notice Address (i) in the case of Dollar denominated Loans, at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing), given not later than 12:00 p.m. (New York City time), of each Base Rate Loan, and at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) given not later than 12:00 p.m. (New York City time), of each Eurocurrency Loan to be made hereunder and (ii) in the case of Alternative Currency Loans, at least three Business Days’ (one Business Day in the case of Alternative Currency Loans denominated in Sterling) prior written notice (or telephonic notice promptly confirmed in writing) given not later than 12:00 p.m. (London time); provided, however, that a Notice of Borrowing with respect to Borrowings to be made on the date hereof may, at the discretion of Administrative Agent, be delivered later than the time specified above. Whenever U.S. Borrower desires that Swing Line Lender make a Swing Line Loan in Dollars under Section 2.1(c)(ii), it shall deliver to Swing Line Lender prior to 11:00 a.m. (New York City time) on the date of Borrowing written notice (or telephonic notice promptly confirmed in writing). Whenever any Borrower (other than Canadian Borrower) desires that Swing Line Lender make a Swing Line Loan in any Alternative Currency under Section 2.1(c)(ii), the applicable Borrower shall deliver to European Swing Line Lender prior to 11:00 a.m. (London time) on the date of such Borrowing written notice (or telephone notice promptly confirmed in writing).

the laws of the Province of Ontario, Canada, CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation, CROWN HOLDINGS, INC., a Pennsylvania corporation, CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation, each of the Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto, THE BANK OF NOVA SCOTIA, as Canadian administrative agent and DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent and as administrative agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. The undersigned hereby gives notice pursuant to Section 2.5 of the Credit Agreement of their request for the Lenders to make a Loan as follows.

1. Amount to be Borrowed (denominated in U.S. Dollars or the Alternative Currency desired)2                     .

2. The Business Day of the Borrowing is                      (the “Borrowing Date”).

3. Specify type of Loan or combination thereof3:

    ___________________________________

    ___________________________________

4. If Borrowing is to include Eurocurrency Loans indicate:

Eurocurrency Loan

Initial Interest Period	_______________

5. Specify whether Borrowing is an Original Dollar Revolving Loan, Extended Dollar Revolving Loan, Original Euro Revolving Loan or Multicurrency Revolving Loan.

[2]

Each Borrowing shall be in an amount equal to (i) with respect to Base Rate Loans made in Dollars, at least $5,000,000 and, if greater, shall be in integral multiples of $1,000,000 above such minimum, (ii) with respect to Eurocurrency Loans, (a) at least $5,000,000 in the case of a Borrowing in Dollars and, if greater, shall be in integral multiples of $1,000,000 above such minimum, (b) in the case of a Borrowing in Sterling, at least £5,000,000 and, if greater, shall be in integral multiples of £1,000,000 above such minimum, and (c) in the case of a Borrowing in Euros, at least €5,000,000 and, if greater, shall be in integral multiples of €1,000,000 above such minimum, (iii) with respect to Swing Line Loans made in Dollars, $500,000 or greater (or, if less, the then Total Available Multicurrency Revolving Commitment) and (iv) with respect to Swing Line Loans in Alternative Currencies, £500,000 or greater in the case of a Borrowing in Sterling, and €500,000 or greater in the case of a Borrowing in Euros (in each case, or if less, the then Total Available Multicurrency Revolving Commitment).

[3]	Specify whether Loans are to be Eurocurrency Loans, Base Rate Loans or a combination thereof or Overnight Rate Loans in the case of Swing Line Loans in any Alternative Currency.

The undersigned hereby certifies on behalf of Borrowers and not in his individual capacity that the following statements are true on the date hereof, and will be true on the Borrowing Date:

(A) the representation and warranties contained in the Credit Agreement and the other Loan Documents are and will be true and correct in all material respects, at and as of such time, as though made on and as of such time, except to the extent such representations and warranties are expressly made as of a specified date, in which event such representations and warranties shall be true and correct in all material respects as of such specified date; and

(B) no Unmatured Event of Default or Event of Default has occurred and is continuing, or would occur after giving effect to such Credit Event.

Very truly yours,

[______________________________][4]

By:
Name:
Title:

[4]	Specify Borrower making the request.

Exhibit 2.6

FORM OF

NOTICE OF CONVERSION OR CONTINUATION1

[Deutsche Bank AG New York Branch,	Date: ___________

as [Administrative Agent] [U.K. Administrative Agent]

[5022 Gate Parkway, Suite 200

Jacksonville, FL 32256]

[1 Appold Street, Broadgate London EC2AHE]

Attention: __________

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of November 18, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CROWN AMERICAS LLC, a Pennsylvania limited liability company, CROWN EUROPEAN HOLDINGS S.A., a société anonyme organized under the laws of France, CROWN METAL PACKAGING CANADA LP, a limited partnership formed under the laws of the Province of Ontario, Canada, CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation, CROWN HOLDINGS, INC., a Pennsylvania corporation, CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation, each of the Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto, THE BANK OF NOVA SCOTIA, as Canadian administrative agent and DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent and as administrative agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. The undersigned hereby gives notice pursuant to Section 2.6 of the Credit Agreement that they (a) elect to convert Base Rate Loans or any portion thereof into Eurocurrency Loans; (b) elect to convert Eurocurrency Loans denominated in Dollars or any portion thereof into Base Rate Loans or to continue such Eurocurrency Loans under the Credit Agreement; or (c) elect to continue Loans denominated in an Alternative Currency or any portion thereof under the Credit Agreement, and in that connection sets forth below the terms on which such conversion or continuation is requested to be made:

1.	Date of Conversion or Continuation (which date is a Business Day and, if a conversion from or continuation of Eurocurrency Loans, which date is the last day of the Interest Period therefor):	_______________

[1]

This written notice must be given to Administrative Agent at least three Business Days’ (or one Business Day in the case of a continuation of Alternative Currency Loans denominated in Sterling or a conversion into Base Rate Loans) prior written notice thereof to the Notice Address given not later than 12:00 p.m. (New York City time) (12:00 p.m. London time in the case of a continuation of an Alternative Currency Loan) specifying (i) the amount and type of conversion or continuation, (ii) in the case of a conversion to or a continuation of Eurocurrency Loans, the Interest Period therefor, and (iii) in the case of a conversion, the date of conversion (which date shall be a Business Day).

2.	Aggregate Amount (denominated in U.S. Dollars or the applicable Alternative Currency) of Eurocurrency Loans or Base Rate Loans to be converted or continued[2]:	_______________

3.	Type of the proposed Conversion or Continuation:	_______________

4.	Interest Period (in the case of a conversion to or a continuation of Eurocurrency Loans)[3]:	_______________

Such conversion or continuation is made with respect

to [Original Dollar Revolving Loans][Extended Dollar Revolving Loans] [Original Euro Revolving Loans] [Multicurrency Revolving Loans]
[Term B Dollar Loans] [Term B Euro Loans]:	_______________

Very truly yours,

[___________________][4]

By:
Name:
Title:

[2]

When (i) converting any Base Rate Loans into Eurocurrency Loans or continuing any Eurocurrency Loans or any part thereof in an aggregate amount not less than $5,000,000, in the case of a Borrowing in Dollars, or that is in an integral multiple of $1,000,000 in excess thereof, not less than £5,000,000 in the case of a Borrowing in Sterling, or that is an integral multiple of £1,000,000 in excess there of, and not less than €5,000,000 in the case of a Borrowing in Euros, or that is an integral multiple of €1,000,000 in excess thereof; or (ii) converting any Eurocurrency Loans into Base Rate Loans or any part thereof in an aggregate amount not less than $1,000,000 or that is in an integral multiple of $1,000,000 in excess thereof.

[3]

Which shall be subject to the definition of “Interest Period” set forth in the Credit Agreement and shall end on or before the Revolver Termination Date for any Revolving Loans, the Term B Dollar Loan Maturity Date, for any Term B Dollar Loans, and the Term B Euro Loan Maturity Date for any Term B Euro Loans, respectively.

[4]	Specify Borrower making the request.

Exhibit 2.10(c)

FORM OF

NOTICE OF ISSUANCE

Deutsche Bank AG New York Branch, as Administrative Agent 5022 Gate Parkway, Suite 200 Jacksonville, FL 32256	Date: [1]

[Deutsche Bank AG New York Branch, as Facing Agent 60 Wall Street, New York, New York 10005 Attention: Global Loan Operations, Standby Letter of Credit Unit]

The Bank of Nova Scotia

[                                                     ]

[                                                     ]

Attention:

Ladies and Gentlemen:

The undersigned, CROWN AMERICAS LLC, a Pennsylvania limited liability company, (“U.S. Borrower”), refers to the Credit Agreement dated as of November 18, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CROWN AMERICAS LLC, a Pennsylvania limited liability company, CROWN EUROPEAN HOLDINGS S.A., a société anonyme organized under the laws of France, CROWN METAL PACKAGING CANADA LP, a limited partnership formed under the laws of the Province of Ontario, Canada, CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation, CROWN HOLDINGS, INC., a Pennsylvania corporation, CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation, each of the Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto, THE BANK OF NOVA SCOTIA, as Canadian administrative agent and DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent and as administrative agent. For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided in the Credit Agreement.

[1]	At least five Business Days’ (or such shorter period as may be acceptable to such Facing Agent) prior written notice is required and such notice must be given prior to 1:00 P.M. (New York City time).

The undersigned hereby requests that the Facing Agent issue a Letter of Credit for the account of                     2 on                              ,              (the “Date of Issuance”) in the aggregate Stated Amount of                      in the following currency:                    3.

The Letter of Credit is to be a [Multicurrency Standby][Commercial][Canadian] Letter of Credit.

The beneficiary of the requested Letter of Credit will be                     4, and such Letter of Credit will include the following terms and conditions                    5 and will have a stated expiration date of                     .6

The undersigned hereby certifies on behalf of Borrowers and not in his individual capacity that the following statements are true and correct on the date hereof, and will be true and correct on the date of issuance:

(A) the representations and warranties contained in the Credit Agreement or the other Loan Documents are and will be true and correct in all material respects, at and as of such time, as though made on the date of issuance, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct in all material respects as of such specified date; and

(B) no Unmatured Event of Default or Event of Default has occurred and is continuing, or would result after giving effect to such Credit Event.

A statement of the purpose of the requested Letter of Credit and copies of all documentation which the Facing Agent has reasonably requested with respect to the supported transaction are attached hereto.

[CROWN AMERICAS LLC][CROWN EUROPEAN HOLDINGS S.A.][CROWN METAL PACKAGING CANADA LP] [SUBSIDIARY BORROWER]

By:
Name:
Title:

[2]	Insert name of applicable Borrower.
[3]	Insert Stated Amount of Letter of Credit in U.S. Dollars, Canadian Dollars or the applicable Alternative Currency.
[4]	Insert name and address of beneficiary.
[5]	Insert description of the terms and conditions of the Letter of Credit.
[6]

Expiration date must be one year or less from date of issuance for any Letter of Credit; provided, that, any Letter of Credit may be automatically extendable for periods of up to one year so long as such Letter of Credit provides that the respective Facing Agent retains an option, satisfactory to such Facing Agent, to terminate such Letter of Credit within a specified period of time prior to each scheduled extension date.

Exhibit 2A.6

FORM OF

NOTICE OF CANADIAN CONVERSION OR CONTINUATION1

Date:

The Bank of Nova Scotia,

as Canadian Administrative Agent

222 Bay Street, Suite 1100

P.O. Box 64

Toronto, Ontario, Canada MSK1H6

Attention:

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of November 18, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CROWN AMERICAS LLC, a Pennsylvania limited liability company, CROWN EUROPEAN HOLDINGS S.A., a société anonyme organized under the laws of France, CROWN METAL PACKAGING CANADA LP, a limited partnership formed under the laws of the Province of Ontario, Canada, CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation, CROWN HOLDINGS, INC., a Pennsylvania corporation, CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation, each of the Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto, THE BANK OF NOVA SCOTIA, as Canadian administrative agent and DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent and as administrative agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. The undersigned hereby gives notice pursuant to Section 2A.6 of the Credit Agreement that it (a) elects to convert Canadian Prime Rate Loans into B/A Loans; (b) elects to convert B/A Loans into Canadian Prime Rate Loans or (c) elects to continue B/A Loans under the Credit Agreement, and in that connection sets forth below the terms on which such conversion or continuation is requested to be made:

1. Date of Conversion or Continuation (which date is a Business Day and, if a conversion from or continuation of B/A Loans, which date is the last day of the Contract Period therefor):	____________

2. Aggregate Amount of Canadian Prime Rate Loans or B/A Loans to be converted or continued[2]:	____________

[1]	This notice must be given to Canadian Administrative Agent not later than 12:00 P.M. (New York City time) at least two Business Days in advance of the date of conversion or continuation.

3. Type of the proposed Conversion or Continuation:	____________

4. Contract Period (if the Loans are to be converted into or continued as B/A Loans):[3]	____________

5. Such Conversion or Continuation is made with respect to [Canadian Revolving Loans]:	____________

Very truly yours,

CROWN METAL PACKAGING CANADA LP, by its general partner, CROWN METAL PACKAGING CANADA INC.

By:

Name:

Title:

[2]

Canadian Borrower may elect (i) on any Business Day to convert Canadian Prime Rate Loans or any portion thereof to B/A Loans and (ii) at the end of any Contract Period with respect thereto, to convert B/A Loans or any portion thereof into Canadian Prime Rate Loans or continue such B/A Loans or any portion thereof for an additional Contract Period; provided, however, that the aggregate face amount of the B/A Loans for each Contract Period therefor must be in an aggregate principal amount of Cdn.$5,000,000 or an integral multiple of Cdn.$1,000,000 in excess thereto.

[3]	Which shall be subject to the definition of “Contract Period” (i.e., 1, 2, 3, or 6 months) set forth in the Credit Agreement and shall end on or before the Canadian Revolver Termination Date.

Exhibit 7.2(a)

FORM OF

COMPLIANCE CERTIFICATE

To:	Each of the Term B Dollar Lenders, Revolving Lenders that make Original Dollar Revolving Loans and/or Extended Dollar Revolving Loans, Multicurrency Revolving Lenders, Lenders that make Additional Term Loans or Loans under an Additional Facility available to U.S. Borrower or any U.S. Credit Party and any New Term Loan Dollar Lenders and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent for such Lenders
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attention:

and

Each of the Term B Euro Lenders, Revolving Lenders that make Original Euro Revolving Loans and/or Multicurrency Revolving Loans and any Lenders that make Additional Term Loans or Loans under an Additional Facility available to European Borrower or any Non-U.S. Credit Party and DEUTSCHE BANK AG NEW YORK BRANCH, as U.K.

Administrative Agent for such Lenders

Crown Holdings, Inc.

Ladies and Gentlemen:

This Compliance Certificate is being delivered pursuant to Section 7.2(a) of the Credit Agreement dated as of November 18, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among CROWN AMERICAS LLC, a Pennsylvania limited liability company (“U.S. Borrower”), CROWN METAL PACKAGING CANADA LP, a limited partnership organized under the laws of the Province of Ontario, Canada (“Canadian Borrower”) CROWN EUROPEAN HOLDINGS S.A., a société anonyme organized under the laws of France (“European Borrower”), each of the subsidiary borrowers referred to therein (the “Subsidiary Borrowers” and together with U.S. Borrower, Canadian Borrower and European Borrower, the “Borrowers”), CROWN CORK & SEAL COMPANY, INC. (“CCSC”), CROWN HOLDINGS, INC. (“Crown Holdings”) and CROWN INTERNATIONAL HOLDINGS, INC. (“Crown International”), as Parent Guarantors, the financial institutions listed on Schedule 1.1(a) thereto, as such Schedule may from time to time be supplemented or amended (the “Lenders”), THE BANK OF NOVA SCOTIA, as Canadian administrative agent for the Canadian Revolving Lenders (in such capacity, the “Canadian Administrative Agent”) and DEUTSCHE BANK AG NEW YORK BRANCH, as

U.K. administrative agent for the Term B Euro Lenders, Revolving Lenders that make Original Euro Revolving Loans and/or Multicurrency Revolving Loans and any Lenders that make Additional Term Loans or Loans under an Additional Facility available to European Borrower or any Non-U.S. Credit Party, and as administrative agent for the Term B Dollar Lenders, Revolving Lenders that make Original Dollar Revolving Loans and/or Extended Dollar Revolving Loans, Lenders that make Additional Term Loans or Loans under an Additional Facility available to U.S. Borrower or any U.S. Credit Party and any New Term Loan Dollar Lenders (in such capacities, the “U.K. Administrative Agent” and the “Administrative Agent”). Terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

Crown Holdings and the Borrowers hereby certify, represent and warrant that as of [                    ] (the “Test Date”):1

(a) The Total Leverage Ratio was _:1.0, as computed on Attachment 1 hereto and such ratio [complies] [does not comply] with the provisions of Section 9.1 of the Credit Agreement;2

(b) The Interest Coverage Ratio was _:1.0, as computed on Attachment 2 hereto and such ratio [complies] [does not comply] with the provisions of Section 9.3 of the Credit Agreement;2

(c) No Default or Event of Default has occurred and is continuing [other than as follows:].

[Signature Page Follows]

[1]	Test Date should be date of most recent financial statements delivered under Section 7.1 of the Credit Agreement.
[2]	The first Test Period shall be [ ].

IN WITNESS WHEREOF, Crown Holdings and the Borrowers have caused this Compliance Certificate to be executed and delivered by its duly Authorized Officer on this          day of                     .

CROWN HOLDINGS, INC.

By:
Name:
Title: [Financial Officer]

CROWN AMERICAS LLC

By:
Name:
Title: [Financial Officer]

CROWN EUROPEAN HOLDINGS S.A.

By:
Name:
Title: [Financial Officer]

CROWN METAL PACKAGING LP by its general partner, CROWN METAL PACKAGING CANADA INC.

By:
Name:
Title: [Financial Officer]

CROWN UK HOLDINGS LIMITED

By:
Name:
Title: [Financial Officer]

S-1

Compliance Certificate

CROWN VERPACKUNGEN DEUTSCHLAND GMBH

By:
Name:
Title: [Financial Officer]

CROWN VERPAKKING NEDERLAND BV

By:
Name:
Title: [Financial Officer]

ATTACHMENT 1

1. Total Leverage Ratio:

A. Net Indebtedness of Crown Holdings and its Subsidiaries (exclusive of Indebtedness under any Permitted Receivables or Factoring Financing),	$

“Net Indebtedness” means at any date and with respect to any Person, Indebtedness on such date less Cash and Cash Equivalents of such Person on such date determined in accordance with GAAP.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred and unpaid balance of the purchase price of assets or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 90 days from the required payment date therefor unless being contested in good faith) which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or a similar written instrument, (c) all Capitalized Lease Obligations, (d) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person, (e) notes payable and drafts accepted representing extensions of credit to such Person whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services which does not constitute Indebtedness pursuant to clause (b) above), (f) indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar written instruments, (g) the face amount of all letters of credit and bankers’ acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder other than, in each case, commercial or standby letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment obligations incurred in the ordinary course of business, including, without limitation, performance requirements under workers compensation or similar laws, (h) all obligations of such Person under Hedging Agreements, (i) Guarantee Obligations of such Person and (j) Attributable Debt of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of any person under clause (h) above at any time shall equal the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

B.     “Consolidated EBITDA” means, for any period and with respect to any Person, Consolidated Net Income of such Person and its Subsidiaries for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense of such Person and its Subsidiaries for such period, (ii) consolidated income tax expense of such Person and its Subsidiaries for such period, (iii) all amounts attributable to depreciation and amortization of such Person and its Subsidiaries for such period, (iv) any non-cash deductions made in determining Consolidated Net Income of such Person and its Subsidiaries for such period (including, without limitation, non-cash deductions relating to translation and foreign exchange adjustments) (other than any deductions which (or should) represent the accrual of a reserve for the payment of cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) (it being understood that (x) reserves for pension or health care benefits shall not be so “added back” to Consolidated Net Income and (y) reserves for Asbestos Payments shall be “added back”), and (v) actual cash realized relating to the sale of Real Property or equipment in connection with restructuring activities, minus (b) any non-cash additions to Consolidated Net Income of such Person and its Subsidiaries for such period (including, without limitation, non-cash additions relating to translation and foreign exchange adjustments), minus (c) without duplication and to the extent included in determining such Consolidated Net Income of such Person and its Subsidiaries, any extraordinary gains (or plus extraordinary losses) for such period and any gains (or plus losses) realized in connection with any Asset Disposition of such Person and its Subsidiaries during such period, all

determined on a consolidated basis in accordance with GAAP.	$

C. TOTAL LEVERAGE RATIO: The ratio of Item 1.A to Item 1.B.	:1.0

ATTACHMENT 2

2. Interest Coverage Ratio:

A.     “Consolidated EBITDA” means, for any period and with respect to any Person, Consolidated Net Income of such Person and its Subsidiaries for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense of such Person and its Subsidiaries for such period, (ii) consolidated income tax expense of such Person and its Subsidiaries for such period, (iii) all amounts attributable to depreciation and amortization of such Person and its Subsidiaries for such period, (iv) any non-cash deductions made in determining Consolidated Net Income of such Person and its Subsidiaries for such period (including, without limitation, non-cash deductions relating to translation and foreign exchange adjustments) (other than any deductions which (or should) represent the accrual of a reserve for the payment of cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) (it being understood that (x) reserves for pension or health care benefits shall not be so “added back” to Consolidated Net Income and (y) reserves for Asbestos Payments shall be “added back”), and (v) actual cash realized relating to the sale of Real Property or equipment in connection with restructuring activities, minus (b) any non-cash additions to Consolidated Net Income of such Person and its Subsidiaries for such period (including, without limitation, non-cash additions relating to translation and foreign exchange adjustments), minus (c) without duplication and to the extent included in determining such Consolidated Net Income of such Person and its Subsidiaries, any extraordinary gains (or plus extraordinary losses) for such period and any gains (or plus losses) realized in connection with any Asset Disposition of such Person and its Subsidiaries during such period, all determined on a consolidated basis in accordance with GAAP.

$

B.     “Consolidated Interest Expense” means, for any Person, for any period, the sum of (a) gross interest expense for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and (iv) the interest component of any lease payments under Attributable Debt transactions of such Person and its Subsidiaries plus any yield, discount, interest expense or fees associated with any Permitted Receivables or Factoring Financing (other than amounts payable to any Credit Party), (b) capitalized interest for such period and (c) dividends paid in cash during such period on Disqualified Preferred Stock, in each case on a consolidated basis for such Person and its Subsidiaries. For purposes of the foregoing, gross interest expense shall be determined after giving effects to any net payments made by such Person and its Subsidiaries with respect to Hedging Agreements.

$

C. INTEREST COVERAGE RATIO: The ratio of Item 2.A to Item 2.B.	:1.0

Exhibit 12.8(c)

FORM OF

ASSIGNMENT AND ASSUMPTION AGREEMENT20

Date                     ,

This Assignment and Assumption Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between [the] [each] Assignor identified in item 1 below ([the] [each an] “Assignor”) and [the] [each] Assignee identified in [item 2] [item 3] below ([the] [each an] “Assignee”). [It is understood and agreed that the rights and obligations of such Assignee [Assignor] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the] [each such] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit and Swing Line Loans) (the “Assigned Interest”). [Each] [Such] sale and assignment is without recourse to [the] [each such] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the] [each such] Assignor.

1.	Assignor:	________________________

[2.	Assignee:	________________________][2][1]

[2][0]	This Form of Assignment and Assumption Agreement should be used for an assignment to or from a single Assignee or to or from funds managed by the same or related investment managers.
[2][1]

Item 1 and Item 2 should be filled in as appropriate. In the case of an assignment to or from funds managed by the same or related investment managers, the Assignees or Assignors should be listed in bracketed item 3 as applicable.

[2][3].	Credit Agreement:	Credit Agreement dated as of November [__], 2005 among CROWN AMERICAS LLC, a Pennsylvania limited liability company, CROWN EUROPEAN HOLDINGS S.A., a société anonyme organized under the laws of France, CROWN METAL PACKAGING CANADA LP, a limited partnership formed under the laws of the Province of Ontario, Canada, CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation, CROWN HOLDINGS, INC., a Pennsylvania corporation, CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation, each of the Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto, THE BANK OF NOVA SCOTIA, as Canadian administrative agent and DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent and as administrative agent.

[3.	Assigned Interest:[22]

Assignee	Facility assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned
[Name of Assignee]	__________	__________	__________
[Name of Assignee]	__________	__________	__________

[4.	Assigned Interest:[23]

Facility assigned	Aggregate Amount of Commitment/Loans for all Lenders		Amount of Commitment/Loans Assigned
Original Dollar Revolving Commitments	$	______________	$	______________
Extended Dollar Revolving Commitments
Original Euro Revolving Commitments	$	______________	$	______________

[22]	Insert this chart if this Form of Assignment and Assumption Agreement is being used for assignment to or from funds managed by the same or related investment managers.
[23]	Insert this chart if this Form of Assignment and Assumption Agreement is being used by a Lender for an assignment to a single Assignee.

Multicurrency Revolving Commitments	$	______________	$	______________
Canadian Revolving Commitments	$	______________	$	______________
Term B Dollar Loans	$	______________	$	______________
Term B Euro Loans	$	______________	$	______________
Additional Term Loans	$	______________	$	______________

Effective Date                              , 201__

ASSIGNOR INFORMATION

Payment Instructions:	____________________________
____________________________
____________________________
____________________________
Reference:

Notice Instructions:
____________________________
____________________________
____________________________
Reference:

ASSIGNEE INFORMATION

Payment Instructions:	____________________________
____________________________
____________________________
____________________________
Reference:

Notice Instructions:	____________________________
____________________________
____________________________
Reference:

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]		ASSIGNEE [NAME OF ASSIGNEE][24]

By:		By:
	Name:		Name:
	Title:		Title:

[Additional Signature lines as necessary]		[Additional Signature lines as necessary]

By:		By:
	Name:		Name:
	Title:		Title:

[Consented to and][25] Accepted:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

[24]	Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.
[25]	Insert only if assignment is being made to an Assignee other than an Affiliate or another Lender, or, in the case of a Lender that is a Fund, any Related Fund of any Lender.

ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

ANNEX I

CROWN AMERICAS LLC

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1. Assignor. [Each] [The] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document delivered pursuant thereto, other than this Assignment, or any collateral thereunder, (iii) the financial condition of the Company or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents.

1.2. Assignee. [Each] [The] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) to the extent this Assignment does not include an amount outstanding from each Borrower which is a Dutch Borrower of at least €50,000 (or its equivalent in other currencies) (or such other amount as may be required from time to time under the Dutch Financial Supervision Act (Wet op het financieel toezicht)), it is a professional market party (professionele marktpartij) within the meaning of the Dutch Financial Supervision Act, (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision and (vi) has sent to Company if required to be delivered to Company or attached to this Assignment if required to be delivered to Administrative Agent any documentation required to be delivered by it to Company and/or Administrative Agent pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [each such]

Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [each such] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payment. Subject to the terms of the Credit Agreement, from and after the Effective Date, the Administrative Agent shall make all payment in respect to the Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [each such] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

EXHIBIT C

(See Attached)

Schedule 1.1(a)

Commitments

Lender	Original Dollar Revolving Commitment	Original Euro Revolving Commitment	Extended Dollar Revolving Commitment	Multicurrency Revolving Commitment	Canadian Irolargin Commitment
Deutsche Bank	$0	$0	$0	$69,375,000	$0
BAML	$0	$0	$0	$69,375,000	$0
RBS	$0	$0	$0	$69,375,000	$0
BNP Paribas	$0	$0	$0	$69,375,000	$0
Barclays	$0	$0	$55,000,000	$0	$0
Citi	$0	$0	$0	$55,000,000	$0
Credit Agricole	$0	$0	$0	$55,000,000	$0
Wells Fargo	$0	$0	$22,500,000	$22,500,000	$0
Bank of Nova Scotia	$0	$0	$0	$0	$50,000,000
Sovereign (Santander)	$0	$0	$55,000,000	$0	$0
HSBC	$0	$0	$0	$45,000,000	$0
UBS Loan Finance LLC	$0	$0	$45,000,000	$0	$0
Rabo	$0	$0	$0	$45,000,000	$0
TD Bank	$0	$0	$0	$45,000,000	$0
PNC	$0	$0	$0	$25,000,000	$0
CoBank (FCS)	$0	$0	$75,000,000	$0	$0
SMBC	$0	$0	$46,000,000	$0	$0
US Bank	$0	$0	$35,000,000	$0	$0
Huntington	$0	$0	$0	$20,000,000	$0
RZB	$0	$0	$3,500,000	$31,500,000	$0
CIC	$0	$0	$29,500,000	$0	$0
Unicredit Bank	$0	$0	$13,000,000	$13,000,000	$0
Standard Chartered	$0	$0	$10,000,000	$10,000,000	$0
UBOC	$0	$0	$0	$25,000,000	$0
GS	$0	$0	$25,000,000	$0	$0
ING	$0	$0	$0	$25,000,000	$0
People’s United	$0	$0	$15,000,000	• $0	$0

State Bank of India	$0	$0	$15,000,000	$0	$0
AIB	$0	$0	$5,500,000	$5,500,000	$0
Tristate Capital Bank	$10,000,000	$0	$0	$0 ‘	$0
GE Cap	$10,000,000	$0	$0	$0	$0
SunTrust	$25,000,000	$0	$0	$0	$0
Bank of Ireland	$8,250,000	$10,250,000	$0	$0	$0
HSH Nordbank	$5,000,000	$6,000,000	$0	$0	$0
Mizuho Bank, NY	$10,000,000	$0	$0	$0	$0
Mizuho Bank, Nederland	$0	$6,000,000	$0	$0	$0.
Erste Group Bank AG	$3,250,000	$4,000,000	$0	$0	$0
Metlife Bank	$8,000,000	$0	$0	$0	$0
Metropolitan Life Insurance Co	$0	$3,000,000	$0	$0	$0
Amegy	$15,000,000	$0	$0	$0	$0
Bank of New York	$11,000,000	$0	$0	$0	$0
7 Credit Suisse Int, London	$17,750,000	$0	$0	$0	$0
Credit Suisse, Cayman Island	$0	$21,375,000	$0	$0	$0
Natixis	$6,750,000	$13,000,000	0	0	0
Total	$130,000,000	$63,625,000	$450,000,000	$700,000,000	$50,000,000

Schedule 1.1(b)

Revolver Sublimits

Subsidiary Borrower	Sublimit Amount
Crown UK Holdings Limited	$150,000,000
Crown Verpackungen Deutschland GmbH	$50,000,000
Crown Verpakking Nederland BV	$25,000,000

Schedule 1.1(d)

Subsidiary Borrowers

Crown UK Holdings Limited

CROWN Verpackungen Deutschland GmbH

Crown Verpakking Nederland BV

Subsidiary Guarantors

United Kingdom

CarnaudMetalbox Overseas Ltd.

CROWN Packaging UK PLC

CROWN Aerosols UK Ltd.

Crown Cork and Seal Finance Limited

CarnaudMetalbox Engineering Limited

CROWN Speciality Packaging UK Limited

CarnaudMetalbox Group UK Ltd.

Crown UK Holdings Limited

Germany

CROWN Verschlüsse Deutschland GmbH

CROWN Nahrungsmitteldosen Deutschland GmbH

CROWN Nahrungsmitteldosen GmbH

CROWN Speciality Packaging Deutschland GmbH

Crown Cork & Seal Deutschland Holdings GmbH

Belgium

Crown Verpakking België NV

Canada

889273 Ontario Inc.

Crown Canadian Holdings ULC

CROWN Metal Packaging Canada LP

CROWN Metal Packaging Canada Inc.

3079939 Nova Scotia Company/3079939 Compagnie de la Nouvelle Ecosse

Mexico

CROWN Envases Mexico, S.A. de C.V.

Crown Mexican Holdings S. de R.L. de C.V.

Switzerland

CROWN Vogel AG

France

Societe de Participations CarnaudMetalbox

CROWN Bevcan France SAS

CROWN Emballage France SAS

Crown Développement

United States

Central States Can Co. of Puerto Rico, Inc.

CROWN Beverage Packaging Puerto Rico, Inc.

Crown Consultants, Inc.

Crown Cork & Seal Company (DE), LLC

Crown Cork & Seal Company, Inc.

Crown Financial Corporation

Crown Financial Management, Inc.

Crown Packaging Technology, Inc.

Foreign Manufacturers Finance Corporation

NWR, Inc.

Crown Beverage Packaging, Inc.

CROWN Cork & Seal USA, Inc.

CR USA, Inc.

Crown Americas Capital Corp.

Crown Americas Capital Corp. II

Schedule 5.1(a)(iv)(A)

Non-U.S. Guarantee Subsidiaries

Belgium

Crown Verpakking België NV

Canada

3079939 Nova Scotia Company/3079939 Compagnie de la Nouvelle Ecosse

889273 Ontario Inc.

Crown Canadian Holdings ULC

CROWN Metal Packaging Canada Inc.

CROWN Metal Packaging Canada LP

France

Crown Bevcan France SAS

Crown Développement

Crown Emballage France SAS

Société de Participations CarnaudMetalbox

Germany

Crown Cork & Seal Deutschland Holdings GMBH

Crown Nahrungsmitteldosen Deutschland GMBH

Crown Nahrungsmitteldosen GMBH

Crown Speciality Packaging Deutschland GMBH

Crown Verpackungen Deutschland GMBH

Crown Verschlüsse Deutschland GMBH

Mexico

Crown Envases Mexico, S.A. De C.V.

Crown Mexican Holdings, S. De R.L. De C.V.

Netherlands

Crown Verpakking Nederland BV

Switzerland

Crown Vogel AG

United Kingdom

CarnaudMetalbox Engineering Limited

CarnaudMetalbox Group UK Limited

CarnaudMetalbox Overseas Limited

Crown Aerosols UK Limited

Crown Cork & Seal Finance Limited

Crown Packaging UK PLC

Crown Speciality Packaging UK Limited

Crown UK Holdings Limited

Schedule 6.5(c)(i)

Indebtedness

Americas- Guarantees

Entity	In favor of	Description	Amount (thousands)	Currency	USD Equivalent (thousands)
Crown Americas LLC	SFL Financial	45 month Lease of IBM AS 400	7,473,600	USD	7,473,600
Crown Cork & Seal Company Inc.	GE Capital	Aircraft Lease Agreement (60 month)	31,399,455	USD	31,399,455
Total Guarantees					38,873,055

Europe - Guarantees
Entity	In favor of	Description	Amount (thousands)	Currency	USD Equivalent (thousands)
Crown European Holdings	Realta	Guarantee of sealing machine lease obligations	22,040	EUR	26,889
Crown European Holdings	Westinvest	Rent guarantee for St Ouen building	540	EUR	659
Crown European Holdings	US Steel	Guarantee of Crown SIEM trade payables	330	EUR	403
Crown Verpakking Belgie	Michielsen	Warehouse rent guarantee for Deurne plant	170	EUR	207
Crown Packaging Polska	Various	Guarantee of equipment lease obligations	3,150	PLN	938

Crown Bevcan Espana	Detea	Property rental guarantee	260	EUR	317
Crown Embalajes Espana	Detea	Property rental guarantee	170	EUR	207
Crown Packaging UK Plc	Prudential	Property rental guarantee for Norwich plant	3,140	GBP	4,616
Crown Imballaggi Italia	EON Energy	EON Energy	8,700	EUR	10,614
Crown Emirates Company	Dubai Free Zone Authority	Labour Guarantee for foreign employees	1,830	AED	498
Carnaud Maroc	Tax authority	Customs guarantee	94,270	MAD	10,474
Crown Verpakking Nederlands	Tax authority	VAT guarantee	350	EUR	427
Crown Bevcan Turkey	Tax authority	Customs guarantee	4,620	TRY	2,906
Total Guarantees					59,155

Asia - Guarantees

Entity	Given by	Date of gurantee given **	Maturity Date	In favour	Description		Given @ 31 May 2010		Details***
					(including reason for guarantee)	CCY	Local Curr	US$
Crown Asia Pacific Holdings(CAPH)	CAPH	22-Apr-09	30-Apr-11	Novelis Korea Limited	Corporate Guarantee issue for CROWN Beverage Cans Saigon Ltd	S$	1,689,252	1,200,000	Expiry 4 mths from Supply Agreement on 31 Dec 2010, amended amount on 7 Apr 2010
Crown Asia Pacific Holdings(CAPH)	CAPH	22-Apr-09	30-Apr-11	Novelis Korea Limited	Corporate Guarantee issue for CROWN Beverage Cans (Cambodia) Ltd	S$	9,009,344	6,400,000	Expiry 4 months from supply agreement on 31 Dec 2010
Crown Asia Pacific Holdings(CAPH)	CAPH	22-Apr-09	30-Apr-11	Novelis Korea Limited	Corporate Guarantee issue for CROWN Bevcan & Closures (Thailand) Co Ltd	S$	9,431,657	6,700,000	Expiry 4 mths from Supply Agreement on 31 Dec 2010
Crown Asia Pacific Holdings(CAPH)	CAPH	20-Nov-07	15-Jul-12	TMB Bank PCL	Corporate Guarantee for CROWN AP Thailand Loan	THB	575,000,000	17,659,975	15 Jan 2012 or until all o/s obligations to TMB have been futilled, whichever is later,
Crown Asia Pacific Holdings(CAPH)	CAPH	20-Nov-07	15-Jul-12	TMB Bank PCL	Indemnity agst all damages, losses, costs and expenses resulting failure by CROWN AP Thailand failure to satisfy the Indebtedness				15 Jan 2012 or until all o/s obligations to TMB have been futilled, whichever is later

Crown Asia Pacific Holdings(CAPH)	CAPH	17-Jul-09	30-Apr-11	Novelis Korea Limited	Corporate Guarantee issue for CROWN Food Packaging (Thailand) PCL	S$	1,069,860	760,000	Expiry 4 mths from Supply Agreement on 31 Dec 2010
Crown Asia Pacific Holdings(CAPH)	CAPH	17-Jul-09	30-Apr-11	Novelis Korea Limited	Corporate Guarantee issue for CROWN Beverage Cans (Dong Nai) Ltd	S$	8,164,718	5,800,000	Expiry 4 mths from Supply Agreement on 31 Dec 2010, amended amount on 18 Mar 2010
CROWN Beverage Cans Hong Kong Ltd.	CROWN Beverage Cans Hong Kong	2/7/2009 (G/letter date)	22/06/2010	China Construction Bank Corporation, Huizhou Branch - for CBCHz	Corporate Guarantee - for CBCHz Banking facility (RMB50MM) used for bank draft, trade finance, guaranty & open L/C	HKD	57,047,108	7,325,095
CROWN Beverage Cans Hong Kong Ltd.	CROWN Beverage Cans Hong Kong	24/12/2008 (G/letter date)	02/08/2010 (18 months from facility review date)	Bank of East Asia, Beijing - for CBCBj	Corporate Guarantee - for CBCBj Revolving Loan (US$4MM)	HKD	31,151,600	4,000,000
CROWN Beverage Cans Hong Kong Ltd.	CROWN Beverage Cans Hong Kong	15/05/2009 (G/letter date)	Terminate in 04/2011	Novelis Korea Ltd - for CBCHz	Guarantee for CBCHz Aluminium Purchase price, fees, expenses & default interest (US$11.6MM)	HKD	90,339,640	11,600,000
CROWN Beverage Cans Hong Kong Ltd.	CROWN Beverage Cans Hong Kong	15/05/2009 (G/letter date)	Terminate in 04/2011	Novelis Korea Ltd - for CBCBj	Guarantee for CBCBj Aluminium Purchase price, fees, expenses & default interest (US$4.1MM)	HKD	31,930,390	4,100,000
Foshan Crown Easy Opening End Co, Ltd.	Foshan EOE	9/17/2009	8/25/2010	Industrial Bank	Corporate Guarantee - for Foshan Cans issue Posted Dated Bank Draft	RMB	10,000,000	1,463,810
CROWN BEVERAGES CANS MSIA SDN BHD	Maybank	11-May-10	10-May-11	Tenaga Nasional Berhad	Power Supply	MYR	560,000	170,058
CROWN BEVERAGES CANS MSIA SDN BHD	Maybank	1-Jan-09	31-Dec-10	Kementerian Kesihatan M’sia	Hospital	MYR	2,500	759
CROWN BEVERAGES CANS MSIA SDN BHD	Maybank	2-Aug-09	31-Jul-10	Gas Malaysia	Gas Supply	MYR	92,600	28,120

CROWN BEVERAGES CANS MSIA SDN BHD	Maybank	22-Mar-09	19-Oct-10	Kastam KLIA	QA Equipment	MYR	15,000	4,555
CROWN BEVERAGES CANS MSIA SDN BHD	Maybank	22-Mar-09	1-Dec-10	Kastam KLIA	QA Equipment	MYR	5,000	1,518
CROWN TUAS	DBS Bank	6/29/2009	Expire on the 28 Jun 2010	HSBC (Bank Vietnam Ltd)	Standby LC issue for Crown Dong Nai’s bank facility	S$	3,519,275	2,500,000
CROWN TUAS	DBS Bank	8/1/2009	Expire on the 31 October 2011	Sembcorp Gas	Gas supply	S$	181,558	128,974
CROWN TUAS	DBS Bank	Mar 2008 to May 2009	2-years from date of employment	Ministry of Manpower	Employer are responsible in accounting for foreign employee during their employment in Singapore	S$	365,000	259,286	When employ new foreign employee
Crown Food Packaging (Thailand) PCL.	TMB Bank.	23/12/2009	23/12/2010	Metropolitian Electricity Authority	Electricity - Office	THB	500,000	15,357	Government
Crown Food Packaging (Thailand) PCL.	TMB Bank.	23/12/2009	23/12/2010	Metropolitian Electricity Authority	Electricity - Factory	THB	5,600,000	171,993	Government
Crown Food Packaging (Thailand) PCL.	TMB Bank.	01/10/2009	30/09/2010	The Provincial Electricity Authority	Electricity - Haadyai	THB	872,000	26,782	Government
Thai Bevcan	TMB Bank	1/Oct/09	30/Sep/10	The Provincial Electricity Authority	Guarantee for electricity usage charge	THB	3,266,000	100,307
CROWN Thailand	Standard Chartered Bank	15/01/2009	15/01/2011	Metropolitan Electricity’	Guarantree for electricity usage charge	THB	3,800,000	116,708
Crown AP (Thialand)	Crown AP (Thailand)	1/12/1992	15/7/2012	TMB Bank	CROWN AP Hldgs (Thailand) Credit Facility (THB575m , CAPH is the guarantor)	THB	343,808,912	10,559,274

Items disclosed in Schedule 6.5(c)(ii) are herein incorporated by reference.

Schedule 6.5(c)(ii)

Items disclosed on Schedule 6.5(c)(i) are incorporated herein by reference.

Existing Non-U.S. Facilities

Europe

Company / Bank	Type of Facility	Amount (thousands)	Currency	USD Equivalent (thousands)	Security
Crown European Holdings
BNP-Paribas	Pooling - Overdraft	5,000	EUR	6,100	None
Citibank	Pooling - Overdraft	13,000	USD	13,000	None
Crown Emballage France
CG De Bretagne	Long Term Loan	1,209	EUR	1,475	None
Crown Bevcan France
Rhin & Meuse	Long Term Loan	180	EUR	220	None
Carnaud Metalbox Group UK
Royal Bank of Scotland	Pooling - Overdraft	5,000	GBP	7,350	None
Crown Holdings Italia
Banca Popolare dell Emilia	Pooling Overdraft	26,000	EUR	31,720	None

Banca Popolare dell Emilia	Credit Line	1,000	EUR	1,220	None
Banca Campania	Credit Line	2,000	EUR	2,440	None
Banca Campania	Discount	2,000	EUR	2,440	Receivable Bills
Banco di Napoli	Credit Line	3,500	EUR	4,270	None
Banco di Napoli	Discount	1,750	EUR	2,135	Receivable Bills
Banca Popolare di Lodi	Credit Line	—	EUR	—	None
Banca Popolare di Lodi	Discount	500	EUR	610	Receivable Bills
Credito Emiliano	Credit Line	1,100	EUR	1,342	None
Credito Emiliano	Discount	5,800	EUR	7,076	Receivable Bills
BNL	Credit Line	6,500	EUR	7,930	None
BNL	Discount	1,000	EUR	1,220	Receivable Bills
Crown Embalages Espana
BBVA	Pooling Overdraft	3,000	EUR	3,660	None
Crown de Portugal Emballagens
Banco Espirito Santo	Overdraft	1,500	EUR	1,830	None
Banco Comercial Portugues	Overdraft	1,000	EUR	1,220	None
Crown Hellas Can Packaging
EFG Eurobank Ergasias	Overdraft	20,000	EUR	24,400	None

Alpha Bank	Overdraft	7,500	EUR	9,150	None
ELVAL	Supplier Loan	433	USD	433	None
Alpha Bank	Lettters Of Guarantee	2,271	EUR	2,771	None
Crown Magreb Can
UBCI	Medium Term Loan	12,125	TND	8,003	Mortgage on Assets
UBCI	Short Term Loan	7,000	TND	4,620	Mortgage on Assets
UBCI	Overdraft	1,000	TND	660	None
UBCI	Guarantee/ LOC	3,000	TND	1,980	None
UBCI	Receivable Financing	3,000	TND	1,980	Receivables
Crown Arabia Can Company
Saudi American Bank	Short Term Facility	2,667	USD	2,667	None
Saudi American Bank	L/C, BG, FX	2,667	USD	2,667	None
Saudi American Bank	Metal Hedging	4,000	USD	4,000	None
Saudi American Bank	Short Term Facility	10,000	USD	10,000	None
Saudi British Bank	Short Term Facility	10,000	USD	10,000	None
Crown Emirates Can Company
Lloyds Bank	Short Term Facility	8,437	USD	8,437	None

Lloyds Bank	FX Line	1,500	USD	1,500	None
Crown Middle East Can Co
Arab Bank	Short Term Facility	6,413	USD	6,413	None
Crown SMEM (Madagscar)
BMOI	Overdraft	400,000	MGF	187	None
BFV-SG	Overdraft	300,000	MGF	141	None
MCB	Overdraft	400,000	MGF	187	None
Crown SIEM (Ivory Coast)
BICICI ABIDJAN	Short Term Facility	1,850,000	XOF	3,461	None
SGBCI	Short Term Facility	1,300,000	XOF	2,432	None
SIB	Short Term Facility	1,000,000	XOF	1,871	None
BIAO CI	Short Term Facility	2,950,000	XOF	5,519	None
ECOBANK	Short Term Facility	800,000	XOF	1,497	None
Banque Atlantique	Short Term Facility	300,000	XOF	561	None
CMB Food South Africa (Pty) Ltd
Standard Bank	Overdraft	16,000	ZAR	2,092	Receivables
Standard Bank	Import Facility	30,000	ZAR	3,922	None

Crown Cans Ghana Ltd
Merchant Bank-CCGL	Short Term Facility	150	USD	150	None
Merchant Bank-CCGL	Short Term Facility	900	EUR	1,098	None
Total Facilities				220,055

South America.

Company / Bank	Type of Facility	Facility Size Amount (thousands)	Amount Outstanding (thousands)	Currency	USD Equivalent Outstanding (thousands)	Security
Crown Embalagens Metálicas da Amazônia / CITIBANK	Working Capital	5,000	2,568	USD	2,568	None
Crown Embalagens Metálicas da Amazônia / BRADESCO	Working Capital	4,000	1,525	USD	1,525	None
Crown Embalagens Metálicas da Amazônia / SANTANDER	Working Capital	9,000	9,310	USD	9,310	None
Crown Embalagens Metálicas da Amazônia / HSBC	Working Capital	30,000	30,006	USD	30,006	None
Crown Embalagens Metálicas da Amazônia / BANCO DO BRASIL	Working Capital	10,000	10,003	USD	10,003	None
			Total	USD	53,412
Arumã Produtora de Embalagens do Sergipe / BNB	Long Term Loan	48,500	47,783	BRL	26,302	Land, Building & Equipment
			Total	USD	26,302
Petropar Embalagens / BRADESCO	Working Capital	3,293	2,237	USD	2,237	None
Petropar Embalagens / BANCO DO BRASIL	Working Capital	3,589	2,428	USD	2,428	None
Petropar Embalagens / UNIBANCO	Working Capital	3,000	1,222	USD	1,222	None
Petropar Embalagens / BEC	Credit Facility	183	183	BRL	101	None
			Total	USD	5,988
Atobá da Amazônia / SANTANDER	Working Capital	3,300	332	USD	332	None
			Total	USD	332

Asia.

Summary of Asian Bank Facilities 31 May 2006

Name of Borrower	Name of Lender	CCY	Local Currency Amount	Date of Facility	Expiry Date	Purpose	CCY	Utilized Amt (Local Cur)	Utilized Amt (US$)	Unused Amt (US$)	Guarantee by	Secured
CROWN Asia Pacific Holdings Ltd - Banks	BNP Paribas	US$	5,000,000	Nov-04		S/T Loan, L/G (incl L/C US$500k)				5,000,000	NIL	NA
CROWN Asia Pacific Holdings Ltd - Banks	Standard Chartered Bank (S)	US$	5,000,000	Jul-09		Forex Line					NIL	NA
CROWN Beverage Cans Singapore Pte Ltd	DBS Bank	S$	7,000,000	Dec-07		S/T Loan, Guarantee (incl Overdraft S$2million)	S$	4,065,633	2,666,260	2,064,355	NIL	NA
CROWN Beverage Cans Singapore Pte Ltd	DBS Bank	S$	45,000,000			Forex Line	S$					
CROWN Bev Can Sdn Bhd	Maybank	MYR	1,000,000	Aug-03		Overdraft				303,674	NIL	NA
CROWN Bev Can Sdn Bhd	Maybank	MYR	2,000,000			L/C, TR, BA, LG, SG	MYR	675,100	205,011	402,336		
CROWN Bev Can Sdn Bhd	Maybank	MYR	5,000,000			Forex Line						
CROWN Bev Can Sdn Bhd	OCBC	MYR	70,000,000	Mar-10		Forex Line					NIL	NA
CROWN Bev Can Sdn Bhd	OCBC	MYR	10,000,000	Mar-10		Revolving Credit	MYR	5,840,000	1,712,724	1,324,019		
CROWN Bev Can Sdn Bhd	Public Bank	MYR	50,000,000	Nov-09		Forex Line					NIL	NA
CROWN Food Packaging	Std Chartered Bank - Bangkok	THB	30,000,000	"		overdraft					NIL	NA
CROWN Food Packaging	Std Chartered Bank - Bangkok	THB	50,000,000	"		Promissory note						
CROWN Food Packaging	Std Chartered Bank - Bangkok	THB	125,000,000			LC/TR						
CROWN Food Packaging	Std Chartered Bank - Bangkok	THB	125,000,000	Oct-08	Periodic Review	Shipping guarantee						
CROWN Food Packaging	Std Chartered Bank - Bangkok	THB	5,000,000			Guarantee facility						
CROWN Food Packaging	Std Chartered Bank - Bangkok	THB	125,000,000	Total line of credit		Global Loan						
CROWN Food Packaging	Std Chartered Bank - Bangkok	THB	125,000,000	additional line		LC / TR maturity Apr 2009	THB	124,139,731	3,812,704	26,421		
CROWN Food Packaging	Siam Commercial Bank pcl	THB	15,000,000	Mar-09		overdraft				460,695	NIL	NA
CROWN Food Packaging	Siam Commercial Bank pcl	THB	10,000,000			L/G				307,130		
CROWN Food Packaging	Siam Commercial Bank pcl	THB	800,000	Oct-01		overdraft				24,570		
CROWN Food Packaging	Siam Commercial Bank pcl	THB	350,000,000			L/C & T/R & ST Loan	THB	285,584,159	8,770,532	1,979,016		
CROWN Food Packaging	Siam Commercial Bank pcl	US$	6,000,000			Forward Exchange						
CROWN Food Packaging	TMB Bank PCL	THB	20,000,000			overdraft				614,260		
CROWN Food Packaging	TMB Bank PCL	THB	450,000,000			L/C, T/R	THB	114,531,388	3,517,602	10,303,246	NIL	NA
CROWN Food Packaging	TMB Bank PCL	THB	30,000,000	Aug-03		L/G	THB	6,972,000	214,131	707,246		
CROWN Food Packaging	TMB Bank PCL	US$	25,000,000	Feb-09		FX Line						
CROWN Food Packaging	BNP Paribas Bank	THB	30,000,000			overdraft				921,390	NIL	NA
CROWN Food Packaging	BNP Paribas Bank	THB	100,000,000			Short term loan				3,071,300		
CROWN Food Packaging	BNP Paribas Bank	THB	10,000,000	Nov-04		Bank Guarantee				307,130		
CROWN Food Packaging	BNP Paribas Bank	THB	450,000,000			L/C, SG				13,820,850		
CROWN Food Packaging	BNP Paribas Bank	THB	100,000,000			TR				3,071,300		
CROWN Food Packaging	BNP Paribas Bank	THB	450,000,000	Total line of credit						13,820,850		
CROWN Food Packaging	BNP Paribas Bank	EUR	10,000,000			Forward Forex						
CROWN Bevcan & Closures (Thailand)	Std Chartered Bank - Bangkok	THB	15,000,000	"		Overdraft	THB		-	460,695	NIL	NA
CROWN Bevcan & Closures (Thailand)	Std Chartered Bank - Bangkok	THB	50,000,000	"		Promissory Note, Revolving Loan, T/R, Import Loan	THB		-	1,535,627		
CROWN Bevcan & Closures (Thailand)	Std Chartered Bank - Bangkok	THB	140,000,000			L/C	THB	-	-	3,531,941		
CROWN Bevcan & Closures (Thailand)	Std Chartered Bank - Bangkok			Nov-08								
CROWN Bevcan & Closures (Thailand)	Std Chartered Bank - Bangkok	THB	5,000,000			Shipping guarantee	THB		-	153,565		
CROWN Bevcan & Closures (Thailand)	Std Chartered Bank - Bangkok	THB	15,000,000			Guarantee Facility	THB	3,800,000	116,706	343,860		
CROWN Bevcan & Closures (Thailand)	Std Chartered Bank - Bangkok	THB	50,000,000		Global Loan Facility				-	3,531,941		
CROWN Bevcan & Closures (Thailand)	TMB Bank	THB	10,000,000	Mar-02		Overdraft	THB	10,000,000	307,125	-	NIL	NA
CROWN Bevcan & Closures (Thailand)	TMB Bank	THB	20,000,000	Mar-02		Promissory note	THB	20,000,000	614,251	-		
CROWN Bevcan & Closures (Thailand)	TMB Bank	THB	150,000,000	May-07		L/C & T/R	THB	108,742,334	3,339,752	1,267,147		
CROWN Bevcan & Closures (Thailand)	TMB Bank	THB	10,000,000	Mar-02		Letter of Guarantee	THB	3,266,000	100,307	206,821		
CROWN Bevcan & Closures (Thailand)	TMB Bank	US$	15,000,000	Feb-09		Foreign Exchange & FX Derivative	USD					
CROWN AP (Thailand)	TMB Bank	THB	575,000,000	Dec-07		Term Loan	THB	575,000,000	17,659,675	-	CAPH Corporate Guarantee	Shares Pledge - Crown Bevcan (Thailand) and Crown Food (Thailand) held by Crown AP (Thailand)
CROWN Bev Cans Saigon	ANZ	US$	10,000,000		Review 15th Apr	Overseas Documentary Credit				10,000,000	NIL	NA
				May-09								
CROWN Bev Cans Saigon	ANZ					Uncommitted Revolving ST Facility						
		US$	7,000,000	May-09						7,000,000		
CROWN Bev Cans Saigon	ANZ	US$	10,000,000	max						10,000,000	max	
CROWN Bev Cans Saigon	ANZ											
		US$	1,000,000	May-09		Overdraft				1,000,000		
CROWN Bev Cans Saigon	HSBC	US$	5,000,000	Sep-06		Clean import loan				5,000,000	NIL	NA
CROWN Bev Cans Saigon	HSBC	US$	1,000,000	Sep-06		Overdraft				1,000,000		
CROWN Bev Cans Saigon	BNP	EUR	500,000	May-08		FX Line - Forward					NIL	NA
CROWN Bev Cans Saigon	BNP	EUR	2,500,000	May-08		FX Line - Daily Delivery						
CROWN Bev Cans Hanoi ##	ANZ*#	US$	9,000,000	Sep-06		Document Credit	US$	119,058	119,058	8,880,942	NIL	NA
CROWN Bev Cans Hanoi ##	ANZ	US$	1,000,000	Sep-06		Overdraft				1,000,000		
CROWN Bev Cans Hanoi ##	ANZ	US$	9,000,000	max

Schedule 8.2(c)

Existing Liens

Americas

Mortgages - One Crown Way, Philadelphia, PA:	PIDC Finance Corporation	$4,250,000
	PIDC Local Development Corporation	$2,000,000
	PIDC Finance Corporation of Philadelphia	$2,000,000

Lien in favor of the BNB Banco do Nordeste do Brasil on property (land, building & equipment) of Arumã Produtora de Embalagens do Sergipe LTDA located at BR 101 Road, Km 133, Estância, SE

The items contained in Schedule 5(a) of the Perfection Certificate.

Europe

1. Receivables discounting and financing arrangements described on Schedule 6.5(c)(ii).

2. Lien in favor of the Welsh Development Agency on property of Crown Packaging UK Plc located at Mile End Road, Neath, Glamorgan, UK

3. Equipment leases in Italy with a remaining balance of $325 thousand

4. Lien in favor of L’Union Bancaire pour le Commerce et L’Industrie on the property of Crown Maghreb Can ($12,623 thousand)

Asian Division

Entity	Hyperion code :	Date Lien taken	Maturity Date	Counterparty	Description of Lien	Lien against which type of assets			Outstanding as at 31st May 2010
					(including reason for line)		CCY		Local Curr	US$
CBCBj	465	9/Feb/10	9/Jun/10	BEA	Cash margin on bank draft	Cash		RMB	300,000	43,913
CBCBj	465	9/Feb/10	9/Jun/10	BEA	Cash margin on bank draft	Cash		RMB	305,803	44,764
CBCBj	465	2/Mar/10	2/Jul/10	BEA	Cash margin on bank draft	Cash		RMB	300,000	43,914
CBCBj	465	2/Mar/10	2/Jul/10	BEA	Cash margin on bank draft	Cash		RMB	300,000	43,914
CBCBj	465	2/Mar/10	2/Jul/10	BEA	Cash margin on bank draft	Cash		RMB	300,000	43,914
CBCBj	465	2/Mar/10	2/Jul/10	BEA	Cash margin on bank draft	Cash		RMB	218,748	32,021
CBCBj	465	1/Apr/10	1/Aug/10	BEA	Cash margin on bank draft	Cash		RMB	300000	43,914
CBCBj	465	1/Apr/10	1/Aug/10	BEA	Cash margin on bank draft	Cash		RMB	179,970	26,344
CBCBj	465	16/Apr/10	16/Aug/10	BEA	Cash margin on bank draft	Cash		RMB	241,581	35,363
CROWN Beverage Cans Huizhou Ltd	466	2/3/2010	6/3/2010	China Construction Bank	Cash margin on bank draft	Cash		RMB	100,381	14,694
CROWN Beverage Cans Huizhou Ltd	466	5/14/2010	9/11/2010	China Construction Bank	Cash margin on bank draft	Cash		RMB	766,303	112,172
CROWN Beverage Cans Huizhou Ltd	466	5/24/2010	9/21/2010	China Construction Bank	Cash margin on bank draft	Cash		RMB	385,469	56,425
CROWN Beverage Cans Huizhou Ltd	466	5/31/2010	9/28/2010	China Construction Bank	Cash margin on bank draft	Cash		RMB	187,094	27,387
CROWN Tuas	486	Yr 2001 /2006 / 2010	Open	Sembcorp Power	In event of any default, deposit will be deducted	Cash	S$		350,000	248,631
CROWN Tuas	486	Yr 2001	Open	SP Services	In event of any default, deposit will be deducted	Cash	S$		9,950	7,068

Schedule 8.4

Existing Investments

1. All investments of Crown Holdings in its Subsidiaries and of each Subsidiary in each of its Subsidiaries existing on the Fourth Amendment Effective Date.

2. See Schedule 11 to the Perfection Certificate.

EXHIBIT D

(See Attached)

LENDER AUTHORIZATION AND CONSENT

Crown Americas LLC

                    , 2010

Deutsche Bank AG New York Branch

5022 Gate Parkway Suite 200

Jacksonville, FL 32256

Re:	Fourth Amendment to Credit Agreement dated as of June 15, 2010 (the “Fourth Amendment”) to that certain Credit Agreement dated as of November 18, 2005 by and among Crown Americas LLC, a Pennsylvania limited liability company (the “U.S. Borrower”), the other Credit Parties party thereto, the financial institutions party thereto, including Deutsche Bank AG New York Branch, in their capacities as lenders thereunder (collectively, the “Lenders,” and each individually, a “Lender”), and Deutsche Bank AG New York Branch, as Administrative Agent (“Administrative Agent”) and as U.K. Administrative Agent, Swing Line Lender, Facing Agent and Collateral Agent (“Collateral Agent”) for the Lenders.

This Lender Authorization and Consent acknowledges our receipt and review of the execution copy of the Fourth Amendment and the exhibits thereto (including, without limitation, the credit agreement, as amended) in the form posted on Intralinks Online or otherwise distributed to us by the Administrative Agent. By executing this Lender Authorization and Consent, we hereby irrevocably approve the Fourth Amendment and the exhibits thereto and authorize and direct the Administrative Agent to execute and deliver the Fourth Amendment on our behalf.

Each financial institution executing this Lender Authorization and Consent agrees or reaffirms that it shall be a party to the Fourth Amendment and the other Loan Documents (as defined in the Credit Agreement), and agrees to be bound by the terms and provisions applicable to a “Lender” under each such agreement. In furtherance of the foregoing, each financial institution executing this Lender Authorization and Consent agrees to execute any additional documents reasonably requested by the Administrative Agent to evidence such financial institution’s rights and obligations under the Credit Agreement.

FOR EXTENDING/INCREASING EXISTING LENDERS ONLY: by executing this Lender Authorization and Consent, we hereby irrevocably consent to the extension and conversion on the Fourth Amendment Effective Date of:

(1) up to $                             of our Euro Revolving Commitment into Multicurrency Revolving Commitment and/or Extended Dollar Commitment (and appropriate Credit Events related to such Commitments); and

(2) up to $                                 of our Dollar Revolving Commitment into Multicurrency Revolving Commitment and/or Extended Dollar Revolving Commitment (and appropriate Credit Events related to such Commitments); and

And we hereby irrevocably commit up to $                                     of Multicurrency Revolving Commitment Increase and $                                     of Extended Dollar Revolving Commitment Increase;

all in accordance with the terms of the Fourth Amendment. It is understood and agreed by the undersigned that allocations will be made at the discretion of Deutsche Bank Securities Inc., in consultation with the Borrower.

FOR NEW MULTICURRENCY LENDERS ONLY: by executing this Lender Authorization and Consent, we hereby irrevocably agree to become a Lender under the Credit Agreement and hereby commit up to $                                         of New Multicurrency Revolving Commitment, in each case, on the Fourth Amendment Effective Date in accordance with the terms of the Fourth Amendment. It is understood and agreed by the undersigned that allocations will be made at the discretion of Deutsche Bank Securities Inc., in consultation with the Borrower.

FOR NEW EXTENDED DOLLAR REVOLVING LENDERS ONLY: by executing this Lender Authorization and Consent, we hereby irrevocably agree to become a Lender under the Credit Agreement and hereby commit up to $                                              of New Extended Dollar Revolving Commitment, in each case, on the Fourth Amendment Effective Date in accordance with the terms of the Fourth Amendment. It is understood and agreed by the undersigned that allocations will be made at the discretion of Deutsche Bank Securities Inc., in consultation with the Borrower.

Representations of New Multicurrency Revolving Lenders and New Extended Dollar Revolving Lenders: Each New Multicurrency Revolving Lender hereby (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Lender Authorization and Consent and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Multicurrency Revolving Commitment, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Authorization and Consent and to commit to the New Multicurrency Revolving Commitment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, it has provided to the Administrative Agent duly completed and executed documentation required to be delivered by it pursuant to the terms of the Credit Agreement and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

ALL LENDERS: (Whether declining but consenting, extending, increasing or new), please complete the below signature block and deliver one copy via pdf or facsimile to: Andrew E. Gustafson, Winston & Strawn, Phone: (312.558.3743), Fax: (312.558.5700), E-mail: (agustafson@winston.com). A facsimile, telecopy, pdf or other reproduction of this Lender Authorization and Consent may be executed by one or more parties hereto, and an executed copy of this Lender Authorization and Consent may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[Insert name of applicable financial institution]

By:
Name:
Title:

EXHIBIT E

FORM OF REAFFIRMATION OF GUARANTEE AGREEMENTS AND SECURITY DOCUMENTS

Each of the undersigned acknowledges receipt of a copy of the Fourth Amendment to Credit Agreement and Waiver dated as of June __, 2010 by and among Crown Americas LLC (the “Company”), each other Credit Party party thereto, each financial institution party thereto pursuant to its executed Lender Authorization and Consent, and Deutsche Bank AG New York Branch, as Administrative Agent, U.K. Administrative Agent, European Swing Line Lender, U.S. Swing Line Lender, Facing Agent and Collateral Agent, and The Bank of Nova Scotia, as Canadian Administrative Agent for the Canadian Revolving Lenders (the “Fourth Amendment to Credit Agreement”). Each of the undersigned hereby: (i) consents to the Fourth Amendment to Credit Agreement and each of the transactions referenced in the Fourth Amendment to Credit Agreement; agrees that the Fourth Amendment to Credit Agreement and all documents executed in connection therewith do not operate to reduce or discharge its obligations under the Loan Documents; and affirms and reaffirms its obligations under (A) each “Guarantee Agreement” to which such undersigned Person is a party (including, with respect to the European Borrower, Crown Finance and each Parent Guarantor, its respective guaranty under Article XIV of the Credit Agreement (as hereinafter defined) and, with respect to U.S. Borrower, that certain U.S. Borrower Non-U.S. Guarantee Agreement dated as of November 18, 2005 by and between U.S. Borrower and U.K. Administrative Agent (the “U.S. Borrower Non-U.S. Guarantee Agreement”)), and (B) each “Security Document” (as defined in that certain Credit Agreement dated as of November 18, 2005 among CROWN AMERICAS LLC, a Pennsylvania limited liability company, CROWN EUROPEAN HOLDINGS S.A., a société anonyme organized under the laws of France, CROWN METAL PACKAGING CANADA LP, a limited partnership organized under the laws of the Province of Ontario, Canada, CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation, CROWN HOLDINGS, INC., a Pennsylvania corporation, CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation, each of the Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto, THE BANK OF NOVA SCOTIA, as Canadian administrative agent and DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent and as administrative agent, (as amended by the First Amendment to Credit Agreement dated as of August 4, 2006, the Second Amendment to the Credit Agreement dated as of November 12, 2009, Third Amendment to Credit Agreement dated as of May 14, 2010, and the Fourth Amendment to Credit Agreement (the “Credit Agreement”)) to which such undersigned Person is a party; (ii) agrees that, notwithstanding anything contained therein to the contrary, the following terms as used in any Security Document, Guarantee Agreement, or the U.S. Borrower Non-U.S. Guarantee Agreement shall be deemed to have the meanings set forth herein: (A) “Euro Lenders” shall mean any lender who makes Loans to European Borrower, Canadian Borrower or any Subsidiary Borrower; and (B) “Euro Loans” shall mean any Loans made to European Borrower, any Subsidiary Borrower or Canadian Borrower; and (iii) agrees to, and agrees to cause each of its respective Subsidiaries to, execute any and all further documents, amendments, agreements and instruments, and to take all such further actions as the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the

Fourth Amendment to Credit Agreement, the Credit Agreement, or the other Loan Documents and to grant, preserve, protect or perfect the Liens and security interests created by the Security Documents or the validity or priority of such Lien, and to grant, preserve, affirm or protect the guarantees contemplated by each of the guarantee agreements entered into by the undersigned. Terms used herein and not otherwise defined shall have the meanings specified in the Credit Agreement. This Reaffirmation of Guarantee Agreements and Security Documents shall be considered a Loan Document, and may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Dated as of June __, 2010.

[signature pages follow]

[Signature Page to Reaffirmation re Fourth Amendment]

CROWN AMERICAS LLC

By:
Name:
Title:

CROWN EUROPEAN HOLDINGS SA

By:
Name:
Title:

CROWN UK HOLDINGS LIMITED

By:
Name:
Title:

CROWN METAL PACKAGING CANADA LP, by its General Partner:

CROWN METAL PACKAGING CANADA INC.

By:
Name:
Title:

CROWN VERPAKKING NEDERLAND BV

By:
Name:
Title:

CROWN VERPACKUNGEN DEUTSCHLAND GMBH

By:
Name:
Title:

CENTRAL STATES CAN CO. OF PUERTO RICO, INC.
CROWN BEVERAGE PACKAGING, INC.
CROWN CONSULTANTS, INC.
CROWN CORK & SEAL COMPANY (DE), LLC
CROWN CORK & SEAL USA, INC.
CROWN PACKAGING TECHNOLOGY, INC.
CROWN BEVERAGE PACKAGING PUERTO RICO, INC.
CROWN FINANCIAL CORPORATION
CROWN FINANCIAL MANAGEMENT, INC.
FOREIGN MANUFACTURERS FINANCE CORPORATION
NWR, INC.
CR USA, INC.
CROWN AMERICAS CAPITAL CORP.
CROWN AMERICAS CAPITAL CORP. II

By:
Name:
Title:

CROWN CANADIAN HOLDINGS ULC

By:
Name:
Title:

CROWN METAL PACKAGING CANADA INC.

By:
Name:
Title:

3079939 NOVA SCOTIA COMPANY/3079939 COMPAGNIE DE LA NOUVELLE ECOSSE

By:
Name:
Title:

889273 ONTARIO INC.

By:
Name:
Title:

CROWN ENVASES MEXICO, S.A. DE C.V.

By:
Name:
Title:

CROWN MEXICAN HOLDINGS, S. DE R.L. DE C.V.

By:
Name:
Title:

CROWN VOGEL AG

By:
Name:
Title:

CROWN VERPAKKING BELGIË NV

By:
Name:
Title:

CARNAUDMETALBOX ENGINEERING LIMITED

By:
Name:
Title:

CARNAUDMETALBOX OVERSEAS LIMITED

By:
Name:
Title:

CARNAUDMETALBOX GROUP UK LIMITED

By:
Name:
Title:

CROWN AEROSOLS UK LIMITED

By:
Name:
Title:

CROWN CORK & SEAL FINANCE LIMITED

By:
Name:
Title:

CROWN SPECIALTY PACKAGING UK PLC

By:
Name:
Title:

CROWN PACKAGING UK PLC

By:
Name:
Title:

SOCIÉTÉ DE PARTICIPATIONS CARNAUDMETALBOX

By:
Name:
Title:

CROWN EMBALLAGE FRANCE SAS

By:
Name:
Title:

CROWN BEVCAN FRANCE SAS

By:
Name:
Title:

CROWN DÉVELOPPEMENT

By:
Name:
Title:

CROWN CORK & SEAL DEUTSCHLAND HOLDINGS GMBH

By:
Name:
Title:

CROWN NAHRUNGSMITTELDOSEN DEUTSCHLAND GMBH

By:
Name:
Title:

CROWN NAHRUNGSMITTELDOSEN GMBH

By:
Name:
Title:

CROWN SPECIALTY PACKAGING DEUTSCHLAND GMBH

By:
Name:
Title:

CROWN VERSCHLüSSE DEUTSCHLAND GMBH

By:
Name:
Title:

Acknowledged and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and U.S. Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. Administrative Agent and Euro Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT F

As soon as possible, but in any event within sixty (60) days after the date hereof, the Credit Parties shall deliver to Administrative Agent, each in form and substance reasonably satisfactory to Administrative Agent:

an Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing with respect to each Existing Real Property (as hereinafter defined);

a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing with respect to each New Real Property (as hereinafter defined);

a UCC Fixture Filing with respect to each Real Property;

a “Survey Affidavit of No Change” for the existing ALTA/ACSM survey or, to the extent requested by Administrative Agent, a current ALTA/ACSM survey with respect to each Real Property;

a final “Date Down” Endorsement to the existing ALTA Loan Policy of Title Insurance, including endorsements, insuring the mortgage of each Existing Real Property, with an insured amount reasonably acceptable to Administrative Agent;

a final ALTA Loan Policy of Title Insurance, including endorsements, insuring the mortgage on each New Real Property, with an insured amount reasonably acceptable to Administrative Agent;

an opinion of local counsel, containing such opinions as Administrative Agent reasonably requires, with respect to each Real Property; and

a flood zone certification with respect to each Real Property.

For the purposes of this Exhibit “F”, the term “Existing Real Property” shall mean those certain parcels of property located at:

13, 15 & 17 Old Newton Rd., Danbury, CT 06810 (Fairfield Co.), to the extent a title search reveals that this property is still owned by a Credit Party.

851 E. Maple St., Winter Garden, FL 34787 (Orange Co.)

1035 E. North Street, Bradley, IL 60915 (Kankakee Co.)

970 W. North St., Warrensburg, IL 62573 (Macon Co.)

155 Sheppard St., Lawrence, MA 01843 (Essex Co.)

174 Chestnut St., Mankato, MN 56001 (Blue Earth Co.)

1701 4th St. NW, Faribault MN 55021 (Rice Co.)

2929 W. Bridge St., Owatonna, MN 55060 (Steele Co.)

195 Crown Rd., Batesville, MS 38606 (Panola Co.)

Lot 9.06, & Lot 10.02 Applegarth Rd., Monroe NJ (Middlesex Co.)

900 West Ave., Ocean City, NJ 08226 (Cape May Co.)

1749 W. Fair Avenue, Lancaster, OH 43130 (Fairfield Co.)

940 Mill Park Drive South, Lancaster, OH 43130 (Fairfield Co.)

5201 Enterprise Blvd, Toledo, OH 43612 (Lucus Co.)

5005 Springboro Pike, Dayton, OH 45439 (Montgomery Co.)

700 16th Street, S.W., Massillon, OH 44644 (Stark Co.)

River Road, Tinicum, PA (Delaware & Bucks Co.)

3100 Tremont Ave., Trevose, PA 19053-6894 (Bucks Co.)

1840 Baldridge Street, Connellsville, PA 15425 (Fayette Co.)

1650 Broadway, Hanover, PA 17331 (York Co.)

100 Evans Row, Cheraw, SC 29520 (Chesterfield Co.)

930 Beaumont Ave, Spartanburg, SC 29303 (Chesterfield Co.)

12910 Jess Pirtle Blvd., Sugarland, TX 77478 (Fort Bend Co.)

5900 Canal Street, Houston, TX 77251 (Harris Co.)

2501 N. Frazier, Conroe, TX 77303 (Montgomery Co.)

1461 Martinsburg Pike, Winchester, VA 22603 (Frederick Co.)

3011 Birch Drive, Weirton, WV 26062 (Brook Co.)

12746 37th Ave, Chippewa Falls, WI 54729 (Chippewa Co.)

1501 St. James Street, La Crosse, WI (La Crosse Co.)

3475 N. Main Street, Oshkosh, WI 54901 (Winnebago Co.)

620 North 4th Street, Worland, WY 82401 (Washakie Co.)

1110 Buckingham St., Watertown, CT (Fairfield Co.)

3737 E. Exchange, Aurora, IL (DuPage Co.)

1202 Fones Road, Olympia, WA (Thurston Co.)

For the purposes of this Exhibit “F”, the term “New Real Property” shall mean those certain parcels of property located at:

One Crown Way, Philadelphia, PA 19154 (Philadelphia Co.)

5555 W. 115th St. and 11535 South Central Avenue, Alsip, IL (Cook Co)